Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-296758

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 12, 2026)
BLACKROCK CAPITAL ALLOCATION TERM TRUST
106,276,002 Rights for 21,255,200 Common Shares of Beneficial Interest
Issuable Upon the Exercise of
Transferable Subscription Rights to Acquire Common Shares of Beneficial Interest

BlackRock Capital Allocation Term Trust (the “Trust,” “we,” “us” or “our”) is issuing transferable subscription rights (the “Rights”) to our holders (the “Common Shareholders”) of common shares of beneficial interest, par value $0.001 per share, of the Trust (“Common Shares”) to subscribe for an aggregate of 21,255,200 Common Shares.
The Trust is a diversified, closed‑end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust’s investment objectives are to provide total return and income through a combination of current income, current gains and long-term capital appreciation. The Trust’s investment objectives may be changed by the Trust’s Board of Trustees (the “Board”) without prior shareholder approval. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor”). BlackRock International Limited (“BIL”) and BlackRock (Singapore) Limited (“BSL”) serve as sub‑advisers to the Trust (together, the “Sub‑Advisers”).
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BCAT.” Common Shareholders of record as of the close of business on September 25, 2026 (the “Record Date”) will receive one Right for each Common Share held. These Rights are transferable and will allow the holders thereof to purchase additional Common Shares. The Rights will be listed for trading on the NYSE under the symbol “BCAT RT” during the course of the Rights offering.
The Rights entitle their holders to purchase one new Common Share for every five Rights held (1 for 5). Any Common Shareholder who owns fewer than five Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Common Shareholders as of the close of business on the Record Date who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) will be entitled to subscribe for additional Common Shares that remain unsubscribed as a result of any unexercised Rights. This over-subscription privilege is subject to a number of limitations and subject to allotment.
The subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sales price of a Common Share on the NYSE on the date on which the Rights offering expires, as such date may be extended from time to time, and each of the four (4) preceding trading days (the “Formula Price”), provided that, if the Formula Price is equal to or above the net asset value (“NAV”) per Common Share at the close of trading on the NYSE on the Expiration Date (as defined below), the subscription price per Common Share will be reduced to $0.01 below NAV per Common Share at the close of trading on the NYSE on the Expiration Date. If, however, the Formula Price is less than 98.5% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on the Expiration Date. All offering expenses, including sales commissions, will be borne by the Advisor, and not the Trust or any Common Shareholders. The Rights offering will expire at 5:00 p.m., Eastern time, on October 21, 2026, unless extended as described in this Prospectus Supplement (the “Expiration Date”).

On September 24, 2026 (the last trading date prior to the Common Shares trading ex-Rights), the last reported NAV per Common Share was $13.86 and the last reported sales price per Common Share on the NYSE was $13.88, representing a premium to net asset value of 0.14%.
This Prospectus Supplement, together with the accompanying prospectus dated June 12, 2026 (the “Prospectus”), sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in the Common Shares. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information, dated June 12, 2026 (“SAI”), containing additional information about the Trust, has been filed with the Securities and Exchange Commission (“SEC”) and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may call (800) 882‑0052, visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e‑mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement or the accompanying Prospectus. Common Shareholders, banks and brokers please call toll-free at 1‑866‑961‑3824 or please send written requests to Georgeson LLC, 51 West 52nd Street, 6th Floor, New York, 10019.
Investing in Common Shares through Rights involves certain risks, including risks of leverage, that are described in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement.
SHAREHOLDERS WHO DO NOT FULLY EXERCISE THEIR RIGHTS MAY, AT THE COMPLETION OF THE RIGHTS OFFERING, OWN A SMALLER PROPORTIONAL INTEREST IN THE TRUST THAN IF THEY EXERCISED THEIR RIGHTS. AS A RESULT OF THE RIGHTS OFFERING YOU MAY EXPERIENCE SUBSTANTIAL DILUTION OF THE AGGREGATE NET ASSET VALUE OF YOUR COMMON SHARES. RIGHTS EXERCISED BY A SHAREHOLDER ARE IRREVOCABLE.
THE TRUST HAS DECLARED A MONTHLY DISTRIBUTION PAYABLE ON OCTOBER 30, 2026 WITH A RECORD DATE OF OCTOBER 15, 2026. ANY COMMON SHARES ISSUED AS A RESULT OF THE RIGHTS OFFERING WILL NOT BE RECORD DATE SHARES FOR THE TRUST’S MONTHLY DISTRIBUTION TO BE PAID ON OCTOBER 30, 2026, AND WILL NOT BE ENTITLED TO RECEIVE SUCH A DISTRIBUTION. COMMON SHARES ISSUED PURSUANT TO THE RIGHTS OFFERING WILL BE ENTITLED TO RECEIVE THE MONTHLY DISTRIBUTION EXPECTED TO BE PAYABLE ON NOVEMBER 30, 2026.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Common Share	Total(1)
Estimated Subscription Price of Common Shares to shareholders exercising Rights(2)	$13.65	$290,133,480.00
Estimated sales load	$-	$-
Estimated proceeds, before expenses, to the Trust(3) (4)	$13.65	$290,133,480.00

(1)
Assumes that all Rights are exercised at the estimated Subscription Price (as described below). All of the Rights may not be exercised, and the estimated Subscription Price may be higher or lower than the actual Subscription Price.

(2)
The estimated Subscription Price to the public is based upon 98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on September 24, 2026. See “Terms of the Rights Offering—Subscription Price.”

(3)
The Advisor, and not the Trust or its Common Shareholders, will bear all expenses incurred in connection with the Rights offering. Offering expenses borne by the Advisor are estimated to be approximately $517,000 in the aggregate, or $0.004 per Common Share (assuming the Rights are fully exercised). Since the Advisor is bearing such expenses, the per Common Share and total proceeds to the Trust are not estimated to be reduced as a result of such offering expenses.

(4)
Funds received by check prior to the final due date of the Rights offering will be deposited into a segregated account pending proration and distribution of Common Shares. The Subscription Agent (as defined in this Prospectus Supplement) may receive investment earnings on the funds deposited into such account.

The Common Shares are expected to be ready for delivery in book-entry form through the Depository Trust Company on or about October 29, 2026, unless extended.
You should not construe the contents of this Prospectus Supplement and the accompanying Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.
The Trust’s Common Shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
The date of this Prospectus Supplement is September 28, 2026.
You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Trust has not authorized anyone to provide you with different information. The Trust is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. This Prospectus Supplement will be amended to reflect material changes to the information contained herein and will be delivered to shareholders. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Trust,” “us,” “our” and “we” refer to BlackRock Capital Allocation Term Trust, a Maryland statutory trust.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus and in the SAI. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.
Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Risks” section of the accompanying Prospectus and “Special Characteristics and Risks of the Rights Offering” in this Prospectus Supplement. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus, or in the SAI, are made as of the date of this Prospectus Supplement or the accompanying Prospectus or SAI, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).
Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Risks” section of the accompanying Prospectus as well as in the “Special Characteristics and Risks of the Rights Offering” section of this Prospectus Supplement. We urge you to review carefully those sections for a more detailed discussion of the risks of an investment in the Common Shares.
SUMMARY OF THE TERMS OF THE RIGHTS OFFERING

Purpose of the Rights Offering
The Board of Trustees (the “Board”) of BlackRock Capital Allocation Term Trust (the “Trust,” “we,” “us” or “our”), based on the recommendations and presentations of BlackRock Advisors, LLC (the “Advisor”), the investment adviser to the Trust, has determined that it is in the best interests of the Trust and holders of its Common Shares (as defined below) to conduct this offering of Rights (as defined below), thereby increasing the assets of the Trust available for investment.

The Advisor, BlackRock International Limited (“BIL”) and BlackRock (Singapore) Limited (“BSL”) (collectively, the “Sub‑Advisers” and together with the Advisor, the “Advisors”) believe that a variety of factors indicate that there may be opportunities to take advantage of attractive yields.

The Advisors expect that the Rights offering will provide an opportunity to increase the assets of the Trust available for investment, thereby better enabling the Trust to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Trust’s investment objectives to provide total return and income through a combination of current income, current gains and long-term capital appreciation. The Advisors believe that the Trust may benefit from attractive real yields and long-term secular growth opportunities.

The Advisor has an inherent conflict of interest in recommending the Rights offering because the Trust pays fees to the Advisor based on a percentage of the Trust’s Managed Assets (the greater the Managed Assets of the Trust, the greater the compensation paid to the Advisor). “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).

The Rights offering seeks to provide an opportunity to existing holders of Common Shares (“Common Shareholders”) to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights (as defined below), which may themselves have intrinsic value, also will afford non‑participating Common Shareholders of record on the Record Date (as defined below), the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will occur as a result of the Rights offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be. There can be no assurance that the Rights offering (or the investment of the proceeds of the Rights offering) will be successful. See “Description of the Rights Offering—Purpose of the Rights Offering.”

Terms of the Rights Offering
One transferable subscription right (a “Right”) will be issued for each common share of beneficial interest, par value $0.001 per share, of the Trust (each, a “Common Share,” and collectively, the “Common Shares”) held on the Record Date. Rights are expected to trade on the New York Stock Exchange (“NYSE”)

under the symbol “BCAT RT.” The Rights will allow Common Shareholders to subscribe for new Common Shares of the Trust. 106,276,002 Common Shares are outstanding as of September 24, 2026. Five Rights will be required to purchase one Common Share (1 for 5); however, any Record Date Shareholder (as defined below) who owns fewer than five Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Shares of the Trust, as a closed‑end fund, can trade at a discount to net asset value (“NAV”). Upon exercise of the Rights offering, Common Shares will be issued at a price below NAV per Common Share. An over-subscription privilege will be offered, subject to the right of the Board to eliminate the over-subscription privilege. Approximately 21,255,200 Common Shares will be issued if all Rights are exercised. See “Terms of the Rights Offering.”

The Trust has declared a monthly distribution payable on October 30, 2026 with a record date of October 15, 2026. Any Common Shares issued as a result of the Rights offering will not be record date shares for the trust’s monthly distribution to be paid on October 30, 2026, and will not be entitled to receive such a distribution. Common Shares issued pursuant to the Rights offering will be entitled to receive the monthly distribution expected to be payable on November 30, 2026.

The exercise of Rights by a Rights holder is irrevocable.

Title	Subscription Rights to Acquire Common Shares of Beneficial Interest

Subscription Price
The final subscription price per Common Share (the “Subscription Price”) will be determined based upon a formula equal to 95% of the average of the last reported sales price of the Trust’s Common Shares on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”), provided that, if the Formula Price is equal to or above NAV per Common Share at the close of trading on the NYSE on the Expiration Date, the Subscription Price shall be reduced to $0.01 below NAV per Common Share at the close of trading on the NYSE on the Expiration Date. If, however, the Formula Price is less than 98.5% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on that day. See “Terms of the Rights Offering.”

Record Date	Rights will be issued to Common Shareholders as of the close of business on September 25, 2026 (the “Record Date”). See “Terms of the Rights Offering.”

Number of Rights Issued	One Right will be issued in respect of each Common Share outstanding as of the close of business on the Record Date. See “Terms of the Rights Offering.”

Number of Rights Required to Purchase One Common Share
A holder of Rights may purchase one Common Share for every five Rights exercised (1 for 5); however, any Record Date Shareholder who owns fewer than five Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. See “Terms of the Rights Offering.”

Over-Subscription Privilege
Common Shareholders as of the close of business on the Record Date (“Record Date Shareholders”) who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) generally are entitled, subject to the limitations described herein, to buy those Common Shares, referred to as “over-subscription shares,” that were not purchased by other Rights holders at the same Subscription Price (the “over-subscription privilege”). If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust. Common Shares acquired pursuant to the over-subscription privilege are subject to allotment. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.

Notwithstanding the above, the Board has the right in its absolute discretion to eliminate the over-subscription privilege if it considers it to be in the best interest of the Trust to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date (as defined below). See “Over-Subscription Privilege.”

Any Common Shares issued pursuant to the over-subscription privilege will be shares registered under the Prospectus.

Transfer of Rights	The Rights will be transferable. See “Terms of the Rights Offering,” “Sale of Rights” and “Method of Transferring Rights.”

Subscription Period
The Rights may be exercised at any time after issuance and prior to expiration of the Rights (the “Subscription Period”), which will be 5:00 PM Eastern Time on October 21, 2026 (the “Expiration Date”), unless otherwise extended. See “Terms of the Rights Offering” and “Method of Exercise of Rights.” The Rights offering may be terminated or extended by the Trust at any time for any reason before the Expiration Date. If the Trust terminates the Rights offering, the Trust will issue a press release announcing such termination and will direct the Subscription Agent (defined below) to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.

Offering Expenses	The expenses of the Rights offering are expected to be approximately $517,000 and will be borne by the Advisor, and not the Trust or Common Shareholders. See “Use of Proceeds.”

Sale of Rights
The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “BCAT RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. For purposes of this Prospectus Supplement, a “Business Day” shall mean any day on which trading is conducted on the NYSE.

The value of the Rights, if any, will be reflected by their market price on the NYSE. Rights may be sold by individual holders through their broker or financial advisor or may be submitted to the Subscription Agent (defined below) for sale. Any

Rights submitted to the Subscription Agent for sale must be received by the Subscription Agent prior to 5:00 PM, Eastern Time, on or before October 14, 2026, five Business Days prior to the Expiration Date (or, if the Subscription Period is extended, prior to 5:00 PM, Eastern Time, on the fifth Business Day prior to the extended Expiration Date).

Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege, if any.

Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates (as defined below) are mailed to Record Date Shareholders and thereafter will be conducted on a regular‑way basis until and including the last NYSE trading day prior to the completion of the Subscription Period. The shares are expected to begin trading ex‑Rights on the Record Date.

If the Subscription Agent receives Rights for sale in a timely manner, the Subscription Agent will use its best efforts to sell the Rights on the NYSE. The Subscription Agent will also attempt to sell any Rights attributable to shareholders of record whose addresses are outside the United States, or who have an APO or FPO address. See “Foreign Restrictions.” The Subscription Agent will attempt to sell such Rights on the NYSE.

Any commissions will be paid by the selling Rights holders. Neither the Trust nor the Subscription Agent will be responsible if Rights cannot be sold and neither has guaranteed any minimum sales price for the Rights. If the Rights can be sold, sales of these Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent on the day such Rights are sold, less any applicable brokerage commissions, taxes and other expenses (i.e., costs incidental to the sale of Rights).

Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.

Banks, broker-dealers and trust companies that hold shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights will not participate in any over-subscription privilege. See “Terms of the Rights Offering.”

Use of Proceeds
The Trust estimates the net proceeds of the Rights offering to be approximately $290,133,480.00. This figure is based on the Subscription Price per Common Share of $13.65 (98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on September 24, 2026) and assumes all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $517,000 are paid by the Advisor.

The Advisors anticipate that investment of the proceeds will be made in accordance with the Trust’s investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions may cause the investment period to extend as long as six months. Pending such investment, the proceeds will be held in short-term, tax‑exempt or taxable investment grade securities or in high quality, short-term money market instruments.

Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Trust. In general terms, a return of capital would involve a situation in which a Trust distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Trust, rather than making a distribution that is funded from the Trust’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments. See “Use of Proceeds.”

Taxation/ERISA	See “Taxation” and “Employee Benefit Plan and IRA Considerations.”

Subscription Agent	Computershare Trust Company, N.A. and Computershare Inc. See “Subscription Agent.”

Information Agent	Georgeson LLC. See “Information Agent.”
DESCRIPTION OF THE RIGHTS OFFERING
Purpose of the Rights Offering
The Board, based on the recommendations and presentations of the Advisor, has determined that it is in the best interests of the Trust and its Common Shareholders to conduct the Rights offering, thereby increasing the assets of the Trust available for investment. In making this determination, the Board considered a number of factors, including potential benefits and costs. In particular, the Board considered the Advisors’ opinion that the Rights offering would better enable the Trust to take advantage more fully of existing and future investment opportunities that may be or may become available, consistent with the Trust’s investment objectives to provide total return and income through a combination of current income, current gains and long-term capital appreciation.
In making its determination that the Rights offering would result in a net benefit to existing Common Shareholders, the Board considered various factors at its meeting held on September 10, 2026. The factors considered by the Board included: (i) the size (including number of Rights needed to purchase one Common Share and size of the Rights offering in relation to the number of Common Shares outstanding), subscription price, pricing (including the pricing formula, as compared to a fixed price, and reasons for selecting the formula) and structure of the Rights offering, including the possible negative effect of the Rights offering on the market price of Common Shares; (ii) the Rights offering, if it is well-subscribed, could increase the liquidity of the Common Shares on the NYSE, where the Trust’s Common Shares are traded, and could increase the number of Common Shareholders over the long term, thus increasing the level of market interest and visibility of the Trust; (iii) the opportunity the Rights offering represents for current Common Shareholders to buy Common Shares at a discount to market price and NAV; (iv) the Advisors’ opinion that raising additional capital would allow the Trust to better capitalize on attractive investment opportunities without having to sell existing positions and that the new investments should be able to help sustain the Trust’s current distribution over the longer term; (v) the size of the current [premium]/[discount] to NAV, and the potential impact of the Rights offering on the future market price and premiums or discounts to NAV; (vi) the extent of dilution for: (a) participating Common Shareholders, (b) non‑participating Common Shareholders, and (c) Common Shareholders who are issued fewer than five Rights in the offering; (vii) the benefits and drawbacks of conducting a non‑transferable versus a transferable rights offering and whether a market will exist for the Rights; (viii) the expenses of the Rights offering and the Advisor’s commitment to bear all costs of the Rights offering, which would reduce the effects of dilution as a result of the Rights offering; (ix) the effect on the Trust and its existing Common Shareholders if the Rights offering is not fully subscribed; and (x) the expected lowering of the Trust’s expenses as a proportion of net assets due to the increase in Trust assets as a result of the Rights offering because the Trust’s fixed costs would be spread over a larger asset base. The Board also took into consideration the fact that increasing the

Trust’s assets results in a benefit to the Advisor because the management fee paid by the Trust to the Advisor increases as the Trust’s net assets increase. The Board also considered the usual participation level and the effect of rights offerings on shareholder activists.
The Advisor expects that the Rights offering will provide an opportunity to increase the assets of the Trust available for investment. The Advisor believes that the Trust may benefit from attractive real yields and long-term secular growth opportunities. The Advisor has an inherent conflict of interest in recommending the Rights offering because the Trust pays fees to the Advisor based on a percentage of the Trust’s Managed Assets (the greater the Managed Assets of the Trust, the greater the compensation paid to the Advisor).
The Rights offering seeks to provide an opportunity to existing Common Shareholders to purchase Common Shares at a discount to market price. The distribution to Common Shareholders of transferable Rights, which may themselves have intrinsic value, also will afford non‑participating Record Date Shareholders the potential of receiving cash payment upon the sale of the Rights, receipt of which may be viewed as partial compensation for dilution of their interests that will occur as a result of the Rights offering. There can be no assurance that a market for the Rights will develop or, if such a market does develop, what the price of the Rights will be.
Terms of the Rights Offering
The Trust is issuing to Record Date Shareholders Rights to subscribe for Common Shares. Each Record Date Shareholder is being issued one transferable Right for each Common Share owned on the Record Date. The Rights entitle the holder to acquire one new Common Share for every five Rights held (1 for 5) (provided that any Record Date Shareholder who owns fewer than five Common Shares as of the close of business on the Record Date may subscribe for one full Common Share), at a subscription price per Common Share (the “Subscription Price”) determined based upon a formula equal to 95% of the average of the last reported sales price of the Common Shares on the NYSE on the Expiration Date (as defined below) and each of the four (4) preceding trading days (the “Formula Price”), provided that, if the Formula Price is equal to or above NAV per Common Share at the close of trading on the NYSE on the Expiration Date, the Subscription Price shall be reduced to $0.01 below NAV per Common Share at the close of trading on the NYSE on the Expiration Date. If, however, the Formula Price is less than 98.5% of the NAV per Common Share at the close of trading on the NYSE on the Expiration Date, then the Subscription Price will be 98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on that day.
The estimated Subscription Price to the public of $13.65 is based on 98.5% of the average of the last reported sales prices of a Common Share on the NYSE on September 24, 2026 and the preceding four trading days. Fractional shares will not be issued upon the exercise of the Rights. Accordingly, Common Shares may be purchased only pursuant to the exercise of Rights in integral multiples of five; however, any Record Date Shareholder who owns fewer than five Common Shares as of the close of business on the Record Date may subscribe for one full Common Share. Rights may be exercised at any time during the period (the “Subscription Period”) which commences on September 25, 2026, and ends at 5:00 PM Eastern Time on October 21, 2026 (the “Expiration Date”), unless otherwise extended. Shares of the Trust, as a closed‑end fund, can trade at a discount to NAV. Upon exercise of the Rights offering, Trust shares will be issued at a price below NAV per Common Share. The right to acquire one Common Share for every 5 Rights held during the Subscription Period (or any extension of the Subscription Period) at the Subscription Price will be referred to in the remainder of this Prospectus Supplement as the “Rights offering.” Rights will expire on the Expiration Date and thereafter may not be exercised.
The Trust has declared a monthly distribution payable on October 30, 2026 with a record date of October 15, 2026. Any Common Shares issued as a result of the Rights offering will not be record date shares for the trust’s monthly distribution to be paid on October 30, 2026, and will not be entitled to receive such a distribution. Common Shares issued pursuant to the Rights offering will be entitled to receive the monthly distribution expected to be payable on November 30, 2026.

Rights may be evidenced by subscription certificates or may be uncertificated and evidenced by other appropriate documentation (i.e., a rights card distributed to registered shareholders in lieu of a subscription certificate) (“Subscription Certificates”). The number of Rights issued to each holder will be stated on the Subscription Certificate delivered to the holder. The method by which Rights may be exercised and Common Shares paid for is set forth below in “Method of Exercise of Rights” and “Payment for Shares.” A holder of Rights will have no right to rescind a purchase after Computershare Trust Company, N.A. and Computershare Inc. (together, the “Subscription Agent”) has received payment. See “Payment for Shares” below. It is anticipated that the Common Shares issued pursuant to an exercise of Rights will be listed on the NYSE.
Holders of Rights who are Record Date Shareholders are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations, allotment and the right of the Board to eliminate the over-subscription privilege. See “Over-Subscription Privilege” below.
For purposes of determining the maximum number of Common Shares that may be acquired pursuant to the Rights offering, broker-dealers, trust companies, banks or others whose shares are held of record by Cede & Co. (“Cede”), as nominee for the Depository Trust Company (“DTC”), or by any other depository or nominee will be deemed to be the holders of the Rights that are held by Cede or such other depository or nominee on their behalf.
The Rights are transferable until the completion of the Subscription Period and will be admitted for trading on the NYSE under the symbol “BCAT RT.” Assuming a market exists for the Rights, the Rights may be purchased and sold through usual brokerage channels and also sold through the Subscription Agent. Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date. Trading of the Rights on the NYSE is expected to be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter is expected to be conducted on a regular way basis until and including the last NYSE trading day prior to the Expiration Date. The method by which Rights may be transferred is set forth below under “Method of Transferring Rights.” The Common Shares are expected to begin trading ex‑Rights on the Record Date as determined and announced by the NYSE. The Rights offering may be terminated or extended by the Trust at any time for any reason before the Expiration Date. If the Trust terminates the Rights offering, the Trust will issue a press release announcing such termination and will direct the Subscription Agent to return, without interest, all subscription proceeds received to such shareholders who had elected to purchase Common Shares.
Nominees who hold the Trust’s Common Shares for the account of others, such as banks, broker-dealers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with proper payment. In addition, beneficial owners of the Common Shares or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with such beneficial owner’s instructions.
Participants in the Trust’s Dividend Reinvestment Plan (the “Plan”) will be issued Rights in respect of the Common Shares held in their accounts in the Plan. Participants wishing to exercise these Rights must exercise the Rights in accordance with the procedures set forth in “Method of Exercise of Rights” and “Payment for Shares.”
Conditions of the Rights Offering
The Rights offering is being made in accordance with the Investment Company Act of 1940, as amended (the “Investment Company Act”), without shareholder approval. The staff of the SEC has interpreted the

Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each five rights held.
Important Dates to Remember
Please note that the dates in the table below may change if the Rights offering is extended.

Event	Date
Record Date	September 25, 2026
Subscription Period	September 25, 2026 through October 21, 2026†
Final Date Rights Will Trade	October 20, 2026
Expiration Date*	October 21, 2026†
Payment for Common Shares and Subscription Certificate or Notice of Guaranteed Delivery Due*	October 21, 2026†
Issuance Date	October 29, 2026†
Confirmation Date	October 29, 2026†

*
A shareholder exercising Rights must deliver to the Subscription Agent by 5:00 PM Eastern Time on October 21, 2026 (unless the Rights offering is extended) either (a) a Subscription Certificate and payment for Common Shares or (b) a notice of guaranteed delivery and payment for Common Shares.

†	Unless the Rights offering is extended.
Over-Subscription Privilege
Rights holders who are Record Date Shareholders and who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to subscribe for additional Common Shares at the same Subscription Price pursuant to the over-subscription privilege, subject to certain limitations and subject to allotment. The Board has the right in its absolute discretion to eliminate the over-subscription privilege with respect to over-subscription shares if it considers it to be in the best interest of the Trust to do so. The Board may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date. If the over-subscription privilege is not eliminated, it will operate as set forth below.
Record Date Shareholders who fully exercise all Rights initially issued to them (other than those Rights that cannot be exercised because they represent the right to acquire less than one Common Share) are entitled to buy those Common Shares, referred to as “over-subscription shares,” that were not purchased by other holders of Rights at the same Subscription Price. If enough over-subscription shares are available, all such requests will be honored in full. If the requests for over-subscription shares exceed the over-subscription shares available, the available over-subscription shares will be allocated pro rata among those fully exercising Record Date Shareholders who over-subscribe based on the number of Rights originally issued to them by the Trust. Common Shares acquired pursuant to the over-subscription privilege are subject to allotment. Holders of Rights acquired in the secondary market may not participate in the over-subscription privilege.
Record Date Shareholders who are fully exercising their Rights during the Subscription Period should indicate, on the Subscription Certificate that they submit with respect to the exercise of the Rights issued to them, how many Common Shares they are willing to acquire pursuant to the over-subscription privilege.

To the extent sufficient Common Shares are not available to fulfill all over-subscription requests, unsubscribed Common Shares (the “Excess Shares”) will be allocated pro rata among those Record Date Shareholders who over-subscribe based on the number of Rights issued to them by the Trust. The allocation process may involve a series of allocations in order to assure that the total number of Common Shares available for over-subscriptions is distributed on a pro rata basis.
The formula to be used in allocating the Excess Shares is as follows:

Shareholder’s Record Date Position	X Excess Shares Remaining
Total Record Date Position of All Over-Subscribers
Banks, broker-dealers, trustees and other nominee holders of Rights will be required to certify to the Subscription Agent, before any over-subscription privilege may be exercised with respect to any particular beneficial owner, as to the aggregate number of Rights exercised during the Subscription Period and the number of Common Shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s subscription was exercised in full. Nominees should also notify holders purchasing Rights in the secondary market that such Rights may not participate in the over-subscription privilege.
The Trust will not otherwise offer or sell any Common Shares that are not subscribed for pursuant to the primary subscription or the over-subscription privilege pursuant to the Rights offering.
Sale of Rights
The Rights are transferable and will be admitted for trading on the NYSE under the symbol “BCAT RT.” Although no assurance can be given that a market for the Rights will develop, trading in the Rights on the NYSE is expected to begin one Business Day prior to the Record Date and may be conducted until the close of trading on the last NYSE trading day prior to the Expiration Date.
The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders through their broker or other financial intermediary. Holders of Rights attempting to sell any unexercised Rights in the open market through their broker or financial advisor may be charged a commission or incur other transaction expenses and should consider the commissions and fees charged prior to selling their Rights on the open market.
Rights that are sold will not confer any right to acquire any Common Shares in any over-subscription privilege, and any Record Date Shareholder who sells any Rights will not be eligible to participate in the over-subscription privilege.
Trading of the Rights on the NYSE will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date Shareholders and thereafter will be conducted on a regular‑way basis until and including the last NYSE trading day prior to the Expiration Date. The Common Shares are expected to begin trading ex‑Rights on the Record Date.
Shareholders are urged to obtain a recent trading price for the Rights on the NYSE from their broker, bank, financial advisor or the financial press.
Holders of Rights who are unable or do not wish to exercise any or all of their Rights may contact the Subscription Agent to facilitate the sale of any unexercised Rights. The Subscription Agent will contact other brokers in order to assist Rights holders whose Rights are not currently held at a broker-dealer or other applicable financial intermediary to facilitate the sale of the Rights. Shareholders of record whose addresses are outside the United States, or who have an APO or FPO address, are encouraged to contact the Subscription Agent to facilitate the sale of their Rights if they are otherwise unable or unwilling to exercise the Rights. The selling Rights holder will pay all applicable brokerage commissions incurred. There can be no assurance that the Subscription Agent will be able to facilitate the sale of any Rights, and neither the Trust nor the Subscription Agent has guaranteed any minimum sales price for the Rights.
Method of Transferring Rights
The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register the portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing the transferred Rights). In this event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.
Holders wishing to transfer all or a portion of their Rights (but not fractional Rights) should promptly transfer such Rights to ensure that: (i) the transfer instructions will be received and processed by the Subscription Agent, (ii) a new Subscription Certificate will be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the holder with respect to retained Rights, if any, and (iii) the Rights evidenced by the new Subscription Certificates may be exercised or sold by the recipients thereof prior to the Expiration Date. Neither the Trust nor the Subscription Agent shall have any liability to a transferee or holder of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.
Except for the fees charged by the Subscription Agent (which will be paid by the Advisor as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale, transfer or exercise of Rights will be for the account of the holder of the Rights, and none of these commissions, fees or expenses will be borne by the Trust, the Advisor or the Subscription Agent.
The Trust anticipates that the Rights will be eligible for transfer through, and that the exercise of the Rights may be effected through, the facilities of DTC.
Subscription Agent
The Subscription Agent is Computershare Trust Company, N.A. and Computershare Inc. The Subscription Agent will receive an amount estimated to be $140,000, comprised of the fee for its services and the reimbursement for certain expenses related to the Rights offering. The Advisor, not the Trust or Common Shareholders, will pay such amount.
Information Agent
INQUIRIES BY ALL HOLDERS OF RIGHTS SHOULD BE DIRECTED TO: THE INFORMATION AGENT, GEORGESON LLC. SHAREHOLDERS, BANKS AND BROKERS PLEASE CALL TOLL-FREE AT 1‑866‑961‑3824.
Method of Exercise of Rights
Rights may be exercised by completing and signing the Subscription Certificate and delivering the completed and signed Subscription Certificate to the Subscription Agent, together with payment for the Common Shares as described below under “Payment for Shares.” Rights may also be exercised through the broker of a holder of Rights, who may charge the holder of Rights a servicing fee in connection with such exercise.

Completed Subscription Certificates and payment must be received by the Subscription Agent prior to 5:00 PM Eastern Time, on the Expiration Date (unless payment is effected by means of a notice of guaranteed delivery as described below under “Payment for Shares”). Your broker, bank, trust company or other intermediary may impose a deadline for exercising Rights earlier than 5:00 PM, Eastern Time, on the Expiration Date. The Subscription Certificate and payment should be delivered to the Subscription Agent at the following address:
If By Mail:
Computershare
C/O Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011
If By Overnight Courier:
Computershare
C/O Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021
Payment for Shares
Holders of Rights who acquire Common Shares in the Rights offering may choose between the following methods of payment:

(1)
A holder of Rights can send the Subscription Certificate, together with payment in the form of a check (which must include the name of the shareholder on the check) for the Common Shares subscribed for in the Rights offering and, if eligible, for any additional Common Shares subscribed for pursuant to the over-subscription privilege, to the Subscription Agent based on the Subscription Price. To be accepted, the payment, together with the executed Subscription Certificate, must be received by the Subscription Agent at one of the addresses noted above prior to 5:00 PM Eastern Time on the Expiration Date. The Subscription Agent will deposit all share purchase checks received by it prior to the final due date into a segregated account pending proration and distribution of Common Shares. The Subscription Agent will not accept cash as a means of payment for Common Shares.

(2)
Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 PM Eastern Time on the Expiration Date, the Subscription Agent has received a written notice of guaranteed delivery by mail or email from a bank, trust company, or a NYSE member, guaranteeing delivery of a properly completed and executed Subscription Certificate. In order for the notice of guarantee to be valid, full payment for the Common Shares at the Subscription Price must be received with the notice. The Subscription Agent will not honor a notice of guaranteed delivery unless a properly completed and executed Subscription Certificate is received by the Subscription Agent by the close of business on the first Business Day after the Expiration Date. The notice of guaranteed delivery must be emailed to the Subscription Agent at canoticeofguarantee@computershare.com or delivered to the Subscription Agent at one of the addresses noted above.

A PAYMENT PURSUANT TO THIS METHOD MUST BE IN UNITED STATES DOLLARS BY CHECK (WHICH MUST INCLUDE THE NAME OF THE SHAREHOLDER ON THE CHECK) DRAWN ON A BANK LOCATED IN THE CONTINENTAL UNITED STATES, MUST BE PAYABLE TO BLACKROCK CAPITAL ALLOCATION TERM TRUST AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE TO BE ACCEPTED.

If a holder of Rights who acquires Common Shares pursuant to the subscription makes payment of an insufficient amount, the Trust reserves the right to take any or all of the following actions: (i) reallocate such subscribed and unpaid‑for Common Shares to Record Date Shareholders exercising the over-subscription privilege who did not receive the full over-subscription requested; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Common Shares which could be acquired by such holder upon exercise of the Rights or any over-subscription privilege; and (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set off against payments actually received by it with respect to such subscribed Common Shares (in other words, retain such payments) and to enforce the exercising Rights holder’s relevant payment obligation.
Any payment required from a holder of Rights must be received by the Subscription Agent prior to 5:00 PM Eastern Time on the Expiration Date. Issuance and delivery of the Common Shares purchased are subject to collection of checks.
Within seven Business Days following the Expiration Date (the “Confirmation Date”), a confirmation will be sent by the Subscription Agent to each holder of Rights (or, if the Common Shares are held by Cede or any other depository or nominee, to Cede or such other depository or nominee), showing (i) the number of Common Shares acquired pursuant to the subscription and (ii) the number of Common Shares, if any, acquired pursuant to the over-subscription privilege. Any excess payment to be refunded by the Trust to a holder of Rights, or to be paid to a holder of Rights as a result of sales of Rights on its behalf by the Subscription Agent, will be mailed by the Subscription Agent to the holder within seven Business Days after the Expiration Date.
A holder of Rights will have no right to rescind a purchase after the Subscription Agent has received payment either by means of a notice of guaranteed delivery or a check, which must include the name of the shareholder on the check.
Upon acceptance of a subscription, all funds received by the Subscription Agent shall be held by the Subscription Agent as agent for the Trust and deposited in one or more bank accounts. Such funds may be invested by the Subscription Agent in: bank accounts, short-term certificates of deposit, bank repurchase agreements, and disbursement accounts with commercial banks meeting certain standards. The Subscription Agent may receive interest, dividends or other earnings in connection with such deposits or investments.
Holders, such as broker-dealers, trustees or depositories for securities, who hold Common Shares for the account of others, should notify the respective beneficial owners of the Common Shares as soon as possible to ascertain such beneficial owners’ intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of the Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Shares or Rights held through such a holder should contact the holder and request that the holder effect transactions in accordance with the beneficial owner’s instructions. Banks, broker-dealers, trustees and other nominee holders that hold Common Shares for the accounts of others are advised to notify those persons that purchase Rights in the secondary market that such Rights may not participate in any over-subscription privilege offered.
THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATES SHOULD BE READ CAREFULLY AND FOLLOWED IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE TRUST.
THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT THE CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 PM EASTERN

TIME, ON THE EXPIRATION DATE BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR.
All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Trust, whose determinations will be final and binding. The Trust in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Trust determines in its sole discretion. Neither the Trust nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.
Foreign Restrictions
Offering documents, including Subscription Certificates, will not be mailed to Record Date Shareholders whose addresses are outside the United States (for these purposes, the United States includes the District of Columbia and the territories and possessions of the United States) or who have an APO or FPO address (the “Foreign Shareholders”) if such mailing cannot be made into the non‑U.S. jurisdiction without additional registration and incurring other expense that the Board has determined is not in the best interest of the Trust and its shareholders. In such cases, unless determined to be not in the best interest of the Trust and its shareholders in accordance with the previous sentence, the Subscription Agent will send a letter via regular mail to Foreign Shareholders who own Common Shares directly (“Direct Foreign Shareholders”), as opposed to in “street name” with a broker or other financial intermediary, to notify them of the Rights offering. Direct Foreign Shareholders who wish to exercise their Rights should contact the Information Agent, as described above under “Information Agent,” to facilitate the exercise of such Rights and for instructions or any other special requirements that may apply in order for such Direct Foreign Shareholder to exercise its Rights. Direct Foreign Shareholders who wish to sell their Rights should contact the Subscription Agent and follow the procedures described above under “Sale of Rights.” Direct Foreign Shareholders are encouraged to contact the Trust or the Subscription Agent as far in advance of the Expiration Date as possible to ensure adequate time for their Rights to be exercised or sold. Foreign Shareholders who own Common Shares in “street name” through a broker or other financial intermediary should contact such broker or other financial intermediary with respect to any exercise or sale of Rights. It is the responsibility of the bank, broker or nominee holder to determine whether the beneficial owner is eligible to participate in the jurisdiction in which they reside, as the nominee holder will submit instructions on behalf of the beneficial owner through DTC.
Employee Benefit Plan and IRA Considerations
Holders of Rights that are employee benefit plans subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), such as employee plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Keogh Plans and Individual Retirement Accounts (“IRA”) (each a “Benefit Plan” and collectively, “Benefit Plans”), should be aware that the use of additional contributions of cash outside of the Benefit Plan to exercise Rights may be treated as additional contributions to the Benefit Plan. When taken together with contributions previously made, such deemed additional contributions may be in excess of tax limitations and subject the Rights holder to excise taxes for excess or nondeductible contributions. In the case of Benefit Plans qualified under Section 401(a) of the Code, additional contributions could cause the maximum contribution limitations of Section 415 of the Code or other qualification rules to be violated. Benefit Plans contemplating making additional contributions to exercise Rights should consult with their legal and tax counsel prior to making such contributions.
Benefit Plans and other tax exempt entities, including governmental plans, should also be aware that if they borrow to finance their exercise of Rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the Code. If any portion of an IRA is used as security for a loan, the portion so used may also be treated as distributed to the IRA depositor.
A Benefit Plan may also be subject to laws, such as ERISA, that impose certain requirements on the Benefit Plan and on those persons who are fiduciaries with respect to the Benefit Plans. Such requirements may include prudence and diversification requirements and require that investments be made in accordance with the documents governing the Benefit Plan. The exercise of Rights by a fiduciary for a Benefit Plan should be considered in light of such fiduciary requirements.
In addition, ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and certain persons (referred to as “parties in interest” for purposes of ERISA and “disqualified persons” for purposes of the Code) having certain relationships to such Benefit Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code (or with respect to certain Benefit Plans, such as IRAs, a prohibited transaction may cause the Benefit Plan to lose its tax‑exempt status). In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the exercise of the Rights and holding of the Common Shares. These class exemptions include, without limitation, PTCE 84‑14 respecting transactions determined by independent qualified professional asset managers, PTCE 90‑1 respecting insurance company pooled separate accounts, PTCE 91‑38 respecting bank collective investment funds, PTCE 95‑60 respecting life insurance company general accounts and PTCE 96‑23 respecting transactions determined by in‑house asset managers, PTCE 84‑24 governing purchases of shares in investment companies and PTCE 75‑1 respecting sales of securities. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Benefit Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Benefit Plan involved in the transaction) solely by reason of providing services to the Benefit Plan or by relationship to a service provider, provided that the Benefit Plan receives no less, nor pays no more, than adequate consideration. There can be no assurance that all of the conditions of any such exemptions or any other exemption will be satisfied at the time that the Rights are exercised, or thereafter while the Common Shares are held, if the facts relied upon for utilizing a prohibited transaction exemption change.
Due to the complexity of these rules and the penalties for noncompliance, fiduciaries of Benefit Plans should consult with their legal and tax counsel regarding the consequences of their exercise of Rights under ERISA, the Code and other similar laws.

SUMMARY OF TRUST EXPENSES
The following table and example are intended to assist you in understanding the various costs and expenses directly or indirectly associated with investing in our Common Shares as a percentage of net assets attributable to Common Shares. Amounts are for the current fiscal year after giving effect to anticipated net proceeds of the Rights offering.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)(1)	None

Offering expenses borne by the Trust (as a percentage of offering price)(1)	None

Dividend reinvestment plan fees	$0.02 per share for open‑market purchases of common shares(2)

Dividend reinvestment plan sale transaction fee	$2.50(2)

Estimated Annual Expenses (as a percentage of net assets attributable to Common Shares)

Management fees(3)(4)	1.25%

Other Expenses	0.14%

Miscellaneous Other Expenses(5)(7)	0.05%

Interest Expense(6)	0.09%

Acquired Fund Fees and Expenses	0.01%

Total Trust Operating Annual Expenses(7)	1.40%

Fee Waivers and/or Expense Reimbursements(4)	(0.01)%

Total Annual Trust Operating Expenses After Fee Waivers and/or Expense Reimbursements(4)	1.39%

(1)
Total offering expenses, which will be borne by the Advisor and not the Trust or Common Shareholders, are estimated to be $517,000 in the aggregate, or approximately 0.18% of the estimated Subscription Price, which assumes that the Rights offering is fully subscribed.

(2)
Computershare Trust Company, N.A.’s (in such capacity, the “Reinvestment Plan Agent”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $2.50 sales fee and pay a $0.15 per share fee if you direct the Reinvestment Plan Agent to sell your Common Shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(3)
The Trust currently pays the Advisor a monthly management fee in arrears at an annual rate equal to 1.25% of the average daily value of the Trust’s Managed Assets. For purposes of calculating these fees, “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). The Trust may use leverage in the form of a credit facility, reverse repurchase agreements, or derivative instruments with leverage embedded in them. When the Trust uses leverage, its net assets attributable to common shares are less than its Managed Assets and its expenses (including the management fee) stated as a percentage of its net assets attributable to common shares are greater than they would be if stated as a percentage of its Managed Assets. This table reflects the fact that you, as a common shareholder, bear the expenses of the Trust’s use of leverage in the form of higher fees as a percentage of the Trust’s net assets attributable to common shares than if the Trust did not use leverage.

(4)
The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2028. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of management fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2028. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust) or a majority of the outstanding voting securities of the Trust, upon 90 days’ written notice by the Trust to the Advisor.

(5)	Miscellaneous Other Expenses are based on estimated amounts for the current fiscal year.
(6)
As of September 24, 2026, BCAT did not have any borrowings outstanding under its credit facility. The Trust has access to a credit facility with BNP Paribas Prime Brokerage International, Limited under which the Trust can borrow up to $550,000,000, subject to asset coverage and other limitations. If leverage is utilized in the future, interest expense borne by the Trust will vary over time in accordance with the level of the Trust’s use of leverage and variations in market interest rates. Interest expense is required to be treated as an expense of the Trust for accounting purposes.

(7)
The total annual expenses do not correlate to the ratios of expenses to average net assets shown in the Trust’s most recent annual report, which does not include the Acquired Fund Fees and Expenses and the restatement of Miscellaneous Other Expenses based on estimated amounts for the current fiscal year.

Example
The following example illustrates the expenses that you would pay on a $1,000 investment in common shares, assuming (i) total net annual expenses of 1.39% of net assets attributable to common shares and (ii) a 5% annual return:

	1 Year	3 Years	5 Years	10 Years
Total expenses incurred	$14	$44	$76	$168

*
The example should not be considered a representation of future expenses. The example assumes that the estimated “Other expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

USE OF PROCEEDS
The Trust estimates the net proceeds of the Rights offering to be approximately $290,133,480.00, based on the estimated Subscription Price per Common Share of $13.65 (98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on September 24, 2026), assuming all new Common Shares offered are sold and that the expenses related to the Rights offering estimated at approximately $517,000 are paid by the Advisor.
The net proceeds from the Rights offering hereunder will be invested in accordance with the Trust’s investment objectives and policies as set forth in this Prospectus Supplement and the accompanying Prospectus. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months of the receipt of such proceeds. Such investments may be delayed if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets for suitable investments. Pending such investment, it is anticipated that the proceeds will be invested in short-term, tax-exempt or taxable investment grade securities or in high quality, short-term money market instruments. Depending on market conditions and operations, a portion of the cash held by the Trust, including any proceeds raised from the offering, may be used to pay distributions in accordance with the Trust’s distribution policy and may be a return of capital. A return of capital is a return to investors of a portion of their original investment in the Trust. In general terms, a return of capital would involve a situation in which a Trust distribution (or a portion thereof) represents a return of a portion of a shareholder’s investment in the Trust, rather than making a distribution that is funded from the Trust’s earned income or other profits. Although return of capital distributions may not be currently taxable, such distributions would decrease the basis of a shareholder’s shares, and therefore, may increase a shareholder’s tax liability for capital gains upon a sale of shares, even if sold at a loss to the shareholder’s original investments.
CAPITALIZATION
The following table sets forth the unaudited capitalization of the Trust as of June 30, 2026, and its adjusted capitalization assuming the Common Shares available in the rights offering discussed in this Prospectus Supplement had been issued.

	Actual as of June 30, 2026	As Adjusted
	(unaudited)	(unaudited)
Shareholders’ equity applicable to Common Shares:
Common Shares	105,845,249	127,100,449
Paid‑in Capital*	$1,424,966,446	$1,715,099,926
Distributions in excess of net investment income, net realized gain on investments, futures contracts, and foreign currency transactions	$0	$0
Accumulated Gain/(Loss)	$120,118,767	$120,118,767
Net depreciation	$31,637,435	$31,637,435
Net Assets applicable to Common Shares	$1,576,722,648	$1,866,856,128
Net Asset Value	$14.90	$14.69

*	As adjusted paid‑in surplus reflects the issuance of 21,255,200 Common Shares issued in the primary subscription at the estimated Subscription Price of $13.65.
SPECIAL CHARACTERISTICS AND RISKS OF THE RIGHTS OFFERING
Risk is inherent in all investing. Therefore, before investing in the Common Shares you should consider the risks associated with such an investment carefully. See “Risks” in the Prospectus. The following summarizes some of the matters that you should consider before investing in the Trust through the Rights offering:
Dilution. Record Date Shareholders who do not fully exercise their Rights will, at the completion of the Rights offering, own a smaller proportional interest in the Trust than owned prior to the Rights offering. The completion of the Rights offering will result in immediate voting dilution for such shareholders. In addition, because the Subscription Price will be less than the NAV per Common Share as of the Expiration Date, the completion of this Rights offering will result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders (i.e., will cause the NAV per Common Share to decrease). As a result, existing Common Shareholders will experience immediate dilution even if they fully exercise their Rights. The amount of such dilution is not currently determinable because it is not known how many Common Shares will be subscribed for, what the NAV per Common Share or market price of the Common Shares will be on the Expiration Date or what the Subscription Price per Common Share will be. If the Subscription Price is substantially less than the current NAV per Common Share, this dilution could be substantial.
You will experience an immediate dilution of the aggregate NAV per Common Share if you do not participate in the Rights offering and will experience a reduction in the NAV per Common Share whether or not you exercise your Rights, as the Subscription Price will be below the Trust’s NAV per Common Share on the Expiration Date, because:

•	the offered Common Shares are being sold at less than their current NAV; and

•	the number of Common Shares outstanding after the Rights offering will have increased proportionately more than the increase in the amount of the Trust’s net assets.

Furthermore, if you do not participate in the over-subscription, if it is available, your percentage ownership will also be diluted. The Trust cannot state precisely the amount of dilution because it is not known at this time what the NAV per Common Share will be on the Expiration Date or what proportion of the Rights will be exercised or what the Subscription Price per Common Share will be. The impact of the Rights offering on NAV per Common Share is shown by the following example, assuming the Rights offering is fully subscribed and the estimated Subscription Price of $13.65:

Scenario (1)
NAV(2)	$13.86
Subscription Price(3)	$13.65
Reduction in NAV ($)	$(0.0373)
Reduction in NAV (%)	(0.27)%

(1)	The example assumes the full primary subscription and the over-subscription privilege are exercised. Actual amounts may vary due to rounding.
(2)	For illustrative purposes only. It is not known at this time what the NAV per Common Share will be on the Expiration Date.
(3)
For illustrative purposes only; reflects an estimated Subscription Price of $13.65 based on the 98.5% of the Trust’s NAV per Common Share at the close of trading on the NYSE on September 24, 2026. It is not known at this time what the Subscription Price will be on the Expiration Date.

If you do not wish to exercise your Rights, you should consider selling them as set forth in this Prospectus Supplement. Any cash you receive from selling your Rights may serve as partial compensation for dilution of your interest in the Trust. The Trust cannot give assurance, however, that a market for the Rights will develop or that the Rights will have any marketable value.
Additionally, the fact that the Advisor, and not the Trust, is paying all offering expenses (which include, among other items, the expenses of preparing, printing and mailing the prospectus and Rights subscription materials for the Rights offering, SEC registration fees and the fees assessed by service providers (including the cost of the Trust’s counsel and independent registered public accounting firm)) may reduce the effects of dilution as a result of the Rights offering since the Trust’s net assets will not additionally be reduced by the expenses of conducting the Rights offering and since the Trust will receive as proceeds from the Rights offering the full Subscription Price for each Common Share issued.
The Trust’s largest shareholders could increase their percentage ownership in the Trust through the exercise of the primary subscription and over-subscription privilege.
Risks of Investing in Rights. Shares of closed‑end funds such as the Trust frequently trade at a discount to NAV. The Subscription Price may be greater than the market price of a Common Share on the Expiration Date. If that is the case, the Rights will have no value, and a person who exercises Rights will experience an immediate loss of value.
Leverage. Leverage creates a greater risk of loss, as well as a potential for more gain, for the Common Shares than if leverage were not used. Following the completion of the Rights offering, the Trust’s amount of leverage outstanding will decrease. The leverage of the Trust as of September 24, 2026 was approximately 0% of the Trust’s Managed Assets. After the completion of the Rights offering, the amount of leverage outstanding is expected to remain at approximately 0% of the Trust’s Managed Assets. The use of leverage for investment purposes creates opportunities for greater total returns but at the same time increases risk. When leverage is employed, the NAV and market price of the Common Shares and the yield to holders of Common Shares may be more volatile. Any investment income or gains earned with respect to the amounts borrowed in excess of the interest due on the borrowing will augment the Trust’s income. Conversely, if the investment performance with respect to the amounts borrowed fails to cover the interest on such borrowings, the value of the Trust’s Common Shares may decrease more quickly than would otherwise be the case, and distributions on the Common Shares could be reduced or eliminated. Interest payments and fees incurred in connection with such borrowings will reduce the amount of net income available for distribution to holders of the Common Shares.
Because the fee paid to the Advisor is calculated on the basis of the Trust’s Managed Assets, which include the proceeds of leverage, the dollar amount of the management fee paid by the Trust to the Advisor will be higher (and the Advisor will be benefited to that extent) when leverage is used. The Advisor will use leverage only if it believes such action would result in a net benefit to the Trust’s shareholders after taking into account the higher fees and expenses associated with leverage (including higher management fees).
The Trust’s leveraging strategy may not be successful.
Increase in Share Price Volatility; Decrease in Share Price. The Rights offering may result in an increase in trading of the Common Shares, which may increase volatility in the market price of the Common Shares. The Rights offering may result in an increase in the number of shareholders wishing to sell their Common Shares, which would exert downward price pressure on the price of Common Shares.
Under-Subscription. It is possible that the Rights offering will not be fully subscribed. Under-subscription of the Rights offering would have an impact on the net proceeds of the Rights offering and whether the Trust achieves any benefits.
TAXATION
The following is a general summary of the U.S. federal income tax consequences of the Rights offering to Record Date Shareholders who are U.S. persons for U.S. federal income tax purposes. The following summary supplements the discussion set forth in the accompanying Prospectus and SAI and is subject to the qualifications and assumptions set forth therein. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Trust.
Please refer to the “Tax Matters” sections in the Trust’s Prospectus and SAI for a description of the consequences of investing in the Trust’s Common Shares. Special tax considerations relating to this Rights offering are summarized below:

•	The value of a Right will not be includible in the income of a Common Shareholder at the time the subscription Right is issued.

•
The basis of a Right issued to a Common Shareholder will be zero, and the basis of the share with respect to which the Right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the Right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such Common Shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the Right a portion of the basis of the old share. If either (a) or (b) applies, such Common Shareholder must allocate basis between the old share and the Right in proportion to their fair market values on the date of distribution.

•	The basis of a Right purchased in the market will generally be its purchase price.

•	The holding period of a Right issued to a Common Shareholder will include the holding period of the old share.

•
No loss will be recognized by a Common Shareholder if a Right distributed to such Common Shareholder expires unexercised because the basis of the old share may be allocated to a Right only if the Right is exercised. If a Right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the Right.

•
Any gain or loss on the sale of a Right will be a capital gain or loss if the Right is held as a capital asset (which in the case of a Right issued to Record Date Shareholders will depend on whether the old share is held as a capital asset), and will be a long term capital gain or loss if the holding period is deemed to exceed one year.

•
No gain or loss will be recognized by a Common Shareholder upon the exercise of a Right, and the basis of any Common Share acquired upon exercise (the new Common Share) will equal the sum of the basis, if any, of the Right and the subscription price for the new Common Share. The holding period for the new Common Share will begin on the date when the Right is exercised (or, in the case of a Right purchased in the market, potentially the day after the date of exercise).

The foregoing is a general and abbreviated summary of the provisions of the Code and the Treasury regulations in effect as they directly govern the taxation of the Trust and holders of its Common Shares, with respect to U.S. federal income taxation only. Other tax issues such as state and local taxation may apply. Investors are urged to consult their own tax advisers to determine the tax consequences of investing in the Trust. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive.
LEGAL MATTERS
Willkie Farr & Gallagher LLP serves as counsel to the Trust. Certain legal matters in connection with the Common Shares will be passed upon for the Trust by Venable LLP.
FINANCIAL STATEMENTS
The audited annual financial statements of the Trust for the fiscal year ended December 31, 2025 and the unaudited financial statements for the six months ended June 30, 2026 are incorporated by reference into this Prospectus Supplement, the accompanying Prospectus and the SAI.
ADDITIONAL INFORMATION
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Trust with the SEC under the Securities Act and the Investment Company Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Trust and the common shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (http://www.sec.gov).

BASE PROSPECTUS

35,000,000 Shares

BlackRock Capital Allocation Term Trust

Common Shares of Beneficial Interest

Rights to Purchase Common Shares of Beneficial Interest

BlackRock Capital Allocation Term Trust, a Maryland statutory trust (the “Trust,” “we,” “us” or “our”) is a diversified, closed-end management investment company. The Trust’s investment objectives are to provide total return and income through a combination of current income, current gains and long-term capital appreciation. There can be no assurance that the investment objectives of the Trust will be realized.

We may offer, from time to time, in one or more offerings, up to 35,000,000 of our common shares of beneficial interest, par value $0.001 per share (“common shares”). We may also offer subscription rights to purchase our common shares. Common shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares.

Our common shares may be offered directly to one or more purchasers, including existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the offering will identify any agents or underwriters involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “BCAT.” The last reported sale price of our common shares, as reported by the NYSE on June 5, 2026 was $15.46 per common share. The net asset value of our common shares at the close of business on June 5, 2026 was $14.76 per common share. Rights issued by the Trust may also be listed on a securities exchange.

Investing in the Trust’s common shares involves certain risks, including risks of leverage, that are described in the “Risks” section beginning on page 42 of this Prospectus.

Shares of closed-end management investment companies frequently trade at a discount to their net asset value. The Trust’s common shares have traded at both a premium and discount to net asset value, including during recent periods. If the Trust’s common shares trade at a discount to their net asset value, the risk of loss may increase for purchasers in a public offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 12, 2026

This Prospectus is part of a registration statement that we have filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under the shelf registration process, we may offer, from time to time, separately or together in one or more offerings, the securities described in this Prospectus. The securities may be offered at prices and on terms described in one or more supplements to this Prospectus. This Prospectus provides you with a general description of the securities that we may offer. Each time we use this Prospectus to offer securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. This Prospectus, together with any Prospectus Supplement, sets forth concisely the information about the Trust that a prospective investor should know before investing. You should read this Prospectus and applicable Prospectus Supplement, which contain important information, before deciding whether to invest in the common shares. You should retain the Prospectus and Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated June 12, 2026, containing additional information about the Trust, has been filed with the SEC and, as amended from time to time, is incorporated by reference in its entirety into this Prospectus. You may call (800) 882-0052, visit the Trust’s website (http://www.blackrock.com) or write to the Trust to obtain, free of charge, copies of the SAI and the Trust’s semi-annual and annual reports, as well as to obtain other information about the Trust or to make shareholder inquiries. The SAI, as well as the Trust’s semi-annual and annual reports, are also available for free on the SEC’s website (http://www.sec.gov). You may also e-mail requests for these documents to publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus.

You should not construe the contents of this Prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Trust.

The Trust’s common shares do not represent a deposit or an obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any related Prospectus Supplement in making your investment decisions. The Trust has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus and any Prospectus Supplement is accurate only as of the dates on their covers. The Trust’s business, financial condition and prospects may have changed since the date of its description in this Prospectus or the date of its description in any Prospectus Supplement.

PROSPECTUS SUMMARY

This is only a summary of certain information relating to BlackRock Capital Allocation Term Trust. This summary may not contain all of the information that you should consider before investing in our common shares. You should consider the more detailed information contained in the Prospectus and in any related Prospectus Supplement and in the Statement of Additional Information (“SAI”) before purchasing common shares.

The Trust

BlackRock Capital Allocation Term Trust, a Maryland statutory trust, is a diversified, closed-end management investment company. Throughout this Prospectus, we refer to BlackRock Capital Allocation Term Trust simply as the “Trust” or as “we,” “us” or “our.” See “The Trust.”

The Trust’s common shares of beneficial interest, par value $0.001 per share (“common shares”), are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “BCAT.” As of June 5, 2026, the net assets of the Trust were $1,558,848,512.48, the total assets of the Trust were $2,527,380,934.93 and the Trust had 105,629,074 common shares outstanding. The last reported sale price of the Trust’s common shares, as reported by the NYSE on June 5, 2026 was $15.46 per common share. The net asset value (“NAV”) of the Trust’s common shares at the close of business on June 5, 2026 was $14.76 per common share. See “Description of Shares.” Rights issued by the Trust may also be listed on a securities exchange.

The Offering

We may offer, from time to time, in one or more offerings, up to 35,000,000 of our common shares on terms to be determined at the time of the offering. We may also offer subscription rights to purchase our common shares. The common shares may be offered at prices and on terms to be set forth in one or more Prospectus Supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in our common shares. Our common shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The offering price per common share will not be less than the NAV per common share at the time we make the offering, exclusive of any underwriting commissions or discounts, provided that rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.” The Prospectus Supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our common shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters, or among our underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Prospectus Supplement relating to any offering of rights will set forth the number of common shares issuable upon the exercise of each right (or number of rights) and the other terms of such rights offering. We may not sell any of our common shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular offering of our common shares.

Use of Proceeds

The net proceeds from the issuance of common shares hereunder will be invested in accordance with our investment objectives and policies as appropriate investment opportunities are identified, which is expected to be substantially completed in approximately three months from the date on which the proceeds from an offering are received by the Trust; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. See “Use of Proceeds.”

Investment Objectives and Policies

Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—BlackRock Capital Allocation Term Trust (BCAT)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objectives and policies.

Term Trust

In accordance with the Trust’s Agreement and Declaration of Trust, dated April 9, 2020 as amended from time to time (the “Agreement and Declaration of Trust”), the Trust intends to dissolve as of the first business day following the twelfth anniversary of the effective date of the Trust’s initial registration statement, which the Trust currently expects to occur on or about September 27, 2032 (the “Dissolution Date”); provided that the Board of Trustees of the Trust (the “Board,” and the members thereof, “Trustees”) may, by a vote of a majority of the Board and seventy-five percent (75%) of the members of the Board who either (i) have been a member of the Board for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if less than thirty-six months) or (ii) were nominated to serve as a member of the Board by a majority of the Continuing Trustees then members of the Board (the “Continuing Trustees”) (a “Board Action Vote”), without shareholder approval, extend the Dissolution Date: (i) once for up to one year, and (ii) once for up to an additional six months, to a date up to and including eighteen months after the initial Dissolution Date (which date shall then become the Dissolution Date). In determining whether to extend the Dissolution Date, the Board may consider, among other factors, the inability to sell the Trust’s assets in a time frame consistent with dissolution due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Trust’s remaining assets will appreciate and generate capital appreciation and income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Trust. Each holder of common shares would be paid a pro rata portion of the Trust’s net assets upon dissolution of the Trust.

Beginning one year before the Dissolution Date (the “Wind-Down Period”), the Trust may begin liquidating all or a portion of the Trust’s portfolio, and may deviate from its investment policies and may not achieve its investment objectives. During the Wind-Down Period (or in anticipation of an Eligible Tender Offer, as defined below), the Trust’s portfolio composition may change as more of its portfolio holdings are called or sold and portfolio holdings are disposed of in anticipation of liquidation.

As of a date within twelve months preceding the Dissolution Date (as may be extended as described above), the Board may, by a Board Action Vote, cause the Trust to conduct a tender offer to all common shareholders to purchase 100% of the then outstanding common shares of the Trust at a price equal to the net asset value (“NAV”) per common share on the expiration date of the tender offer (an “Eligible Tender Offer”). The Board has established that the Trust must have at least $200 million of aggregate net assets immediately following the completion of an Eligible Tender Offer to ensure the continued viability of the Trust (the “Dissolution Threshold”). In an Eligible Tender Offer, the Trust will offer to purchase all common shares held by each common shareholder; provided that if the payment for properly tendered common shares would result in the Trust having aggregate net assets below the Dissolution Threshold, the Eligible Tender Offer will be canceled and no common shares will be repurchased pursuant to the Eligible Tender Offer. Instead, the Trust will begin (or continue) liquidating its portfolio and proceed to dissolve on or about the Dissolution Date. Regardless of whether the Eligible Tender Offer is completed or canceled, the Advisor will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with the disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Trust and its common shareholders. The Eligible Tender Offer would be made, and common shareholders would be notified thereof, in accordance with the requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable tender offer rules thereunder (including Rule 13e-4 and Regulation 14E under the Exchange Act). If the payment for properly tendered common shares would result in the Trust having aggregate net assets greater than or equal to the Dissolution Threshold, all common shares properly tendered and not withdrawn will be purchased by the Trust pursuant to the terms of the Eligible Tender Offer. The Trust’s purchase of tendered common shares pursuant to a tender offer will have tax consequences for tendering common shareholders and may have tax consequences for non-tendering common shareholders. In addition, the Trust would continue to be subject to its obligations with respect to its issued and outstanding borrowings, preferred stock or debt securities, if any. An Eligible Tender Offer may be commenced upon approval of the Board, without a shareholder vote. The Trust is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Trust will dissolve on the Dissolution Date (subject to extension as described above), unless the limited term provisions of the Agreement and Declaration of Trust are amended with the vote of shareholders.

Following the completion of an Eligible Tender Offer, the Board may, by a Board Action Vote, eliminate the Dissolution Date without shareholder approval and provide for the Trust’s perpetual existence. In determining whether to eliminate the Dissolution Date, the Board may consider market conditions at such time and all other factors deemed relevant by the Board in consultation with the Advisor, taking into account that the Advisor may have a potential conflict of interest in recommending to the Board that the limited term structure be eliminated and the Trust have a perpetual existence. In making a decision to eliminate the Dissolution Date to provide for the Trust’s perpetual existence, the Board will take such actions with respect to the continued operations of the Trust as it deems to be in the best interests of the Trust. The Trust is not required to conduct additional tender offers following an Eligible Tender Offer and conversion to a perpetual structure. Therefore, remaining common shareholders may not have another opportunity to participate in a tender offer or exchange their common shares for the then-existing NAV per share. There is no guarantee that the Board will eliminate the Dissolution Date following the completion of an Eligible Tender Offer so that the Trust will have a perpetual existence.

All common shareholders remaining after a tender offer will be subject to proportionately higher expenses due to the reduction in the Trust’s assets resulting from payment for the tendered common shares. A reduction in assets, and the corresponding increase in the Trust’s expense ratio, could result in lower returns and put the Trust at a disadvantage relative to its peers and potentially cause the Trust’s common shares to trade at a wider discount, or smaller premium, to NAV than it otherwise would. Such reduction in the Trust’s assets may also result in less investment flexibility, reduced diversification and greater volatility for the Trust, and may have an adverse effect on the Trust’s investment performance. Moreover, the resulting reduction in the number of outstanding common shares could cause the common shares to become more thinly traded or otherwise adversely impact the secondary market trading of such common shares.

The Board may, to the extent it deems appropriate and without shareholder approval, adopt a plan of liquidation at any time preceding the anticipated Dissolution Date, which plan of liquidation may set forth the terms and conditions for implementing the termination of the Trust’s existence, including the commencement of the winding down of its investment operations and the making of one or more liquidating distributions to common shareholders prior to the Dissolution Date. The Trust retains broad flexibility to liquidate its portfolio, wind up its business and make liquidating distributions to common shareholders in a manner and on a schedule it believes will best contribute to the achievement of its investment objectives.

Following a liquidation of substantially all of its portfolio and the distribution of the net proceeds thereof to the shareholders, the Trust may continue in existence to pay, satisfy, and discharge any existing debts or obligations, collect and distribute any remaining net assets to the shareholders, and do all other acts required to liquidate and wind up its business and affairs. As soon as practicable after the Dissolution Date, the Trust will complete the liquidation of its portfolio (to the extent possible and not already liquidated), retire or redeem its leverage facilities, if any (to the extent not already retired or redeemed), distribute all of its liquidated net assets to its common shareholders (to the extent not already distributed) and terminate its existence under Maryland law.

Although it is anticipated that the Trust will have distributed substantially all of its net assets to shareholders as soon as practicable after the Dissolution Date, securities for which no market exists or securities trading at depressed prices, if any, may be placed in a liquidating trust. Securities placed in a liquidating trust may be held for an indefinite period of time, potentially several years or longer, until they can be sold or pay out all of their cash flows. During such time, the shareholders will continue to be exposed to the risks associated with the Trust and the value of their interest in the liquidating trust will fluctuate with the value of the liquidating trust’s remaining assets. To the extent the costs associated with a liquidating trust exceed the value of the remaining securities, the liquidating trust trustees may determine to dispose of the remaining securities in a manner of their choosing. The Trust cannot predict the amount, if any, of securities that will be required to be placed in a liquidating trust or how long it will take to sell or otherwise dispose of such securities.

The Trust is not a so called “target date” or “life cycle” fund whose asset allocation becomes more conservative over time as its target date, often associated with retirement, approaches. In addition, the Trust is not a “target term” fund whose investment objective is to return its original NAV on the Dissolution Date or in an Eligible Tender Offer. The final distribution of net assets per common share upon dissolution or the price per common share in an Eligible Tender Offer may be more than, equal to or less than the initial public offering price per common share.

Leverage

The Trust currently does not intend to borrow money or issue debt securities or preferred shares. The Trust is, however, permitted to borrow money or issue debt securities in an amount up to 331/3% of its Managed Assets (50% of its net assets), and issue preferred shares in an amount up to 50% of its Managed Assets (100% of its net assets). “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). Although it has no present intention to do so, the Trust reserves the right to borrow money from banks or other financial institutions, or issue debt securities or preferred shares, in the future if it believes that market conditions would be conducive to the successful implementation of a leveraging strategy through borrowing money or issuing debt securities or preferred shares. See “Leverage.”

The Trust has entered into a 179-day rolling line of credit facility with BNP Paribas Prime Brokerage International, Limited (“BNP”). The Trust can borrow up to $550,000,000 at any time, subject to asset coverage and other limitations as specified in the credit facility.

The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Trust’s NAV, the market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. For example, a rise in short-term interest rates generally will cause the Trust’s NAV to decline more than if the Trust had not used leverage. A reduction in the Trust’s NAV may cause a reduction in the market price of the Trust’s common shares. The Trust cannot assure you that the use of leverage will result in a higher yield on the Trust’s common shares. When the Trust uses leverage, the management fee payable to the Advisor will be higher than if the Trust did not use leverage because this fee is calculated on the basis of the Trust’s Managed Assets, which include the proceeds of leverage. Any leveraging strategy the Trust employs may not be successful.

Investment Advisor and Sub-Advisors

BlackRock Advisors, LLC (the “Advisor”) is the Trust’s investment adviser. BlackRock International Limited and BlackRock (Singapore) Limited serve as sub-advisers to the Trust (each a “Sub-Advisor” and, together with the Advisor, the “Advisors”). The Advisor receives a monthly management fee in arrears at an annual rate equal to 1.25% of the average daily value of the Trust’s managed assets. For purposes of calculating these fees, “managed assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). For that portion of the Trust for which a Sub-Advisor acts as sub-adviser, the Advisor, and not the Trust, pays an annual sub-advisory fee to each Sub-Advisor equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the managed assets of the Trust allocated to the Sub-Advisor. See “Management of the Trust—Investment Advisor and Sub-Advisors.”

Distributions

The Trust has, pursuant to an SEC exemptive order granted by the SEC to certain of BlackRock’s closed-end funds, adopted a plan to support a level distribution of income, capital gains and/or return of capital (the “Managed Distribution Plan”). The Managed Distribution Plan has been approved by the Board and is consistent with the Trust’s investment objectives and policies. Under the Managed

Distribution Plan, the Trust will distribute all available investment income, including current gains, to its shareholders, consistent with its investment objectives and as required by the Internal Revenue Code of 1986, as amended (the “Code”). If sufficient investment income, including current gains, is not available on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution. The Trust may be required to sell portfolio investments in order to make such distributions.

A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at a fixed amount established by the Board, except for extraordinary distributions and potential distribution rate increases or decreases to enable the Trust to comply with the distribution requirements imposed by the Code. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Managed Distribution Plan.

Various factors will affect the level of the Trust’s income, including the asset mix and the Trust’s use of options and hedging. To permit the Trust to maintain a more stable monthly distribution, the Trust may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of income actually earned by the Trust during that period. Undistributed income will add to the Trust’s NAV (and indirectly benefits the Advisor by increasing its fees) and, correspondingly, distributions from undistributed income will reduce the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Managed Distribution Plan annually.

Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust in accordance with the Trust’s dividend reinvestment plan, unless an election is made to receive cash by contacting the Reinvestment Plan Agent (as defined herein), at (800) 699-1236. See “Dividend Reinvestment Plan.”

Under normal market conditions, the Advisor will seek to manage the Trust in a manner such that the Trust’s distributions are reflective of the Trust’s current and projected earnings levels. The distribution level of the Trust is subject to change based upon a number of factors, including the current and projected level of the Trust’s earnings, and may fluctuate over time.

Listing	The Trust’s common shares are listed on the NYSE under the symbol “BCAT.” See “Description of Shares—Common Shares.”

Custodian and Transfer Agent	State Street Bank and Trust Company serves as the Trust’s custodian, and Computershare Trust Company, N.A. serves as the Trust’s transfer agent.

Administrator	State Street Bank and Trust Company serves as the Trust’s administrator and fund accountant.

Market Price of Shares

Common shares of closed-end investment companies frequently trade at prices lower than their NAV. The Trust cannot assure you that its common shares will trade at a price higher than or equal to NAV. See “Use of Proceeds.” The Trust’s common shares trade in the open market at market prices that are a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, portfolio credit quality, liquidity, dividend stability, relative demand for and supply of the common shares in the market, general market and economic conditions and other factors. See “Leverage,” “Risks,” “Description of Shares” and “Repurchase of Common Shares.” The common shares are designed primarily for long-term investors and you should not purchase common shares of the Trust if you intend to sell them shortly after purchase.

Special Risk Considerations

An investment in common shares of the Trust involves risk. Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—Risk Factors”, which is incorporated by reference herein, for a discussion of the risks of investing in the Trust. You should carefully consider those risks, which are described in more detail under “Risks” beginning on page [55] of this Prospectus, along with additional risks relating to an investment in the Trust.

SUMMARY OF TRUST EXPENSES

Shareholder Transaction Expenses
Sales load paid by you (as a percentage of offering price)(1)	1.00%
Offering expenses borne by the Trust (as a percentage of offering price)(1)	0.02%
Dividend reinvestment plan fees	$0.02 per share for open-market purchases of common shares(2)
Dividend reinvestment plan sale transaction fee	$2.50(2)

Estimated Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees(3)(4)	1.25%
Other Expenses(5)	0.16%
Miscellaneous Other Expenses	0.07%
Interest Expense	0.09%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses(6)	1.42%
Fee Waivers and/or Expense Reimbursements(4)	(0.01)%

Total Annual Expenses after Fee Waivers and/or Expense Reimbursements(4)	1.41%

(1)

If the common shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load and the estimated offering expenses. Trust shareholders will pay all offering expenses involved with an offering.

(2)

Computershare Trust Company, N.A.’s (the “Reinvestment Plan Agent”) fees for the handling of the reinvestment of dividends will be paid by the Trust. However, you will pay a $0.02 per share fee incurred in connection with open-market purchases, which will be deducted from the value of the dividend. You will also be charged a $2.50 sales fee and pay a $0.15 per share fee if you direct the Reinvestment Plan Agent to sell your common shares held in a dividend reinvestment account. Per share fees include any applicable brokerage commissions the Reinvestment Plan Agent is required to pay.

(3)

The Trust currently pays the Advisor a monthly fee at an annual rate equal to 1.25% of the average daily value of each Trust’s Managed Assets. “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes).

(4)

The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2028. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2028. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) of the Trust (the “Independent Trustees”) or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

(5)	Other Expenses are based on estimated amounts for the current fiscal year.
(6)	The total annual expenses do not correlate to the ratios of expenses to average net assets shown in the Trust’s most recent annual report, which does not include the Acquired Fund Fees and Expenses.

The following example illustrates the expenses (including the sales load of $10.00 and offering costs of $0.15) that you would pay on a $1,000 investment in common shares, assuming (i) total net annual expenses of 1.41% of net assets attributable to common shares, and (ii) a 5% annual return:

	One Year	Three Years	Five Years	Ten Years
Total expenses incurred	$24	$55	$87	$179

The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the Estimated Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Trust’s financial performance for the periods presented. Certain information reflects financial results for a single common share of the Trust. The information for the fiscal years, ended December 31, 2025, 2024, 2023, 2022, and 2021 has been audited by Deloitte & Touche LLP, independent registered public accounting firm for the Trust. The report of Deloitte & Touche LLP is included in the Trust’s December 31, 2025 annual report, is incorporated by reference into the Prospectus and SAI and can be obtained by shareholders. The Trust’s financial statements are included in the Trust’s annual report and are incorporated by reference into the Prospectus and the SAI.

(For a share outstanding throughout each period)

	BCAT(a)
	Year Ended 12/31/25		Year Ended 12/31/24		Year Ended 12/31/23		Year Ended 12/31/22	Year Ended 12/31/21	Period of 09/28/20 - 12/31/20
Net asset value, beginning of year	$16.43		$17.25		$16.84		$20.90	$21.05	20.00

Net investment income(b)	0.36		0.48		0.55		0.50	0.53	0.04
Net realized and unrealized gain (loss)	1.76		1.35		1.37		(3.31)	0.57	1.11

Net increase (decrease) from investment operations	2.12		1.83		1.92		(2.81)	1.10	1.15

Distributions(c)
From net investment income	(0.35)		(0.54)		(0.58)		(0.99)	(0.75)	(0.03)
From net realized gain	—		—		—		—	(0.03)	(0.07)
Return of capital	(2.97)		(2.11)		(0.93)		(0.26)	(0.47)

Total distributions	(3.32)		(2.65)		(1.51)		(1.25)	(1.25)	(0.10)

Net asset value, end of year	$15.23		$16.43		$17.25		$16.84	$20.90	21.05

Market price, end of year	$14.16		$15.15		$14.95		$13.87	$19.45	21.77

Total Return(d)
Based on net asset value	15.55%		11.92	%(e)	13.24%		(12.61)%	5.44%	5.77	%(e)

Based on market price	16.50%		19.08%		19.16%		(22.66)%	(5.12)%	9.39	%(e)

Ratios to Average Net Assets(f)
Total expenses	1.41%		1.46	%(g)	1.40	%(h)	1.58%	1.61%	1.30%

Total expenses after fees waived and/or reimbursed	1.40%		1.45	%(g)	1.39	%(h)	1.57%	1.60%	1.26%

Total expenses after fees waived and/or reimbursed and excluding interest expense and fees and amortization of offering costs and excluding professional fees for foreign withholding taxes	1.31%		1.37	%(g)	1.31	%(h)	1.42%	1.51%

Net investment income	2.29%		2.78%		3.19%		2.77%	2.49%	0.84%

Supplemental Data
Net assets, end of year (000)	$1,595,292		$1,721,260		$1,853,696		$1,821,348	$2,332,983	$2,351,695

Borrowings outstanding, end of year (000)	$—		$—		$—		$—	$687,791

Asset coverage, end of year per $1,000 of bank borrowings	$—		$—		$—		$—	$6,290

Portfolio turnover rate(i)	260	%(j)	257	%(j)	234	%(j)	98%	90%	13%

(a)	Consolidated Financial Highlights.
(b)	Based on average shares outstanding.

(c)	Distributions for annual periods determined in accordance with U.S. federal income tax regulations.
(d)

Total returns based on market price, which can be significantly greater or less than the net asset value, may result in substantially different returns. Where applicable, excludes the effects of any sales charges and assumes the reinvestment of distributions at actual reinvestment prices.

(e)	Includes payment from an affiliate, which had no impact on the Trust’s total return.
(f)	Excludes fees and expenses incurred indirectly as a result of investments in underlying funds.
(g)

Includes non-recurring expenses of proxy costs. Without these costs, total expenses, total expenses after fees waived and/or reimbursed and total expenses after fees waived and/or reimbursed and excluding interest expense, fees and amortization of offering costs would have been 1.39%, 1.38% and 1.30%, respectively.

(h)

Includes non-recurring expenses of proxy costs and offering costs. Without these costs, total expenses, total expenses after fees waived and/or reimbursed and total expenses after fees waived and/or reimbursed and excluding interest expense, fees and amortization of offering costs would have been 1.38%, 1.37% and 1.29%, respectively.

(i)	Includes mortgage dollar roll transactions (“MDRs”). Additional information regarding portfolio turnover rate is as follows:

	Year Ended 12/31/25	Year Ended 12/31/24	Year Ended 12/31/23	Year Ended 12/31/22	Year Ended 12/31/21	Period of 09/28/20 - 12/31/20
Portfolio turnover rate (excluding MDRs)	139%	150%	135%	88%	86%	13%

(j)	Excludes underlying investments in total return swaps.

SENIOR SECURITIES

The following table sets forth information regarding the Trust’s outstanding senior securities as of the end of each of the Trust’s fiscal years since inception, as applicable. The Trust’s audited financial statements, including Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm, and accompanying notes to financial statements, are included in the Fund’s annual report to shareholders for the fiscal year ended December 31, 2025.

Fiscal Year/Period Ended	Total Amount Outstanding (000)	Asset Coverage(a)	Liquidation Preference	Type of Senior Security
December 31, 2025	$0	$—	N/A	Bank Borrowings
December 31, 2024	0	—	N/A	Bank Borrowings
December 31, 2023	0	—	N/A	Bank Borrowings
December 31, 2022	0	—	N/A	Bank Borrowings
December 31, 2021	687,791	6,290	N/A	Bank Borrowings
December 31, 2020(b)	0	—	N/A	Bank Borrowings

(a)

Calculated by subtracting the Trust’s total liabilities (not including bank borrowings) from the Trust’s total assets and dividing this by the amount of bank borrowings, and by multiplying the results by 1,000.

(b)	Reflects the period from the commencement of operations, September 28, 2020, until December 31, 2020.

USE OF PROCEEDS

The net proceeds from the issuance of common shares hereunder will be invested in accordance with the Trust’s investment objectives and policies as stated below. We currently anticipate that we will be able to invest all of the net proceeds in accordance with our investment objectives and policies within approximately three months from the date on which the proceeds from an offering are received by the Trust; however, the identification of appropriate investment opportunities pursuant to the Trust’s investment style or changes in market conditions could result in the Trust’s anticipated investment period extending to as long as six months. Pending such investment, it is anticipated that the proceeds will be invested in short-term, tax-exempt or taxable investment grade securities.

THE TRUST

The Trust is a diversified, closed-end management investment company registered under the Investment Company Act. The Trust was organized as a Maryland statutory trust on April 9, 2020, pursuant to the filing of a Certificate of Trust with the State Department of Assessments and Taxation of Maryland and is governed by an Agreement and Declaration of Trust (the “Declaration of Trust”), its Bylaws and by the laws of the State of Maryland. The Trust was known as BlackRock Capital Allocation Trust prior to April 5, 2023. The Trust’s principal office is located at 100 Bellevue Parkway, Wilmington, Delaware 19809, and its telephone number is (800) 882-0052.

The Trust commenced operations on September 28, 2020, upon the initiation of an initial public offering of 100,000,000 of its common shares. The proceeds of such offering were approximately $ 2,231,833,240 after the payment of organizational and offering expenses. The Trust’s common shares are traded on the NYSE under the symbol “BCAT.”

DESCRIPTION OF SHARES

The Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share, in the Trust, all of which were initially classified as common shares. The Board of Trustees is authorized, however, to classify and reclassify any unissued shares of beneficial interest into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such shares. The Trust may reclassify an amount of unissued common shares as preferred shares and at that time offer preferred shares. See “Leverage—Preferred Shares.”

Common Shares

Shareholders are entitled to share pro rata in the net assets of the Trust available for distribution to shareholders upon liquidation of the Trust. Shareholders are entitled to one vote for each share held. Shareholders do not have preemptive, conversion or subscription rights and the Trust’s common shares are not redeemable. Common shares, when issued and outstanding, will be fully paid and non-assessable.

The Trust intends to hold annual meetings of shareholders so long as the common shares are listed on a national securities exchange and such meetings are required as a condition to such listing. The Trust will send unaudited reports at least semi-annually and audited annual financial statements to all of its shareholders.

Unlike open-end funds, closed-end funds like the Trust do not continuously offer shares and do not provide daily redemptions. Rather, if a shareholder determines to buy additional common shares or sell shares already held, the shareholder may do so by trading through a broker on the NYSE or otherwise. Shares of closed-end investment companies frequently trade on an exchange at prices lower than NAV. Shares of closed-end investment companies like the Trust have, during some periods, traded at prices higher than NAV and during other periods have traded at prices lower than NAV. Because the market value of the common shares may be influenced by such factors as dividend levels (which are in turn affected by expenses), call protection on its portfolio securities, dividend stability, portfolio credit quality, the Trust’s NAV, relative demand for and supply of such shares in the market, general market and economic conditions and other factors beyond the control of the Trust, the Trust cannot assure you that its common shares will trade at a price equal to or higher than NAV in the future. The common shares are designed primarily for long-term investors and you should not purchase the common shares if you intend to sell them soon after purchase. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI.

The Trust’s outstanding common shares are, and when issued, the common shares offered by this Prospectus will be, publicly held and listed and traded on the NYSE under the symbol “BCAT.” The Trust determines its NAV on a daily basis. The following table sets forth, for the quarters indicated, the highest and lowest daily closing prices on the NYSE per common share, and the NAV per common share and the premium to or discount from NAV, on the date of each of the high and low market prices. The table also sets forth the number of common shares traded on the NYSE during the respective quarters.

	NYSE Market Price Per Common Share		NAV Per Common Share on Date of Market Price		Premium/ (Discount) on Date of Market Price		Trading
During Quarter Ended	High	Low	High	Low	High	Low	Volume
March 31, 2026	$15.34	$13.87	$15.02	$14.01	2.13%	(1.00)%	38,576,739
December 31, 2025	$14.95	$13.84	$15.64	$14.89	(4.41)%	(7.05)%	39,839,920
September 30, 2025	$15.29	$14.56	$15.72	$15.23	(2.74)%	(4.40)%	37,334,682
June 30, 2025	$15.27	$13.20	$15.62	$14.77	(2.24)%	(10.63)%	33,035,125
March 31, 2025	$15.88	$14.35	$16.67	$15.51	(4.74)%	(7.48)%	29,044,303
December 31, 2024	$16.65	$15.10	$17.41	$16.44	(4.37)%	(8.15)%	27,156,838
September 30, 2024	$17.00	$15.81	$17.79	$16.89	(4.44)%	(6.39)%	24,850,524
June 30, 2024	$16.91	$15.27	$17.73	$17.21	(4.62)%	(11.27)%	21,489,795
March 31, 2024	$16.66	$14.83	$17.88	$17.13	(6.82)%	(13.43)%	19,898,725

As of June 5, 2026, the NAV per common share of the Trust was $14.76 and the market price per common share was $15.46, representing a premium to NAV of 4.74%. Common shares of the Trust have historically traded at both a premium and discount to NAV.

As of June 5, 2026, the Trust has 105,629,074 common shares outstanding.

Preferred Shares

In the event the Trust issues preferred shares, it is anticipated that such preferred shares will be issued in one or more series, with rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the holders of common shares. Under the Investment Company Act, the Trust is permitted to have outstanding more than one series of preferred shares so long as no single series has a priority over another series as to the distribution of assets of the Trust or the payment of dividends. Holders of common shares will have no preemptive right to purchase any shares of preferred shares that might be issued. It is anticipated that the NAV per share of any preferred shares to be issued by the Trust will equal its original purchase price per share plus accumulated dividends per share. The Trust does not currently intend to issue preferred shares.

Under the Investment Company Act, the Trust is not permitted to issue preferred shares unless immediately after such issuance the value of the Trust’s total assets is at least 200% of the liquidation value of the outstanding preferred shares (i.e., the liquidation value may not exceed 50% of the Trust’s total assets). In addition, the Trust is not permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s total assets is at least 200% of such liquidation value. If the Trust issues preferred shares, it may be subject to restrictions imposed by the guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisors from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies. Please see “Description of Shares” in the SAI for more information.

Authorized Shares

The following table provides the Trust’s authorized shares and common shares outstanding as of June 5, 2026.

Title of Class	Amount Authorized	Amount Held by the Trust or for its Account	Amount Outstanding Exclusive of Amount held by the Trust
Common Shares	Unlimited	—	105,629,074

THE TRUST’S INVESTMENTS

Investment Objectives and Policies

Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Investment Objectives, Policies and Risks—BlackRock Capital Allocation Term Trust (BCAT)”, which is incorporated by reference herein, for a discussion of the Trust’s investment objectives and policies.

Investment Process

In selecting debt instruments and other securities for the Trust, the Advisors will seek to identify issuers and industries that the Advisors believe are likely to experience stable or improving financial conditions. The Advisors’ analysis will include:

•	credit research on the issuers’ financial strength;

•	assessment of the issuers’ ability to meet principal and interest payments;

•	general industry trends;

•	the issuers’ managerial strength;

•	analysis of deal structure and covenants;

•	changing financial conditions;

•	borrowing requirements or debt maturity schedules; and

•	the issuers’ responsiveness to changes in business conditions and interest rates.

The Advisors will consider relative values among issuers based on anticipated cash flow, interest or dividend coverage, asset coverage and earnings prospects. Using these tools, the Advisors will seek to add consistent value and control performance volatility consistent with the Trust’s investment objectives and policies. The Advisors believe this strategy should enhance the Trust’s ability to achieve its investment objectives.

The Advisors’ analysis continues on an ongoing basis for any debt instruments or other securities in which the Trust has invested. Although the Advisors use due care in making such analysis, there can be no assurance that such analysis will reveal factors that may impair the value of the debt instruments.

Portfolio Contents and Techniques

The Trust may invest in the following instruments and use the following investment techniques, subject to any limitations set forth herein. There is no guarantee the Trust will buy all of the types of securities or use all of the investment techniques that are described herein and in the SAI.

Equity Securities

The Trust may invest in equity securities, including common stocks, preferred stocks, convertible securities, warrants and rights and depositary receipts. Common stock represents an equity ownership interest in a company. The Trust may hold or have exposure to common stocks of issuers of any size, including small and medium capitalization stocks. Because the Trust will ordinarily have exposure to common stocks, historical trends would indicate that the Trust’s portfolio and investment returns will be subject at times, and over time, to higher levels of volatility and market and issuer-specific risk than if it invested exclusively in debt securities. The Trust intends to also employ a strategy, as described below, of writing call and put options on common stocks.

Preferred Securities

The Trust may invest in preferred securities. There are two basic types of preferred securities. The first type, sometimes referred to as traditional preferred securities, consists of preferred stock issued by an entity taxable as a corporation. The second type, sometimes referred to as trust preferred securities, are usually issued by a trust or limited partnership and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established.

Traditional Preferred Securities. Traditional preferred securities generally pay fixed or adjustable rate dividends to investors and generally have a “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case all accumulated dividends must be paid before any dividend on the common stock can be paid. However, some traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. A portion of the portfolio may include investments in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any arrearages to its shareholders. Should an issuer of a non-cumulative preferred stock held by the Trust determine not to pay dividends on such stock, the amount of dividends the Trust pays may be adversely affected. There is no assurance that dividends or distributions on the traditional preferred securities in which the Trust invests will be declared or otherwise made payable.

Preferred shareholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation value that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws, such as changes in corporate income tax rates or the “Dividends Received Deduction.” Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Trust’s holdings, if any, of higher rate-paying fixed rate preferred securities may be reduced and the Trust may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.

Convertible Securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. Convertible securities rank senior to common stock in a corporation’s capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

A “synthetic” or “manufactured” convertible security may be created by the Trust or by a third party by combining separate securities that possess the two principal characteristics of a traditional convertible security: an income producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a single market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Because the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component, the value of a synthetic convertible security may respond differently to market fluctuations than a traditional convertible security. The Trust also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity. Convertible structured notes have the attributes of a convertible security; however, the issuer of the convertible note (typically an investment bank), rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment and the Trust in turn assumes credit risk associated with the issuer of the convertible note.

Warrants and Rights

Warrants and rights are instruments issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Warrants and rights normally have a short life span to expiration. The purchase of warrants or rights involves the risk that the Trust could lose the purchase value of a warrant or right if the right to subscribe to additional shares is not exercised prior to the warrants’ and rights’ expiration. Also, the purchase of warrants and/or rights involves the risk that the effective price paid for the warrant and/or right added to the subscription price of the related security may exceed the subscribed security’s market price such as when there is no movement in the level of the underlying security.

The Trust may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Trust could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Trust a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

Depositary Receipts

The Trust may invest in sponsored and unsponsored ADRs, EDRs, GDRs and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis.

U.S. Government Debt Securities

The Trust may invest in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance. Such obligations include U.S. Treasury bills (maturity of one year or less), U.S. Treasury notes (maturity of one to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years), including the principal components or the interest components issued by the U.S. Government under the separate trading of registered interest and principal securities program (i.e., “STRIPS”), all of which are backed by the full faith and credit of the United States.

Sovereign Governmental and Supranational Debt

The Trust may invest in all types of debt securities of governmental issuers in all countries, including foreign countries. These sovereign debt securities may include: debt securities issued or guaranteed by governments, governmental agencies or instrumentalities and political subdivisions located in foreign countries; debt securities issued by government owned, controlled or sponsored entities located in foreign countries; interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers; Brady Bonds, which are debt securities issued under the framework of the Brady Plan as a means for debtor nations to restructure their outstanding external indebtedness; participations in loans between emerging market governments and financial institutions; or debt securities issued by supranational entities such as the World Bank. A supranational entity is a bank, commission or company established or financially supported by the national governments of one or more countries to promote reconstruction or development. Sovereign government and supranational debt involve all the risks described herein regarding foreign and emerging markets investments as well as the risk of debt moratorium, repudiation or renegotiation.

Brady Bonds are not considered to be U.S. Government securities. U.S. dollar-denominated, collateralized Brady Bonds, which may be fixed rate par bonds or floating rate discount bonds, are generally collateralized in full as to principal by U.S. Treasury zero-coupon bonds having the same maturity as the Brady Bonds. Interest payments on these Brady Bonds generally are collateralized on a one-year or longer rolling-forward basis by cash or securities in an amount that, in the case of fixed rate bonds, is equal to at least one year of interest payments or, in the case of floating rate bonds, initially is equal to at least one year’s interest payments based on the applicable interest rate at that time and is adjusted at regular intervals thereafter. Certain Brady Bonds are entitled to “value recovery payments” in certain circumstances, which in effect constitute supplemental interest payments but generally are not collateralized. For example, some Mexican and Venezuelan Brady Bonds include attached value recovery options, which increase interest payments if oil revenues rise. Brady Bonds are often viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity (the uncollateralized amounts constitute the “residual risk”).

Brady Bonds involve various risk factors described elsewhere associated with investing in foreign securities, including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. In light of the residual risk of Brady Bonds and, among other factors, the history of defaults, investments in Brady Bonds are considered speculative. There can be no assurance that Brady Bonds in which the Trust may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Trust to suffer a loss of interest or principal on any of its holdings.

Corporate Bonds

Corporate bonds are debt obligations issued by corporations. Corporate bonds may be either secured or unsecured. Collateral used for secured debt includes real property, machinery, equipment, accounts receivable, stocks, bonds or notes. If a bond is unsecured, it is known as a debenture. Bondholders, as creditors, have a prior legal claim over common and preferred shareholders as to both income and assets of the corporation for the principal and interest due them and may have a prior claim over other creditors if liens or mortgages are involved. Interest on corporate bonds may be fixed or floating, or the bonds may be zero coupons. Interest on corporate bonds is typically paid semi-annually and is fully taxable to the bondholder. Corporate bonds contain elements of both interest rate risk and credit risk. The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates and may also be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the marketplace. Corporate bonds usually yield more than government or agency bonds due to the presence of credit risk.

High Yield Securities (“Junk Bonds”)

The Trust may invest in securities rated, at the time of investment, below investment grade quality such as those rated Ba or below by Moody’s Investors Service, Inc. (“Moody’s”) or BB or below by S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”), or securities comparably rated by other rating agencies or in unrated securities determined by the Advisors to be of comparable quality. Such securities, sometimes referred to as “high yield” or “junk” bonds, are predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal in accordance with the terms of the security and generally involve greater price volatility than securities in higher rating categories. Often the protection of interest and principal payments with respect to such securities may be very moderate and issuers of such securities face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Lower grade securities, though high yielding, are characterized by high risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated securities. The secondary market for lower grade securities may be less liquid than that of higher rated securities. Adverse conditions could make it difficult at times for the Trust to sell certain securities or could result in lower prices than those used in calculating the Trust’s NAV.

The prices of fixed income securities generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of securities also is inversely related to the coupons of such securities. Accordingly, below investment grade securities may be relatively less sensitive to interest rate changes than higher quality securities of comparable maturity because of their higher coupon. The investor receives this higher coupon in return for bearing greater credit risk. The higher credit risk associated with below investment grade securities potentially can have a greater effect on the value of such securities than may be the case with higher quality issues of comparable maturity.

Lower grade securities may be particularly susceptible to economic downturns. It is likely that an economic recession could severely disrupt the market for such securities and may have an adverse impact on the value of such securities. In addition, it is likely that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

The ratings of Moody’s, S&P, Fitch and other rating agencies represent their opinions as to the quality of the obligations which they undertake to rate. Ratings are relative and subjective and, although ratings may be useful in evaluating the safety of interest and principal payments, they do not evaluate the market value risk of such obligations. Although these ratings may be an initial criterion for selection of portfolio investments, the Advisor also will independently evaluate these securities and the ability of the issuers of such securities to pay interest and principal. To the extent that the Trust invests in lower grade securities that have not been rated by a rating agency, the Trust’s ability to achieve its investment objectives will be more dependent on the Advisor’s credit analysis than would be the case when the Trust invests in rated securities.

Mezzanine Investments

The Trust may invest in certain high yield securities known as mezzanine investments, which are subordinated debt securities which are generally issued in private placements in connection with an equity security (e.g., with attached warrants). Such mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.

Distressed and Defaulted Securities

The Trust may invest in securities of financially distressed and bankrupt issuers, including debt obligations that are in covenant or payment default. Such investments generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative.

Variable and Floating Rate Instruments

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event-based, such as based on a change in the prime rate.

The interest rate on a floating rate security is a variable rate which is tied to another interest rate, such as a money-market index or Treasury bill rate. The interest rate on a floating rate security resets periodically, typically every six months. Because of the interest rate reset feature, floating rate securities provide the Trust with a certain degree of protection against rises in interest rates, although the Trust will participate in any declines in interest rates as well.

Municipal Securities

The Trust may invest in municipal securities, which include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of private activity bonds (“PABs”) (or industrial development bonds, under pre-1986 law) are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including among other things, airports, public ports, mass commuting facilities, multi-family housing projects, as well as facilities for water supply, gas, electricity, sewage or solid waste disposal and other specialized facilities. Other types of PABs, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute municipal securities. The interest on municipal securities may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of municipal securities are “general obligation” bonds and “revenue” bonds, which latter category includes PABs. Municipal securities typically are issued to finance public projects, such as roads or public buildings, to pay general operating expenses or to refinance outstanding debt. Municipal securities may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned industrial development and pollution control projects. General obligation bonds are backed by the full faith and credit, or taxing authority, of the issuer and may be repaid from any revenue source. Revenue bonds may be repaid only from the revenues of a specific facility or source. Municipal securities may be issued on a long term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments and mortgage payments. Municipal securities may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt. Obligations are included within the term municipal securities if the interest paid thereon is excluded from gross income for U.S. federal income tax purposes in the opinion of bond counsel to the issuer.

Taxable Municipal Securities. The Trust may invest in taxable municipal securities, which include obligations issued pursuant to the American Recovery and Reinvestment Act (“ARRA”) or other legislation providing for the issuance of taxable municipal debt on which the issuer receives federal support (any bonds so issued are considered “Build America Bonds”). If the Trust invests in Build America Bonds, it expects to invest in direct pay Build America Bonds and “principal only” strips of tax credit Build America Bonds. Provisions of the ARRA relevant to the issuance of Build America Bonds expired on December 31, 2010 and, as such, issuance has ceased.

Structured Instruments

The Trust may use structured instruments for investment purposes, for risk management purposes, such as to reduce the duration and interest rate sensitivity of the Trust’s portfolio, for leveraging purposes and, with respect to certain structured instruments, as an alternative or complement to its options writing strategy. While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other securities and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Trust’s use of structured instruments may not work as intended.

Structured Notes. The Trust may invest in “structured” notes and other related instruments, which are privately negotiated debt obligations in which the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

Event-Linked Securities. The Trust may obtain event-linked exposure by investing in “event-linked bonds” or “event-linked swaps” or by implementing “event-linked strategies.” Event-linked exposure results in gains or losses that typically are contingent upon, or formulaically related to, defined trigger events. Examples of trigger events include hurricanes, earthquakes, weather-related phenomena or statistics relating to such events. Some event-linked bonds are commonly referred to as “catastrophe bonds.” If a trigger event occurs, the Trust may lose a portion of or its entire principal invested in the bond or the entire notional amount of a swap. Event-linked exposure often provides for an extension of maturity to process and audit loss claims when a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. Event-linked exposure may also expose the Trust to certain other risks including credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences. Event-linked exposures may also be subject to illiquidity risk.

Equity-Linked Notes. Equity-linked notes (“ELNs”) are hybrid securities with characteristics of both fixed-income and equity securities. An ELN is a debt instrument, usually a bond, that pays interest based upon the performance of an underlying equity, which can be a single stock, basket of stocks or an equity index. Instead of paying a predetermined coupon, ELNs link the interest payment to the performance of a particular equity market index or basket of stocks or commodities. The interest payment is typically based on the percentage increase in an index from a predetermined level, but alternatively may be based on a decrease in the index. The interest payment may in some cases be leveraged so that, in percentage terms, it exceeds the relative performance of the market. ELNs generally are subject to the risks associated with the securities of equity issuers, default risk and counterparty risk. In particular, the Trust may invest in ELNs as an alternative or complement to its options writing strategy. The features of ELNs described above closely replicate the income and return stream associated with single stock covered call options, and permit the Trust to receive interest income instead of the capital gains treatment that results from the implementation of its options strategy, which the Trust believes may be advantageous in certain circumstances.

Credit Linked Notes. A credit-linked note (“CLN”) is a derivative instrument. It is a synthetic obligation between two or more parties where the payment of principal and/or interest is based on the performance of some obligation (a reference obligation). In addition to the credit risk of the reference obligations and interest rate risk, the buyer/seller of the CLN is subject to counterparty risk.

Mortgage Related Securities

Mortgage-backed securities (“MBS”) include structured debt obligations collateralized by pools of commercial (“CMBS”) or residential (“RMBS”) mortgages. Pools of mortgage loans and mortgage-backed loans, such as mezzanine loans, are assembled as securities for sale to investors by various governmental, government-related and private organizations. MBS include complex instruments such as collateralized mortgage obligations (“CMOs”), stripped MBS, mortgage pass-through securities and interests in real estate mortgage investment conduits (“REMICs”). The MBS in which the Trust may invest include those with fixed, floating or variable interest rates, those with interest rates that change based on multiples of changes in a specified reference interest rate or index of interest rates and those with interest rates that change inversely to changes in interest rates, as well as those that do not bear interest. The Trust may invest in RMBS and CMBS issued by governmental entities and private issuers, including subordinated MBS and residual interests. The Trust may invest in sub-prime mortgages or MBS that are backed by sub-prime mortgages.

In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B-Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher rated security. The Trust may invest in any class of security included in a securitization. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B-Notes, and any classes of securities junior to those in which the Trust invests, the Trust will not be able to recover all of its investment in the MBS it purchases. MBS in which the Trust invests may not contain reserve funds, letters of credit, mezzanine loans and/or junior classes of securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

Mortgage Pass-Through Securities. Mortgage pass-through securities differ from other forms of fixed-income securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage related securities (such as securities issued by the Government National Mortgage Association (“GNMA”)) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

RMBS. RMBS are securities the payments on which depend primarily on the cash flow from residential mortgage loans made to borrowers that are secured, on a first priority basis or second priority basis, subject to permitted liens, easements and other encumbrances, by residential real estate (one- to four-family properties), the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon or to refinance indebtedness previously used for such purposes. Non-agency residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity. The ability of a borrower to repay a loan secured by residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair a borrower’s ability to repay its loans.

Agency RMBS. The principal U.S. Governmental guarantor of mortgage related securities is GNMA, which is a wholly owned U.S. Government corporation. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (“FHA”) or guaranteed by the Department of Veterans Affairs (“VA”). RMBS issued by GNMA include GNMA Mortgage Pass-Through Certificates (also known as “Ginnie Maes”), which are guaranteed as to the timely payment of principal and interest by GNMA and such guarantees are backed by the full faith and credit of the United States. GNMA certificates also are supported by the authority of GNMA to borrow funds from the U.S. Treasury to make payments under its guarantee.

Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. Government) include the Federal National Mortgage Association (“FNMA”) and the Federal Home Loan Mortgage Corporation (“FHLMC”). FNMA is a government-sponsored corporation the common stock of which is owned entirely by private shareholders. FNMA purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA (also known as “Fannie Maes”) are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. Government. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues FHLMC Guaranteed Mortgage Pass-Through Certificates (also known as “Freddie Macs” or “PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. Government.

In 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any shareholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its MBS. The

FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver. FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor. In the event of repudiation, the payments of interest to holders of FNMA or FHLMC MBS would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such MBS are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such MBS holders. Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC MBS would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party. In addition, certain rights provided to holders of MBS issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC MBS may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such MBS have the right to replace FNMA or FHLMC as trustee if the requisite percentage of MBS holders consent. The Reform Act prevents MBS holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed.

Non-Agency RMBS. Non-agency RMBS are issued by commercial banks, savings and loan institutions, mortgage bankers, private mortgage insurance companies and other non-governmental issuers. Timely payment of principal and interest on RMBS backed by pools created by non-governmental issuers often is supported partially by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies, so that if the issuers default on their obligations, the holders of the security could sustain a loss. No insurance or guarantee covers the Trust or the price of the Trust’s common shares. RMBS issued by non-governmental issuers generally offer a higher rate of interest than government agency and government-related securities because there are no direct or indirect government guarantees of payment.

CMBS. CMBS generally are multi-class debt or pass-through certificates secured or backed by mortgage loans on commercial properties. CMBS generally are structured to provide protection to the senior class investors against potential losses on the underlying mortgage loans. This protection generally is provided by having the holders of subordinated classes of securities (“Subordinated CMBS”) take the first loss if there are defaults on the underlying commercial mortgage loans. Other protection, which may benefit all of the classes or particular classes, may include issuer guarantees, reserve funds, additional Subordinated CMBS, cross-collateralization and over-collateralization.

The Trust may invest in Subordinated CMBS, which are subordinated in some manner as to the payment of principal and/or interest to the holders of more senior CMBS arising out of the same pool of mortgages and which are often referred to as “B-Pieces.” The holders of Subordinated CMBS typically are compensated with a higher stated yield than are the holders of more senior CMBS. On the other hand, Subordinated CMBS typically subject the holder to greater risk than senior CMBS and tend to be rated in a lower rating category (frequently a substantially lower rating category) than the senior CMBS issued in respect of the same mortgage pool. Subordinated CMBS generally are likely to be more sensitive to changes in prepayment and interest rates and the market for such securities may be less liquid than is the case for traditional income securities and senior CMBS.

CMOs. A CMO is a multi-class bond backed by a pool of mortgage pass-through certificates or mortgage loans. CMOs may be collateralized by (i) GNMA, FNMA or FHLMC pass-through certificates, (ii) unsecuritized mortgage loans insured by the FHA or guaranteed by the VA, (iii) unsecuritized conventional mortgages, (iv) other MBS or (v) any combination thereof. Each class of a CMO, often referred to as a “tranche,” is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than its stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in many ways. One or more tranches of a CMO may have coupon rates which reset periodically at a specified increment over an index, such as LIBOR (or sometimes more than one index). These floating rate CMOs typically are issued with lifetime caps on the coupon rate thereon. CMO residuals represent the interest in any excess cash flow remaining after making the payments of interest and principal on the tranches issued by the CMO and the payment of administrative expenses and management fees.

The Trust may invest in inverse floating rate CMOs. Inverse floating rate CMOs constitute a tranche of a CMO with a coupon rate that moves in the reverse direction relative to an applicable index such as LIBOR. Accordingly, the coupon rate thereon will increase as interest rates decrease. Inverse floating rate CMOs are typically more volatile than fixed or floating rate tranches of CMOs. Many inverse floating rate CMOs have coupons that move inversely to a multiple of an index. The effect of the coupon varying inversely to a multiple of an applicable index creates a leverage factor. Inverse floating rate debt instruments (“inverse floaters”) based on multiples of a stated index are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to extreme reductions of yield and loss of principal. The market for inverse floating rate CMOs with highly leveraged characteristics at times may be very thin. The Trust’s ability to dispose of its positions in such securities will depend on the degree of liquidity in the markets for such securities. It is impossible to predict the amount of trading interest that may exist in such securities, and therefore the future degree of liquidity.

Sub-Prime Mortgages. Sub-prime mortgages are mortgages rated below “A” by S&P, Moody’s, or Fitch. Historically, sub-prime mortgage loans have been made to borrowers with blemished (or non-existent) credit records, and the borrower is charged a higher interest rate to compensate for the greater risk of delinquency and the higher costs of loan servicing and collection. Sub-prime mortgages are subject to both state and federal anti-predatory lending statutes that carry potential liability to secondary market purchasers such as the Trust. Sub-prime mortgages have certain characteristics and associated risks similar to below investment grade securities, including a higher degree of credit risk, and certain characteristics and associated risks similar to MBS, including prepayment risk.

Mortgage Related ABS. Asset-backed securities (“ABS”) are bonds backed by pools of loans or other receivables. ABS are created from many types of assets, including in some cases mortgage related asset classes, such as home equity loan ABS. Home equity loan ABS are subject to many of the same risks as RMBS, including interest rate risk and prepayment risk.

Mortgage Related Derivative Instruments. The Trust may invest in MBS credit default swaps. MBS credit default swaps include swaps the reference obligation for which is an MBS or related index, such as the CMBX Index (a tradeable index referencing a basket of CMBS), the TRX Index (a tradeable index referencing total return swaps based on CMBS) or the ABX Index (a tradeable index referencing a basket of sub-prime MBS). The

Trust may engage in other derivative transactions related to MBS, including purchasing and selling exchange-listed and over-the-counter put and call options, futures and forwards on mortgages and MBS. The Trust may invest in newly developed mortgage related derivatives that may hereafter become available.

Net Interest Margin (NIM) Securities. The Trust may invest in net interest margin (“NIM”) securities. These securities are derivative interest-only mortgage securities structured off home equity loan transactions. NIM securities receive any “excess” interest computed after paying coupon costs, servicing costs and fees and any credit losses associated with the underlying pool of home equity loans. Like traditional stripped mortgage-backed securities, the yield to maturity on a NIM security is sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying home equity loans. NIM securities are highly sensitive to credit losses on the underlying collateral and the timing in which those losses are taken.

TBA Commitments. The Trust may enter into “to be announced” or “TBA” commitments. TBA commitments are forward agreements for the purchase or sale of securities, including mortgage-backed securities, for a fixed price, with payment and delivery on an agreed upon future settlement date. The specific securities to be delivered are not identified at the trade date. However, delivered securities must meet specified terms, including issuer, rate and mortgage terms.

Other Mortgage Related Securities. Other mortgage related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. Other mortgage related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S. Government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Corporate Loans

The Trust may invest in corporate loans. Corporate loans are generally non-investment grade floating rate instruments. Usually, they are freely callable at the issuer’s option. The Trust may invest in fixed and floating rate loans (“Loans”) arranged through private negotiations between a corporate borrower or a foreign sovereign entity and one or more financial institutions (“Lenders”). The Trust may invest in such Loans in the form of participations in Loans (“Participations”) and assignments of all or a portion of Loans from third parties (“Assignments”). The Trust considers these investments to be investments in debt securities for purposes of its investment policies. Participations typically will result in the Trust having a contractual relationship only with the Lender, not with the borrower. The Trust will have the right to receive payments of principal, interest and any fees to which it is entitled only from the Lender selling the Participation and only upon receipt by the Lender of the payments from the borrower. In connection with purchasing Participations, the Trust generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the Loans, nor any rights of set-off against the borrower, and the Trust may not benefit directly from any collateral supporting the Loan in which it has purchased the Participation. As a result, the Trust will assume the credit risk of both the borrower and the Lender that is selling the Participation. In the event of the insolvency of the Lender selling the Participation, the Trust may be treated as a general creditor of the Lender and may not benefit from any set-off between the Lender and the borrower. The Trust will acquire Participations only if the Lender interpositioned between the Trust and the borrower is determined by the Advisor to be creditworthy. When the Trust purchases Assignments from Lenders, the Trust will acquire direct rights against the borrower on the Loan, and will not have exposure to a counterparty’s credit risk. The Trust may enter into Participations and Assignments on a forward commitment or “when-issued” basis, whereby the Trust would agree to purchase a Participation or Assignment at set terms in the future. For more information on forward commitments and when-issued securities, see “When-Issued, Delayed Delivery and Forward Commitment Securities” below.

The Trust may have difficulty disposing of Assignments and Participations. In certain cases, the market for such instruments may lack sufficient liquidity, and therefore the Trust anticipates that in such cases such instruments could be sold only to a limited number of institutional investors. The lack of a sufficiently liquid secondary market may have an adverse impact on the value of such instruments and on the Trust’s ability to dispose of particular Assignments or Participations in response to a specific economic event, such as deterioration in the creditworthiness of the borrower.

Leading financial institutions often act as agent for a broader group of Lenders, generally referred to as a syndicate. The syndicate’s agent arranges the loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, the Trust may not recover its investment or recovery may be delayed.

The Loans in which the Trust may invest are subject to the risk of loss of principal and income. Although borrowers frequently provide collateral to secure repayment of these obligations they do not always do so. If they do provide collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Trust’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a Loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

In certain circumstances, Loans may not be deemed to be securities under certain federal securities laws. Therefore, in the event of fraud or misrepresentation by a borrower or an arranger, Lenders and purchasers of interests in Loans, such as the Trust, may not have the protection of the anti-fraud provisions of the federal securities laws as would otherwise be available for bonds or stocks. Instead, in such cases, parties generally would rely on the contractual provisions in the Loan agreement itself and common-law fraud protections under applicable state law.

Options

An option on a security is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise or “strike” price. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Certain options, known as “American style” options may be exercised at any time during the term of the option. Other options, known as “European style” options, may be exercised only on the expiration date of the option. As the writer of an option, the Trust would effectively add leverage to its portfolio because, in addition to its Managed Assets, the Trust would be subject to investment exposure on the value of the assets underlying the option.

If an option written by the Trust expires unexercised, the Trust realizes on the expiration date a capital gain equal to the premium received by the Trust at the time the option was written. If an option purchased by the Trust expires unexercised, the Trust realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, underlying security, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Trust desires.

The Trust may sell call or put options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the call or put option when purchased. The Trust will realize a capital gain from a closing purchase transaction if the cost of the closing transaction is less than the premium received from writing the option, or, if it is more, the Trust will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Trust will realize a capital gain or, if it is less, the Trust will realize a capital loss. Net gains from the Trust’s options strategy will be short-term capital gains which, for U.S. federal income tax purposes, will constitute net investment company taxable income.

Call Options. The Trust intends to follow a call options writing strategy intended to generate current gains from options premiums and to enhance the Trust’s risk-adjusted returns. The strategy involves writing both covered and other call options. A call option written by the Trust on a security is considered a covered call option where the Trust owns the security underlying the call option. Unlike a written covered call option, other written options will not provide the Trust with any potential appreciation on an underlying security to offset any loss the Trust may experience if the option is exercised.

As the Trust writes covered call options on its portfolio, it may not be able to benefit from capital appreciation on the underlying securities, as the Trust will lose its ability to benefit from such capital appreciation to the extent that it writes covered call options and the securities on which it writes these options appreciate above the exercise price of the option. Therefore, over time, the Advisor may choose to decrease its use of a covered call options writing strategy to the extent that it may negatively impact the Trust’s ability to benefit from capital appreciation.

For any written call option where the Trust does not own the underlying security, the Trust may have an absolute and immediate right to acquire that security upon conversion or exchange of other securities held by the Trust without additional cash consideration (or, if additional cash consideration is required, cash or liquid securities in such amount are segregated on the Trust’s books) or the Trust may hold a call on the same security where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided cash or liquid securities in an amount equal to the difference is segregated on the Trust’s books.

The standard contract size for a single option is 100 shares of the common stock. There are four items needed to identify any option: (1) the underlying security, (2) the expiration month, (3) the strike price and (4) the type (call or put). For example, ten XYZ Co. October 40 call options provide the right to purchase 1,000 shares of XYZ Co. on or before a specified date in October at $40.00 per share. A call option whose strike price is above the current price of the underlying stock is called “out-of-the-money.” Most of the options that will be sold by the Trust are expected to be out-of-the-money, allowing for potential appreciation in addition to the proceeds from the sale of the option. An option whose strike price is below the current price of the underlying stock is called “in-the-money” and could be sold by the Trust as a defensive measure to protect against a possible decline in the underlying stock.

The following is a conceptual example of a covered call transaction, making the following assumptions: (1) a common stock currently trading at $37.15 per share; (2) a six-month call option is written with a strike price of $40.00 (i.e., 7.7% higher than the current market price); and (3) the writer receives $2.45 (or 6.6%) of the common stock’s value as a premium. This example is not meant to represent the performance of any actual common stock, option contract or the Trust itself and does not reflect any transaction costs of entering into or closing out the option position. Under this scenario, before giving effect to any change in the price of the stock, the covered call writer receives the premium, representing 6.6% of the common stock’s value, regardless of the stock’s performance over the six-month period until option expiration. If the stock remains unchanged, the option will expire and there would be a 6.6% return for the six-month period. If the stock were to decline in price by 6.6%, the strategy would “break-even” thus offering no gain or loss. See “Tax Matters—Taxation of the Trust—The Trust’s Investments.”

If the stock were to climb to a price of $40.00 or above, the option would be exercised and the stock would return 7.7% coupled with the option premium of 6.6% for a total return of 14.3%. Under this scenario, the investor would not benefit from any appreciation of the stock above $40.00, and thus be limited to a 14.3% total return. The premium from writing the covered call option serves to offset some of the unrealized loss on the stock in the event that the price of the stock declines, but if the stock were to decline more than 6.6% under this scenario, the investor does not have protection from further declines and the stock could eventually become worthless.

For conventional listed call options, the option’s expiration date can be up to nine months from the date the call options are first listed for trading. Longer-term call options can have expiration dates up to three years from the date of listing. It is anticipated that, under certain circumstances when deemed at the Advisor’s discretion to be in the best interest of the Trust, options that are written against Trust stock holdings will be repurchased in a closing transaction prior to the option’s expiration date, generating a gain or loss in the options. If the options were not to be repurchased, the option holder would exercise their rights and buy the stock from the Trust at the strike price if the stock traded at a higher price than the strike price. In general, when deemed at the Advisor’s discretion to be in the best interests of the Trust, the Trust may enter into transactions, including closing transactions, that would allow it to continue to hold its common stocks rather than allowing them to be called away by the option holders.

Put Options. Put options are contracts that give the holder of the option, in return for a premium, the right to sell to the writer of the option the security underlying the option at a specified exercise price at any time during the term of the option. Put option strategies may produce a higher return than covered call writing, but may involve a higher degree of risk and potential volatility.

When writing a put option on a security, the Trust will segregate on its books cash or liquid securities in an amount equal to the option exercise price or the Trust may hold a put option on the same security as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided an amount equal to the difference in cash or liquid securities is segregated on the Trust’s books. Unlike a covered call option, a put option written in this manner will not provide the Trust with any appreciation to offset any loss the Trust experiences if the put option is exercised.

The following is a conceptual example of a put transaction, making the following assumptions: (1) a common stock currently trading at $37.15 per share; (2) a six-month put option written with a strike price of $35.00 (i.e., 94.21% of the current market price); and (3) the writer receives $1.10 or 2.96% of the common stock’s value as a premium. This example is not meant to represent the performance of any actual common stock, option contract or the Trust itself and does not reflect any transaction costs of entering into or closing out the option position. Under this scenario, before giving effect to any change in the price of the stock, the put writer receives the premium, representing 2.96% of the common stock’s value, regardless of the stock’s performance over the six-month period until the option expires. If the stock remains unchanged, appreciates in value or declines less than 5.79% in value, the option will expire and there would be a 2.96% return for the six-month period. If the stock were to decline by 5.79% or more, the Trust would lose an amount equal to the amount by which the stock’s price declined minus the premium paid to the Trust. The stock’s price could lose its entire value, in which case the Trust would lose $33.90 ($35.00 minus $1.10).

Options on Indices. The Trust may write index call and put options. Because “index options” includes both options on indices of securities and sectors of securities, all types of index options generally have similar characteristics. Index options differ from options on individual securities because (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option and (iii) index options reflect price fluctuations in a group of securities or segments of the securities market rather than price fluctuations in a single security. As the writer of an index call or put option, the Trust receives cash (the premium) from the purchaser.

The purchaser of an index call option has the right to any appreciation in the value of the index over a fixed price (the exercise price) on or before a certain date in the future (the expiration date). The purchaser of an index put option has the right to any depreciation in the value of the index below a fixed price (the exercise price) on or before a certain date in the future (the expiration date). The Trust, in effect, agrees to sell the potential appreciation (in the case of a call) or accept the potential depreciation (in the case of a put) in the value of the relevant index in exchange for the premium. If, at or before expiration, the purchaser exercises the call or put option written by the Trust, the Trust will pay the purchaser the difference between the cash value of the index and the exercise price of the index option. The premium, the exercise price and the market value of the index determine the gain or loss realized by the Trust as the writer of the index call or put option.

The Trust may execute a closing purchase transaction with respect to an index option it has sold and write another option (with either a different exercise price or expiration date or both). The Trust’s objective in entering into such a closing transaction will be to optimize net index option premiums. The cost of a closing transaction may reduce the net index option premiums realized from writing the index option.

When writing an index put option, the Trust will segregate on its books cash or liquid securities in an amount equal to the exercise price, or the Trust may hold a put on the same basket of securities as the put written where the exercise price of the put held is (i) equal to or more than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided an amount equal to the difference in cash or liquid securities is segregated on the Trust’s books. When writing an index call option, the Trust will segregate on its books cash or liquid securities in an amount equal to the excess of the value of the applicable basket of securities over the exercise price, or the Trust may hold a call on the same basket of securities as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided an amount equal to the difference in cash or liquid securities is segregated on the Trust’s books.

Limitation on Options Writing Strategy. The Trust may write put and call options, the notional amount of which would be approximately 0% to 50% of the Trust’s total assets, although this percentage may vary from time to time with market conditions. Under current market conditions, the Trust anticipates initially writing put and call options, the notional amount of which would be approximately 15% of the Trust’s total assets. The Trust generally writes options that are “out of the money” —in other words, the strike price of a written call option will be greater than the market price of the underlying security on the date that the option is written, or, for a written put option, less than the market price of the underlying security on the date that the option is written; however, the Trust may also write “in the money” options for defensive or other purposes. The number of put and call options on securities the Trust can write is limited by the total assets the Trust holds, and further limited by the fact that all options represent 100 share lots of the underlying common stock.

The Trust’s exchange-listed option transactions will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities on which such options are traded. These limitations govern the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert, regardless of whether the options are written or purchased on the same or different exchanges, boards of trade or other trading facilities or are held or written in one or more accounts or through one or more brokers. Thus, the number of options which the Trust may write or purchase may be affected by options written or purchased by other investment advisory clients of the Advisor. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

Restricted and Illiquid Investments

The Trust may invest without limitation in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. “Illiquid investments” are investments which cannot be sold within seven days in the ordinary course of business at approximately the value used by the Trust in determining its NAV. Illiquid investments may trade at a discount from comparable, more liquid investments. Illiquid investments are subject to legal or contractual restrictions on disposition or lack an established secondary trading market. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities.

Private Company Investments.

At any given time the Trust anticipates making investments in carefully selected private company investments that the Trust may need to hold for several years or longer. The Trust expects certain of such investments to be in “late-stage private securities,” which are securities of private companies that have demonstrated sustainable business operations and generally have a well-known product or service with a strong market presence. Late-stage private companies have generally had large cash flows from their core business operations and are expanding into new markets with their products or services. Late-stage private companies may also be referred to as “pre-IPO companies.” The Trust may invest in equity securities or debt securities, including debt securities issued with warrants to purchase equity securities or that are convertible into equity securities, of private companies. The Trust may enter into private company investments identified by the Advisor or may co-invest in private company investment opportunities owned or identified by other third party investors, such as private equity firms, with which neither the Trust nor the Advisor are affiliated. However, the Trust will not invest in private equity funds or other privately offered pooled investment funds.

Non-U.S. Securities

The Trust may invest in Non-U.S. Securities. These securities may be U.S. dollar-denominated or non-U.S. dollar-denominated. Some Non-U.S. Securities may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the United States and, at times, greater price volatility than in the United States. Because evidence of ownership of such securities usually is held outside the United States, the Trust will be subject to additional risks if it invests in Non-U.S. Securities, which include adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest or dividends on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Non-U.S. Securities may trade on days when the common shares are not priced or traded.

Emerging Market Investments

The Trust may invest in securities of issuers located in emerging market countries, including securities denominated in currencies of emerging market countries. Emerging market countries generally include every nation in the world (including countries that may be considered “frontier” markets) except the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. These issuers may be subject to risks that do not apply to issuers in larger, more developed countries. These risks are more pronounced to the extent the Trust invests significantly in one country. Less information about emerging market issuers or markets may be available due to less rigorous disclosure and accounting standards or regulatory practices. Emerging markets are smaller, less liquid and more volatile than U.S. markets. In a changing market, the Advisor may not be able to sell the Trust’s portfolio securities in amounts and at prices it considers reasonable. The U.S. dollar may appreciate against non-U.S. currencies or an emerging market government may impose restrictions on currency conversion or trading. The economies of emerging market countries may grow at a slower rate than expected or may experience a downturn or recession. Economic, political and social developments may adversely affect emerging market countries and their securities markets.

Foreign Currency Transactions

The Trust’s common shares are priced in U.S. dollars and the distributions paid by the Trust to common shareholders are paid in U.S. dollars. However, a portion of the Trust’s assets may be denominated in non-U.S.

currencies and the income received by the Trust from such securities will be paid in non-U.S. currencies. The Trust also may invest in or gain exposure to non-U.S. currencies for investment or hedging purposes. The Trust’s investments in securities that trade in, or receive revenues in, non-U.S. currencies will be subject to currency risk, which is the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. The Trust may (but is not required to) hedge some or all of its exposure to non-U.S. currencies through the use of derivative strategies, including forward foreign currency exchange contracts, foreign currency futures contracts and options on foreign currencies and foreign currency futures. Suitable hedging transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in such transactions at any given time or from time to time when they would be beneficial. Although the Trust has the flexibility to engage in such transactions, the Advisor may determine not to do so or to do so only in unusual circumstances or market conditions. These transactions may not be successful and may eliminate any chance for the Trust to benefit from favorable fluctuations in relevant foreign currencies. The Trust may also, to the extent applicable, use derivatives contracts for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

Commodities-Related Derivatives

Commodities-related derivatives may be used to hedge a position in a commodity or natural resources company or industry or a commodity or natural resource producing country or for non-hedging purposes, such as to gain exposure to a particular type of commodity or natural resource or commodity or natural resource market. Commodities-related derivatives include, but are not limited to, commodities contracts, commodity futures or options thereon (investments in contracts for the future purchase or sale of commodities); commodity exchange-traded funds (exchange-traded funds that track the price of a single commodity, such as gold or oil, or a basket of commodities); total return swaps based on a commodity index (permitting one party to receive/pay the total return on a commodity index against payment/receipt of an agreed upon spread/interest rate); commodity-linked notes (providing a return based on a formula referenced to a commodity index); commodity exchange traded notes (non-interest paying debt instruments whose price fluctuates (by contractual commitment) with an underlying commodities index); sovereign issued oil warrants (a sovereign obligation the coupon on which is contingent on the price of oil); and any other commodities-related derivative permitted by law. The Trust’s use of commodity-linked derivatives is also subject to regulatory requirements that are intended to reduce the effects of the instruments’ economic leverage.

Strategic Transactions and Other Management Techniques

In addition to the options strategy discussed above, the Trust may use a variety of other investment management techniques and instruments. The Trust may purchase and sell futures contracts, enter into various interest rate transactions such as swaps, caps, floors or collars, currency transactions such as currency forward contracts, currency futures contracts, currency swaps or options on currency or currency futures and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and over-the-counter put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments or management techniques (collectively, “Strategic Transactions”). These Strategic Transactions may be used for duration management and other investment and risk management purposes, including to attempt to protect against possible changes in the market value of the Trust’s portfolio resulting from trends in the securities markets and changes in interest rates or to protect the Trust’s unrealized gains in the value of its portfolio securities, to facilitate the sale of portfolio securities for investment purposes, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or to enhance income or gain. There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio. The use of Strategic Transactions to enhance current income may be speculative. The ability of the Trust to use Strategic Transactions successfully will depend on the Advisor’s ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured. The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Trust to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Trust can realize on an investment or may cause the Trust to hold a security that it might otherwise sell. Inasmuch as any obligations of the Trust that arise from the use of Strategic Transactions will be covered by segregated or earmarked liquid assets or offsetting transactions, the Trust and the Advisor believe such obligations do not constitute senior securities and, accordingly, will not treat such transactions as being subject to its borrowing restrictions. See “Leverage.” Additionally, segregated or earmarked liquid assets, amounts paid by the Trust as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Trust for investment purposes. The SAI contains further information about the characteristics, risks and possible benefits of Strategic Transactions and the Trust’s other policies and limitations (which are not fundamental policies) relating to Strategic Transactions. Certain provisions of the Code may restrict or affect the ability of the Trust to engage in Strategic Transactions. In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences. See “Risks—Strategic Transactions and Derivatives Risk.”

Credit Default Swaps

The Trust may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Trust. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on the reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional amount) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or if the swap is cash settled the seller may be required to deliver the related net cash amount (the difference between the market value of the reference obligation and its par value). The Trust may be either the buyer or seller in the transaction. If the Trust is a buyer and no credit event occurs, the Trust will generally receive no payments from its counterparty under the swap if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As a seller, the Trust generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional amount of the swap in exchange for an equal face amount of deliverable obligations of the reference entity, the value of which may have significantly decreased. As the seller, the Trust would effectively add leverage to its portfolio because, in addition to its Managed Assets, the Trust would be subject to investment exposure on the notional amount of the swap in excess of any premium and margin required to establish and maintain the position.

Credit default swap agreements involve greater risks than if the Trust had taken a position in the reference obligation directly (either by purchasing or selling) since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A buyer generally will also lose its upfront payment or any periodic payments it makes to the seller counterparty and receive no payments from its counterparty should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional amount it pays to the buyer, resulting in a loss of value to the seller. A seller of a credit default swap or similar instrument is exposed to many of the same risks of leverage since, if a credit event occurs, the seller generally will be required to pay the buyer the full notional amount of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations. The Trust’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owed to the Trust). The Trust will at all times segregate or designate on its books and records in connection with each such transaction liquid assets or cash with a value at least equal to the Trust’s exposure (any accrued but unpaid net amounts owed by the Trust to any counterparty) on a marked-to-market basis (as required by the clearing organization with respect to cleared swaps or as calculated pursuant to requirements of the SEC). If the Trust is a seller of protection in a credit default swap transaction, it will designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract. Such designation will ensure that the Trust has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Trust’s portfolio. Such designation will not limit the Trust’s exposure to loss.

In addition, the credit derivatives market is subject to a changing regulatory environment. It is possible that regulatory or other developments in the credit derivatives market could adversely affect the Trust’s ability to successfully use credit derivatives.

Indexed and Inverse Securities

The Trust may invest in securities the potential return of which is based on the change in a specified interest rate or equity index (an “indexed security”). For example, the Trust may invest in a security that pays a variable amount of interest or principal based on the current level of the French or Korean stock markets. The Trust may also invest in securities whose return is inversely related to changes in an interest rate or index (“inverse securities”). In general, the return on inverse securities will decrease when the underlying index or interest rate goes up and increase when that index or interest rate goes down.

Interest Rate Transactions

The Trust may enter into interest rate swaps and purchase or sell interest rate caps and floors. The Trust expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, as a duration management technique, to protect against any increase in the price of securities the Trust anticipates purchasing at a later date and/or to hedge against increases in the Trust’s costs associated with any leverage strategy. The Trust will ordinarily use these transactions as a hedge or for duration and risk management although it is permitted to enter into them to enhance income or gain. Interest rate swaps involve the exchange by the Trust with another party of their respective commitments to pay or receive interest (e.g., an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal). The purchase of an interest rate cap entitles the purchaser, to the extent that the level of a specified interest rate exceeds a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that the level of a specified interest rate falls below a predetermined interest rate (i.e., the strike price), to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

For example, if the Trust holds a debt instrument with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable the Trust to offset a decline in the value of the debt instrument due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if the Trust holds a debt instrument with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Trust from a reduction in yield due to falling interest rates and may permit the Trust to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

The Trust may hedge both its assets and liabilities through interest rate swaps, caps and floors. Usually, payments with respect to interest rate swaps will be made on a net basis (i.e., the two payment streams are netted out) with the Trust receiving or paying, as the case may be, only the net amount of the two payments on the payment dates.

The Trust will accrue the net amount of the excess, if any, of the Trust’s obligations over its entitlements with respect to each interest rate swap on a daily basis and will segregate with a custodian or designate on its books and records an amount of cash or liquid assets having an aggregate NAV at all times at least equal to the accrued excess. If there is a default by the other party to an uncleared interest rate swap transaction, generally the Trust will have contractual remedies pursuant to the agreements related to the transaction. With respect to interest rate swap transactions cleared through a central clearing counterparty, a clearing organization will be substituted for the counterparty and will guaranty the parties’ performance under the swap agreement. However, there can be no assurance that the clearing organization will satisfy its obligation to the Trust or that the Trust would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Trust’s clearing broker. Certain U.S. federal income tax requirements may limit the Trust’s ability to engage in interest rate swaps. Distributions attributable to transactions in interest rate swaps generally will be taxable as ordinary income to shareholders.

Other Investment Companies

The Trust may invest in securities of other affiliated and unaffiliated open- or closed-end investment companies (including ETFs and BDCs), subject to applicable regulatory limits, that invest primarily in securities the types of which the Trust may invest directly. As a shareholder in an investment company, the Trust will bear its ratable share of that investment company’s expenses, and will remain subject to payment of the Trust’s advisory and other fees and expenses with respect to assets so invested. Holders of Shares will therefore be subject to duplicative expenses to the extent the Trust invests in other investment companies. The Advisor will take expenses into account when evaluating the investment merits of an investment in an investment company relative to other available investments. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks to which the Trust may be subject to the extent it employs a leverage strategy. As described in the sections entitled “Risks” and “Leverage,” the NAV and market value of leveraged shares will be more volatile and the yield to shareholders will tend to fluctuate more than the yield generated by unleveraged shares. Investment companies may have investment policies that differ from those of the Trust. In addition, to the extent the Trust invests in other investment companies, the Trust will be dependent upon the investment and research abilities of persons other than the Advisor.

The Trust may invest in ETFs, which are investment companies that typically aim to track or replicate a desired index, such as a sector, market or global segment. ETFs are typically passively managed and their shares are traded on a national exchange or The NASDAQ Stock Market, Inc. ETFs do not sell individual shares directly to investors and only issue their shares in large blocks known as “creation units.” The investor purchasing a creation unit may sell the individual shares on a secondary market. Therefore, the liquidity of ETFs depends on the adequacy of the secondary market. There can be no assurance that an ETF’s investment objective will be achieved, as ETFs based on an index may not replicate and maintain exactly the composition and relative weightings of securities in the index. ETFs are subject to the risks of investing in the underlying securities. The Trust, as a holder of the securities of the ETF, will bear its pro rata portion of the ETF’s expenses, including advisory fees (except that it will not be subject to duplicate advisory fees with respect to ETFs managed by the Advisor or its affiliates). These expenses are in addition to the direct expenses of the Trust’s own operations.

Repurchase Agreements and Purchase and Sale Contracts

The Trust may enter into repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed upon repurchase price determines the yield during the Trust’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The risk to the Trust is limited to the ability of the issuer to pay the agreed upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Trust might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Trust may be delayed or limited. The Advisor will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Advisor will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.

A purchase and sale contract is similar to a repurchase agreement, but differs from a repurchase agreement in that the contract arrangements stipulate that the securities are owned by the Trust. In the event of a default under such a repurchase agreement or a purchase and sale contract, instead of the contractual fixed rate of return, the rate of return to the Trust shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Trust would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

Counterparty Credit Standards

To the extent that the Trust engages in principal transactions, including, but not limited to, OTC options, forward currency transactions, swap transactions, repurchase and reverse repurchase agreements and the purchase and sale of bonds and other fixed-income securities, it must rely on the creditworthiness of its counterparties under such transactions. In certain instances, the credit risk of a counterparty is increased by the lack of a central clearing house for certain transactions, including certain swap contracts. In the event of the insolvency of a counterparty, the Trust may not be able to recover its assets, in full or at all, during the insolvency process. Counterparties to investments may have no obligation to make markets in such investments and may have the ability to apply essentially discretionary margin and credit requirements. Similarly, the Trust will be subject to the risk of bankruptcy of, or the inability or refusal to perform with respect to such investments by, the counterparties with which it deals. The Advisor will seek to minimize the Trust’s exposure to counterparty risk by entering into such transactions with counterparties the Advisor believes to be creditworthy at the time it enters into the transaction. Certain transactions, including option transactions and Strategic Transactions may require the Trust to provide collateral to secure its performance obligations under a contract, which would also entail counterparty credit risk.

Securities Lending

The Trust may lend portfolio securities to certain borrowers determined to be creditworthy by the Advisor, including to borrowers affiliated with the Advisor. The borrowers provide collateral that is maintained in an amount at least equal to the current market value of the securities loaned. No securities loan will be made on behalf of the Trust if, as a result, the aggregate value of all securities loans of the Trust exceeds one-third of the value of the Trust’s total assets (including the value of the collateral received). The Trust may terminate a loan at any time and obtain the return of the securities loaned. The Trust receives the value of any interest or cash or non-cash distributions paid on the loaned securities.

With respect to loans that are collateralized by cash, the borrower may be entitled to receive a fee based on the amount of cash collateral. The Trust is compensated by the difference between the amount earned on the reinvestment of cash collateral and the fee paid to the borrower. In the case of collateral other than cash, the Trust is compensated by a fee paid by the borrower equal to a percentage of the market value of the loaned securities. Any cash collateral received by the Trust for such loans, and uninvested cash, may be invested, among other things, in a private investment company managed by an affiliate of the Advisor or in registered money market funds advised by the Advisor or their affiliates; such investments are subject to investment risk.

The Trust conducts its securities lending pursuant to an exemptive order from the SEC permitting it to lend portfolio securities to borrowers affiliated with the Trust and to retain an affiliate of the Trust as lending agent.

To the extent that the Trust engages in securities lending, BlackRock Investment Management, LLC (“BIM”), an affiliate of the Advisor, acts as securities lending agent for the Trust, subject to the overall supervision of the Advisor. BIM administers the lending program in accordance with guidelines approved by the Board.

To the extent that the Trust engages in securities lending, the Trust retains a portion of securities lending income and remits a remaining portion to BIM as compensation for its services as securities lending agent. Securities lending income is equal to the total of income earned from the reinvestment of cash collateral (and excludes collateral investment expenses as defined below), and any fees or other payments to and from borrowers of securities. As securities lending agent, BIM bears all operational costs directly related to securities lending. The Trust is responsible for expenses in connection with the investment of cash collateral received for securities on loan (the “collateral investment expenses”). The cash collateral is invested in a private investment company managed by the Advisor or its affiliates. However, BIM has agreed to cap the collateral investment expenses of the private investment company to an annual rate of 0.04%. In addition, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Trust. Such shares also will not be subject to a sales load, distribution fee or service fee. If the private investment company’s weekly liquid assets fall below 30% of its total assets, BIM, as managing member of the private investment company, is permitted at any time, if it determines it to be in the best interests of the private investment company, to impose a liquidity fee of up to 2% of the value of units withdrawn or impose a redemption gate that temporarily suspends the right of withdrawal out of the private investment company. In addition, if the private investment company’s weekly liquid assets fall below 10% of its total assets at the end of any business day, the private investment company will impose a liquidity fee in the default amount of 1% of the amount withdrawn, generally effective as of the next business day, unless BIM determines that a higher (not to exceed 2%) or lower fee level or not imposing a liquidity fee is in the best interests of the private investment company. The shares of the private investment company purchased by the Trust would be subject to any such liquidity fee or redemption gate imposed.

Under the securities lending program, the Trust is categorized into a specific asset class. The determination of the Trust’s asset class category (fixed income, domestic equity, international equity, or fund of funds), each of which may be subject to a different fee arrangement, is based on a methodology agreed to between the Trust and BIM. Pursuant to the current securities lending agreement: (i) if the Trust were to engage in securities lending, the Trust retains 82% of securities lending income (which excludes collateral investment expenses), and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.

In addition, commencing the business day following the date that the aggregate securities lending income earned across the BlackRock Fixed-Income Complex in a calendar year exceeds a specified threshold, the Trust, pursuant to the current securities lending agreement, will receive for the remainder of that calendar year securities lending income as follows: (i) if the Trust were to engage in securities lending, 85% of securities lending income (which excludes collateral investment expenses); and (ii) this amount can never be less than 70% of the sum of securities lending income plus collateral investment expenses.

When-Issued, Delayed Delivery Securities and Forward Commitment Securities

The Trust may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis (including on a “TBA” (to be announced) basis) or on a “delayed delivery” basis. When such transactions are negotiated, the price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date. If the Trust disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it might incur a gain or loss. Pursuant to recommendations of the Treasury Market Practices Group, which is sponsored by the Federal Reserve Board of New York, the Trust or its counterparty generally is required to post collateral when entering into certain forward-settling transactions, including without limitation TBA transactions.

There is always a risk that the securities may not be delivered and that the Trust may incur a loss. A default by a counterparty may result in the Trust missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Trust’s purchase price. The Trust may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period. Settlements in the ordinary course are not treated by the Trust as when-issued or forward commitment transactions and accordingly are not subject to the foregoing restrictions.

The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the NAV of the Trust starting on the day the Trust agrees to purchase the securities. The Trust does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

Rule 18f-4 under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., firm and standby commitments, including TBA commitments, and dollar rolls) and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the Trust intends to physically settle the transaction and the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” in the SAI.

LEVERAGE

The Trust currently does not intend to borrow money or issue debt securities or preferred shares. The Trust is, however, permitted to borrow money or issue debt securities in an amount up to 33 1/3% of its Managed Assets (50% of its net assets), and issue preferred shares in an amount up to 50% of its Managed Assets (100% of its net assets). “Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than money borrowed for investment purposes). Although it has no present intention to do so, the Trust reserves the right to borrow money from banks or other financial institutions, or issue debt securities or preferred shares, in the future if it believes that market conditions would be conducive to the successful implementation of a leveraging strategy through borrowing money or issuing debt securities or preferred shares. Any such leveraging will not be fully achieved until the proceeds resulting from the use of leverage have been invested in accordance with the Trust’s investment objective and policies.

The use of leverage, if employed, can create risks. When leverage is employed, the NAV and market price of the common shares and the yield to holders of common shares will be more volatile than if leverage were not used. Changes in the value of the Trust’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the holders of common shares. If there is a net decrease or increase in the value of the Trust’s investment portfolio, leverage will decrease or increase, as the case may be, the NAV per common share to a greater extent than if the Trust did not utilize leverage. A reduction in the Trust’s NAV may cause a reduction in the market price of its shares. During periods in which the Trust is using leverage, the fee paid to the Advisor for advisory services will be higher than if the Trust did not use leverage, because the fees paid will be calculated on the basis of the Trust’s Managed Assets, which includes the proceeds from leverage. Any leveraging strategy the Trust employs may not be successful.

Certain types of leverage the Trust may use may result in the Trust being subject to covenants relating to asset coverage and portfolio composition requirements. The Trust may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Trust. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the Investment Company Act. The Advisors do not believe that these covenants or guidelines will impede them from managing the Trust’s portfolio in accordance with its investment objective and policies if the Trust were to utilize leverage.

Under the Investment Company Act, the Trust is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Trust would have an asset coverage ratio (as defined in the Investment Company Act) of less than 300% with respect to senior securities representing indebtedness (i.e., for every dollar of indebtedness outstanding, the Trust is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (i.e., for every dollar of preferred stock outstanding, the Trust is required to have at least two dollars of assets). The Investment Company Act also provides that the Trust may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the Investment Company Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Trust.

Credit Facility

The Trust is a party to a 179-day rolling line of credit facility with BNP Paribas Prime Brokerage International, Limited (“BNP”). BNP is required to provide 179 days’ notice of termination to the Trust absent a default or certain similar events. The Trust has granted a security interest in substantially all of its assets to BNP. The Trust can borrow up to $550,000,000 at any time, subject to asset coverage and other limitations as specified in the credit facility. Advances will be made by BNP to the Trust at the Overnight Bank Funding Rate plus 0.75%. In addition, the Trust pays a commitment fee of 0.25% per annum on the daily unused amount if utilization is less than 80% of the committed line amount. The Trust may not declare dividends or make other distributions on shares or purchase any such shares if, at the time of the declaration, distribution or purchase, asset coverage with respect to outstanding borrowings is less than 300%.

The credit facility agreement contains customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of BNP against liabilities it may incur in connection with the credit facility. The credit facility agreement also contains customary covenants that, among other things, limit the Trust’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, require asset coverage ratios in addition to those required by the Investment Company Act and have the effect of limiting the Trust’s ability to pay distributions in certain circumstances.

There can be no assurance that the credit facility agreement will not in the future be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares.

Reverse Repurchase Agreements

The Trust may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Trust with an agreement by the Trust to repurchase the securities at an agreed upon price, date and interest payment. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Trust has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Trust in connection with the reverse repurchase agreement may decline in price.

In accordance with Rule 18f-4 under the Investment Company Act, when the Trust engages in reverse repurchase agreements and similar financing transactions, the Trust may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule 18f-4 with respect to such transactions. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” in the SAI. See “Risks—Strategic Transactions and Derivatives.”

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Trust’s obligation to repurchase the securities and the Trust’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Trust would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

The Trust also may effect simultaneous purchase and sale transactions that are known as “sale-buybacks.” A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Trust’s repurchase of the underlying security.

Dollar Roll Transactions

The Trust may enter into “dollar roll” transactions. In a dollar roll transaction, the Trust sells a mortgage related or other security to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A dollar roll transaction can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Trust pledges a mortgage related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Trust enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Trust, but rather only securities which are “substantially identical,” which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment histories than those sold.

During the period between the sale and repurchase, the Trust will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Trust and the income from these investments will generate income for the Trust. If such income does not exceed the income, capital appreciation and gain that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Trust compared with what the performance would have been without the use of dollar rolls.

Dollar roll transactions involve the risk that the market value of the securities the Trust is required to purchase may decline below the agreed upon repurchase price of those securities. The Trust’s right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the investment manager’s ability to correctly predict interest rates and prepayments. There is no assurance that dollar rolls can be successfully employed.

Rule 18f-4 under the Investment Company Act permits the Trust to enter into when-issued or forward-settling securities (e.g., dollar rolls and firm and standby commitments, including TBA commitments) and non-standard settlement cycle securities notwithstanding the limitation on the issuance of senior securities in Section 18 of the Investment Company Act, provided that the transaction meets the Delayed-Settlement Securities Provision (as defined above under “The Trust’s Investments—Portfolio Contents and Techniques—When-Issued, Delayed Delivery Securities and Forward Commitment Securities”). If a when-issued, forward-settling or non-standard settlement cycle security does not satisfy the Delayed-Settlement Securities Provision, then it is treated as a derivatives transaction under Rule 18f-4. See “Additional

Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” in the SAI.

Preferred Shares

The Trust is permitted to leverage its portfolio by issuing preferred shares. Under the Investment Company Act, the Trust is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Trust’s outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Trust’s assets must be at least 200% of the liquidation value of its outstanding preferred shares). In addition, the Trust would not be permitted to declare any cash dividend or other distribution on its common shares unless, at the time of such declaration, the value of the Trust’s assets less liabilities other than borrowings is at least 200% of such liquidation value.

The Trust expects that preferred shares, if issued, will pay adjustable rate dividends based on shorter-term interest rates, which would be redetermined periodically by a fixed spread or remarketing process, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The adjustment period for preferred share dividends could be as short as one day or as long as a year or more. Preferred shares, if issued, could include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust expects that it would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature could require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.

If preferred shares are issued, the Trust may, to the extent possible, purchase or redeem preferred shares from time to time to the extent necessary in order to maintain asset coverage of any preferred shares of at least 200%. In addition, as a condition to obtaining ratings on the preferred shares, the terms of any preferred shares issued are expected to include asset coverage maintenance provisions which will require the redemption of the preferred shares in the event of non-compliance by the Trust and may also prohibit dividends and other distributions on the common shares in such circumstances. In order to meet redemption requirements, the Trust may have to liquidate portfolio securities. Such liquidations and redemptions would cause the Trust to incur related transaction costs and could result in capital losses to the Trust. Prohibitions on dividends and other distributions on the common shares could impair the Trust’s ability to qualify as a RIC under the Code. If the Trust has preferred shares outstanding, two of the Trustees will be elected by the holders of preferred shares voting separately as a class. The remaining Trustees will be elected by holders of common shares and preferred shares voting together as a single class. In the event the Trust failed to pay dividends on preferred shares for two years, holders of preferred shares would be entitled to elect a majority of the Trustees.

If the Trust issues preferred shares, the Trust expects that it will be subject to certain restrictions imposed by guidelines of one or more rating agencies that may issue ratings for preferred shares issued by the Trust. These guidelines are expected to impose asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the Investment Company Act. It is not anticipated that these covenants or guidelines would impede the Advisors from managing the Trust’s portfolio in accordance with the Trust’s investment objectives and policies.

Derivatives

The Trust may enter into derivative transactions that have leverage embedded in them. Derivative transactions that the Trust may enter into and the risks associated with them are described elsewhere in this Prospectus and are also referred to as “Strategic Transactions.” The Trust cannot assure you that investments in derivative transactions that have leverage embedded in them will result in a higher return on its common shares.

Under Rule 18f-4 under the Investment Company Act, among other things, the Trust must either use derivatives in a limited manner or comply with an outer limit on fund leverage risk based on value-at-risk. See “Additional Risk Factors—Risk Factors in Strategic Transactions and Derivatives—Rule 18f-4 Under the Investment Company Act” in the SAI.

Temporary Borrowings

The Trust may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Trust securities.

RISKS

The NAV and market price of, and dividends paid on, the common shares will fluctuate with and be affected by, among other things, the risks of investing in the Trust.

Principal Risks

Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Trust Investment Objectives, Policies and Risks—Risk Factors”, which is incorporated by reference herein, for a discussion of the general risks of investing in the Trust.

Other Risks

Corporate Bonds Risk

The market value of a corporate bond generally may be expected to rise and fall inversely with interest rates. The market value of intermediate and longer term corporate bonds is generally more sensitive to changes in interest rates than is the market value of shorter term corporate bonds. The market value of a corporate bond also may be affected by factors directly related to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate bonds are described elsewhere in this prospectus in further detail, including under “—Fixed-Income Securities Risks—Credit Risk,” “—Fixed-Income Securities Risks—Interest Rate Risk,” “—Fixed-Income Securities Risks—Prepayment Risk,” “—Inflation Risk” and “—Deflation Risk.” There is a risk that the issuers of corporate bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. Corporate bonds of below investment grade quality are often high risk and have speculative characteristics and may be particularly susceptible to adverse issuer-specific developments. Corporate bonds of below investment grade quality are subject to the risks described herein under “—Below Investment Grade Securities Risk.”

Frontier Markets Risk

Frontier countries generally have smaller economies or less developed capital markets than traditional emerging markets, and, as a result, the risks of investing in emerging market countries are magnified in frontier countries. The economies of frontier countries are less correlated to global economic cycles than those of their more developed counterparts and their markets have low trading volumes and the potential for extreme price volatility and illiquidity. This volatility may be further heightened by the actions of a few major investors. For example, a substantial increase or decrease in cash flows of mutual funds investing in these markets could significantly affect local stock prices and, therefore, the net asset value of the Trust’s shares. These factors make investing in frontier countries significantly riskier than in other countries and any one of them could cause the net asset value of the Trust’s shares to decline.

Governments of many frontier countries in which the Trust may invest may exercise substantial influence over many aspects of the private sector. In some cases, the governments of such frontier countries may own or control certain companies. Accordingly, government actions could have a significant effect on economic conditions in a frontier country and on market conditions, prices and yields of securities in the Trust’s portfolio. Moreover, the economies of frontier countries may be heavily dependent upon international trade and, accordingly, have been and may continue to be, adversely affected by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. These economies also have been and may continue to be adversely affected by economic conditions in the countries with which they trade.

Certain foreign governments in countries in which the Trust may invest levy withholding or other taxes on dividend and interest income. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received from investments in such countries.

From time to time, certain companies in which the Trust may invest may operate in, or have dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. A company may suffer damage to its reputation if it is identified as a company that operates in, or has dealings with, countries subject to sanctions or embargoes imposed by the U.S. government and the United Nations and/or countries identified by the U.S. government as state sponsors of terrorism. As an investor in such companies, the Trust will be indirectly subject to those risks.

Investment in equity securities of issuers operating in certain frontier countries is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment in equity securities of issuers operating in certain frontier countries and increase the costs and expenses of the Trust. Certain frontier countries require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular issuer, limit the investment by foreign persons only to a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries and/or impose additional taxes on foreign investors. Certain frontier countries may also restrict investment opportunities in issuers in industries deemed important to national interests.

Frontier countries may require governmental approval for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors, such as the Trust. In addition, if deterioration occurs in a frontier country’s balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Trust could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Trust of any restrictions on investments. Investing in local markets in frontier countries may require the Trust to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs to the Trust.

Event Risk

Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company’s securities may decline significantly.

Deflation Risk

Deflation risk is the risk that prices throughout the economy decline over time, which may have an adverse effect on the market valuation of companies, their assets and their revenues. In addition, deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Trust’s portfolio.

Subsidiary Risk

By investing in the Subsidiary, the Trust is indirectly exposed to the risks associated with the Subsidiary’s investments. The commodity-related instruments held by the Subsidiary are generally similar to those that are permitted to be held by the Trust and are subject to the same risks that apply to similar investments if held directly by the Trust. See “Commodities Related Investments Risk” above. There can be no assurance that the investment objective of the Subsidiary will be achieved. The Subsidiary is not registered under the Investment Company Act, and, unless otherwise noted in this prospectus, is not subject to all the investor protections of the Investment Company Act. However, the Trust wholly owns and controls the Subsidiary, and the Trust and the Subsidiary are both managed by the Advisor, making it unlikely that the Subsidiary will take action contrary to the interests of the Trust and its shareholders. The Board has oversight responsibility for the investment activities of the Trust, including its investment in the Subsidiary, and the Trust’s role as sole shareholder of the Subsidiary. The Subsidiary is subject to the same investment restrictions and limitations, and follows the same compliance policies and procedures, as the Trust, except that the Subsidiary may invest without limitation in commodity-related instruments. Changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Trust and/or the Subsidiary to operate as described in this prospectus and the SAI and could adversely affect the Trust.

Investment Company Act Regulations

The Trust is a registered closed-end management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.

Legislation Risk

At any time after the date of this prospectus, legislation may be enacted that could negatively affect the assets of the Trust. Legislation or regulation may change the way in which the Trust itself is regulated. The Advisor cannot predict the effects of any new governmental regulation that may be implemented and there can be no assurance that any new governmental regulation will not adversely affect the Trust’s ability to achieve its investment objectives.

Misconduct of Employees and of Service Providers Risk

Misconduct or misrepresentations by employees of the Advisor or the Trust’s service providers could cause significant losses to the Trust. Employee misconduct may include binding the Trust to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Trust’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Trust’s business prospects or future marketing activities. Despite the Advisor’s due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisor’s due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisor will identify or prevent any such misconduct.

Yield and Ratings Risk

The yields on debt obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings of Moody’s, S&P and Fitch, which are described in Appendix A to the SAI, represent their respective opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Trust, a rated security may cease to be rated. The Advisors will consider such an event in determining whether the Trust should continue to hold the security.

REITs Risk

To the extent that the Trust invests in real estate related investments, including REITs, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. To the extent that the Trust invests in REITs, it will also be subject to the risk that a REIT may default on its obligations or go bankrupt. REITs are generally not taxed on income timely distributed to shareholders, provided they comply with the applicable requirements of the Code. By investing in REITs indirectly through the Trust, a shareholder will bear not only his or her proportionate share of the expenses of the Trust, but also, indirectly, similar expenses of the REITs. Mortgage REITs are pooled investment vehicles that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon. Investing in mortgage REITs involves certain risks related to investing in real property mortgages. In addition, mortgage REITs must satisfy highly technical and complex requirements in order to qualify for the favorable tax treatment accorded to REITs under the Code. No assurances can be given that a mortgage REIT in which the Trust invests will be able to continue to qualify as a REIT or that complying with the REIT requirements under the Code will not adversely affect such REIT’s ability to execute its business plan.

Many REITs focus on particular types of properties or properties which are especially suited for certain uses, and those REITs are affected by the risks which impact the users of their properties. For REITs that own healthcare facilities, for example, the physical characteristics of these properties and their operations are highly regulated, and those regulations often require capital expenditures or restrict the profits realizable from these properties. Some of these properties are also highly dependent upon Medicare and Medicaid payments, which are subject to changes in governmental budgets and policies. These properties may experience losses if their tenants receive lower Medicare or Medicaid rates.

U.S. Government Securities Risk

U.S. Government debt securities generally involve lower levels of credit risk than other types of fixed-income securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other fixed-income securities, the values of U.S. Government securities change as interest rates fluctuate.

Insolvency of Issuers of Indebtedness Risk

Various laws enacted for the protection of creditors may apply to indebtedness in which the Trust invests. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which the Trust invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which the Trust invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency.

The Trust does not anticipate that it will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Trust may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Trust to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Trust.

Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Taxable Municipal Securities Risk

Build America Bonds involve similar risks as municipal bonds, including credit and market risk. In particular, should a Build America Bond’s issuer fail to continue to meet the applicable requirements imposed on the bonds as provided by the ARRA, it is possible that such issuer may not receive federal cash subsidy payments, impairing the issuer’s ability to make scheduled interest payments. The Build America Bond program expired on December 31, 2010 and no further issuance is permitted unless Congress renews the program. As a result, the number of available Build America Bonds is limited, which may negatively affect the value of the Build America Bonds. In addition, there can be no assurance that Build America Bonds will be actively traded. It is difficult to predict the extent to which a market for such bonds will continue, meaning that Build America Bonds may experience greater illiquidity than other municipal obligations. The Build America Bonds outstanding as of December 31, 2010 will continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program will be eligible for the U.S. federal tax subsidy.

Foreign Currency Risk

Because the Trust may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities held by the Trust and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of securities denominated in such currencies, which means that the Trust’s NAV could decline as a result of changes in the exchange rates between foreign currencies and the U.S. dollar. The Advisors may, but are not required to, elect for the Trust to seek to protect itself from changes in currency exchange rates through hedging transactions depending on market conditions. In addition, certain countries, particularly emerging market countries, may impose foreign currency exchange controls or other restrictions on the transferability, repatriation or convertibility of currency.

Sovereign Government and Supranational Debt Risk

Investments in sovereign debt involve special risks. Foreign governmental issuers of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due. In the event of default, there may be limited or no legal recourse in that, generally, remedies for defaults must be pursued in the courts of the defaulting party. Political conditions, especially a sovereign entity’s willingness to meet the terms of its debt obligations, are of considerable significance. The ability of a foreign sovereign issuer, especially an emerging market country, to make timely payments on its debt obligations will also be strongly influenced by the sovereign issuer’s balance of payments, including export performance, its access to international credit facilities and investments, fluctuations of interest rates and the extent of its foreign reserves. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Also, there can be no assurances that the holders of commercial bank loans to the same sovereign entity may not contest payments to the holders of sovereign debt in the event of default under commercial bank loan agreements. In addition, there is no bankruptcy proceeding with respect to sovereign debt on which a sovereign has defaulted and the Trust may be unable to collect all or any part of its investment in a particular issue. Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, including requiring governmental approval for the repatriation of income, capital or proceeds of sales by foreign investors. These restrictions or controls may at times limit or preclude foreign investment in certain sovereign debt and increase the costs and expenses of the Trust.

Securities Lending Risk

The Trust may lend securities to financial institutions. Securities lending involves exposure to certain risks, including operational risk (i.e., the risk of losses resulting from problems in the settlement and accounting process), “gap” risk (i.e., the risk of a mismatch between the return on cash collateral reinvestments and the fees the Trust has agreed to pay a borrower), and credit, legal, counterparty and market risk. If a securities lending counterparty were to default, the Trust would be subject to the risk of a possible delay in receiving collateral or in recovering the loaned securities, or to a possible loss of rights in the collateral. In the event a borrower does not return the Trust’s securities as agreed, the Trust may experience losses if the proceeds received from liquidating the collateral do not at least equal the value of the loaned security at the time the collateral is liquidated, plus the transaction costs incurred in purchasing replacement securities. This event could trigger adverse tax consequences for the Trust. The Trust could lose money if its short-term investment of the collateral declines in value over the period of the loan. Substitute payments for dividends received by the Trust for securities loaned out by the Trust will generally not be considered qualified dividend income. The securities lending agent will take the tax effects on shareholders of this difference into account in connection with the Trust’s securities lending program. Substitute payments received on tax-exempt securities loaned out will not be tax-exempt income.

Inflation Risk

Inflation risk is the risk that the value of assets or income from investment will be worth less in the future, as inflation decreases the value of money. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy. As inflation increases, the real value of the common shares and distributions on those shares can decline. In addition, during any periods of rising inflation, interest rates on any borrowings by the Trust would likely increase, which would tend to further reduce returns to the holders of common shares.

Risk Associated with Recent Market Events

Although interest rates were unusually low in recent years in the U.S. and abroad, in 2022, the Federal Reserve and certain foreign central banks raised interest rates as part of their efforts to address rising inflation.

The Federal Reserve and certain foreign central banks have started to lower interest rates, though economic or other factors, such as inflation, could stop such changes. It is difficult to accurately predict the pace at which interest rates might change, the timing, frequency or magnitude of any such changes in interest rates, or when such changes might stop or again reverse course. Additionally, various economic and political factors could cause the Federal Reserve or other foreign central banks to change their approach in the future and such actions may result in an economic slowdown both in the U.S. and abroad. Unexpected changes in interest rates could lead to significant market volatility or reduce liquidity in certain sectors of the market. Deteriorating economic fundamentals may, in turn, increase the risk of default or insolvency of particular issuers, negatively impact market value, cause credit spreads to widen, and reduce bank balance sheets. Any of these could cause an increase in market volatility, reduce liquidity across various markets or decrease confidence in the markets, which could negatively affect the value of debt instruments held by the Trust and result in a negative impact on the Trust’s performance. See “—Inflation Risk.”

Recent policy initiatives undertaken by the U.S. government have the potential to impact international relations, trade agreements and the overall regulatory environment in ways that could create uncertainty and instability in domestic and global markets, and could adversely affect the investment performance of the Trust. In particular, actions taken by the U.S. government in respect of international trade relations could lead to trade wars, increased costs for imported goods, disruptions in supply chains, reduced foreign investment, and instability in regions where the Trust invests. Political and diplomatic events within the United States, including a contentious domestic political environment, changes in political party control of one or more branches of the U.S. Government, the U.S. Government’s inability at times to agree on a long-term budget and deficit reduction plan, the threat of a U.S. Government shutdown, and disagreements over, or threats not to increase, the U.S. Government’s borrowing limit (or “debt ceiling”), as well as political and diplomatic events abroad, may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. A downgrade of the ratings of U.S. Government debt obligations, or concerns about the U.S. Government’s credit quality in general, could have a substantial negative effect on the U.S. and global economies. For example, concerns about the U.S. Government’s credit quality may cause increased volatility in the stock and bond markets, higher interest rates, reduced prices and liquidity of U.S. Treasury securities, and/or increased costs of various kinds of debt. Moreover, although the U.S. Government has honored its credit obligations, there remains a possibility that the United States could default on its obligations. The consequences of such an unprecedented event are impossible to predict, but it is likely that a default by the United States would be highly disruptive to the U.S. and global securities markets and could significantly impair the value of the Trust’s investments.

In recent years, some countries, including the United States, have adopted more protectionist trade policies. Slowing global economic growth, the rise in protectionist trade policies, inflationary pressures, changes to some major international trade agreements, risks associated with the trade agreements between countries and regions, including the U.S. and other foreign nations, political or economic dysfunction within some countries or regions, including the U.S., and dramatic changes in commodity and currency prices could affect the economies of many nations in ways that cannot necessarily be foreseen at the present time. In addition, if the U.S. dollar continues to be strong, it may decrease foreign demand for U.S. assets, which could have a negative impact on certain issuers and/or industries.

Reference Rate Replacement Risk

The Trust may be exposed to financial instruments that recently transitioned from, or continue to be tied to, LIBOR to determine payment obligations, financing terms, hedging strategies or investment value.

The United Kingdom’s Financial Conduct Authority (“FCA”), which regulates LIBOR, has ceased publishing all LIBOR settings. In April 2023, however, the FCA announced that some USD LIBOR settings would continue to be published under a synthetic methodology until September 30, 2024 for certain legacy contracts. After September 30, 2024, the remaining synthetic LIBOR settings ceased to be published, and all

LIBOR settings have permanently ceased. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities in the repurchase agreement (“repo”) market and has been used increasingly on a voluntary basis in new instruments and transactions. Under U.S. regulations that implement a statutory fallback mechanism to replace LIBOR, benchmark rates based on SOFR have replaced LIBOR in certain financial contracts.

Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. While some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments may have alternative rate-setting provisions and there remains uncertainty regarding the willingness and ability of issuers to add alternative rate-setting provisions in certain existing instruments. Parties to contracts, securities or other instruments using LIBOR may disagree on transition rates or the application of transition regulation, potentially resulting in uncertainty of performance and the possibility of litigation. The Trust may have instruments linked to other interbank offered rates that may also cease to be published in the future.

EMU and Redenomination Risk

Any partial or complete dissolution of the Economic and Monetary Union (the “EMU”) could have significant adverse effects on currency and financial markets, and on the values of the Trust’s portfolio investments. If one or more EMU countries were to stop using the Euro as its primary currency, the Trust’s investments in such countries may be redenominated into a different or newly adopted currency. As a result, the value of those investments could decline significantly and unpredictably. In addition, securities or other investments that are redenominated may be subject to foreign currency risk, liquidity risk and valuation risk to a greater extent than similar investments currently denominated in Euros. To the extent a currency used for redenomination purposes is not specified in respect of certain EMU-related investments, or should the Euro cease to be used entirely, the currency in which such investments are denominated may be unclear, making such investments particularly difficult to value or dispose of. The Trust may incur additional expenses to the extent it is required to seek judicial or other clarification of the denomination or value of such securities.

Market Disruption and Geopolitical Risk

The occurrence of events similar to those in recent years, such as the aftermath of the war in Iraq, instability in Afghanistan, Pakistan, Egypt, Libya, Syria and the Middle East, international war or conflict (including the Israel-Hamas war), new and ongoing epidemics and pandemics of infectious diseases and other global health events, natural/environmental disasters, terrorist attacks in the United States and around the world, social and political discord, debt crises (such as the Greek crisis), sovereign debt downgrades, the Russian invasion of Ukraine, increasingly strained relations between the United States and a number of foreign countries, including historical adversaries, such as North Korea, Iran, China and Russia, and the international community generally, new and continued political unrest in various countries, such as Venezuela and Spain, the exit or potential exit of one or more countries from the EU or the EMU, and continued changes in the balance of political power among and within the branches of the U.S. government, among others, may result in market volatility, may have long term effects on the U.S. and worldwide financial markets, and may cause further economic uncertainties in the United States and worldwide.

Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the U.S. dollar, in the region are impossible to predict, but could be significant. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, could have a severe adverse effect on Russia and the European region, including significant negative impacts on the Russian economy, the European economy and the markets for certain securities and commodities, such as oil and natural gas, and may likely have collateral impacts on such sectors globally as well as other sectors. How long such military action and related events will last cannot be predicted.

China and the United States have each imposed tariffs on the other country’s products. These actions may cause a significant reduction in international trade, the oversupply of certain manufactured goods, substantial price reductions of goods and possible failure of individual companies and/or large segments of China’s export industry, which could have a negative impact on the Trust’s performance. U.S. companies that source material and goods from China and those that make large amounts of sales in China would be particularly vulnerable to an escalation of trade tensions. Uncertainty regarding the outcome of the trade tensions and the potential for a trade war could cause the U.S. dollar to decline against safe haven currencies, such as the Japanese yen and the Euro. Events such as these and their consequences are difficult to predict and it is unclear whether further tariffs may be imposed or other escalating actions may be taken in the future.

On January 31, 2020, the United Kingdom (“UK”) officially withdrew from the EU (commonly known as “Brexit”). The UK and EU reached a preliminary trade agreement, which became effective on January 1, 2021, regarding the terms of their future trading relationship relating principally to the trading of goods rather than services, including financial services; however, negotiations are ongoing for matters not covered by the trade agreement, such as the trade of financial services. Due to uncertainty of the current political environment, it is not possible to foresee the form or nature of the future trading relationship between the UK and the EU. In the short term, financial markets may experience heightened volatility, particularly those in the UK and Europe, but possibly worldwide. The UK and Europe may be less stable than they have been in recent years, and investments in the UK and EU may be difficult to value or subject to greater or more frequent volatility. The longer term economic, legal, political and social framework to be put in place between the UK and the EU remains unclear and the ongoing political and economic uncertainty and periods of exacerbated volatility in both the UK and in wider European markets may continue for some time. In particular, Brexit may lead to a call for similar referendums in other European jurisdictions which may cause increased economic volatility in the European and global markets and may destabilize some or all of the other EU member countries. This uncertainty may have an adverse effect on the economy generally and on the ability of the Trust and its investments to execute their respective strategies, to receive attractive returns and/or to exit certain investments at an advantageous time or price. In particular, currency volatility may mean that the returns of the Trust and its investments are adversely affected by market movements and may make it more difficult, or more expensive, if the Trust elects to execute currency hedges. Potential decline in the value of the British Pound and/or the Euro against other currencies, along with the potential downgrading of the UK’s sovereign credit rating, may also have an impact on the performance of portfolio companies or investments located in the UK or Europe. In light of the above, no definitive assessment can currently be made regarding the impact that Brexit will have on the Trust, its investments or its organization more generally.

Cybersecurity incidents affecting particular companies or industries may adversely affect the economies of particular countries, regions or parts of the world in which the Trust invests.

The occurrence of any of these above events could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. The Trust does not know how long the securities markets may be affected by similar events and cannot predict the effects of similar events in the future on the U.S. economy and securities markets. There can be no assurance that similar events and other market disruptions will not have other material and adverse implications.

Regulation and Government Intervention Risk

Federal, state, and other governments, their regulatory agencies or self-regulatory organizations may take actions that affect the regulation of the issuers in which the Trust invests in ways that are unforeseeable.

Legislation or regulation may also change the way in which the Trust is regulated. Such legislation or regulation could limit or preclude the Trust’s ability to achieve its investment objectives.

In light of popular, political and judicial focus on finance related consumer protection, financial institution practices are also subject to greater scrutiny and criticism generally. In the case of transactions between financial institutions and the general public, there may be a greater tendency toward strict interpretation of terms and legal rights in favor of the consuming public, particularly where there is a real or perceived disparity in risk allocation and/or where consumers are perceived as not having had an opportunity to exercise informed consent to the transaction. In the event of conflicting interests between retail investors holding common shares of a closed-end investment company such as the Trust and a large financial institution, a court may similarly seek to strictly interpret terms and legal rights in favor of retail investors.

The Trust may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Trust and its ability to achieve its investment objectives.

Investment Company Act Regulations. The Trust is a registered closed-end management investment company and as such is subject to regulations under the Investment Company Act. Generally speaking, any contract or provision thereof that is made, or where performance involves a violation of the Investment Company Act or any rule or regulation thereunder is unenforceable by either party unless a court finds otherwise.

Regulation as a “Commodity Pool”

The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps (“CFTC Derivatives”), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Trust uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a “commodity pool” or a vehicle for trading such instruments. Accordingly, the Advisors have claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”) pursuant to Rule 4.5 under the CEA. The Advisors are not, therefore, subject to registration or regulation as a “commodity pool operator” under the CEA in respect of the Trust.

Failures of Futures Commission Merchants and Clearing Organizations Risk

The Trust is required to deposit funds to margin open positions in cleared derivative instruments (both futures and swaps) with a clearing broker registered as a “futures commission merchant” (“FCM”). The CEA requires an FCM to segregate all funds received from customers with respect to any orders for the purchase or sale of U.S. domestic futures contracts and cleared swaps from the FCM’s proprietary assets. Similarly, the CEA requires each FCM to hold in a separate secure account all funds received from customers with respect to any orders for the purchase or sale of foreign futures contracts and segregate any such funds from the funds received with respect to domestic futures contracts. However, all funds and other property received by an FCM from its customers are held by an FCM on a commingled basis in an omnibus account and amounts in excess of assets posted to the clearing organization may be invested by an FCM in certain instruments permitted under the applicable regulation. There is a risk that assets deposited by the Trust with any FCM as margin for futures contracts or commodity options may, in certain circumstances, be used to satisfy losses of other clients of the Trust’s FCM. In addition, the assets of the Trust posted as margin against both swaps and futures contracts may not be fully protected in the event of the FCM’s bankruptcy.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may have material adverse effects on the Trust.

To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Trust must, among other things, derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). If for any taxable year the Trust does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Trust’s current and accumulated earnings and profits.

The current presidential administration has called for significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Trust cannot predict the impact, if any, of these changes to the Trust’s business, they could adversely affect the Trust’s business, financial condition, operating results and cash flows. Until the Trust knows what policy changes are made and how those changes impact the Trust’s business and the business of the Trust’s competitors over the long term, the Trust will not know if, overall, the Trust will benefit from them or be negatively affected by them.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

Potential Conflicts of Interest of the Advisor, Sub-Advisors and Others

The investment activities of the Advisor, the Sub-Advisors and their affiliates (including BlackRock, Inc. and its subsidiaries (collectively, the “Affiliates”)), and their respective directors, officers or employees, in managing their own accounts and other accounts, may present conflicts of interest that could disadvantage the Trust and its shareholders. The Advisor and its Affiliates may engage in proprietary trading and advise accounts and other funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same or similar types of securities, currencies and other assets as are held by the Trust. Subject to the requirements of the Investment Company Act, the Advisor and its Affiliates intend to engage in such activities and may receive compensation from third parties for their services. Neither the Advisor nor any Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. The results of the Trust’s investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate. It is possible that the Trust could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. The Advisor has adopted policies and procedures designed to address potential conflicts of interest. For additional information about potential conflicts of interest and the way in which BlackRock addresses such conflicts, please see “Conflicts of Interest” and “Management of the Trust—Portfolio Management—Potential Material Conflicts of Interest” in the SAI.

Defensive Investing Risk

For defensive purposes, the Trust may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Trust may succeed in avoiding losses but may otherwise fail to achieve its investment objectives. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Trust holds cash uninvested it will be subject to the credit risk of the depository institution holding the cash.

Decision-Making Authority Risk

Investors have no authority to make decisions or to exercise business discretion on behalf of the Trust, except as set forth in the Trust’s governing documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day management of the Trust’s investment activities to the Advisors, subject to oversight by the Board.

Management Risk

The Trust is subject to management risk because it is an actively managed investment portfolio. The Advisors and the individual portfolio managers will apply investment techniques and risk analyses in making investment decisions for the Trust, but there can be no guarantee that these will produce the desired results. The Trust may be subject to a relatively high level of management risk because the Trust may invest in derivative instruments, which may be highly specialized instruments that require investment techniques and risk analyses different from those associated with equities and bonds.

Valuation Risk

The Trust is subject to valuation risk, which is the risk that one or more of the securities in which the Trust invests are valued at prices that the Trust is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. The Advisors may use an independent pricing service or prices provided by dealers to value securities at their market value. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. See “Net Asset Value.” When market quotations are not available, the Advisors may price such investments pursuant to a number of methodologies, such as computer-based analytical modeling or individual security evaluations. These methodologies generate approximations of market values, and there may be significant professional disagreement about the best methodology for a particular type of financial instrument or different methodologies that might be used under different circumstances. In the absence of an actual market transaction, reliance on such methodologies is essential, but may introduce significant variances in the ultimate valuation of the Trust’s investments. Technological issues and/or errors by pricing services or other third-party service providers may also impact the Trust’s ability to value its investments and the calculation of the Trust’s NAV.

When market quotations are not readily available or are believed by the Advisor to be unreliable, the Advisor will fair value the Trust’s investments in accordance with its policies and procedures. Fair value represents a good faith approximation of the value of an asset or liability. The fair value of an asset or liability held by the Trust is the amount the Trust might reasonably expect to receive from the current sale of that asset or the cost to extinguish that liability in an arm’s-length transaction. Fair value pricing may require determinations that are inherently subjective and inexact about the value of a security or other asset. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets, or that fair value pricing will reflect a price that the Trust is able to obtain upon sale, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, the Trust’s NAV could be adversely affected if the Trust’s determinations regarding the fair value of the Trust’s investments were materially higher than the values that the Trust ultimately realizes upon the disposal of such investments. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available. The Advisors anticipate that up to approximately

25% of the Trust’s net assets (calculated at the time of investment) may be valued using fair value. This percentage may increase over the life of the Trust and may exceed 25% of the Trust’s net assets due to a number of factors, such as when the Trust nears dissolution; outflows of cash from time to time; and changes in the valuation of these investments. The Trust prices its shares daily and therefore all assets, including assets valued at fair value, are valued daily.

The Trust’s NAV per common share is a critical component in several operational matters including computation of advisory and services fees. Consequently, variance in the valuation of the Trust’s investments will impact, positively or negatively, the fees and expenses shareholders will pay.

Reliance on the Advisor and Sub-Advisors Risk

The Trust is dependent upon services and resources provided by the Advisors, and therefore the Advisors’ parent, BlackRock. The Advisors are not required to devote their full time to the business of the Trust and there is no guarantee or requirement that any investment professional or other employee of the Advisors will allocate a substantial portion of his or her time to the Trust. The loss of one or more individuals involved with the Advisors could have a material adverse effect on the performance or the continued operation of the Trust. For additional information on the Advisor, the Sub-Advisors and BlackRock, see “Management of the Trust—Investment Advisor and Sub-Advisors.”

Reliance on Service Providers Risk

The Trust must rely upon the performance of service providers to perform certain functions, which may include functions that are integral to the Trust’s operations and financial performance. Failure by any service provider to carry out its obligations to the Trust in accordance with the terms of its appointment, to exercise due care and skill or to perform its obligations to the Trust at all as a result of insolvency, bankruptcy or other causes could have a material adverse effect on the Trust’s performance and returns to shareholders. The termination of the Trust’s relationship with any service provider, or any delay in appointing a replacement for such service provider, could materially disrupt the business of the Trust and could have a material adverse effect on the Trust’s performance and returns to shareholders.

Information Technology Systems Risk

The Trust is dependent on the Advisors for certain management services as well as back-office functions. The Advisors depend on information technology systems in order to assess investment opportunities, strategies and markets and to monitor and control risks for the Trust. It is possible that a failure of some kind which causes disruptions to these information technology systems could materially limit the Advisors’ ability to adequately assess and adjust investments, formulate strategies and provide adequate risk control. Any such information technology-related difficulty could harm the performance of the Trust. Further, failure of the back-office functions of the Advisors to process trades in a timely fashion could prejudice the investment performance of the Trust.

Operational and Technology Risks

The Trust and the entities with which it interacts directly or indirectly are susceptible to operational and technology risks, including those related to human errors, processing errors, communication errors, systems failures, cybersecurity incidents, and the use of artificial intelligence and machine learning (“AI”), which may result in losses for the Trust and its shareholders or impair the Trust’s operations. These entities include, but are not limited to, the Trust’s adviser, administrator, distributor, other service providers (e.g., index and benchmark providers, accountants, custodians, and transfer agents), financial intermediaries, counterparties, market makers, authorized participants, listing exchanges, other financial market operators, and governmental authorities. Operational and technology risks for the issuers in which the Trust invests could also result in material adverse consequences for such issuers and may cause the Trust’s investments in such issuers to lose value. The Trust may incur substantial costs in order to mitigate operational and technology risks.

Cybersecurity incidents can result from deliberate attacks or unintentional events against an issuer in which the Trust invests, the Trust or any of its service providers. They include, but are not limited to, gaining unauthorized access to systems, misappropriating assets or sensitive information, corrupting or destroying data, and causing operational disruption. Geopolitical tension may increase the scale and sophistication of deliberate attacks, particularly those from nation states or from entities with nation state backing. Cybersecurity incidents may result in any of the following: financial losses; interference with the Trust’s ability to calculate its NAV; disclosure of confidential information; impediments to trading; submission of erroneous trades by the Trust or erroneous subscription or redemption orders; the inability of the Trust or its service providers to transact business; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; and other legal and compliance expenses. Furthermore, cybersecurity incidents may render records of the Trust, including records relating to its assets and transactions, shareholder ownership of Trust shares, and other data integral to the Trust’s functioning, inaccessible, inaccurate or incomplete. Power outages, natural disasters, equipment malfunctions and processing errors that threaten information and technology systems relied upon by the Trust or its service providers, as well as market events that occur at a pace that overloads these systems, may also disrupt business operations or impact critical data. In addition, the risks of increased use of AI technologies, such as machine learning, include data risk, transparency risk, and operational risk. The AI technologies, which are generally highly reliant on the collection and analysis of large amounts of data, may incorporate biased or inaccurate data, and it is not possible or practicable to incorporate all relevant data into such technologies. The output or results of any such AI technologies may therefore be incomplete, erroneous, distorted or misleading. Further, AI tools may lack transparency as to how data is utilized and how outputs are generated. AI technologies may also allow the unintended introduction of vulnerabilities into infrastructures and applications. The Trust and its shareholders could be negatively impacted as a result of these risks associated with AI technologies. AI technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to quickly evolve, and it is impossible to anticipate the full scope of future AI capabilities or rules and the associated risks to the Trust.

While the Trust’s service providers are required to have appropriate operational, information security and cybersecurity risk management policies and procedures, their methods of risk management may differ from those of the Trust in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. The Trust and its adviser seek to reduce these risks through controls, procedures and oversight, including establishing business continuity plans and risk management systems. However, there are inherent limitations in such plans and systems, including the possibility that certain risks that may affect the Trust have not been identified or may emerge in the future; that such plans and systems may not completely eliminate the occurrence or mitigate the effects of operational or information security disruptions or failures or of cybersecurity incidents; or that prevention and remediation efforts will not be successful or that incidents will go undetected. The Trust cannot control the systems, information security or other cybersecurity of the issuers in which it invests or its service providers, counterparties, and other third parties whose activities affect the Trust.

Lastly, the regulatory climate governing cybersecurity and data protection is developing quickly and may vary considerably across jurisdictions. Regulators continue to develop new rules and standards related to cybersecurity and data protection. Compliance with evolving regulations can be demanding and costly, requiring substantial resources to monitor and implement required changes.

Misconduct of Employees and of Service Providers Risk

Misconduct or misrepresentations by employees of the Advisor, the Sub-Advisors or the Trust’s service providers could cause significant losses to the Trust. Employee misconduct may include binding the Trust to transactions that exceed authorized limits or present unacceptable risks and unauthorized trading activities, concealing unsuccessful trading activities (which, in any case, may result in unknown and unmanaged risks or losses) or making misrepresentations regarding any of the foregoing. Losses could also result from actions by the Trust’s service providers, including, without limitation, failing to recognize trades and misappropriating assets. In addition, employees and service providers may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting the Trust’s business prospects or future marketing activities. Despite the Advisors’ due diligence efforts, misconduct and intentional misrepresentations may be undetected or not fully comprehended, thereby potentially undermining the Advisors’ due diligence efforts. As a result, no assurances can be given that the due diligence performed by the Advisors will identify or prevent any such misconduct.

Portfolio Turnover Risk

The Trust’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. Portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Trust. A higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Trust. High portfolio turnover may result in an increased realization of net short-term capital gains by the Trust which, when distributed to common shareholders, will be taxable as ordinary income. Additionally, in a declining market, portfolio turnover may create realized capital losses.

Anti-Takeover Provisions Risk

The Trust’s Declaration of Trust and Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Trust or convert the Trust to open-end status or to change the composition of the Board. Such provisions could limit the ability of shareholders to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Trust. See “Certain Provisions in the Agreement and Declaration of Trust and Bylaws.”

HOW THE TRUST MANAGES RISK

Investment Limitations

The Trust has adopted certain investment limitations designed to limit investment risk. Some of these limitations are fundamental and thus may not be changed without the approval of the holders of a majority of the outstanding common shares. See “Investment Objectives and Policies—Investment Restrictions” in the SAI.

The restrictions and other limitations set forth throughout this Prospectus and in the SAI apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the acquisition of securities.

Management of Investment Portfolio and Capital Structure to Limit Leverage Risk

The Trust may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Trust anticipates such an increase or change) and any leverage the Trust may have outstanding begins (or is expected) to adversely affect common shareholders. In order to attempt to offset such a negative impact of any outstanding leverage on common shareholders, the Trust may shorten the average maturity of its investment portfolio (by investing in short-term securities) or may reduce any indebtedness that it may have incurred. The success of any such attempt to limit leverage risk depends on the Advisors’ ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Trust may never attempt to manage its capital structure in the manner described in this paragraph.

If market conditions suggest that employing additional leverage would be beneficial, the Trust may enter into one or more credit facilities, sell preferred shares or engage in additional leverage transactions, subject to the restrictions of the Investment Company Act.

Strategic Transactions

The Trust may use certain Strategic Transactions designed to limit the risk of price fluctuations of securities and to preserve capital. These Strategic Transactions include using swaps, financial futures contracts, options on financial futures or options based on either an index of long-term securities, or on securities whose prices, in the opinion of the Advisors, correlate with the prices of the Trust’s investments. There can be no assurance that Strategic Transactions will be used or used effectively to limit risk, and Strategic Transactions may be subject to their own risks.

MANAGEMENT OF THE TRUST

Trustees and Officers

The Board is responsible for the overall management of the Trust, including supervision of the duties performed by the Advisors. There are nine Trustees. A majority of the Trustees are Independent Trustees. The name and business address of the Trustees and officers of the Trust and their principal occupations and other affiliations during the past five years are set forth under “Management of the Trust” in the SAI.

Investment Advisor and Sub-Advisors

The Advisor is responsible for the management of the Trust’s portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operation of the Trust. BlackRock International Limited (“BIL”) and BlackRock (Singapore) Limited (“BSL”) serve as the Trust’s sub-advisers. Each Sub-Advisor performs certain of the day-to-day investment management of the Trust. The Advisor, located at 100 Bellevue Parkway, Wilmington, Delaware 19809, BlackRock International Limited, located at Exchange Place One, 1 Semple Street, Edinburgh, EH3 8BL, United Kingdom, and BlackRock (Singapore) Limited, located at 079912 Singapore, are majority-owned subsidiaries of BlackRock.

BlackRock is one of the world’s largest publicly-traded investment management firms. As of March 31, 2026, BlackRock’s assets under management were approximately $14.0 trillion. BlackRock has over 35 years of experience managing closed-end products and, as of March 31, 2026, advised a registered closed-end family of 36 exchange-listed active funds with approximately $44 billion in assets.

BlackRock is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.

Investment Philosophy

In making investment decisions, Trust management tries to identify the long term trends and changes that could benefit particular markets and/or industries relative to other markets and industries. Trust management will consider a variety of factors when selecting the markets, such as the rate of economic growth, natural resources, capital reinvestment and the social and political environment. In choosing investments, Trust management may look at various fundamental and systematic factors, such as the relative opportunity for equity or debt instruments to increase in value, capital recovery risk, dividend yields and the level of interest rates paid on debt securities of different maturities. The Trust may invest in individual securities, baskets of securities or particular measurements of value or rate, and may consider a variety of factors and systematic inputs. Trust management may employ derivatives for a variety of reasons, including but not limited to, adjusting its exposures to markets, sectors, asset classes and securities. As a result, the economic exposure of the Trust to any particular market, sector, or asset class may vary relative to the market value of any particular exposure.

Trust management will invest in “junk” bonds, corporate loans and distressed securities only when it believes that they will provide an attractive total return, relative to their risk, as compared to higher quality debt securities.

Trust management will invest in distressed securities when Trust management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Trust will generally achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization.

The Advisor intends to utilize option strategies that consist of writing (selling) call options on a portion of the common stocks in the Trust’s portfolio, as well as other option strategies such as writing other calls and puts or using options to manage risk. The portfolio management team will work closely to determine which option strategies to pursue to seek to generate current gains from options premiums and to enhance the Trust’s risk-adjusted returns.

Portfolio Managers

The members of the portfolio management team who are primarily responsible for the day-to-day management of the Trust’s portfolio are as follows:

Rick Rieder, Managing Director of BlackRock, is BlackRock’s Chief Investment Officer of Global Fixed Income, Head of the Fundamental Fixed Income business, and Head of the Global Allocation Investment Team. Mr. Rieder is a member of BlackRock’s Executive Sub-Committee on Investments, a member of BlackRock’s Global Operating Committee, and Chairman of the firm-wide BlackRock Investment Council.

Before joining BlackRock in 2009, Mr. Rieder was President and Chief Executive Officer of R3 Capital Partners. He served as Vice Chairman and member of the Borrowing Committee for the U.S. Treasury and is currently a member of the Federal Reserve Investment Advisory Committee on Financial Markets.

Mr. Rieder currently serves on the Alphabet/Google Investment Advisory Committee and the UBS Research Advisory Board. He was nominated for Outstanding Portfolio Manager by Morningstar in 2021, was awarded the Global Unconstrained Fixed Income Manager of the Year for 2015 by Institutional Investor, was nominated for Fixed Income Manager of the Year by Institutional Investor for 2014 and was inducted into the Fixed Income Analysts Society Fixed Income Hall of Fame in 2013. Four of the funds Mr. Rieder manages (Strategic Income Opportunities, Fixed Income Global Opportunities, Total Return, and Strategic Global Bond) have been awarded Gold Medals by Morningstar.

From 1987 to 2008, Mr. Rieder was with Lehman Brothers, most recently as head of the firm’s Global Principal Strategies team, a global proprietary investment platform. He was also global head of the firm’s credit businesses, Chairman of the Corporate Bond and Loan Capital Commitment Committee, and a member of the Board of Trustees for the corporate pension fund. Before joining Lehman Brothers, Mr. Rieder was a credit analyst at SunTrust Banks in Atlanta.

Mr. Rieder earned a BBA degree in Finance from Emory University in 1983 and an MBA degree from The Wharton School of the University of Pennsylvania in 1987. He is a member of the board of Emory University, Emory’s Business School, and the university’s Finance Committee, and is the Vice Chairman of the Investment Committee. Mr. Rieder is founder and chairman of the Emory Business School’s BBA investment fund and community financial literacy program.

Mr. Rieder serves as Chairman and President of the Board of Education for North Star Academy’s fourteen Charter Schools in Newark, New Jersey, and is the Founder and Chairman of the Board of Graduation Generation Public School Collaboration in Atlanta. He is on the Board of the BlackRock Foundation, the Board of Advisors for the Hospital for Special Surgery, and the Board of Big Brothers/Big Sisters of Newark and Essex County. Mr. Rieder formerly served on the Board and National Leadership Council of the Communities in Schools Educational Foundation, and Trustee for the US Olympic Foundation.

Mr. Rieder was honored at the Choose Success Awards ceremony in Atlanta in 2015 for his dedication to public education in Atlanta through CIS and Graduation Generation.

Russ Koesterich, CFA, JD, Managing Director of BlackRock, is a portfolio manager on the Global Allocation team as well as the lead portfolio manager on the GA Selects model portfolio strategies.

Mr. Koesterich’s service with BlackRock dates back to 2005, including his years with Barclays Global Investors (“BGI”), which merged with BlackRock in 2009. He joined the BlackRock Global Allocation team in 2016 as Head of Asset Allocation and was named a portfolio manager in 2017. Previously, he was BlackRock’s Global Chief Investment Strategist and Chairman of the Investment Committee for the Model Portfolio Solutions business, and formerly served as the Global Head of Investment Strategy for scientific active equities and as senior portfolio manager in the US Market Neutral Group. Prior to joining BGI, Mr. Koesterich was the Chief North American Strategist at State Street Bank and Trust. He began his investment career at Instinet Research Partners where he occupied several positions in research, including Director of Investment Strategy for both U.S. and European research, and Equity Analyst. He is a frequent contributor to financials news media and the author of three books, including his most recent “Portfolio Construction for Today’s Markets.”

Mr. Koesterich earned a BA in history from Brandeis University, a JD from Boston College and an MBA from Columbia University. He is a CFA Charterholder.

Sarah Thompson, CFA, Managing Director, is a member of the Global Allocation Team. She is a senior investor, primarily responsible for coverage of the chemicals, metals & mining, midstream and utilities sectors, global fundamental credit, private placements, distressed investments.

Ms. Thompson joined the BlackRock Global Allocation team in 2018. Her service with BlackRock dates back to 2013, when she joined as Head of Americas and Global Director of Credit Research. Prior to joining BlackRock in 2013, Ms. Thompson was a Managing Director at Barclays heading the U.S. Distressed Desk Analyst Group. Prior to joining Barclays in September 2008, Ms. Thompson headed the Industrials pod for High Grade and High Yield Research at Lehman Brothers. Ms. Thompson joined Lehman Brothers in 1999 covering high yield manufacturing, services and automotive sectors. Prior to joining Lehman Brothers, she covered similar industries for CIBC World Markets, which she joined in 1996 after working in the mortgage consulting group at KPMG Peat Marwick.

Ms. Thompson earned a BSBA degree in Accounting from Georgetown University. She is a CFA® Charterholder and completed the Certified Public Accountant exam.

Randy Berkowitz, CFA, Managing Director, is a member of the Global Allocation Team. He is a Senior Investor and Head of quantitative strategies and research which serves to drive the Team’s asset allocation process, security sizing and risk management, in addition to covering sub industries within the Healthcare sector.

Mr. Berkowitz joined the BlackRock Global Allocation team in 2008 to oversee the build-out of the Team’s quantitative analytic capabilities and subsequently conduct fundamental research. In 2016, he led the development of the quantitative strategies and research for Global Allocation. He joined BlackRock in 2004 as an Analyst in the Portfolio Analytics Group where he helped design and deliver analytic solutions to BlackRock’s Portfolio Management teams. In this role, he led strategic initiatives to improve BlackRock’s Green Package analytic suite. Mr. Berkowitz helped manage the Merrill Lynch Investment Managers / BlackRock Equity integration for the Portfolio Analytics Group in 2007.

Mr. Berkowitz earned a BA degree in Astrophysics from Columbia University in 2004. He is a CFA® Charterholder.

The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by the portfolio management team and the ownership of the Trust’s securities by each portfolio manager.

Investment Management Agreement

Pursuant to an investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”), the Trust has agreed to pay the Advisor a monthly management fee at an annual rate equal to 1.25% of the average daily value of the Trust’s Managed Assets.

“Managed Assets” means the total assets of the Trust (including any assets attributable to money borrowed for investment purposes) minus the sum of the Trust’s accrued liabilities (other than liabilities for money borrowed for investment purposes). This means that during periods in which the Trust is using leverage, the fee paid to the Advisor will be higher than if the Trust did not use leverage because the fee is calculated as a percentage of the Trust’s Managed Assets, which include those assets purchased with leverage.

The Advisor has entered into separate sub-advisory agreements with BIL and BSL, each an affiliate of BlackRock, Inc. For that portion of the Trust for which each Sub-Advisor acts as sub-adviser, the Advisor, and not the Trust, pays to each Sub-Advisor an annual sub-advisory fee equal to a percentage of the management fee received by the Advisor from the Trust with respect to the average daily value of the Managed Assets of the Trust allocated to each Sub-Advisor.

A discussion regarding the basis for the approval of the Investment Management Agreement and the sub-advisory agreement by the Board is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2025.

Except as otherwise described in this prospectus, the Trust pays, in addition to the fees paid to the Advisor, all other costs and expenses of its operations, including compensation of its Trustees (other than those affiliated with the Advisor), custodian, leveraging expenses, transfer and dividend disbursing agent expenses, legal fees, rating agency fees, listing fees and expenses, expenses of independent auditors, expenses of repurchasing shares, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any.

The Trust and the Advisor have entered into the Fee Waiver Agreement, pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and ETFs managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual fee, through June 30, 2028. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of investment advisory fees the Trust pays to the Advisor indirectly through its investment in money market funds managed by the Advisor or its affiliates, through June 30, 2028. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Trust’s Independent Trustees). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

Administration and Accounting Services

State Street Bank and Trust Company provides certain administration and accounting services to the Trust pursuant to an Administration and Fund Accounting Services Agreement (the “Administration Agreement”). Pursuant to the Administration Agreement, State Street Bank and Trust Company provides the Trust with, among other things, customary fund accounting services, including computing the Trust’s NAV and maintaining books, records and other documents relating to the Trust’s financial and portfolio transactions, and customary fund administration services, including assisting the Trust with regulatory filings, tax compliance and other oversight activities. For these and other services it provides to the Trust, State Street Bank and Trust Company is paid a monthly fee from the Trust at an annual rate ranging from 0.0075% to 0.015% of the Trust’s Managed Assets, along with an annual fixed fee ranging from $0 to $10,000 for the services it provides to the Trust.

Custodian and Transfer Agent

The custodian of the assets of the Trust is State Street Bank and Trust Company, whose principal business address is One Congress Street, Boston, Massachusetts 02114. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.

Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, serves as the Trust’s transfer agent with respect to the common shares.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP, whose principal business address is 115 Federal Street, Boston, Massachusetts 02110, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.

NET ASSET VALUE

The NAV of the Trust’s common shares will be computed based upon the value of the Trust’s portfolio securities and other assets. NAV per common share will be determined as of the close of the regular trading session on the NYSE on each business day on which the NYSE is open for trading. The Trust calculates NAV per common share by subtracting the Trust’s liabilities (including accrued expenses, dividends payable and any borrowings of the Trust), and the liquidation value of any outstanding preferred shares of the Trust from the Trust’s total assets (the value of the securities the Trust holds plus cash or other assets, including interest accrued but not yet received) and dividing the result by the total number of common shares of the Trust outstanding.

Valuation of securities held by the Trust is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., NYSE), on separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (each, an “Exchange”) are valued using information obtained via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued. However, under certain circumstances, other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Trust on a day on which the Trust values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Trust holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Trust values such security, the prior day’s price will be used, unless the Advisors determine that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a Fair Value Asset (as defined below).

Fixed-Income Investments. Fixed-income securities are generally valued using bid prices provided by dealers or prices (including evaluated prices) supplied by the Trust’s approved independent third-party pricing services, each in accordance with the Advisor’s policies and procedures (the “Valuation Procedures”). The pricing services may use valuation models that utilize certain inputs and assumptions to derive values, including transaction data (e.g., recent representative bids and offers), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; general market conditions; and/or other factors and assumptions. Pricing services generally value fixed-income securities assuming orderly transactions of an institutional round lot size, but the Trust may hold or transact in such securities in smaller, odd lot sizes. Odd lots of securities in certain asset classes may trade at lower prices than institutional round lots, and the value ultimately realized when the securities are sold could differ from the prices used by a fund. The amortized cost method of valuation may be used with respect to debt obligations with 60 days or less remaining to maturity unless such method does not represent fair value. Certain fixed-income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the issuer, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche.

Options, Futures, Swaps and Other Derivatives. Exchange-traded equity options (except ETF options, equity index options or those that are customized) for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by the Trust on a day on which the Trust values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Trust values such option, the prior day’s price will be used, unless the Advisors determine that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. Customized exchange-traded equity options, ETF options, equity index options and OTC derivatives may be valued using a mathematical model which may incorporate a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the Valuation Procedures.

Underlying Funds. Shares of underlying open-end funds (including money market funds) are valued at NAV. Shares of underlying exchange-traded closed-end funds and ETFs will be valued at their most recent closing price.

General Valuation Information. Prices obtained from independent third party pricing services, broker-dealers or market makers to value the Trust’s securities and other assets and liabilities are based on information available at the time the Trust values its assets and liabilities. In the event that a pricing service quotation is revised or updated subsequent to the day on which the Trust valued such security, the revised pricing service quotation generally will be applied prospectively. Such determination will be made considering pertinent facts and circumstances surrounding the revision.

In determining the market value of portfolio investments, the Trust may employ independent third-party pricing services, which may use, without limitation, evaluated pricing methods that take into consideration market indexes, matrices, yield curves and other specified inputs and assumptions. This may result in the assets being valued at a price different from the price that would have been determined had the evaluated pricing method not been used. The price the Trust could receive upon the sale of any particular portfolio investment may differ from the Trust’s valuation of the investment, particularly for assets that trade in thin or volatile markets or that are valued using a fair valuation methodology or a price provided by an independent pricing service. As a result, the price received upon the sale of an investment may be less than the value ascribed by the Trust, and the Trust could realize a greater than expected loss or lesser than expected gain upon the sale of the investment. The Trust’s ability to value its investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method approved by the Advisor, the Trust’s valuation designee, as reflecting fair value. All other assets and liabilities (including securities for which market quotations are not readily available) held by the Trust (including restricted securities and private market investments, as applicable) are valued at fair value as determined in good faith by the Advisor pursuant to the Valuation Procedures. Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing market rates.

Certain of the securities acquired by the Trust may be traded on foreign exchanges or OTC markets on days on which the Trust’s NAV is not calculated. In such cases, the NAV of the Trust’s shares may be significantly affected on days when investors can neither purchase nor sell shares of the Trust.

Fair Value. When market quotations are not readily available or are believed by the Advisor to be unreliable, the Trust’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by the Advisor in accordance with the Valuation Procedures. Pursuant to Rule 2a-5 under the Investment Company Act, the Board has designated the Advisor as the valuation designee for the Trust. The Advisor may reasonably conclude that a market quotation is not readily available or is unreliable if, among other things, a security or other asset or liability does not have a price source due to its complete lack of trading, if the Advisor believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), or where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if the Advisor determines, in its reasonable business judgment, that an event that has occurred after the close of trading for an asset or liability but prior to or at the time of pricing the Trust’s assets or liabilities, is likely to cause a material change to the last exchange closing price or closing market price of one or more assets held by, or liabilities of, the Trust. On any day the NYSE is open and a foreign market or the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that the Advisor is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign assets, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign assets in one or more non-U.S. markets following the close of the local markets to the prices that might have prevailed as of the Trust’s pricing time.

The Advisor’s Rule 2a-5 Committee is responsible for reviewing and approving methodologies by investment type and significant inputs used in the fair valuation of Trust assets or liabilities. In addition, the Trust’s accounting agent assists the Advisor by periodically endeavoring to confirm the prices it receives from all third-party pricing services, index providers and broker-dealers. The Advisor regularly evaluates the values assigned to the securities and other assets and liabilities of the Trust.

When determining the price for a Fair Value Asset, the Advisor will seek to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued and does not seek to determine the price the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations will be based upon all available factors that the Advisor deems relevant at the time of the determination, and may be based on analytical values determined by the Advisor using proprietary or third-party valuation models. Fair value represents a good faith approximation of the value of an asset or liability. When determining the fair value of an investment, one or more fair value methodologies may be used (depending on certain factors, including the asset type). For example, the investment may be initially priced based on the original cost of the investment or, alternatively, using proprietary or third-party models that may rely upon one or more unobservable inputs. Prices of actual, executed or historical transactions in the relevant investment (or comparable instruments) or, where appropriate, an appraisal by a third-party experienced in the valuation of similar instruments, may also be used as a basis for establishing the fair value of an investment.

The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or repurchase of its shares at NAV, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders.

The Trust’s annual audited financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), follow the requirements for valuation set forth in Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), which defines and establishes a framework for measuring fair value under US GAAP and expands financial statement disclosure requirements relating to fair value measurements.

Generally, ASC 820 and other accounting rules applicable to funds and various assets in which they invest are evolving. Such changes may adversely affect the Trust. For example, the evolution of rules governing the determination of the fair market value of assets or liabilities, to the extent such rules become more stringent, would tend to increase the cost and/or reduce the availability of third-party determinations of fair market value. This may in turn increase the costs associated with selling assets or affect their liquidity due to the Trust’s inability to obtain a third-party determination of fair market value.

DISTRIBUTIONS

The Trust intends to make regular monthly cash distributions of all or a portion of its net investment income, including current gains, to common shareholders. The Trust will pay common shareholders at least annually all or substantially all of its investment company taxable income. The Investment Company Act generally limits the Trust to one capital gain distribution per year, subject to certain exceptions, including as discussed below in connection with the Managed Distribution Plan.

The Trust has, pursuant to an SEC exemptive order granted to certain of BlackRock’s closed-end funds, adopted a plan to support a level distribution of income, capital gains and/or return of capital. The Managed Distribution Plan has been approved by the Board and is consistent with the Trust’s investment objective and policies. Under the Managed Distribution Plan, the Trust will distribute all available investment income, including current gains, to its shareholders, consistent with its investment objective and as required by the Code. If sufficient investment income, including current gains, is not available on a monthly basis, the Trust will distribute long-term capital gains and/or return of capital to shareholders in order to maintain a level distribution. The Trust may be required to sell portfolio investments in order to make such distributions. A return of capital distribution may involve a return of the shareholder’s original investment. Though not currently taxable, such a distribution may lower a shareholder’s basis in the Trust, thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Trust shares, even if sold at a loss to the shareholder’s original investment. Each monthly distribution to shareholders is expected to be at a fixed amount established by the Board, except for extraordinary distributions and potential distribution rate increases or decreases to enable the Trust to comply with the distribution requirements imposed by the Code. Shareholders should not draw any conclusions about the Trust’s investment performance from the amount of these distributions or from the terms of the Managed Distribution Plan. The Trust’s total return performance on NAV will be presented in its financial highlights table, which will be available in the Trust’s shareholder reports, every six-months. The Board may amend, suspend or terminate the Managed Distribution Plan without prior notice if it deems such actions to be in the best interests of the Trust or its shareholders. The suspension or termination of the Managed Distribution Plan could have the effect of creating a trading discount (if the Trust’s stock is trading at or above NAV) or widening an existing trading discount. The Trust is subject to risks that could have an adverse impact on its ability to maintain level distributions. Examples of potential risks include, but are not limited to, economic downturns impacting the markets, decreased market volatility, companies suspending or decreasing corporate dividend distributions and changes in the Code. Please see “Risks” for a more complete description of the Trust’s risks.

The tax treatment and characterization of the Trust’s distributions may vary significantly from time to time because of the varied nature of the Trust’s investments. The ultimate tax characterization of the Trust’s distributions made in a fiscal year cannot finally be determined until after the end of that fiscal year. As a result, there is a possibility that the Trust may make total distributions during a fiscal year in an amount that exceeds the Trust’s earnings and profits for U.S. federal income tax purposes. In such situations, the amount by which the Trust’s total distributions exceed earnings and profits would generally be treated as a return of capital reducing the amount of a shareholder’s tax basis in such shareholder’s shares, with any amounts exceeding such basis treated as gain from the sale of shares.

Various factors will affect the level of the Trust’s income, including the asset mix and the Trust’s use of hedging. To permit the Trust to maintain a more stable monthly distribution, the Trust may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Trust for any particular monthly period may be more or less than the amount of income actually earned by the Trust during that period. Undistributed income will add to the Trust’s NAV and, correspondingly, distributions from undistributed income will deduct from the Trust’s NAV. The Trust intends to distribute any long-term capital gains not distributed under the Managed Distribution Plan annually.

Under normal market conditions, the Advisor seeks to manage the Trust in a manner such that the Trust’s distributions are reflective of the Trust’s current and projected earnings levels. The distribution level of the Trust is subject to change based upon a number of factors, including the current and projected level of the Trust’s earnings, and may fluctuate over time.

The Trust reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to common shareholders.

Shareholders will automatically have all dividends and distributions reinvested in common shares of the Trust issued by the Trust or purchased in the open market in accordance with the Trust’s dividend reinvestment plan unless an election is made to receive cash. See “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

Please refer to the section of the Trust’s most recent annual report on Form N-CSR entitled “Automatic Dividend Reinvestment Plan”, which is incorporated by reference herein, for a discussion of the Trust’s dividend reinvestment plan.

RIGHTS OFFERINGS

The Trust may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase common shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, we would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to our shareholders as of the record date that we set for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the Investment Company Act. Under the laws of Maryland, the Board is authorized to approve rights offerings without obtaining shareholder approval.

The staff of the SEC has interpreted the Investment Company Act as not requiring shareholder approval of a transferable rights offering to purchase common shares at a price below the then current NAV so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

•	the period of time the offering would remain open;

•	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

•	the title of such rights;

•	the exercise price for such rights (or method of calculation thereof);

•	the number of such rights issued in respect of each share;

•	the number of rights required to purchase a single share;

•	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

•	termination rights we may have in connection with such rights offering.

A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of common shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the common shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Trust and the purchase, ownership and disposition of the Trust’s common shares. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below) and that you hold your common shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Trust and its common shareholders. The Trust has not sought and will not seek any ruling from the Internal Revenue Service regarding any matters discussed herein. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of non-U.S., state or local tax. The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Trust.

In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as without limitation, a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or non-U.S. investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Trust

The Trust has elected to be treated as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”

As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.

The Trust’s Investments. The Trust has formed a wholly-owned Delaware subsidiary (the “Blocker Subsidiary”) to hold interests in certain of its portfolio companies to permit the Trust to continue to meet the qualifications for taxation as a RIC. The Blocker Subsidiary will qualify for the exclusion from the definition of the term investment company pursuant to Section 3(c)(7) of the Investment Company Act or will otherwise not be required to register as an investment company under the Investment Company Act. Entities such as the Blocker Subsidiary are typically organized as corporations or as limited liability companies or partnerships that elect to be taxed as corporations for U.S. federal income tax purposes and hold certain investments in pass-through tax entities (such as partnership interests or limited liability company interests) the gross revenue from which would be “bad income” for purposes of RIC qualification. The Trust may not invest more than 25% of its total assets in the shares of the Blocker Subsidiary. The Blocker Subsidiary will be subject to federal corporation income tax. The Blocker Subsidiary’s distributions of its after-tax earnings to the Trust will be “good income” for RIC qualification purposes, and will be treated as qualified dividend income (for non-corporate shareholders) and as eligible for the dividends received deduction (for corporate shareholders), or as returns of capital.

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

The Trust may invest a portion of its net assets in below investment grade securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.

Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.

The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the Internal Revenue Service. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Trust may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes.

Foreign currency gain or loss on foreign currency exchange contracts, non-U.S. dollar-denominated securities contracts, and non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

Income from options on individual securities written by the Trust will generally not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.

Index options that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of Common Shareholders

The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains) from its current or accumulated earnings and profits, other than exempt-interest dividends (“ordinary income dividends”) are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.

Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Interest on certain “private activity bonds” is an item of tax preference subject to the alternative minimum tax on individuals. The Trust may invest a portion of its assets in municipal bonds subject to this provision so that a portion of its exempt-interest dividends is an item of tax preference to the extent such dividends represent interest received from these private activity bonds. Accordingly, investment in the Trust could cause a holder of common shares to be subject to, or result in an increased liability under, the alternative minimum tax.

Exempt-interest dividends are included in determining what portion, if any, of a person’s Social Security and railroad retirement benefits will be includable in gross income subject to federal income tax.

The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date of a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its common shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in the Trust shares of greater than one year, and otherwise will be short-term.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.

A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of exempt-interest dividends or net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.

Ordinary income dividends properly reported by a RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

In addition, withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the Trust or applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.

U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the Internal Revenue Service.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury regulations currently in effect as they directly govern the taxation of the Trust and its common shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more detailed discussion of the tax rules applicable to the Trust and its common shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

Please refer to the SAI for more detailed information. You are urged to consult your tax adviser.

TAXATION OF HOLDERS OF RIGHTS

The value of a right will not be includible in the income of a common shareholder at the time the right is issued.

The basis of a right issued to a common shareholder will be zero, and the basis of the share with respect to which the subscription right was issued (the old share) will remain unchanged, unless either (a) the fair market value of the right on the date of distribution is at least 15% of the fair market value of the old share, or (b) such shareholder affirmatively elects (in the manner set out in Treasury regulations under the Code) to allocate to the subscription right a portion of the basis of the old share. If either (a) or (b) applies, then except as described below such shareholder must allocate basis between the old share and the right in proportion to their fair market values on the date of distribution.

The basis of a right purchased in the market will generally be its purchase price.

The holding period of a right issued to a common shareholder will include the holding period of the old share. No gain or loss will be recognized by a common shareholder upon the exercise of a right.

No loss will be recognized by a common shareholder if a right distributed to such common shareholder expires unexercised because the basis of the old share may be allocated to a right only if the right is exercised. If a right that has been purchased in the market expires unexercised, there will be a recognized loss equal to the basis of the right.

Any gain or loss on the sale of a right will be a capital gain or loss if the right is held as a capital asset (which in the case of rights issued to common shareholders will depend on whether the old share of beneficial interest is held as a capital asset), and will be a long-term capital gain or loss if the holding period is deemed to exceed one year.

CERTAIN PROVISIONS IN THE AGREEMENT AND DECLARATION OF TRUST AND BYLAWS

The Agreement and Declaration of Trust and the Bylaws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Trust or to change the composition of the Board. This could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over the Trust. Such attempts could have the effect of increasing the expenses of the Trust and disrupting the normal operation of the Trust. The Board is divided into three classes. At each annual meeting of shareholders the term of only one class of Trustees expires and only the Trustees in that one class stand for re-election. Trustees standing for election at an annual meeting of shareholders are elected to serve until the third annual meeting of shareholders following their election and when their successors are duly elected and qualify. This provision could delay for up to two years the replacement of a majority of the Board. A Trustee may be removed from office with or without cause, and only by the action of a majority of the remaining Trustees or a vote of the holders of at least 75% of the shares then entitled to vote for the election of the respective Trustee.

In addition, the Trust’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least 75% of the outstanding shares of each affected class or series of the Trust, voting separately as a class or series, to approve, adopt or authorize certain transactions with 5% or greater holders of a class or series of shares and their associates, unless the transaction has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust shall be required. These voting requirements are in addition to any regulatory relief required from the SEC with respect to such transaction. For purposes of these provisions, a 5% or greater holder of a class or series of shares (a “Principal Shareholder”) refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially owns 5% or more of the outstanding shares of all outstanding classes or series of shares of beneficial interest of the Trust. The 5% holder transactions subject to these special approval requirements are:

•	the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder;

•

the issuance of any securities of the Trust to any Principal Shareholder for cash (other than (x) pursuant to any automatic dividend reinvestment plan (y) prior to the Trust’s initial public offering or (z) in connection with any public offering of the Trust’s securities);

•

the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period; or

•

the sale, lease or exchange to the Trust or any subsidiary of the Trust, in exchange for securities of the Trust, of any assets of any Principal Shareholder, except assets having an aggregate fair market value of less than 2% of the total assets of the Trust, aggregating for purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.

To convert the Trust to an open-end investment company, the Trust’s Agreement and Declaration of Trust requires the favorable vote of a majority of the Board followed by the favorable vote of the holders of at least

75% of the outstanding shares of each affected class or series of shares of the Trust, voting separately as a class or series, unless such conversion has been approved by at least 80% of the Trustees, in which case “a majority of the outstanding voting securities” (as defined in the Investment Company Act) of the Trust shall be required. The foregoing vote would satisfy a separate requirement in the Investment Company Act that any conversion of the Trust to an open-end investment company be approved by the shareholders. If approved in the foregoing manner, we anticipate conversion of the Trust to an open-end investment company might not occur until 90 days after the shareholders’ meeting at which such conversion was approved and would also require at least 10 days’ prior notice to all shareholders. Conversion of the Trust to an open-end investment company would require the redemption of any outstanding preferred shares, which could eliminate or alter the leveraged capital structure of the Trust with respect to the common shares. Following any such conversion, it is also possible that certain of the Trust’s investment policies and strategies would have to be modified to assure sufficient portfolio liquidity, including in order to comply with Rule 22e-4 under the Investment Company Act. In the event of conversion, the common shares would cease to be listed on the NYSE or other national securities exchanges or market systems. Shareholders of an open-end investment company may require the company to redeem their shares at any time, except in certain circumstances as authorized by or under the Investment Company Act, at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. The Trust expects to pay all such redemption requests in cash, but reserves the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Trust were converted to an open-end fund, it is likely that new shares would be sold at NAV plus a sales load. The Board believes, however, that the closed-end structure is desirable in light of the Trust’s investment objectives and policies. Therefore, you should assume that it is not likely that the Board would vote to convert the Trust to an open-end fund.

For the purposes of calculating “a majority of the outstanding voting securities” under the Trust’s Agreement and Declaration of Trust, each class and series of shares of beneficial interest in the Trust shall vote together as a single class, except to the extent required by the Investment Company Act or the Trust’s Agreement and Declaration of Trust with respect to any class or series of shares. If a separate vote is required, the applicable proportion of shares of the class or series, voting as a separate class or series, also will be required.

The Board has determined that provisions with respect to the Board and the shareholder voting requirements described above, which voting requirements are greater than the minimum requirements under Maryland law or the Investment Company Act, are in the best interests of shareholders generally. Reference should be made to the Agreement and Declaration of Trust on file with the SEC for the full text of these provisions.

The Trust’s Bylaws generally require that advance notice be given to the Trust in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at an annual meeting of shareholders. Notice of any such nomination or business must be delivered to or received at the principal executive offices of the Trust not less than 120 calendar days nor more than 150 calendar days prior to the anniversary date of the immediately preceding annual meeting (subject to certain exceptions). Any notice by a shareholder must be accompanied by certain information as provided in the Bylaws. Reference should be made to the Bylaws on file with the SEC for the full text of these provisions.

CLOSED-END FUND STRUCTURE

The Trust is a diversified, closed-end management investment company (commonly referred to as a closed-end fund). Closed-end funds differ from open-end funds (which are generally referred to as mutual funds) in that closed-end funds generally list their shares for trading on a stock exchange and do not redeem their shares at the request of the shareholder. This means that if you wish to sell your shares of a closed-end fund you must trade them on the stock exchange like any other stock at the prevailing market price at that time. In a mutual fund, if the shareholder wishes to sell shares of the fund, the mutual fund will redeem or buy back the shares at NAV. Also, mutual funds generally offer new shares on a continuous basis to new investors and closed-end funds generally do not. The continuous inflows and outflows of assets in a mutual fund can make it difficult to manage the fund’s investments. By comparison, closed-end funds are generally able to stay more fully invested in securities that are consistent with their investment objectives and also have greater flexibility to make certain types of investments and to use certain investment strategies, such as financial leverage and investments in illiquid securities.

Shares of closed-end funds frequently trade at a discount to their NAV. Because of this possibility and the recognition that any such discount may not be in the interest of shareholders, the Board might consider from time to time engaging in open-market repurchases, tender offers for shares or other programs intended to reduce the discount. We cannot guarantee or assure, however, that the Board will decide to engage in any of these actions. Nor is there any guarantee or assurance that such actions, if undertaken, would result in the shares trading at a price equal or close to the NAV. See “Repurchase of Common Shares” below and “Repurchase of Common Shares” in the SAI. The Board might also consider converting the Trust to an open-end mutual fund, which would also require a vote of the shareholders of the Trust.

REPURCHASE OF COMMON SHARES

Shares of closed-end investment companies often trade at a discount to their NAVs and the Trust’s common shares may also trade at a discount to their NAV, although it is possible that they may trade at a premium above NAV. The market price of the Trust’s common shares will be determined by such factors as relative demand for and supply of such common shares in the market, the Trust’s NAV, general market and economic conditions, market sentiment and other factors beyond the control of the Trust. See “Net Asset Value” and “Description of Shares—Common Shares.” Although the Trust’s common shareholders will not have the right to redeem their common shares, the Trust may take action to repurchase common shares in the open market or make tender offers for its common shares. This may have the effect of reducing any market discount from NAV.

There is no assurance that, if action is undertaken to repurchase or tender for common shares, such action will result in the common shares trading at a price which approximates their NAV. Although share repurchases and tender offers could have a favorable effect on the market price of the Trust’s common shares, you should be aware that the acquisition of common shares by the Trust will decrease the capital of the Trust and, therefore, may have the effect of increasing the Trust’s expense ratio and decreasing the asset coverage with respect to any borrowings or preferred shares outstanding. Any share repurchases or tender offers will be made in accordance with the requirements of the Exchange Act, the Investment Company Act and the principal stock exchange on which the common shares are traded. For additional information, see “Repurchase of Common Shares” in the SAI.

PLAN OF DISTRIBUTION

We may sell common shares, including to existing shareholders in a rights offering, through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable Prospectus Supplement will identify any underwriter or agent involved in the offer and sale of our common shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale. In the case of a rights offering, the applicable Prospectus Supplement will set forth the number of our common shares issuable upon the exercise of each right and the other terms of such rights offering.

The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of our common shares may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

We may sell our common shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

In connection with the sale of our common shares, underwriters or agents may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell our common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our common shares may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable Prospectus Supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed eight percent for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. We will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

If a Prospectus Supplement so indicates, we may grant the underwriters an option to purchase additional common shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any over-allotments.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our common shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

If so indicated in the applicable Prospectus Supplement, we will ourselves, or will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our common shares from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contacts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the common shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

To the extent permitted under the Investment Company Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of our portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A Prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, our common shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

INCORPORATION BY REFERENCE

This Prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this Prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this Prospectus. Any statement in a document incorporated by reference into this Prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this Prospectus or (2) any other subsequently filed document that is incorporated by reference into this Prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Trust’s SAI, dated June 12, 2026, filed with this Prospectus;

•	our annual report on Form N-CSR for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026; and

•

the description of the Trust’s common shares contained in our Registration Statement on Form 8-A (File No. 001-39542) filed with the SEC on September 21, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:

Client Services Desk

(800) 882-0052

The Trust makes available this Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.blackrock.com. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not incorporated by reference into this Prospectus and should not be considered to be part of this Prospectus or the accompanying prospectus supplement.

PRIVACY PRINCIPLES OF THE TRUST

The Trust is committed to maintaining the privacy of shareholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Trust collects, how we protect that information, and why in certain cases we may share such information with select other parties.

The Trust does not receive any non-public personal information relating to its shareholders who purchase shares through their broker-dealers. In the case of shareholders who are record holders of the Trust, the Trust receives personal non-public information on account applications or other forms. With respect to these shareholders, the Trust also has access to specific information regarding their transactions in the Trust.

The Trust does not disclose any non-public personal information about its shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service our shareholders’ accounts (for example, to a transfer agent).

The Trust restricts access to non-public personal information about its shareholders to BlackRock employees with a legitimate business need for the information. The Trust maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of our shareholders.

35,000,000 Shares

BLACKROCK CAPITAL ALLOCATION TERM TRUST

Common Shares of Beneficial Interest

Rights to Purchase Common Shares of Beneficial Interest

PROSPECTUS

June 12, 2026

BLACKROCK CAPITAL ALLOCATION TERM TRUST

106,276,002 Rights for 21,255,200 Common Shares of Beneficial Interest

Subscription Rights to Acquire Common Shares of Beneficial Interest

Issuable Upon Exercise of Rights to Subscribe for

Such Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

September 28, 2026

Until October 23, 2026 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

BCAT_1026_RO

BlackRock Capital Allocation Term Trust

STATEMENT OF ADDITIONAL INFORMATION

BlackRock Capital Allocation Term Trust (the “Trust”) is a diversified, closed-end management investment company. This Statement of Additional Information (“SAI”) relating to common shares of beneficial interest of the Trust (“common shares”) does not constitute a prospectus, but should be read in conjunction with the prospectus relating thereto dated June 12, 2026 and any related prospectus supplement. This SAI, which is not a prospectus, does not include all information that a prospective investor should consider before purchasing common shares, and investors should obtain and read the Prospectus and any related prospectus supplement prior to purchasing such shares. A copy of the Prospectus and any related prospectus supplement may be obtained without charge by calling (800) 882-0052. You may also obtain a copy of the Prospectus on the Securities and Exchange Commission’s (the “SEC”) website (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

References to the Investment Company Act of 1940, as amended (the “Investment Company Act” or the “1940 Act”), or other applicable law, will include any rules promulgated thereunder and any guidance, interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, including court interpretations, and exemptive, no-action or other relief or permission from the SEC, SEC staff or other authority.

This Statement of Additional Information is dated June 12, 2026.

THE TRUST

The Trust is a diversified, closed-end management investment company registered under the Investment Company Act. The Trust was organized as a Maryland statutory trust on April 9, 2020. The Trust’s investment adviser is BlackRock Advisors, LLC (the “Advisor” or “Manager”). BlackRock International Limited (“BIL”) and BlackRock (Singapore) Limited (“BSL”) serve as sub-advisers to the Trust (the “Sub-Advisors” and, together with the Advisor, the “Advisors”).

The common shares of the Trust are listed on the New York Stock Exchange (“NYSE”) under the symbol “BCAT.” As of June 5, 2026, the Trust has 105,629,074 common shares outstanding.

INVESTMENT OBJECTIVE AND POLICIES

Investment Restrictions

The Trust has adopted restrictions and policies relating to the investment of the Trust’s assets and its activities. Certain of the restrictions are fundamental policies of the Trust and may not be changed without the approval of the holders of a majority of the Trust’s outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares), including class approval by a majority of the Trust’s outstanding preferred shares, if any (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the preferred shares, as a single class, represented at a meeting at which more than 50% of the Trust’s outstanding preferred shares are represented or (ii) more than 50% of the outstanding preferred shares).

Fundamental Investment Restrictions. Under these fundamental investment restrictions, the Trust may not:

1.	Concentrate its investments in a particular industry, as that term is used in the Investment Company Act.

2.	Borrow money, except as permitted under the Investment Company Act.

3.	Issue senior securities to the extent such issuance would violate the Investment Company Act.

4.

Purchase or hold real estate, except the Trust may purchase and hold securities or other instruments that are secured by, or linked to, real estate or interests therein, securities of real estate investment trusts, mortgage-related securities and securities of issuers engaged in the real estate business, and the Trust may purchase and hold real estate as a result of the ownership of securities or other instruments.

5.	Underwrite securities issued by others, except to the extent that the sale of portfolio securities by the Trust may be deemed to be an underwriting or as otherwise permitted by applicable law.

6.	Purchase or sell commodities or commodity contracts, except as permitted by the Investment Company Act.

7.	Make loans to the extent prohibited by the Investment Company Act.

Notations Regarding the Trust’s Fundamental Investment Restrictions. The following notations are not considered to be part of the Trust’s fundamental investment restrictions and are subject to change without shareholder approval.

With respect to the fundamental policy relating to concentration set forth in (1) above, the Investment Company Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. The policy in (1) above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. Government and its agencies or instrumentalities; tax exempt securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry. There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. Finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents. Each foreign government will be considered to be a member of a separate industry. With respect to the Trust’s industry classifications, the Trust currently utilizes any one or more of the industry sub-classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by Trust management. The policy also will be interpreted to give broad authority to the Trust as to how to classify issuers within or among industries.

With respect to the fundamental policy relating to borrowing money set forth in (2) above, the Investment Company Act, including the rules and regulations thereunder, generally prohibits the Trust from borrowing money (other than certain temporary borrowings) unless immediately after the borrowing the Trust has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the Investment Company Act; that is, the value of the Trust’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Trust’s total net assets, including assets attributable to such leverage). Certain trading practices and investments, such as reverse repurchase agreements, may be considered to be borrowings or involve leverage and thus are subject to the Investment Company Act restrictions. In accordance with Rule 18f-4 under the Investment Company Act, when the Trust engages in reverse repurchase agreements and similar financing transactions, the Trust may either (i) maintain asset coverage of at least 300% with respect to such transactions and any other borrowings in the aggregate, or (ii) treat such transactions as “derivatives transactions” and comply with Rule 18f-4 with respect to such transactions. Under the Investment Company Act, the Trust may not issue senior securities representing stock unless immediately after such issuance the value of the Trust’s total net assets is at least 200% of the liquidation value of the Trust’s outstanding senior securities representing stock, plus the aggregate amount of any senior securities representing indebtedness (effectively limiting the use of leverage through senior securities to 50% of the Trust’s total net assets). In addition, the Trust is not permitted to declare any cash dividend or other distribution on common shares unless, at the time of such declaration, the asset coverage tests described above are satisfied after giving effect to such dividend or distribution. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to underwriting set forth in (5) above, the Investment Company Act does not prohibit the Trust from engaging in the underwriting business or from underwriting the securities of other issuers; in fact, in the case of diversified funds, the Investment Company Act permits the Trust to have underwriting commitments of up to 25% of its assets under certain circumstances. Those circumstances currently are that the amount of the Trust’s underwriting commitments, when added to the value of the Trust’s investments in issuers where the Trust owns more than 10% of the outstanding voting securities of those issuers, cannot exceed the 25% cap. A fund engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”). Although it is not believed that the application of the Securities Act provisions described above would cause the Trust to be engaged in the business of underwriting, the policy in (5) above will be interpreted not to prevent the Trust from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the Trust may be considered to be an underwriter under the Securities Act or is otherwise engaged in the underwriting business to the extent permitted by applicable law.

With respect to the fundamental policy relating to lending set forth in (7) above, the Investment Company Act does not prohibit the Trust from making loans (including lending its securities); however, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets (including lending its securities), except through the purchase of debt obligations or the use of repurchase agreements. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments (as applicable), as well as delays in the settlement of securities transactions, will not be considered loans.

The Trust is currently classified as a diversified fund under the Investment Company Act. This means that the Trust may not purchase securities of an issuer (other than (i) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and (ii) securities of other investment companies) if, with respect to 75% of its total assets, (a) more than 5% of the Trust’s total assets would be invested in securities of that issuer or (b) the Trust would hold more than 10% of the outstanding voting securities of that issuer. With respect to the remaining 25% of its total assets, the Trust can invest more than 5% of its assets in one issuer. Under the Investment Company Act, the Trust cannot change its classification from diversified to non-diversified without shareholder approval.

Non-Fundamental Investment Restrictions. Under its non-fundamental investment restrictions, which may be changed by the Board without shareholder approval, the Trust may not make short sales of securities or maintain a short position, except to the extent permitted by the Trust’s Prospectus and SAI, as amended from time to time, and applicable law.

Unless otherwise indicated, all limitations under the Trust’s fundamental or non-fundamental investment restrictions apply only at the time that a transaction is undertaken. Any change in the percentage of the Trust’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Trust’s total assets will not require the Trust to dispose of an investment until the Advisor determines that it is practicable to sell or close out the investment without undue market or tax consequences.

The Trust wholly owns Cayman Capital Allocation Fund, Ltd., which is a wholly owned taxable subsidiary of the Trust (the “Cayman Subsidiary”) and primarily invests in commodity-related instruments and other derivatives. The Cayman Subsidiary enables the Trust to hold these commodity-related instruments and satisfy regulated investment company tax requirements. The Trust may invest up to 25% of its total assets in the Cayman Subsidiary. The Cayman Subsidiary is subject to the same investment policies and restrictions that apply to the Trust, except that the Cayman Subsidiary may invest without limitation in commodity-related instruments.

The Trust wholly owns BCAT Subsidiary LLC, which is a wholly owned taxable subsidiary of the Trust (the “Blocker Subsidiary”). The Blocker Subsidiary enables the Trust to hold certain pass-through investments and satisfy regulated investment company tax requirements. Income earned and gains realized on the investment held by the Blocker Subsidiary are taxable to such subsidiary. The Trust may invest up to 25% of its total assets in the Blocker Subsidiary. The Blocker Subsidiary is subject to the same investment policies and restrictions that apply to the Trust.

INVESTMENT POLICIES AND TECHNIQUES

The following information supplements the discussion of the Trust’s’ investment objectives, policies and techniques that are described in the Prospectus.

Investments in the Cayman Subsidiary

The Trust may invest up to 25% of its total assets in the shares of its wholly-owned and controlled Cayman Subsidiary. Investments in the Cayman Subsidiary are expected to provide the Trust with exposure to the commodity markets within the limitations of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and recent Internal Revenue Service (“IRS”) revenue rulings, as discussed below. The Cayman Subsidiary is advised by the Advisor. The Cayman Subsidiary (unlike the Trust) may invest without limitation in commodity-related instruments. However, the Cayman Subsidiary is otherwise subject to the same fundamental, non-fundamental and certain other investment restrictions as the Trust, including the timing and method of the valuation of the Cayman Subsidiary’s portfolio investments and shares of the Cayman Subsidiary. The Cayman Subsidiary is managed pursuant to compliance policies and procedures that are the same, in all material respects, as the policies and procedures adopted by the Trust. The Cayman Subsidiary is a company organized under the laws of the Cayman Islands, and is overseen by its own board of directors, which is comprised of John M. Perlowski, a Trustee and the President and Chief Executive Officer of the Trust, and Trent Walker, Chief Financial Officer of the Trust. The Trust is the sole shareholder of the Subsidiary, and shares of the Cayman Subsidiary will not be sold or offered to other investors.

The Cayman Subsidiary invests primarily in commodity-related instruments. Although the Trust may invest in these commodity-related instruments directly, the Trust will likely gain exposure to these commodity-related instruments indirectly by investing in the Cayman Subsidiary. To the extent that Advisor believes that these commodity-related instruments provide suitable exposure to the commodities market, the Trust’s investment in the Cayman Subsidiary will likely increase. The Cayman Subsidiary may also hold cash and invest in other instruments, including fixed-income securities, either as investments or to serve as margin or collateral for the Cayman Subsidiary’s derivative positions.

The Advisor manages the assets of the Cayman Subsidiary, but receive no additional compensation for doing so. The Advisor also provide certain administrative services for the Cayman Subsidiary, but receive no additional compensation for doing so. The Cayman Subsidiary will also enter into separate contracts for the provision of advisory, custody, accounting agent and audit services with the same or with affiliates of the same service providers that provide those services to the Trust.

The financial statements of the Cayman Subsidiary will be consolidated with the Trust’s financial statements in the Trust’s Annual and Semi-Annual Reports. The Trust’s Annual and Semi-Annual Reports are distributed to shareholders.

The Cayman Subsidiary is not registered under the Investment Company Act, and, unless otherwise noted in the Trust’s prospectus or this SAI, is not subject to all the investor protections of the Investment Company Act. However, the Trust wholly owns and controls the Cayman Subsidiary, and the Trust and the Cayman Subsidiary are both managed by the Advisor, making it unlikely that the Cayman Subsidiary will take action contrary to the interests of the Trust and its shareholders. The Board has oversight responsibility for the investment activities of the Trust, including its investment in the Cayman Subsidiary, and the Trust’s role as sole shareholder of the Cayman Subsidiary. As noted above, the Cayman Subsidiary will be subject to the same investment restrictions and limitations as the Trust.

The Cayman Subsidiary is managed pursuant to compliance policies and procedures that are the same, in all material respects, as the policies and procedures adopted by the Trust. In addition, changes in the laws of the United States and/or the Cayman Islands could result in the inability of the Trust and/or the Cayman Subsidiary to operate as described in the Trust’s prospectus and this SAI and could adversely affect the Trust. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax on the Subsidiary. If Cayman Islands law changes such that the Cayman Subsidiary must pay Cayman Islands taxes, Trust shareholders would likely suffer decreased investment returns.

The Trust, as a “regulated investment company” under the tax rules, is required to realize at least 90 percent of its annual gross income from investment-related sources, specifically from dividends, interest, proceeds from securities lending, gains from the sales of stocks, securities and foreign currencies, other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or certain types of publicly traded partnerships (referred to as qualifying income). The Trust invests in commodity-related instruments indirectly through the Cayman Subsidiary because direct investments by a regulated investment company in commodity-related instruments generally do not, under published IRS rulings, produce qualifying income. The Trust expects its income with respect to the Cayman Subsidiary to be qualifying income. However, in the future, if the IRS issues regulations or other guidance, or Congress enacts legislation limiting the circumstances in which the Trust’s income with respect to the Cayman Subsidiary will not be considered “qualifying income,” the Trust might be required to make changes to its operations, which may reduce the Trust’s ability to gain investment exposure to commodities. Shareholders may also experience adverse tax consequences in such circumstances.

The Cayman Subsidiary will not be subject to U.S. federal income tax. It will, however, be considered a controlled foreign corporation, and the Trust will be required to include as income annually amounts earned by the Cayman Subsidiary during that year, whether or not the Cayman Subsidiary distributes such amounts to the Trust. (Previously taxed income will not, however, be taxable again when distributed.) Furthermore, the requirement for the Trust to distribute net investment income, if any, and net realized capital gain, if any, at least annually, will apply to such Cayman Subsidiary income, whether or not the Cayman Subsidiary makes a distribution to the Trust during the taxable year. If the Cayman Subsidiary incurs net losses in any year, such losses will not offset the Trust’s income or gains nor carryforward to future years.

Commodity-Linked Notes

A commodity-linked note is a derivative instrument that has characteristics of a debt security and of a commodity-linked derivative. A commodity-linked note typically provides for interest payments and a principal payment at maturity linked to the price movement of the underlying commodity, commodity index or commodity futures or option contract. These notes are sometimes referred to as “structured notes” because the terms of these notes may be structured by the issuer and the purchaser of the note. The value of these notes will rise or fall in response to changes in the underlying commodity, commodity futures contract, subset of commodities, subset of commodities futures contracts or commodity index. These notes expose the Trust economically to movements in commodity prices. These notes also are subject to risks, such as counterparty, credit, market and interest rate risks. In addition, these notes are often leveraged, increasing the volatility of each note’s market value relative to changes in the underlying commodity, commodity futures contract or commodity index. Therefore, at the maturity of the note, the Trust may receive more or less principal than it originally invested. The Trust might receive interest payments on the note that are more or less than the stated coupon interest payments.

Commodity-linked notes may be principal protected, partially protected, or offer no principal protection. A principal protected commodity-linked note means that the issuer will pay, at a minimum, the par value of the note at maturity. Therefore, if the commodity value to which the commodity-linked note is linked declines over the life of the note, the Trust will receive at maturity the face or stated value of the note.

With a principal protected commodity-linked note, the Trust will receive at maturity the greater of the par value of the note or the value of the underlying commodity or index. This protection is, in effect, an option whose value is subject to the volatility and price level of the underlying commodity. The Advisor’s decision on whether to use principal protection depends in part on the cost of the protection. In addition, the protection feature depends upon the ability of the issuer to meet its obligation to buy back the security, and therefore depends on the creditworthiness of the issuer.

With full principal protection, the Trust is entitled to receive at maturity of the commodity-linked note either the stated par value of the commodity-linked note, or potentially, an amount greater than the stated par value if the underlying commodity, index, futures or option contract or other underlying economic variable increases in value. Partially protected commodity-linked notes may suffer some loss of principal if the underlying commodity, index, futures or options contract or other economic variable declines in value during the term of the note. However, partially protected commodity-linked notes have a specified limit as to the amount of principal that they may lose.

The Trust may also invest in commodity-linked notes that offer no principal protection. At maturity, there is a risk that the underlying commodity price, futures or option contract, index or other economic variable may have declined sufficiently in value such that some or all of the face value of the commodity-linked note might not be returned. Some of the commodity-linked notes that the Trust may invest in may have no principal protection and the note could lose all of its value.

With a partially-protected or no-principal-protection commodity-linked note, the Trust may receive at maturity an amount less than the note’s par value if the commodity, index or other economic variable value to which the note is linked declines over the term of the note. The Advisor, at its discretion, may invest in a partially protected principal commodity-linked note or a note without principal protection. In deciding to purchase a note without principal protection, the Advisor may consider, among other things, the expected performance of the underlying commodity futures or option contract, index or other economic variable over the term of the note, the cost of the note, and any other economic factors which the Advisor believes are relevant.

Certain commodity-linked notes in which the Trust may invest may be considered “qualifying hybrid instruments” excluded from regulation under the CEA and the regulations adopted thereunder.

The Trust’s use of commodity-linked notes and other commodity-linked derivatives is also subject to regulatory requirements that are intended to reduce the effects of the instruments’ economic leverage. The Trust may invest in commodity-linked notes that involve leverage.

Short Sales

The Trust may make short sales of securities. A short sale is a transaction in which the Trust sells a security it does not own in anticipation that the market price of that security will decline. The Trust may make short sales to hedge positions, for duration and risk management, in order to maintain portfolio flexibility or to enhance income or gain. When the Trust makes a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to pay over to the securities lender any income, distributions or dividends received on such borrowed securities until it returns the security to the securities lender. The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the securities lender, usually cash, U.S. Government securities or other liquid assets. The Trust will also be required to segregate or earmark similar collateral with its custodian to the extent, if any, necessary so that the aggregate collateral value is at all times at least equal to the current market value of the security sold short. Depending on arrangements made with the securities lender regarding payment over of any income, distributions or dividends received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such securities lender. If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. Short sales, even if covered, may represent a form of economic leverage and will create risks.

The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 20% of the value of its Managed Assets or the Trust’s aggregate short sales of a particular class of securities exceeds 20% of the outstanding securities of that class. The Trust may make short sales “against the box” without respect to such limitations. In this type of short sale, at the time of the sale the Trust owns or has the immediate and unconditional right to acquire at no additional cost the identical security.

Trust Preferred Securities

Trust preferred securities are typically issued by trusts or limited partnerships and represent preferred interests in deeply subordinated debt instruments issued by the corporation for whose benefit the trust or partnership was established., generally in the form of interest-bearing notes with preferred security characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer or the beneficiary of a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for eighteen months or more without triggering an event of default. Generally, the deferral period is five years or more. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors. Trust preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows.

Restricted and Illiquid Investments

The Trust may invest in investments that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of an investment relates to the ability to dispose easily of the investment and the price to be obtained upon disposition of the investment, which may be less than would be obtained for a comparable more liquid investment. Illiquid investments may trade at a discount from comparable, more liquid investments. Investment of the Trust’s assets in illiquid investments may restrict the ability of the Trust to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Trust’s operations require cash, such as when the Trust pays dividends, and could result in the Trust borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Trust may invest in securities that are not registered under the Securities Act (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Trust or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Trust are required to be registered under the securities laws of one or more jurisdictions before being resold, the Trust may be required to bear the expenses of registration. Where registration is required for restricted securities, a considerable time period may elapse between the time the Trust decides to sell the security and the time it is actually permitted to sell the security under an effective registration statement. If during such period, adverse market conditions were to develop, the Trust might obtain less favorable pricing terms than when it decided to sell the security. Transactions in restricted securities may entail other transaction costs that are higher than those for transactions in unrestricted securities. Certain of the Trust’s investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Trust may obtain access to material nonpublic information, which may restrict the Trust’s ability to conduct portfolio transactions in such securities.

Rights Offerings and Warrants to Purchase

The Trust may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Trust could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights’ and warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security’s market price such as when there is no movement in the level of the underlying security. Buying a warrant does not make the Trust a shareholder of the underlying stock. The warrant holder has no voting or dividend rights with respect to the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investments in warrants may be more speculative than other equity-based investments.

Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities

Zero-coupon bonds pay interest only at maturity rather than at intervals during the life of the security. Like zero-coupon bonds, “step up” bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. Payment-in-kind securities (“PIKs”) are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. Each of these instruments is normally issued and traded at a deep discount from face value. Zero-coupon bonds, step-ups and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Trust would be required to distribute the income on these instruments as it accrues, even though the Trust will not receive the income on a current basis or in cash. Thus, the Trust may have to sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.

Bank Obligations

Bank obligations may include certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties, which vary depending upon market conditions and the remaining maturity of the obligation. There are no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is no market for such deposits.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of U.S. banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. Foreign banks are not generally subject to examination by any U.S. Government agency or instrumentality.

Collateralized Debt Obligations

The Trust may invest in collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. CDOs are types of asset-backed securities. A CBO is ordinarily issued by a trust or other special purpose entity (“SPE”) and is typically backed by a diversified pool of fixed-income securities (which may include high risk, below investment grade securities) held by such issuer. A CLO is ordinarily issued by a trust or other SPE and is typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer. Investments in a CLO organized outside of the United States may not be deemed to be foreign securities if the CLO is collateralized by a pool of loans, a substantial portion of which are U.S. loans. Although certain CDOs may benefit from credit enhancement in the form of a senior-subordinate structure, over-collateralization or bond insurance, such enhancement may not always be present, and may fail to protect the Trust against the risk of loss on default of the collateral. Certain CDO issuers may use derivatives contracts to create “synthetic” exposure to assets rather than holding such assets directly, which entails the risks of derivative instruments described elsewhere in the prospectus and this SAI. CDOs may charge management fees and administrative expenses, which are in addition to those of the Trust.

For both CBOs and CLOs, the cash flows from the SPE are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the first loss from defaults from the bonds or loans in the SPE and serves to protect the other, more senior tranches from default (though such protection is not complete). Since it is partially protected from defaults, a senior tranche from a CBO or CLO typically has higher ratings and lower yields than its underlying securities, and may be rated investment grade. Despite the protection from the equity tranche, CBO or CLO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults as well as investor aversion to CBO or CLO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Trust invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. However, an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed-income securities and ABS generally discussed elsewhere in this SAI, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Trust may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Trust could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Stripped Securities

Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or “IO” security) and the other to receive the principal payments (the principal only or “PO” security). Some stripped securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, the Trust may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

Strategic Transactions and Other Management Techniques

As described in the prospectus, the Trust may use Strategic Transactions (as defined in the prospectus). This section contains various additional information about the types of Strategic Transactions in which the Trust may engage.

Swaps. The Trust may enter into swap agreements, including interest rate and index swap agreements. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are calculated with respect to a “notional amount,” i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. The “notional amount” of the swap agreement is only a fictive basis on which to calculate the obligations that the parties to a swap agreement have agreed to exchange. The Trust’s obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Trust’s obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Trust) and the Trust will segregate with a custodian or earmark on its books and records an amount of cash or liquid assets having an aggregate NAV at all times at least equal to any accrued but unpaid net amounts owed to a swap counterparty.

Whether the Trust’s use of swap agreements will be successful in furthering its investment objectives will depend on the Advisor’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Trust bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Swap agreements also bear the risk that the Trust will not be able to meet its payment obligations to the counterparty. As noted, however, the Trust will deposit in a segregated account, or earmark on its books and records, liquid assets permitted to be so segregated or earmarked by the SEC in an amount equal to or greater than the market value of the Trust’s liabilities under the swap agreement or the amount it would cost the Trust initially to make an equivalent direct investment plus or minus any amount the Trust is obligated to pay or is to receive under the swap agreement. Restrictions imposed by the tax rules applicable to regulated investment companies (“RICs”) may limit the Trust’s ability to use swap agreements. It is possible that developments in the swap market, including government regulation, could adversely affect the Trust’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Trust may write (sell) and purchase put and call swaptions. Depending on the terms of the particular option agreement, the Trust will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Trust purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Trust writes a swaption, upon exercise of the option the Trust will become obligated according to the terms of the underlying agreement.

Total Return Swaps. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Trust’s portfolio because, in addition to its Managed Assets (as defined in the prospectus), the Trust would be subject to investment exposure on the notional amount of the swap.

Total return swap agreements are subject to the risk that a counterparty will default on its payment obligations to the Trust thereunder. Swap agreements also bear the risk that the Trust will not be able to meet its obligation to the counterparty. Generally, the Trust will enter into total return swaps on a net basis (i.e., the two payment streams are netted against one another with the Trust receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Trust’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis, and an amount of liquid assets having an aggregate NAV at least equal to the accrued excess will be segregated by the Trust or earmarked on its books and records. If the total return swap transaction is entered into on other than a net basis, the full amount of the Trust’s obligations will be accrued on a daily basis, and the full amount of the Trust’s obligations will be segregated or earmarked by the Trust in an amount equal to or greater than the market value of the liabilities under the total return swap agreement or the amount it would have cost the Trust initially to make an equivalent direct investment, plus or minus any amount the Trust is obligated to pay or is to receive under the total return swap agreement.

Foreign Exchange Transactions. The Trust may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”). Such transactions could be effected with respect to hedges on foreign dollar denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust. As an illustration, the Trust may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Trust may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Trust may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Trust gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by the Trust are considered to constitute hedging transactions. The Trust may not attempt to hedge any or all of its foreign portfolio positions.

Forward Foreign Currency Contracts. The Trust may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S. dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time the forward currency contract is entered into. Forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers. The Trust may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Trust intends to acquire. The Trust may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security or a dividend or interest payment denominated in a foreign currency. The Trust may also use forward currency contracts to shift the Trust’s exposure to foreign currency exchange rate changes from one currency to another. For example, if the Trust owns securities denominated in a foreign currency and the Advisor believes that currency will decline relative to another currency, the Trust might enter into a forward currency contract to sell the appropriate amount of the first foreign currency with payment to be made in the second currency. The Trust may also purchase forward currency contracts to enhance income when the Advisor anticipates that the foreign currency will appreciate in value but securities denominated in that currency do not present attractive investment opportunities. The Trust may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in a foreign currency. Such a hedge would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Trust could also hedge the position by entering into a forward currency contract to sell another currency expected to perform similarly to the currency in which the Trust’s existing investments are denominated. This type of transaction could offer advantages in terms of cost, yield or efficiency, but may not hedge currency exposure as effectively as a simple forward currency transaction to sell U.S. dollars. This type of transaction may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. The Trust may also use forward currency contracts in one currency or a basket of currencies to attempt to hedge against fluctuations in the value of securities denominated in a different currency if the Advisor anticipates that there will be a correlation between the two currencies.

The cost to the Trust of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are usually involved. When the Trust enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of some or all of any expected benefit of the transaction. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Trust will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Trust might be unable to close out a forward currency contract. In either event, the Trust would continue to be subject to market risk with respect to the position. The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Trust might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult and the successful execution of a short-term hedging strategy is highly uncertain.

Use of Options as Strategic Transactions. In addition to the options strategy described in the prospectus as part of the Trust’s investment strategy, the Trust may also use options as Strategic Transactions.

Call Options as Strategic Transactions. The Trust may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Trust the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Trust also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Trust may write (i.e., sell) covered call options on the securities or instruments it holds and enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Trust, in return for a premium, gives another party a right to buy specified securities owned by the Trust at a specified future date and price set at the time of the contract. The principal reason for writing covered call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. Writing covered call options also serves as a partial hedge against declines in the price of the underlying security, to the extent of the premium received. By writing covered call options, the Trust gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Trust’s ability to sell the underlying security will be limited while the option is in effect unless the Trust enters into a closing purchase transaction. A closing purchase transaction cancels out the Trust’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written.

The Trust may write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Trust. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Trust must deposit and maintain sufficient margin with the broker-dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction the Trust will segregate, or designate on its books and records, liquid assets or cash with a value at least equal to the Trust’s exposure (the difference between the unpaid amounts owed by the Trust on such transaction minus any collateral deposited with the broker-dealer), on a marked-to-market basis (as calculated pursuant to requirements of the SEC). Such segregation or earmarking will ensure that the Trust has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Trust’s portfolio. Such designation will not limit the Trust’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Trust’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Trust that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Trust must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Trust will lose the difference.

Put Options as Strategic Transactions. The Trust may purchase put options. By buying a put option, the Trust acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Trust’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Trust’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased.

The Trust also may write (i.e., sell) put options on securities or instruments in which it may invest but that the Trust does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker-dealer through which it made the uncovered put option as collateral. The principal reason for writing such put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Trust has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Trust will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, the Trust will segregate or designate on its books and records liquid assets or cash with a value at least equal to the Trust’s exposure, on a marked-to-market basis (as calculated pursuant to requirements of the SEC). Such designation will ensure that the Trust has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Trust’s portfolio. Such designation will not limit the Trust’s exposure to loss.

The Trust will not sell puts if, as a result, more than 50% of the Trust’s total assets would be required to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that the Trust may be required to buy the underlying security at a price higher than the current market price.

Financial Futures Transactions and Options. The Trust is authorized to purchase and sell certain exchange traded financial futures contracts (“financial futures contracts”) in order to hedge its investments against declines in value, and to hedge against increases in the cost of securities it intends to purchase or to seek to enhance the Trust’s return. However, any transactions involving financial futures or options (including puts and calls associated therewith) will be in accordance with the Trust’s investment policies and limitations. A financial futures contract obligates the seller of a contract to deliver and the purchaser of a contract to take delivery of the type of financial instrument covered by the contract, or in the case of index-based futures contracts to make and accept a cash settlement, at a specific future time for a specified price. To hedge its portfolio, the Trust may take an investment position in a futures contract which will move in the opposite direction from the portfolio position being hedged. A sale of financial futures contracts may provide a hedge against a decline in the value of portfolio securities because such depreciation may be offset, in whole or in part, by an increase in the value of the position in the financial futures contracts. A purchase of financial futures contracts may provide a hedge against an increase in the cost of securities intended to be purchased because such appreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts.

Distributions, if any, of net long term capital gains from certain transactions in futures or options are taxable at long term capital gains rates for U.S. federal income tax purposes.

Futures Contracts. A futures contract is an agreement between two parties to buy and sell a security or, in the case of an index-based futures contract, to make and accept a cash settlement for a set price on a future date. A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation, i.e., by entering into an offsetting transaction. Futures contracts have been designed by boards of trade which have been designated “contracts markets” by the Commodity Futures Trading Commission (the “CFTC”).

The purchase or sale of a futures contract differs from the purchase or sale of a security in that no price or premium is paid or received. Instead, an amount of cash or securities acceptable to the broker and the relevant contract market, which varies, but is generally about 5% of the contract amount, must be deposited with the broker. This amount is known as “initial margin” and represents a “good faith” deposit assuring the performance of both the purchaser and seller under the futures contract. Subsequent payments to and from the broker, called “variation margin,” are required to be made on a daily basis as the price of the futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker and the purchaser realizes a loss or gain. In addition, a nominal commission is paid on each completed sale transaction.

The Trust may also purchase and sell financial futures contracts on U.S. Government securities as a hedge against adverse changes in interest rates as described below. The Trust may purchase and write call and put options on futures contracts on U.S. Government securities in connection with its hedging strategies.

The Trust also may engage in other futures contracts transactions such as futures contracts on municipal bond indices that may become available if the Advisor should determine that there is normally a sufficient correlation between the prices of such futures contracts and securities in which the Trust invests to make such hedging appropriate.

Futures Strategies. The Trust may sell a financial futures contract (i.e., assume a short position) in anticipation of a decline in the value of its investments resulting from an increase in interest rates or otherwise. The risk of decline could be reduced without employing futures as a hedge by selling investments and either reinvesting the proceeds in securities with shorter maturities or by holding assets in cash. This strategy, however, entails increased transaction costs in the form of dealer spreads and typically would reduce the average yield of the Trust’s portfolio securities as a result of the shortening of maturities. The sale of futures contracts provides an alternative means of hedging against declines in the value of its investments. As such values decline, the value of the Trust’s positions in the futures contracts will tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Trust’s investments that are being hedged. While the Trust will incur commission expenses in selling and closing out futures positions, commissions on futures transactions are typically lower than transaction costs incurred in the purchase and sale of the Trust’s investments being hedged. In addition, the ability of the Trust to trade in the standardized contracts available in the futures markets may offer a more effective defensive position than a program to reduce the average maturity of the portfolio securities due to the unique and varied credit and technical characteristics of the instruments available to the Trust. Employing futures as a hedge also may permit the Trust to assume a defensive posture without reducing the yield on its investments beyond any amounts required to engage in futures trading.

When the Trust intends to purchase a security, the Trust may purchase futures contracts as a hedge against any increase in the cost of such security resulting from a decrease in interest rates or otherwise, that may occur before such purchase can be effected. Subject to the degree of correlation between such securities and futures contracts, subsequent increases in the cost of such securities should be reflected in the value of the futures held by the Trust. As such purchases are made, an equivalent amount of futures contracts will be closed out. Due to changing market conditions and interest rate forecasts, however, a futures position may be terminated without a corresponding purchase of portfolio securities.

Call Options on Futures Contracts. The Trust may also purchase and sell exchange traded call and put options on financial futures contracts. The purchase of a call option on a futures contract is analogous to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities. Like the purchase of a futures contract, the Trust may purchase a call option on a futures contract to hedge against a market advance when the Trust is not fully invested.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration is below the exercise price, the Trust will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Trust’s portfolio holdings.

Put Options on Futures Contracts. The purchase of a put option on a futures contract is analogous to the purchase of a protective put option on portfolio securities. The Trust may purchase a put option on a futures contract to hedge the Trust’s portfolio against the risk of rising interest rates.

The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract. If the futures price at expiration is higher than the exercise price, the Trust will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Trust intends to purchase.

The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts. Premiums received from the writing of an option will be included in initial margin. The writing of an option on a futures contract involves risks similar to those relating to futures contracts.

When the Trust purchases a futures contract, or writes a put option or purchases a call option thereon, an amount of cash, cash equivalents (e.g. high grade commercial paper and daily tender adjustable notes) or liquid securities will be segregated or designated on its books and records, so that the amount so segregated or earmarked, plus the amount of initial and variation margin held in the account of its broker, equals the market value of the futures contracts, thereby ensuring that the use of such futures contract is unleveraged.

Additional Information About Options. In the case of either put or call options that it has purchased, if the option expires without being sold or exercised, the Trust will experience a loss in the amount of the option premium plus any commissions paid by the Trust. When the Trust sells put and call options, it receives a premium as the seller of the option. The premium that the Trust receives for selling the option will serve as a partial and limited (to the dollar amount of the premium) hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. During the term of the option, however, a covered call seller has, in return for the premium on the option, given up the opportunity for capital appreciation above the exercise price of the option if the value of the underlying security increases, but has retained the risk of loss should the price of the underlying security decline. Conversely, a put seller retains the risk of loss should the market value of the underlying security decline below the exercise price of the option, less the premium received on the sale of the option. The Trust may purchase and sell exchange-listed options and over-the-counter options (“OTC options”) which are privately negotiated with the counterparty. Listed options are issued by the OCC, which guarantees the performance of the obligations of the parties to such options.

The Trust’s ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Trust. With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Trust and the counterparty, without the intermediation of a third party such as the OCC. If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Trust would lose the premium paid for the option as well as any anticipated benefit of the transaction. OTC options and assets used to cover OTC options written by the Trust are considered by the staff of the SEC to be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.

The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.

Hybrid Instruments. A hybrid instrument is a type of potentially high-risk derivative that combines a traditional bond, stock or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor

(each a “benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil. Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Trust to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the NAV of the Trust’s common shares if the Trust invests in hybrid instruments.

New Products. The financial markets continue to evolve and financial products continue to be developed. The Trust reserves the right to invest in new financial products as they are developed or become more widely accepted. As with any new financial product, these products will entail risks, including risks to which the Trust currently is not subject.

The principal risks relating to the use of futures contracts and other Strategic Transactions are: (i) less than perfect correlation between the prices of the instrument and the market value of the securities in the Trust’s portfolio; (ii) possible lack of a liquid secondary market for closing out a position in such instruments; (iii) losses resulting from interest rate or other market movements not anticipated by the Advisor; and (iv) the obligation to meet additional variation margin or other payment requirements, all of which could result in the Trust being in a worse position than if such transactions had not been used.

Certain provisions of the Code may restrict or affect the ability of the Trust to engage in Strategic Transactions. See “Tax Matters.”

REITs

REITs are subject to certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investors’ capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types (e.g., hospitals, hotels, shopping malls, residential complexes and office buildings). The market value of REIT shares and the ability of REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the REIT issuers. In addition, distributions received by the Trust from REITs may consist of dividends, capital gains and/or return of capital. As REITs generally pay a higher rate of dividends (on a pre-tax basis) than operating companies, to the extent application of the Trust’s investment strategy results in the Trust investing in REIT shares, the percentage of the Trust’s dividend income received from REIT shares will likely exceed the percentage of the Trust’s portfolio which is comprised of REIT shares. There are three general categories of REITs: equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. See “Mortgage Related Securities – Mortgage REITs” below. Hybrid REITs hold both ownership and mortgage interests in real estate.

Mortgage REITs. A REIT is a corporation, or a business trust that would otherwise be taxed as a corporation, that meets the definitional requirements applicable to REITs under the Code. The Code permits a qualifying REIT to deduct dividends paid, thereby generally eliminating corporate level U.S. federal income tax and effectively making the REIT a pass-through vehicle for U.S. federal income tax purposes. To meet the definitional requirements of the Code, a REIT must, among other things, invest substantially all of its assets in interests in real estate (including mortgages and other REITs) or cash and government securities, derive most of its income from rents from real property or interest on loans secured by mortgages on real property, and distribute to shareholders annually substantially all of its otherwise taxable income. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. The value of securities issued by REITs is affected by tax and regulatory requirements and by perceptions of management skill. They also are subject to heavy cash flow dependency and the possibility of failing to qualify for REIT status under the Code or to maintain exemption from the Investment Company Act.

Precious Metal-Related Securities

The Trust may invest in the equity and other securities of companies that explore for, extract, process or deal in precious metals (e.g., gold, silver and platinum), and in asset-based securities indexed to the value of such metals. Such securities may be purchased when they are believed to be attractively priced in relation to the value of a company’s precious metal-related assets or when the values of precious metals are expected to benefit from inflationary pressure or other economic, political or financial uncertainty or instability. Based on historical experience, during periods of economic or financial instability the securities of companies involved in precious metals may be subject to extreme price fluctuations, reflecting the high volatility of precious metal prices during such periods. In addition, the instability of precious metal prices may result in volatile earnings of precious metal-related companies, which may, in turn, adversely affect the financial condition of such companies. The major producers of gold include the Republic of South Africa, Russia, Canada, the United States, Brazil and Australia. Sales of gold by Russia are largely unpredictable and often relate to political and economic considerations rather than to market forces. Economic, financial, social and political factors within South Africa may significantly affect South African gold production.

Funding Agreements

The Trust may invest in Guaranteed Investment Contracts and similar funding agreements. In connection with these investments, the Trust makes cash contributions to a deposit fund of an insurance company’s general account. The insurance company then credits to the Trust on a monthly basis guaranteed interest, which is based on an index (such as LIBOR). It is expected that LIBOR will cease to be published by the end of 2021. The funding agreements provide that this guaranteed interest will not be less than a certain minimum rate. The purchase price paid for a funding agreement becomes part of the general assets of the insurance company, and the contract is paid from the general assets of the insurance company. Generally, funding agreements are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in some funding agreements does not currently exist.

Inflation-Indexed Bonds

The Trust may invest in inflation-indexed bonds, which are fixed-income securities or other instruments whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semi-annual coupon.

Inflation-indexed securities issued by the U.S. Treasury have maturities of five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis, equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Trust purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed, and will fluctuate. The Trust may also invest in other inflation related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal. In addition, if the Trust purchases inflation-indexed bonds offered by foreign issuers, the rate of inflation measured by the foreign inflation index may not be correlated to the rate of inflation in the United States.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if inflation were to rise at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increased at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds. There can be no assurance, however, that the value of inflation-indexed bonds will be directly correlated to changes in interest rates.

While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

In general, the measure used to determine the periodic adjustment of U.S. inflation-indexed bonds is the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index, calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity.

Master Limited Partnerships

The Trust may invest in publicly traded master limited partnerships (“MLPs”) which are limited partnerships or limited liability companies taxable as partnerships. MLPs may derive income and gains from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resources. MLPs generally have two classes of owners, the general partner and limited partners. When investing in an MLP, the Trust intends to purchase publicly traded common units issued to limited partners of the MLP. The general partner is typically owned by a major energy company, an investment fund, the direct management of the MLP or is an entity owned by one or more of such parties. The general partner may be structured as a private or publicly traded corporation or other entity. The general partner typically controls the operations and management of the MLP through an up to 2% equity interest in the MLP plus, in many cases, ownership of common units and subordinated units. Limited partners own the remainder of the partnership, through ownership of common units, and have a limited role in the partnership’s operations and management.

MLPs are typically structured such that common units and general partner interests have first priority to receive quarterly cash distributions up to an established minimum amount (“minimum quarterly distributions” or “MQD”). Common and general partner interests also accrue arrearages in distributions to the extent the MQD is not paid. Once common and general partner interests have been paid, subordinated units receive distributions of up to the MQD; however, subordinated units do not accrue arrearages. Distributable cash in excess of the MQD paid to both common and subordinated units is distributed to both common and subordinated units generally on a pro rata basis. The general partner is also eligible to receive incentive distributions if the general partner operates the business in a manner which results in distributions paid per common unit surpassing specified target levels. As the general partner increases cash distributions to the limited partners, the general partner receives an increasingly higher percentage of the incremental cash distributions. A common arrangement provides that the general partner can reach a tier where it receives 50% of every incremental dollar paid to common and subordinated unit holders. These incentive distributions encourage the general partner to streamline costs, increase capital expenditures and acquire assets in order to increase the partnership’s cash flow and raise the quarterly cash distribution in order to reach higher tiers. Such results benefit all security holders of the MLP.

MLP common units represent a limited partnership interest in the MLP. Common units are listed and traded on U.S. securities exchanges, with their value fluctuating predominantly based on prevailing market conditions and the success of the MLP. The Trust intends to purchase common units in market transactions. Unlike owners of common stock of a corporation, owners of common units have limited voting rights and have no ability to annually elect directors. In the event of liquidation, common units have preference over subordinated units, but not over debt or preferred units, to the remaining assets of the MLP.

Utility Industries

Risks that are intrinsic to the utility industries include difficulty in obtaining an adequate return on invested capital, difficulty in financing large construction programs during an inflationary period, restrictions on operations and increased cost and delays attributable to environmental considerations and regulation, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, technological innovations that may render existing plants, equipment or products obsolete, the potential impact of natural or man-made disasters, increased costs and reduced availability of certain types of fuel, occasional reduced availability and high costs of natural gas for resale, the effects of energy conservation, the effects of a national energy policy and lengthy delays and greatly increased costs and other problems associated with the design, construction, licensing, regulation and operation of nuclear facilities for electric generation, including, among other considerations, the problems associated with the use of radioactive materials and the disposal of radioactive wastes. There are substantial differences among the regulatory practices and policies of various jurisdictions, and any given regulatory agency may make major shifts in policy from time to time. There is no assurance that regulatory authorities will, in the future, grant rate increases or that such increases will be adequate to permit the payment of dividends on common stocks issued by a utility company. Additionally, existing and possible future regulatory legislation may make it even more difficult for utilities to obtain adequate relief. Certain of the issuers of securities held in the Trust’s portfolio may own or operate nuclear generating facilities. Governmental authorities may from time to time review existing policies and impose additional requirements governing the licensing, construction and operation of nuclear power plants. Prolonged changes in climatic conditions can also have a significant impact on both the revenues of an electric and gas utility as well as the expenses of a utility, particularly a hydro-based electric utility.

Utility companies in the United States and in foreign countries are generally subject to regulation. In the United States, most utility companies are regulated by state and/or federal authorities. Such regulation is intended to ensure appropriate standards of service and adequate capacity to meet public demand. Generally, prices are also regulated in the United States and in foreign countries with the intention of protecting the public while ensuring that the rate of return earned by utility companies is sufficient to allow them to attract capital in order to grow and continue to provide appropriate services. There can be no assurance that such pricing policies or rates of return will continue in the future.

The nature of regulation of the utility industries continues to evolve both in the United States and in foreign countries. In recent years, changes in regulation in the United States increasingly have allowed utility companies to provide services and products outside their traditional geographic areas and lines of business, creating new areas of competition within the industries. In some instances, utility companies are operating on an unregulated basis. Because of trends toward deregulation and the evolution of independent power producers as well as new entrants to the field of telecommunications, non-regulated providers of utility services have become a significant part of their respective industries. The Advisor believes that the emergence of competition and deregulation will result in certain utility companies being able to earn more than their traditional regulated rates of return, while others may be forced to defend their core business from increased competition and may be less profitable. Reduced profitability, as well as new uses of funds (such as for expansion, operations or stock buybacks) could result in cuts in dividend payout rates. The Advisor seeks to take advantage of favorable investment opportunities that may arise from these structural changes. Of course, there can be no assurance that favorable developments will occur in the future.

Foreign utility companies are also subject to regulation, although such regulations may or may not be comparable to those in the United States. Foreign utility companies may be more heavily regulated by their respective governments than utilities in the United States and, as in the United States, generally are required to seek government approval for rate increases. In addition, many foreign utilities use fuels that may cause more pollution than those used in the United States, which may require such utilities to invest in pollution control equipment to meet any proposed pollution restrictions. Foreign regulatory systems vary from country to country and may evolve in ways different from regulation in the United States.

The Trust’s investment policies are designed to enable it to capitalize on evolving investment opportunities throughout the world. For example, the rapid growth of certain foreign economies will necessitate expansion of capacity in the utility industries in those countries. Although many foreign utility companies currently are government-owned, thereby limiting current investment opportunities for the Trust, the Advisor believes that, in order to attract significant capital for growth, foreign governments are likely to seek global investors through the privatization of their utility industries. Privatization, which refers to the trend toward investor ownership of assets rather than government ownership, is expected to occur in newer, faster-growing economies and in mature economies. Of course, there is no assurance that such favorable developments will occur or that investment opportunities in foreign markets will increase.

The revenues of domestic and foreign utility companies generally reflect the economic growth and development in the geographic areas in which they do business. The Advisor will take into account anticipated economic growth rates and other economic developments when selecting securities of utility companies.

Electric. The electric utility industry consists of companies that are engaged principally in the generation, transmission and sale of electric energy, although many also provide other energy-related services. In the past, electric utility companies, in general, have been favorably affected by lower fuel and financing costs and the full or near completion of major construction programs. In addition, many of these companies have generated cash flows in excess of current operating expenses and construction expenditures, permitting some degree of diversification into unregulated businesses. Some electric utilities have also taken advantage of the right to sell power outside of their traditional geographic areas. Electric utility companies have historically been subject to the risks associated with increases in fuel and other operating costs, high interest costs on borrowings needed for capital construction programs, costs associated with compliance with environmental and safety regulations and changes in the regulatory climate. As interest rates declined, many utilities refinanced high cost debt and in doing so improved their fixed charges coverage. Regulators, however, lowered allowed rates of return as interest rates declined and thereby caused the benefits of the rate declines to be shared wholly or in part with customers. In a period of rising interest rates, the allowed rates of return may not keep pace with the utilities’ increased costs. The construction and operation of nuclear power facilities are subject to strict scrutiny by, and evolving regulations of, the Nuclear Regulatory Commission and state agencies which have comparable jurisdiction. Strict scrutiny might result in higher operating costs and higher capital expenditures, with the risk that the regulators may disallow inclusion of these costs in rate authorizations or the risk that a company may not be permitted to operate or complete construction of a facility. In addition, operators of nuclear power plants may be subject to significant costs for disposal of nuclear fuel and for decommissioning such plants.

The rating agencies look closely at the business profile of utilities. Ratings for companies are expected to be impacted to a greater extent in the future by the division of their asset base. Electric utility companies that focus more on the generation of electricity may be assigned less favorable ratings as this business is expected to be competitive and the least regulated. On the other hand, companies that focus on transmission and distribution, which is expected to be the least competitive and the more regulated part of the business, may see higher ratings given the greater predictability of cash flow.

A number of states are considering or have enacted deregulation proposals. The introduction of competition into the industry as a result of such deregulation has at times resulted in lower revenue, lower credit ratings, increased default risk, and lower electric utility security prices. Such increased competition may also cause long-term contracts, which electric utilities previously entered into to buy power, to become “stranded assets” which have no economic value. Any loss associated with such contracts must be absorbed by ratepayers and investors. In addition, some electric utilities have acquired electric utilities overseas to diversify, enhance earnings and gain experience in operating in a deregulated environment. In some instances, such acquisitions have involved significant borrowings, which have burdened the acquirer’s balance sheet. There is no assurance that current deregulation proposals will be adopted. However, deregulation in any form could significantly impact the electric utilities industry.

Telecommunications. The telecommunications industry today includes both traditional telephone companies, with a history of broad market coverage and highly regulated businesses, and cable companies, which began as small, lightly regulated businesses focused on limited markets. Today these two historically different businesses are converging in an industry that is trending toward larger, competitive national and international markets with an emphasis on deregulation. Companies that distribute telephone services and provide access to the telephone networks still comprise the greatest portion of this segment, but non-regulated activities such as wireless telephone services, paging, data transmission and processing, equipment retailing, computer software and hardware and internet services are becoming increasingly significant components as well. In particular, wireless and internet telephone services continue to gain market share at the expense of traditional telephone companies. The presence of unregulated companies in this industry and the entry of traditional telephone companies into unregulated or less regulated businesses provide significant investment opportunities with companies that may increase their earnings at faster rates than had been allowed in traditional regulated businesses. Still, increasing competition, technological innovations and other structural changes could adversely affect the profitability of such utilities and the growth rate of their dividends. Given mergers and proposed legislation and enforcement changes, it is likely that both traditional telephone companies and cable companies will continue to provide an expanding range of utility services to both residential, corporate and governmental customers.

Gas. Gas transmission companies and gas distribution companies are undergoing significant changes. In the United States, interstate transmission companies are regulated by the Federal Energy Regulatory Commission, which is reducing its regulation of the industry. Many companies have diversified into oil and gas exploration and development, making returns more sensitive to energy prices. In the recent decade, gas utility companies have been adversely affected by disruptions in the oil industry and have also been affected by increased concentration and competition. In the opinion of the Advisor, however, environmental considerations could improve the gas industry outlook in the future. For example, natural gas is the cleanest of the hydrocarbon fuels, and this may result in incremental shifts in fuel consumption toward natural gas and away from oil and coal, even for electricity generation. However, technological or regulatory changes within the industry may delay or prevent this result.

Water. Water supply utilities are companies that collect, purify, distribute and sell water. In the United States and around the world the industry is highly fragmented because most of the supplies are owned by local authorities.

Companies in this industry are generally mature and are experiencing little or no per capita volume growth. In the opinion of the Advisor, there may be opportunities for certain companies to acquire other water utility companies and for foreign acquisition of domestic companies. The Advisor believes that favorable investment opportunities may result from consolidation of this segment. As with other utilities, however, increased regulation, increased costs and potential disruptions in supply may adversely affect investments in water supply utilities.

Utility Industries Generally. There can be no assurance that the positive developments noted above, including those relating to privatization and changing regulation, will occur or that risk factors other than those noted above will not develop in the future.

Cash Equivalents and Short Term Debt Securities

For temporary defensive purposes or to keep cash on hand fully invested, the Trust may invest up to 100% of its total assets in cash equivalents and short-term debt securities.

Short-term debt securities are defined to include, without limitation:

1. U.S. Government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. Government agencies or instrumentalities. U.S. Government securities include securities issued by (a) the FHA, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration GNMA, whose securities are supported by the full faith and credit of the United States; (b) the FHLBs, Federal Intermediate Credit Banks, and Tennessee Valley Authority, whose securities are supported by the right of the agency to borrow from the U.S. Treasury; (c) FNMA, whose securities are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, whose securities are supported only by its credit. While the U.S. Government provides financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. Government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate.

2. Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return, and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Trust may not be fully insured by the Federal Deposit Insurance Corporation.

3. Repurchase agreements, which involve purchases of debt securities.

4. Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Trust and a corporation. There is no secondary market for such notes. However, they are redeemable by the Trust at any time. The Advisor will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Trust’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand.

Environmental, Social and Governance (“ESG”) Integration

Although the Trust does not seek to implement a specific sustainability objective, strategy or process unless disclosed in the Prospectus, Trust management will consider ESG factors as part of the investment process for the Trust. Trust management views ESG integration as the practice of incorporating financially material ESG data or information into investment processes with the objective of enhancing risk-adjusted returns. These ESG considerations will vary depending on a fund’s particular investment strategies and may include consideration of third-party research as well as consideration of proprietary research of the Advisors across the ESG risks and opportunities regarding an issuer. The ESG characteristics utilized in the Trust’s’ investment process are anticipated to evolve over time and one or more characteristics may not be relevant with respect to all issuers that are eligible for investment.

Certain of these considerations may affect the Trust’s’ exposure to certain companies or industries. While Trust management views ESG considerations as having the potential to contribute to the Trust’s’ long-term performance, there is no guarantee that such results will be achieved.

ADDITIONAL RISK FACTORS

Risk Factors in Strategic Transactions and Derivatives

The Trust’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. There are significant risks that apply generally to derivatives transactions, including:

•

Correlation Risk—the risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Trust seeks exposure. There are a number of factors which may prevent a derivative instrument from achieving the desired correlation (or inverse correlation) with an underlying asset, rate or index, such as the impact of fees, expenses and transaction costs, the timing of pricing, and disruptions or illiquidity in the markets for such derivative instrument.

•

Counterparty Risk—the risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Trust and the related risks of having concentrated exposure to such a counterparty. In particular, derivatives traded in OTC markets often are not guaranteed by an exchange or clearing corporation and often do not require payment of margin, and to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor their obligations. The Trust will typically attempt to minimize counterparty risk by engaging in OTC derivatives transactions only with creditworthy entities that have substantial capital or that have provided the Trust with a third-party guaranty or other credit support.

•	Credit Risk—the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

•	Currency Risk—the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

•

Illiquidity Risk—the risk that certain securities or instruments may be difficult or impossible to sell at the time or at the price desired by the counterparty in connection with payments of margin, collateral, or settlement payments. There can be no assurance that the Trust will be able to unwind or offset a derivative at its desired price, in a secondary market or otherwise. It may, therefore, not be possible for the Trust to unwind its position in a derivative without incurring substantial losses (if at all). The absence of liquidity may also make it more difficult for the Trust to ascertain a market value for such instruments. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, certain derivatives traded in OTC markets, including swaps and OTC options, involve substantial illiquidity risk. The Trust will, therefore, acquire illiquid OTC derivatives (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Advisor anticipates the Trust can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, the liquidity of a market in an exchange-traded derivative contract may be adversely affected by “daily price fluctuation limits” established by the exchanges which limit the amount of fluctuation in an exchange-traded contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open positions. Prices have in the past moved to the daily limit on a number of consecutive trading days with little to no trading. If it is not possible to close an open derivative position entered into by the Trust, the Trust would continue to be required to make daily cash payments of variation margin in the event of adverse price movements. In such a situation, if the Trust has insufficient cash, it may have to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so.

•

Index Risk—if the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Trust could receive lower interest payments or experience a reduction in the value of the derivative to below the price that the Trust paid for such derivative.

•	Legal Risk—the risk of insufficient documentation, insufficient capacity or authority of counterparty, or legality or enforceability of a contract.

•

Leverage Risk—the risk that the Trust’s derivatives transactions can magnify the Trust’s gains and losses. Relatively small market movements may result in large changes in the value of a derivatives position and can result in losses that greatly exceed the amount originally invested.

•

Market Risk—the risk that changes in the value of one or more markets or changes with respect to the value of the underlying asset will adversely affect the value of a derivative. In the event of an adverse movement, the Trust may be required to pay substantial additional margin to maintain its position or the Trust’s returns may be adversely affected.

•	Operational Risk—the risk related to potential operational issues, including documentation issues, settlement issues, systems failures, inadequate controls and human error.

•

Valuation Risk—the risk that valuation sources for a derivative will not be readily available in the market. This is possible especially in times of market distress, since many market participants may be reluctant to purchase complex instruments or quote prices for them.

•	Volatility Risk—the risk that the value of derivatives will fluctuate significantly within a short time period.

When a derivative is used as a hedge against a position that the Trust holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Trust’s hedging transactions will be effective. The Trust could also suffer losses related to its derivative positions as a result of unanticipated market movements, which losses are potentially unlimited. The Advisor may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Trust’s derivatives positions to lose value. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Trust to sell or otherwise close a derivatives position could expose the Trust to losses and could make derivatives more difficult for the Trust to value accurately.

When engaging in a hedging transaction, the Trust may determine not to seek to establish a perfect correlation between the hedging instruments utilized and the portfolio holdings being hedged. Such an imperfect correlation may prevent the Trust from achieving the intended hedge or expose the Trust to a risk of loss. The Trust may also determine not to hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge or because it does not foresee the occurrence of the risk. It may not be possible for the Trust to hedge against a change or event at attractive prices or at a price sufficient to protect the assets of the Trust from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge at all against certain risks.

If the Trust invests in a derivative instrument it could lose more than the principal amount invested. Moreover, derivatives raise certain tax, legal, regulatory and accounting issues that may not be presented by investments in securities, and there is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Trust.

The Trust is not required to use derivatives or other portfolio strategies to seek to increase return or to seek to hedge its portfolio and may choose not to do so. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Trust will engage in these transactions to reduce exposure to other risks when that would be beneficial. Although the Advisor seeks to use derivatives to further the Trust’s investment objectives, there is no assurance that the use of derivatives will achieve this result.

Options Risk. There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid market for particular options, whether traded OTC or on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the OCC may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that Exchange would continue to be exercisable in accordance with their terms.

Futures Transactions and Options Risk. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by the Trust and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Advisor’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Investment in futures contracts involves the risk of imperfect correlation between movements in the price of the futures contract and the price of the security being hedged. The hedge will not be fully effective when there is imperfect correlation between the movements in the prices of two financial instruments. For example, if the price of the futures contract moves more or less than the price of the hedged security, the Trust will experience either a loss or gain on the futures contract which is not completely offset by movements in the price of the hedged securities. To compensate for imperfect correlations, the Trust may purchase or sell futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Trust may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically lower than that of the futures contracts.

The particular securities comprising the index underlying a securities index financial futures contract may vary from the securities held by the Trust. As a result, the Trust’s ability to hedge effectively all or a portion of the value of its securities through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the securities held by the Trust. The correlation may be affected by disparities in the average maturity, ratings, geographical mix or structure of the Trust’s investments as compared to those comprising the securities index and general economic or political factors. In addition, the correlation between movements in the value of the securities index may be subject to change over time as additions to and deletions from the securities index alter its structure. The correlation between futures contracts on U.S. Government securities and the securities held by the Trust may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of securities held by the Trust may be greater. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.

The Trust may liquidate futures contracts it enters into through offsetting transactions on the applicable contract market. There can be no assurance, however, that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close out a futures position. In the event of adverse price movements, the Trust would continue to be required to make daily cash payments of variation margin. In such situations, if the Trust has insufficient cash, it may be required to sell portfolio securities to meet daily variation margin requirements at a time when it may be disadvantageous to do so. The inability to close out futures positions also could have an adverse impact on the Trust’s ability to hedge effectively its investments in securities. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. Prices have in the past moved beyond the daily limit on a number of consecutive trading days.

The successful use of transactions in futures and related options also depends on the ability of the Advisor to forecast correctly the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Trust or such rates move in a direction opposite to that anticipated, the Trust may realize a loss on the Strategic Transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Trust’s total return for such period may be less than if it had not engaged in the Strategic Transaction.

Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contracts can result in substantial unrealized gains or losses. There is also the risk of loss by the Trust of margin deposits in the event of bankruptcy of a broker with which the Trust has an open position in a financial futures contract. Because the Trust will engage in the purchase and sale of futures contracts for hedging purposes or to seek to enhance the Trust’s return, any losses incurred in connection therewith may, if the strategy is successful, be offset in whole or in part by increases in the value of securities held by the Trust or decreases in the price of securities the Trust intends to acquire.

The amount of risk the Trust assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option on a futures contract also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

General Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Trust’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the NAV of the Trust’s common shares, the NAV of the Trust’s common shares will fluctuate. Moreover, although Currency Instruments may be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Trust’s hedging strategies will be ineffective. To the extent that the Trust hedges against anticipated currency movements that do not occur, the Trust may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Trust will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

It may not be possible for the Trust to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Trust is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to the Trust of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Foreign Currency Forwards Risk. Forward foreign currency exchange contracts do not eliminate fluctuations in the value of Non-U.S. Securities (as defined in the prospectus) but rather allow the Trust to establish a fixed rate of exchange for a future point in time. This strategy can have the effect of reducing returns and minimizing opportunities for gain.

In connection with its trading in forward foreign currency contracts, the Trust will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Trust will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Trust of any profit potential or force the Trust to cover its commitments for resale, if any, at the then market price and could result in a loss to the Trust.

The Trust may also engage in proxy hedging transactions to reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities. Proxy hedging is often used when the currency to which the Trust is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Trust’s securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Trust if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Trust is engaging in proxy hedging. The Trust may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Trust has or in which the Trust expects to have portfolio exposure. For example, the Trust may hold both Canadian government bonds and Japanese government bonds, and the Advisor may believe that Canadian dollars will deteriorate against Japanese yen. The Trust would sell Canadian dollars to reduce its exposure to that currency and buy Japanese yen. This strategy would be a hedge against a decline in the value of Canadian dollars, although it would expose the Trust to declines in the value of the Japanese yen relative to the U.S. dollar.

Some of the forward non-U.S. currency contracts entered into by the Trust may be classified as non-deliverable forwards (“NDFs”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. All NDFs have a fixing date and a settlement date. The fixing date is the date at which the difference between the prevailing market exchange rate and the agreed upon exchange rate is calculated. The settlement date is the date by which the payment of the difference is due to the party receiving payment. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Currency Futures Risk. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options Risk. The Trust may also seek to hedge against the decline in the value of a currency or to enhance returns through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Trust may engage in transactions in options on currencies either on exchanges or OTC markets. Currency options involve substantial currency risk, and may also involve credit, leverage or illiquidity risk.

Currency Swaps Risk. The Trust may enter into currency swaps. Currency swaps involve the exchange of the rights of the Trust and another party to make or receive payments in specified currencies. The Trust may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency. Because currency swaps usually involve the delivery of the entire principal value of one designated currency in exchange for the other designated currency, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations.

Over-the-Counter Trading Risk. The derivative instruments that may be purchased or sold by the Trust may include instruments not traded on an exchange. The risk of nonperformance by the counterparty to an instrument may be greater than, and the ease with which the Trust can dispose of or enter into closing transactions with respect to an instrument may be less than, the risk associated with an exchange traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are not traded on an exchange. The absence of liquidity may make it difficult or impossible for the Trust to sell such instruments promptly at an acceptable price. Derivative instruments not traded on exchanges also are not subject to the same type of government regulation as exchange traded instruments, and many of the protections afforded to participants in a regulated environment may not be available in connection with the transactions. Because derivatives traded in OTC markets generally are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Trust has unrealized gains in such instruments or has deposited collateral with its counterparties the Trust is at risk that its counterparties will become bankrupt or otherwise fail to honor its obligations.

Rule 18f-4 Under the Investment Company Act. Rule 18f-4 under the Investment Company Act permits the Trust to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the Investment Company Act. Section 18 of the Investment Company Act, among other things, prohibits closed-end funds, including the Trust, from issuing or selling any “senior security” representing indebtedness (unless the fund maintains 300% “asset coverage”) or any senior security representing stock (unless the fund maintains 200% “asset coverage”).

Under Rule 18f-4, “Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Trust is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Trust elects to treat all of these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, unless such transactions meet the Delayed-Settlement Securities Provision (as defined in the prospectus under “The Trust’s Investments—Portfolio Contents and Techniques—When-Issued Securities, Delayed Delivery Securities and Forward Commitments”).

Unless the Trust is relying on the Limited Derivatives User Exception (as defined below), the Trust must comply with Rule 18f-4 with respect to its Derivatives Transactions. Rule 18f-4, among other things, requires the

Trust to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on fund leverage risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Trust’s Board of Trustees (the “Board”), including a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”), and periodically reviews the DRMP and reports to the Board.

Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Trust’s “derivatives exposure” is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Trust adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”).

Dodd-Frank Act Risk. The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), enacted in July 2010, includes provisions that comprehensively regulate the over-the-counter (“OTC”) derivatives markets for the first time. While the Commodity Futures Trading Commission (“CFTC”) and other U.S. regulators have adopted many of the required Dodd-Frank regulations, certain regulations have only recently become effective and other regulations remain to be adopted. The full impact of Dodd-Frank on the Trust remains uncertain.

Many OTC derivatives dealers are required to register with the CFTC as “swap dealers” and/or with the SEC as “security-based swap dealers”. Registered swap dealers and security-based swap dealers are subject to various regulatory requirements, including, but not limited to, margin, recordkeeping, reporting, transparency, position limits, limitations on conflicts of interest, business conduct standards, minimum capital requirements and other regulatory requirements, which indirectly impact the funds that enter into transactions with them.

The CFTC requires that certain interest rate swaps and certain credit default swaps must be executed in regulated markets and be submitted for clearing to regulated clearinghouses. The SEC is also expected to impose similar requirements on certain security-based derivatives in the future. OTC derivatives trades submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as margin requirements mandated by the CFTC, SEC and/or federal prudential regulators. In addition, futures commission merchants (“FCMs”), who act as clearing members on behalf of customers for cleared OTC derivatives and futures contracts, also have discretion to increase the Trust’s margin requirements for these transactions beyond any regulatory and clearinghouse minimums subject to any restrictions on such discretion in the documentation between the FCM and the customer. These regulatory requirements may make it more difficult and costly for the Trust to enter into highly tailored or customized transactions, potentially rendering certain investment strategies impossible or not economically feasible. If the Trust decides to execute and clear cleared OTC derivatives and/or futures contracts through execution facilities, exchanges or clearinghouses, either indirectly through an executing broker, clearing member FCM or as a direct member, the Trust would be required to comply with the rules of the execution facility, exchange or clearinghouse and other applicable law.

With respect to cleared OTC derivatives and futures contracts and options on futures, the Trust will not face a clearinghouse directly but rather will do so through a FCM that is registered with the CFTC and/or SEC and that acts as a clearing member. The Trust may face the indirect risk of the failure of another clearing member customer to meet its obligations to its clearing member. Such scenario could arise due to a default by the clearing member on its obligations to the clearinghouse simultaneously with a customer’s failure to meet its obligations to the clearing member.

Clearing member FCMs are required to post initial margin to the clearinghouses through which they clear their customers’ cleared OTC derivatives and futures contracts, instead of using such initial margin in their businesses, as was widely permitted for OTC derivatives before Dodd-Frank. While an FCM may require its customer to post initial margin in excess of clearinghouse requirements, and certain clearinghouses may share a portion of their earnings on initial margin with their clearing members, some portion of the initial margin that is passed through to the clearinghouse does not generate earnings for the FCM. The inability of FCMs to earn the same levels of returns on initial margin for cleared OTC derivatives as they could earn with respect to non-cleared OTC derivatives may cause FCMs to charge higher fees, or provide less favorable pricing on cleared OTC derivatives than swap dealers will provide for non-cleared OTC derivatives. Furthermore, customers, including the Trust, are subject to additional fees payable to FCMs with respect to cleared OTC derivatives, which may raise the cost to the Trust of clearing as compared to trading non-cleared OTC derivatives bilaterally.

With respect to uncleared swaps, registered swap dealers and security-based swap dealers are required to exchange variation margin with the Trust and may be required by applicable regulations to collect (and in some cases exchange) initial margin with the Trust. Both initial and variation margin may be comprised of cash and/or securities, subject to applicable regulatory haircuts and other restrictions. Shares of investment companies (other than certain money market funds) may not be posted as collateral under applicable regulations.

The CFTC, certain foreign regulators, and many futures exchanges have established (and continue to evaluate and monitor) speculative position limits (“position limits”) on the maximum speculative position which any person, or group of persons acting in concert, may hold or control in particular contracts. In addition, U.S. federal position limits apply to swaps that are economically equivalent to futures contracts on certain agricultural, metals and energy commodities. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with the speculative limits. Thus, even if the Trust does not intend to exceed applicable position limits, it is possible that different clients managed by the Advisor and its affiliates may be aggregated for this purpose. Therefore, the trading decisions of the Advisor may have to be modified and positions held by the Trust liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the profitability of the Trust. A violation of position limits could also lead to regulatory action materially adverse to the Trust’s investment strategy. The Trust may also be affected by other regimes, including those of the European Union and United Kingdom, and trading venues that impose position limits on commodity derivative contracts.

Additional Regulation of Derivatives. Regulatory bodies outside the U.S. have also passed, proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation that could increase the costs of participating in, or otherwise adversely impact the liquidity of, participating in the commodities markets. For example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including:(i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivatives contracts. By way of further example, the European Union Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which have applied since January 3, 2018, govern the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires European Union Member States to apply position limits to the size of a net position a person can hold at any time in commodity derivatives traded on European Union trading venues and in “economically equivalent” OTC contracts. If the requirements of EMIR and MiFID II apply, the cost of derivatives transactions is expected to increase.

In addition, regulations adopted by global prudential regulators require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts, terms that delay or restrict the rights of counterparties (such as the Trust) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to the Trust’s counterparties located in those jurisdictions. In particular, in the United Kingdom and the European Union, governmental authorities could reduce, eliminate or convert to equity the liabilities to a fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”). It is possible that these requirements, as well as potential additional related government regulation and other developments in the market, could adversely affect the Trust’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

Short Sales Risk

Short-selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. If the price of the security sold short increases between the time of the short sale and the time the Trust replaces the borrowed security, the Trust will incur a loss; conversely, if the price declines, the Trust will realize a capital gain. Any gain will be decreased, and any loss will be increased, by the transaction costs incurred by the Trust, including the costs associated with providing collateral to the broker-dealer (usually cash and liquid securities) and the maintenance of collateral with its custodian. Although the Trust’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.

Short-selling necessarily involves certain additional risks. However, if the short seller does not own the securities sold short (an uncovered short sale), the borrowed securities must be replaced by securities purchased at market prices in order to close out the short position, and any appreciation in the price of the borrowed securities would result in a loss. Uncovered short sales expose the Trust to the risk of uncapped losses until a position can be closed out due to the lack of an upper limit on the price to which a security may rise. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. There is the risk that the securities borrowed by the Trust in connection with a short-sale must be returned to the securities lender on short notice. If a request for return of borrowed securities occurs at a time when other short-sellers of the security are receiving similar requests, a “short squeeze” can occur, and the Trust may be compelled to replace borrowed securities previously sold short with purchases on the open market at the most disadvantageous time, possibly at prices significantly in excess of the proceeds received at the time the securities were originally sold short.

Trust Preferred Securities Risk

Trust preferred securities are typically issued by trusts or limited partnerships and represent preferred interests in deeply subordinated debt instruments generally in the form of interest bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. The trust preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates.

Trust preferred securities are typically junior and fully subordinated liabilities of an issuer and benefit from a guarantee that is junior and fully subordinated to the other liabilities of the guarantor. In addition, trust preferred securities typically permit an issuer to defer the payment of income for five years or more without triggering an event of default. Because of their subordinated position in the capital structure of an issuer, the ability to defer payments for extended periods of time without default consequences to the issuer, and certain other features (such as restrictions on common dividend payments by the issuer or ultimate guarantor when full cumulative payments on the trust preferred securities have not been made), these trust preferred securities are often treated as close substitutes for traditional preferred securities, both by issuers and investors.

Trust preferred securities include but are not limited to trust originated preferred securities (“TOPRS®”); monthly income preferred securities (“MIPS®”); quarterly income bond securities (“QUIBS®”); quarterly income debt securities (“QUIDS®”); quarterly income preferred securities (“QUIPSSM”); corporate trust securities (“CORTS®”); public income notes (“PINES®”); and other trust preferred securities.

Trust preferred securities are typically issued with a final maturity date, although some are perpetual in nature. In certain instances, a final maturity date may be extended and/or the final payment of principal may be deferred at the issuer’s option for a specified time without default. No redemption can typically take place unless all cumulative payment obligations have been met, although issuers may be able to engage in open-market repurchases without regard to whether all payments have been paid.

Many trust preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. At the time the trust or special purpose entity sells such preferred securities to investors, it purchases debt of the operating company (with terms comparable to those of the trust or special purpose entity securities), which enables the operating company to deduct for tax purposes the interest paid on the debt held by the trust or special purpose entity. The trust or special purpose entity is generally required to be treated as transparent for U.S. federal income tax purposes such that the holders of the trust preferred securities are treated as owning beneficial interests in the underlying debt of the operating company. Accordingly, payments on the trust preferred securities are treated as interest rather than dividends for U.S. federal income tax purposes. The trust or special purpose entity in turn would be a holder of the operating company’s debt and would have priority with respect to the operating company’s earnings and profits over the operating company’s common shareholders, but would typically be subordinated to other classes of the operating company’s debt. Typically a preferred share has a rating that is slightly below that of its corresponding operating company’s senior debt securities.

Convertible Securities Risk

The value of convertible securities is influenced by both the yield on nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. At the same time, however, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If the conversion value of a convertible security is substantially below its investment value, the price of the convertible security is governed principally by its investment value. To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in a charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Trust is called for redemption, the Trust will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

The Trust may also invest in synthetic convertible securities. Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. “Cash-Settled Convertibles” are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. “Manufactured Convertibles” are created by the Advisor or another party by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed-income (“fixed-income component”) or a right to acquire equity securities (“convertibility component”). The fixed-income component is achieved by investing in nonconvertible fixed-income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security that has a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Advisor may combine a fixed-income instrument and an equity feature with respect to the stock of the issuer of the fixed-income instrument to create a synthetic convertible security otherwise unavailable in the market. The Advisor may also combine a fixed-income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Advisor believes such a Manufactured Convertible would better promote the Trust’s investment objectives than alternative investments. For example, the Advisor may combine an equity feature with respect to an issuer’s stock with a fixed-income security of a different issuer in the same industry to diversify the Trust’s credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a Manufactured Convertible. For example, the Trust may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond to certain market fluctuations differently from a traditional convertible security with similar characteristics. For example, in the event the Trust created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would be expected to outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed-income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Zero Coupon Securities Risk

Zero coupon securities are securities that are sold at a discount to par value and do not pay interest during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder of a zero coupon security is entitled to receive the par value of the security.

While interest payments are not made on zero coupon securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon security, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero coupon securities are more exposed to interest rate risk than shorter term zero coupon securities. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.

The Trust accrues income with respect to these securities for U.S. federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals.

Further, to maintain its qualification for pass-through treatment under the U.S. federal income tax laws, the Trust is required to distribute income to its shareholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to leverage itself by borrowing in order to generate the cash to satisfy these distributions. The required distributions may result in an increase in the Trust’s exposure to zero coupon securities.

In addition to the risks described herein, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Trust’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Trust’s portfolio.

Pay-in-Kind Bonds Risk

The Trust may invest in PIK bonds. PIK bonds are bonds which pay interest through the issuance of additional debt or equity securities. Similar to zero coupon obligations, PIK bonds also carry additional risk as holders of these types of securities realize no cash until the cash payment date unless a portion of such securities is sold and, if the issuer defaults, the Trust may obtain no return at all on its investment. The market price of PIK bonds is affected by interest rate changes to a greater extent, and therefore tends to be more volatile, than that of securities which pay interest in cash. Additionally, current U.S. federal income tax law requires the holder of certain PIK bonds to accrue income with respect to these securities prior to the receipt of cash payments. To maintain its qualification as a RIC and avoid liability for U.S. federal income and excise taxes, the Trust may be required to distribute income accrued with respect to these securities and may have to dispose of portfolio securities under disadvantageous circumstances in order to generate cash to satisfy these distribution requirements.

Collateralized Debt Obligation Risk

The risks of an investment in a CDO depend largely on the type of the collateral securities and the class of the CDO in which the Trust invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. However, an active dealer market may exist for CDOs, allowing a CDO to qualify for Rule 144A transactions. In addition to the normal risks associated with fixed-income securities and ABS generally discussed in the prospectus and elsewhere in this SAI, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Trust may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Trust could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) the risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

REITs Risk

To the extent that the Trust invests in real estate related investments, including REITs, it will be subject to the risks associated with owning real estate and with the real estate industry generally. These include difficulties in valuing and disposing of real estate, the possibility of declines in the value of real estate, risks related to general and local economic conditions, the possibility of adverse changes in the climate for real estate, environmental liability risks, the risk of increases in property taxes and operating expenses, possible adverse changes in zoning laws, the risk of casualty or condemnation losses, limitations on rents, the possibility of adverse changes in interest rates and in the credit markets and the possibility of borrowers paying off mortgages sooner than expected, which may lead to reinvestment of assets at lower prevailing interest rates. To the extent that the Trust invests in REITs, it will also be subject to the risk that a REIT may default on its obligations or go bankrupt. REITs are generally not taxed on income timely distributed to shareholders, provided they comply with the applicable requirements of the Code. By investing in REITs indirectly through the Trust, a shareholder will bear not only his or her proportionate share of the expenses of the Trust, but also, indirectly, similar expenses of the REITs. Mortgage REITs are pooled investment vehicles that invest the majority of their assets in real property mortgages and which generally derive income primarily from interest payments thereon. Investing in mortgage REITs involves certain risks related to investing in real property mortgages. In addition, mortgage REITs must satisfy highly technical and complex requirements in order to qualify for the favorable tax treatment accorded to REITs under the Code. No assurances can be given that a mortgage REIT in which the Trust invests will be able to continue to qualify as a REIT or that complying with the REIT requirements under the Code will not adversely affect such REIT’s ability to execute its business plan.

Many REITs focus on particular types of properties or properties which are especially suited for certain uses, and those REITs are affected by the risks which impact the users of their properties. For REITs that own healthcare facilities, for example, the physical characteristics of these properties and their operations are highly regulated, and those regulations often require capital expenditures or restrict the profits realizable from these properties. Some of these properties are also highly dependent upon Medicare and Medicaid payments, which are subject to changes in governmental budgets and policies. These properties may experience losses if their tenants receive lower Medicare or Medicaid rates.

Precious Metal and Related Securities Risk

Prices of precious metals and of precious metal related securities historically have been very volatile. The high volatility of precious metal prices may adversely affect the financial condition of companies involved with precious metals. The production and sale of precious metals by governments or central banks or other larger holders can be affected by various economic, financial, social and political factors, which may be unpredictable and may have a significant impact on the prices of precious metals. Other factors that may affect the prices of precious metals and securities related to them include changes in inflation, the outlook for inflation and changes in industrial and commercial demand for precious metals.

Risk of Investing in China

Investments in securities of companies domiciled in the People’s Republic of China (“China” or the “PRC”), including certain Hong Kong-listed and U.S.-listed securities, involve a high degree of risk and special considerations not typically associated with investing in the U.S. securities markets. Such heightened risks include, among others, an authoritarian government, popular unrest associated with demands for improved political, economic and social conditions, the impact of regional conflict on the economy and hostile relations with other countries.

Military conflicts, either in response to internal social unrest or conflicts with other countries, could disrupt economic development. The Chinese economy is vulnerable to the long-running disagreements and religious and nationalist disputes with Tibet and the Xinjiang region. Since 1997, there have been tensions between the

Chinese government and many people in Hong Kong who perceive China as tightening control over Hong Kong’s semi-autonomous liberal political, economic, legal, and social framework. Protests and unrest have increased tensions even further. Due to the interconnected nature of the Hong Kong and Chinese economies, this instability in Hong Kong may cause uncertainty in the Hong Kong and Chinese markets. China has a complex territorial dispute regarding the sovereignty of Taiwan and has made threats of invasion. Taiwan-based companies and individuals are significant investors in China. The continuing hostility between China and Taiwan may have an adverse impact on the value of the Trust’s investments in China or Taiwan, may cause a suspension in a Trust’s ability to trade in certain securities or other assets or may otherwise make such investments impracticable or impossible. Any escalation of hostility between China and Taiwan would likely have a significant adverse impact on the value of the Trust’s investments in both countries and the region. In addition, China has strained international relations with Japan, India, the Philippines and other neighbors due to territorial disputes, historical animosities and other defense concerns. Frictions between China and the Philippines in the South China Sea pose a risk of escalation potentially leading to military conflict. Additionally, China is alleged to have participated in state-sponsored cyberattacks against foreign companies and foreign governments. Actual and threatened responses to such activity and strained international relations, including purchasing restrictions, sanctions, tariffs or cyberattacks on the Chinese government or Chinese companies, may impact China’s economy and Chinese issuers of securities in which a Trust invests. China could be affected by military events on the Korean peninsula or internal instability within North Korea. These situations may cause uncertainty in the Chinese market and may adversely affect the performance of the Chinese economy.

The Chinese government has implemented economic reforms in order to liberalize trade policy, promote foreign investment in the economy, reduce government control of the economy and develop market mechanisms. However, the Chinese government still exercises substantial influence over many aspects of the private sector and may own or control many companies. Chinese companies, such as those in the financial services or technology sectors, and potentially other sectors in the future, are subject to the risk that Chinese authorities can intervene in their operations and structure. The Chinese government continues to maintain a major role in economic policymaking and investing in China involves risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested.

The Chinese government may intervene in the Chinese financial markets, such as by the imposition of trading restrictions, a ban on “naked” short selling or the suspension of short selling for certain stocks. This may affect market price and liquidity of these stocks, and may have an unpredictable impact on the investment activities of the Funds. Furthermore, such market interventions may have a negative impact on market sentiment which may in turn affect the performance of the securities markets and as a result the performance of the Funds.

In addition, there is less regulation and monitoring of Chinese securities markets and the activities of investors, brokers and other participants than in the United States. Accordingly, issuers of securities in China, including Chinese companies that are listed on U.S. exchanges, are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, tender offer regulation, accounting standards or auditor oversight, stockholder proxy requirements and the requirements mandating timely and accurate disclosure of information. Securities markets in China are in the process of change and further development. This may lead to trading volatility, difficulty in the settlement and recording of transactions and difficulty in interpreting and applying the relevant regulation. Custodians may not be able to offer the level of service and safe-keeping in relation to the settlement and administration of securities in China that is customary in more developed markets. In particular, there is a risk that a Trust may not be recognized as the owner of securities that are held on behalf of the Trust by a sub-custodian.

There may be significant obstacles to obtaining information necessary for investigations into or litigation against Chinese companies, and shareholders may have limited legal remedies. The Funds do not select investments based on investor protection considerations.

The Chinese government historically took positions that prevented the U.S. Public Company Accounting Oversight Board (“PCAOB”) from inspecting the audit work and practices of accounting firms in mainland China and Hong Kong for compliance with U.S. law and professional standards. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, which marked the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely in accordance with U.S. law. However, as this development is relatively recent, the implementation of the Statement of Protocol remains to be tested. Audits performed by PCAOB-registered accounting firms in mainland China and Hong Kong may be less reliable than those performed by firms subject to PCAOB inspection. Accordingly, information about the Chinese securities in which the Funds invest may be less reliable or complete. Under amendments to the Sarbanes-Oxley Act enacted in December 2020, which requires that the PCAOB be permitted to inspect the accounting firm of a U.S.-listed Chinese issuer, Chinese companies with securities listed on U.S. exchanges may be delisted if the PCAOB is unable to inspect the accounting firm.

The Renminbi (“RMB”) is currently not a freely convertible currency and is subject to foreign exchange control policies and repatriation restrictions imposed by the Chinese government. The imposition of currency controls may negatively impact performance and liquidity of the Funds as capital may become trapped in the PRC. The Funds could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Funds of any restrictions on investments. Investing in entities either in, or which have a substantial portion of their operations in, the PRC may require the Funds to adopt special procedures, seek local government approvals or take other actions, each of which may involve additional costs and delays to the Funds. The Trust may also incur costs in connection with conversions between U.S. dollars and RMB, as well as in connection with conversions between the two separate types of RMB, the onshore RMB (“CNY”) and the offshore RMB (“CNH”).

Many Chinese companies listed on U.S. exchanges use variable interest entities or “VIEs” in their structure as a result of foreign ownership restrictions. In a VIE structure, a Chinese operating company establishes a shell company in another jurisdiction to issue stock to public shareholders. When a VIE structure is used by a Chinese company to list its stock in the U.S., instead of owning the equity securities of the Chinese company, the U.S.-listed shell company directly or indirectly enters into contracts with the Chinese operating company under Chinese law. These contracts provide the U.S.-listed shell company with only economic exposure to the Chinese company and do not represent equity ownership in the operating company.

While VIEs are a longstanding practice that is well known to Chinese officials and regulators, they have not been formally recognized under Chinese law. The Chinese government has provided guidance to and placed restrictions on Chinese-based companies raising capital offshore, including through VIEs. In 2023, the China Securities Regulatory Commission (“CSRC”) released new rules that permit the use of VIE structures, provided they abide by Chinese laws and register with the CSRC. The rules, however, may cause Chinese companies to undergo greater scrutiny and add costs to VIE structures. Intervention, rulemaking or guidance by the Chinese government with respect to VIE structures or the non-enforcement of VIE-related contractual rights could significantly affect the operating company’s business in China, the enforceability of the U.S.-listed shell company’s contractual arrangements with the Chinese company and the value of the U.S.-listed stock. Further, the VIE contractual arrangement would likely be subject to Chinese law and jurisdiction, and remedies available to the U.S.-listed shell company are uncertain and could be ineffective. In addition to the risk of government intervention, investments through a VIE structure are subject to the risk that the China-based company (or its officers, directors, or Chinese equity owners) may breach those contractual arrangements, or Chinese law changes in a way that adversely affects the enforceability of these arrangements, or those contracts are otherwise not enforceable under Chinese law, in which case the Trust may suffer significant losses on its investments through a VIE structure with little or no recourse available. Any change in the operations of entities in a VIE structure, the status of VIE contractual arrangements or the legal or regulatory environment in China, generally or with respect to specific industries, could result in significant, and possibly permanent and/or total, losses to a Trust.

While the Chinese economy has experienced past periods of rapid growth, there is no assurance that such growth rates will recur. Other economic challenges for China include indebtedness, weak consumer demand, trade tensions, and an aging population. China continues to face pressure from its trading partners over its exporting of its excess industrial capacity and overall approach to economic management. China’s economy is heavily dependent on export growth. Reduction in spending on Chinese products and services, supply chain diversification, institution of additional tariffs, sanctions or other trade barriers (including as a result of heightened trade tensions between China and the United States or in response to actual or alleged Chinese cyber activity) or a downturn in any of the economies of China’s key trading partners may have an adverse impact on the Chinese economy and the companies in which a Trust invests. Certain Chinese companies (which may change from time to time) are directly or indirectly subject to economic or trade restrictions imposed by the U.S. or other governments due to national security, human rights or other concerns of such government. For example, certain foreign technology companies are subject to U.S. export controls as those companies are believed to pose a risk to U.S. interests. The U.S. also bans imports of goods produced in certain regions of China or by certain Chinese companies due to concerns about forced labor. Such restrictions may have unanticipated and adverse effects on the Chinese economy and companies. Any action that targets Chinese financial markets or securities exchanges could interfere with orderly trading, delay settlement or cause market disruptions. Certain companies may be subject to economic or trade restrictions (but not investment restrictions) imposed by the U.S. or other governments due to national security, human rights or other concerns of such government. So long as these restrictions do not include restrictions on investments, the Trust may invest in such companies.

The tax laws and regulations in the PRC are subject to change, including the issuance of authoritative guidance or enforcement, possibly with retroactive effect. The interpretation, applicability and enforcement of such laws by PRC tax authorities are not as consistent and transparent as those of more developed nations, and may vary over time and from region to region. The application and enforcement of PRC tax rules could have a significant adverse effect on a Trust and its investors, particularly in relation to capital gains withholding tax imposed upon non-residents. In addition, the accounting, auditing and financial reporting standards and practices applicable to Chinese companies may be less rigorous, and may result in significant differences between financial statements prepared in accordance with PRC accounting standards and practice and those prepared in accordance with international accounting standards.

From time to time and in recent years, China has experienced outbreaks of infectious illnesses and the country may be subject to other public health threats, infectious illnesses, diseases or similar issues in the future. Any spread of an infectious illness, public health threat or similar issue could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and generally have a significant impact on the Chinese economy, which in turn could adversely affect a Trust’s investments.

Risk of Investing through Stock Connect.

General. China A-shares are equity securities of companies domiciled in China that trade on Chinese stock exchanges such as the Shanghai Stock Exchange (“SSE”), the Shenzhen Stock Exchange (“SZSE”) and the Beijing Stock Exchange (“BSE”) (“A-shares”). Foreign investment in A-shares on the SSE and SZSE is not permitted, other than pursuant to available exceptions, such as through a qualified foreign investor approved pursuant to the relevant mainland China laws and regulations as may be promulgated and/or amended from time to time (“QFI”).

Investment in eligible exchange traded funds and A-shares listed and traded on the SSE or SZSE (“Stock Connect Securities”) is also permitted through the Shanghai-Hong Kong Stock Connect program or the Shenzhen-Hong Kong Stock Connect program, as applicable (each, a “Stock Connect” and collectively, “Stock Connects”). Each Stock Connect is a securities trading and clearing links program established by The Stock Exchange of Hong Kong Limited (“SEHK”), the Hong Kong Securities Clearing Company Limited (“HKSCC”), the SSE or SZSE, as applicable, and China Securities Depository and Clearing Corporation Limited (“CSDCC”) that aims to provide mutual stock market access between the PRC and Hong Kong by permitting investors to trade and settle shares on each market through their local securities brokers. Under Stock Connects, a Trust’s trading of Stock Connect Securities listed on the SSE or SZSE, as applicable, would be effectuated through its Hong Kong broker and a securities trading service company established by SEHK.

Although no individual investment quotas or licensing requirements apply to investors in Stock Connect, trading through a Stock Connect’s Northbound Trading Link is subject to daily investment quota limitations which require that buy orders for Stock Connect Securities be rejected once the daily quota is exceeded (although a Trust will be permitted to sell their Stock Connect Securities regardless of the quota). These limitations may restrict a Trust from investing in Stock Connect Securities on a timely basis, which could affect the Trust’s ability to effectively pursue its investment strategy. Investment quotas are also subject to change. Investment in Stock Connect Securities through a Stock Connect is subject to trading, clearance and settlement procedures that could pose risks to a Trust. Stock Connect Securities purchased through Stock Connects generally may not be sold or otherwise transferred other than through Stock Connects in accordance with applicable rules. For example, the PRC regulations require that in order for an investor to sell any Stock Connect Securities on a certain trading day, there must be sufficient Stock Connect Securities in the investor’s account before the market opens on that day. If there are insufficient Stock Connect Securities in the investor’s account, the sell order will be rejected by the SSE or SZSE, as applicable. SEHK carries out pre-trade checking on sell orders of certain stocks listed on the SSE market (“SSE Securities”) or SZSE market (“SZSE Securities”) of its participants (i.e., stock brokers) to ensure that this requirement is satisfied. While shares must be designated as eligible to be traded under a Stock Connect, those shares may also lose such designation, and if this occurs, such shares may be sold but cannot be purchased through a Stock Connect. In addition, Stock Connects will only operate on days when both the Chinese and Hong Kong markets are open for trading, and banking services are available in both markets on the corresponding settlement days. Therefore, an investment in Stock Connect Securities through a Stock Connect may subject a Trust to a risk of price fluctuations on days when the Chinese market is open, but a Stock Connect is not trading. Moreover, day (turnaround) trading is not permitted on the Stock Connect Securities market. If an investor buys Stock Connect Securities on day “T,” the investor will only be able to sell the Stock Connect Securities on or after day T+1. Further, since all trades of Stock Connect Securities must be settled in RMB, investors must have timely access to a reliable supply of offshore RMB, which cannot be guaranteed. There is also no assurance that RMB will not be subject to devaluation. Any devaluation of RMB could adversely affect a Trust’s investments. If a Trust holds a class of shares denominated in a local currency other than RMB, the Trust will be exposed to currency exchange risk if the Trust converts the local currency into RMB for investments in Stock Connect Securities. A Trust may also incur conversion costs.

Stock Connect Securities held through the nominee structure under a Stock Connect will be held through HKSCC as nominee on behalf of investors. The precise nature and rights of a Trust as the beneficial owner of the SSE Securities or SZSE Securities through HKSCC as nominee is not well defined under the PRC laws. There is a lack of a clear definition of, and distinction between, legal ownership and beneficial ownership under the PRC laws and there have been few cases involving a nominee account structure in the PRC courts. The exact nature and methods of enforcement of the rights and interests of a Trust under the PRC laws is also uncertain. In the unlikely event that HKSCC becomes subject to winding up proceedings in Hong Kong, there is a risk that the SSE Securities or SZSE Securities may not be regarded as held for the beneficial ownership of a Trust or as part of the general assets of HKSCC available for general distribution to its creditors. Notwithstanding the fact that HKSCC does not claim proprietary interests in the SSE Securities or SZSE Securities held in its omnibus stock account in the CSDCC, the CSDCC as the share registrar for SSE- or SZSE-listed companies will still treat HKSCC as one of the shareholders when it handles corporate actions in respect of such SSE Securities or SZSE Securities. HKSCC monitors the corporate actions affecting SSE Securities and SZSE Securities and keeps participants of Central Clearing and Settlement System (“CCASS”) informed of all such corporate actions that require CCASS participants to take steps in order to participate in them. Investors may only exercise their voting rights by providing their voting instructions to HKSCC through participants of CCASS. All voting instructions from CCASS participants will be consolidated by HKSCC, who will then submit a combined single voting instruction to the relevant SSE- or SZSE-listed company. As a result, a Trust may suffer difficulties or delays in enforcing its rights in SSE Securities or SZSE Securities.

Hong Kong’s Investor Compensation Trust is established to pay compensation to investors of any nationality who suffer pecuniary losses as a result of default of a licensed intermediary or authorized financial institution in relation to exchange-traded products in Hong Kong. For defaults occurring on or after January 1, 2020, Hong Kong’s Investor Compensation Trust covers investors’ losses in relation to securities (i) that are traded on the SSE or the SZSE and (ii) in respect of which an order for sale or purchase is permitted to be routed through the Northbound Trading Link of a Stock Connect. On the other hand, since a Trust carries out Northbound trading through securities brokers in Hong Kong but not PRC brokers, it is not protected by the China Securities Investor Protection Fund in the PRC.

Market participants are able to participate in Stock Connects subject to meeting certain information technology capability, risk management and other requirements as may be specified by the relevant exchange and/or clearing house. Further, the “connectivity” in Stock Connects requires routing of orders across the border of Hong Kong and the PRC. This requires the development of new information technology systems on the part of SEHK and exchange participants. There is no assurance that the systems of SEHK and market participants will function properly or will continue to be adapted to changes and developments in both markets. In the event that the relevant systems fail to function properly, trading in Stock Connect Securities through Stock Connects could be disrupted.

The Shanghai-Hong Kong Stock Connect program launched in November 2014 and the Shenzhen-Hong Kong Stock Connect program launched in December 2016. Each program does not have an extensive operating history. New or revised regulations may be issued from time to time by the regulators and stock exchanges in China and Hong Kong in connection with operations, legal enforcement and cross-border trades under Stock Connects. In addition, there can be no assurance that Stock Connect will not be discontinued. A Trust may be adversely affected as a result of such changes. Furthermore, the securities regimes and legal systems of China and Hong Kong differ significantly and issues may arise from the differences on an on-going basis. In the event that the relevant systems fail to function properly, trading in both markets through Stock Connects could be disrupted and a Trust’s ability to achieve its investment objective may be adversely affected. In addition, a Trust’s investments in Stock Connect Securities through Stock Connects are generally subject to Chinese securities regulations and listing rules, among other restrictions. Further, different fees, costs and taxes are imposed on foreign investors acquiring Stock Connect Securities through Stock Connects, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure.

A-Share Market Suspension Risk. SSE Securities and SZSE Securities may only be bought from, or sold to, a Trust at times when the relevant SSE Securities and SZSE Securities may be sold or purchased on the relevant Chinese stock exchange. The SSE Securities and SZSE Securities markets have a higher propensity for trading suspensions than many other global equity markets. Each of the SEHK, SSE and SZSE reserves the right to suspend trading of SSE Securities and SZSE Securities purchased on the Stock Connects if necessary for ensuring an orderly and fair market and ensuring that risks are managed prudently. Consent from the relevant regulator would be sought before a suspension of Northbound trading is triggered. The relevant PRC government authority may also impose “circuit breakers” and other measures to halt or suspend Northbound trading. Where a suspension in the Northbound trading through Stock Connect is effected, the Trust’s ability to access the PRC market will be adversely affected. Trading suspensions in certain stocks could lead to greater market execution risk and costs for a Trust. The SSE and SZSE currently apply a daily price limit, generally set at 10%, of the amount of fluctuation permitted in the prices of the relevant SSE Securities and SZSE Securities during a single trading day. The daily price limit refers to price movements only and does not restrict trading within the relevant limit. There can be no assurance that a liquid market on an exchange will exist for any particular SSE Security or SZSE Security or for any particular time.

Risk of Investing in Japan

There are special risks associated with investments in Japan. If the Trust invests in Japan, the value of the Trust’s shares may vary widely in response to political and economic factors affecting companies in Japan.

Political, social or economic disruptions in Japan or in other countries in the region may adversely affect the values of Japanese securities and thus the Trust’s holdings. Additionally, since securities in Japan are denominated and quoted in yen, the value of the Trust’s Japanese securities as measured in U.S. dollars may be affected by fluctuations in the value of the Japanese yen relative to the U.S. dollar. Japanese securities are also subject to the more general risks associated with foreign securities.

Risk of Investing in Latin America

The economies of Latin American countries have experienced high inflation rates, high interest rates, economic volatility, currency devaluations, government debt defaults and high unemployment rates. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline that has been lacking at times in the past, as well as stable political and social conditions. International economic conditions, particularly those in the United States, as well as world prices for oil and other commodities may also influence the development of the Latin American economies.

Some Latin American currencies have experienced steady devaluations relative to the U.S. dollar and certain Latin American countries have had to make major adjustments in their currencies from time to time. In addition, governments of many Latin American countries have exercised and continue to exercise substantial influence over many aspects of the private sector. Governmental actions in the future could have a significant effect on economic conditions in Latin American countries, which could affect the companies in which the Trust invests and, therefore, the value of Trust shares. As noted, in the past, many Latin American countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. For companies that keep accounting records in the local currency, inflation accounting rules in some Latin American countries require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits for certain Latin American companies. Inflation and rapid fluctuations in inflation rates have had, and could, in the future, have very negative effects on the economies and securities markets of certain Latin American countries.

Substantial limitations may exist in certain countries with respect to the Trust’s ability to repatriate investment income, capital or the proceeds of sales of securities. The Trust could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Trust of any restrictions on investments.

Certain Latin American countries have entered into regional trade agreements that are designed to, among other things, reduce barriers between countries, increase competition among companies and reduce government subsidies in certain industries. No assurance can be given that these changes will be successful in the long-term, or that these changes will result in the economic stability intended. There is a possibility that these trade arrangements will not be fully implemented, or will be partially or completely unwound. It is also possible that a significant participant could choose to abandon a trade agreement, which could diminish its credibility and influence. Any of these occurrences could have adverse effects on the markets of both participating and non-participating countries, including sharp appreciation or depreciation of participants’ national currencies and a significant increase in exchange rate volatility, a resurgence in economic protectionism, an undermining of confidence in the Latin American markets, an undermining of Latin American economic stability, the collapse or slowdown of the drive towards Latin American economic unity, and/or reversion of the attempts to lower government debt and inflation rates that were introduced in anticipation of such trade agreements. Such developments could have an adverse impact on the Trust’s investments in Latin America generally or in specific countries participating in such trade agreements.

Other Latin American market risks include foreign exchange controls, difficulties in pricing securities, defaults on sovereign debt, difficulties in enforcing favorable legal judgments in local courts and political and social instability. Legal remedies available to investors in certain Latin American countries may be less extensive than those available to investors in the United States or other foreign countries.

Risk of Investing in Asia-Pacific Countries

In addition to the risks of foreign investing and the risks of investing in developing markets, the developing market Asia-Pacific countries in which a Trust may invest are subject to certain additional or specific risks. Certain Funds may make substantial investments in Asia-Pacific countries. In many of these markets, there is a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as a high concentration of investors and financial intermediaries. Many of these markets also may be affected by developments with respect to more established markets in the region such as in Japan and Hong Kong. Brokers in developing market Asia-Pacific countries typically are fewer in number and less well capitalized than brokers in the United States. These factors, combined with the U.S. regulatory requirements for open-end investment companies and the restrictions on foreign investment discussed below, result in potentially fewer investment opportunities for a Trust and may have an adverse impact on the investment performance of the Trust.

Many of the developing market Asia-Pacific countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection. In addition, the governments of many of such countries, such as Indonesia, have a substantial role in regulating and supervising the economy. Another risk common to most such countries is that the economy is heavily export oriented and, accordingly, is dependent upon international trade. The existence of overburdened infrastructure and obsolete financial systems also presents risks in certain countries, as do environmental problems. Certain economies also depend to a significant degree upon exports of primary commodities and, therefore, are vulnerable to changes in commodity prices that, in turn, may be affected by a variety of factors.

The legal systems in certain developing market Asia-Pacific countries also may have an adverse impact on the Trust. For example, while the potential liability of a shareholder in a U.S. corporation with respect to acts of the corporation is generally limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain emerging market Asia-Pacific countries. Similarly, the rights of investors in developing market Asia-Pacific companies may be more limited than those of shareholders of U.S. corporations. It may be difficult or impossible to obtain and/or enforce a judgment in a developing market Asia-Pacific country.

Governments of many developing market Asia-Pacific countries have exercised and continue to exercise substantial influence over many aspects of the private sector. In certain cases, the government owns or controls many companies, including the largest in the country. Accordingly, government actions in the future could have a significant effect on economic conditions in developing market Asia-Pacific countries, which could affect private sector companies and a Trust itself, as well as the value of securities in the Trust’s portfolio. In addition, economic statistics of developing market Asia-Pacific countries may be less reliable than economic statistics of more developed nations.

In addition to the relative lack of publicly available information about developing market Asia-Pacific issuers and the possibility that such issuers may not be subject to the same accounting, auditing and financial reporting standards as U.S. companies, inflation accounting rules in some developing market Asia-Pacific countries require companies that keep accounting records in the local currency, for both tax and accounting purposes, to restate certain assets and liabilities on the company’s balance sheet in order to express items in terms of currency of constant purchasing power. Inflation accounting may indirectly generate losses or profits for certain developing market Asia-Pacific companies.

Satisfactory custodial services for investment securities may not be available in some developing Asia-Pacific countries, which may result in the Trust incurring additional costs and delays in providing transportation and custody services for such securities outside such countries.

Certain developing Asia-Pacific countries, such as the Philippines, India and Turkey, are especially large debtors to commercial banks and foreign governments.

Natural disasters in Asia-Pacific countries, and the resulting damage, could have a severe and negative impact on a Trust’s investment portfolio and, in the longer term, could impair the ability of issuers in which the Trust invests to conduct their businesses in the manner normally conducted.

Trust management may determine that, notwithstanding otherwise favorable investment criteria, it may not be practicable or appropriate to invest in a particular developing Asia-Pacific country. A Trust may invest in countries in which foreign investors, including management of the Trust, have had no or limited prior experience.

Risk of Investing in Russia

A Trust may invest a portion of its assets in securities issued by companies located in Russia. The Russian securities market suffers from a variety of problems described above in “Investment in Emerging Markets” not encountered in more developed markets. The Russian securities market is relatively new, and a substantial portion of securities transactions in Russia are privately negotiated outside of stock exchanges. The inexperience of the Russian securities market and the limited volume of trading in securities in the market may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets.

Because of the underdeveloped state of Russia’s securities markets and banking and telecommunication systems, settlement, clearing and registration of securities transactions are subject to additional risks. Prior to 2013, there was no central registration system for equity share registration in Russia and registration was carried out either by the issuers themselves or by registrars located throughout Russia. These registrars may not have been subject to effective state supervision or licensed with any governmental entity. In 2013, Russia established the National Settlement Depository (“NSD”) as a recognized central securities depository, and title to Russian equities held through the NSD is now based on the records of the NSD and not on the records of the local registrars. Although the implementation of the NSD has enhanced the efficiency and transparency of the Russian securities market, loss still can occur. Additionally, issuers and registrars remain prominent in the validation and approval of documentation requirements for corporate action processing in Russia, and, because the documentation requirements and approval criteria vary between registrars and issuers, there remain inconsistent market standards in the Russian market with respect to the completion and submission of corporate action elections. To the extent that a Trust suffers a loss relating to title or corporate actions relating to its portfolio securities, it may be difficult for the Trust to enforce its rights or otherwise remedy the loss. Russian securities laws may not recognize foreign nominee accounts held with a custodian bank, and as a result the custodian may be considered the ultimate owner of securities held on behalf of their clients. A Trust also may experience difficulty in obtaining and/or enforcing judgments in Russia.

In addition, Russia continues to assert its influence in the region through economic and military measures, as it did with Georgia in the summer of 2008 and the Ukraine in 2014 and 2022. Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the U.S. dollar, are impossible to predict. Any such disruptions caused by Russian military action or other actions (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, may impact Russia’s economy and Russian issuers of securities in which the Trust invests. Actual and threatened responses to such activity, including purchasing restrictions, sanctions, tariffs or cyberattacks on the Russian government or Russian companies, may impact Russia’s economy and Russian issuers of securities in which the Trust invests. Actual and threatened responses to such military action may also impact the markets for certain Russian commodities, such as oil and natural gas, as well as other sectors of the Russian economy, and may likely have collateral impacts on such sectors globally.

Governments in the United States and many other countries (collectively, the “Sanctioning Bodies”) have imposed economic sanctions, which can consist of prohibiting certain securities trades, certain private transactions in the energy sector, asset freezes and prohibition of all business, against certain Russian individuals, including politicians, and Russian corporate and banking entities. The Sanctioning Bodies, or others, could also institute broader sanctions on Russia, including banning Russia from global payments systems that facilitate cross-border payments. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy. These sanctions have resulted and may continue to result in the immediate freeze of Russian securities and/or funds invested in prohibited assets, impairing the ability of a Trust to buy, sell, receive or deliver those securities and/or assets. Sanctions could also result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities.

MANAGEMENT OF THE TRUST

Investment Management Agreement

Although the Advisor intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of the Advisor are not exclusive and the Advisor provides similar services to other investment companies and other clients and may engage in other activities.

The investment management agreement between the Advisor and the Trust (the “Investment Management Agreement”) also provides that except for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or a loss resulting from willful misfeasance, bad faith or gross negligence on the Advisor’s part in the performance of its duties or from reckless disregard by the Advisor of its duties under the Investment Management Agreement, the Advisor is not liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or the Trust in connection with the performance of the Investment Management Agreement. The Investment Management Agreement also provides for indemnification by the Trust of the Advisor and each of the Advisor’s directors, officers, employees, agents, associates and controlling persons, and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor’s request as director, officer, partner, member, trustee or the like of another entity) for liabilities and expenses incurred by them in connection with their services to the Trust, subject to certain limitations and conditions.

The Investment Management Agreement provides for the Trust to pay the Advisor a monthly management fee at an annual rate equal to 1.25% of the average daily value of the Trust’s Managed Assets.

“Managed Assets” means the total assets of the Trust minus the sum of the Trust’s accrued liabilities (other than the aggregate indebtedness constituting financial leverage). The Trust’s net assets attributable to common shares are the Trust’s Managed Assets minus the value of the Trust’s assets attributable to indebtedness constituting financial leverage. Thus, when the Trust uses leverage, its net assets attributable to common shares are less than its Managed Assets and its expenses (including the management fee) stated as a percentage of its net assets attributable to common shares are greater than they would be if stated as a percentage of its Managed Assets.

The Trust and the Advisor have entered into a fee waiver agreement (the “Fee Waiver Agreement”), pursuant to which the Advisor has contractually agreed to waive the management fee with respect to any portion of the Trust’s assets attributable to investments in any equity and fixed-income mutual funds and exchange-traded funds (“ETFs”) managed by the Advisor or its affiliates and other exchange-traded products sponsored by the Advisor or its affiliates, in each case that have a contractual management fee, through June 30, 2028. In addition, pursuant to the Fee Waiver Agreement, the Advisor has contractually agreed to waive its management fees by the amount of management fees the Trust pays to the Advisor indirectly through its investment in money market funds advised by the Advisor or its affiliates, through June 30, 2028. The Fee Waiver Agreement may be continued from year to year thereafter, provided that such continuance is specifically approved by the Advisor and the Trust (including by a majority of the Trustees who are not “interested persons” (as defined in the Investment Company Act) (the “Independent Trustees”)). Neither the Advisor nor the Trust is obligated to extend the Fee Waiver Agreement. The Fee Waiver Agreement may be terminated at any time, without the payment of any penalty, only by the Trust (upon the vote of a majority of the Independent Trustees or a majority of the outstanding voting securities of the Trust), upon 90 days’ written notice by the Trust to the Advisor.

The Investment Management Agreement will continue in effect from year to year provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Trust (as such term is defined in the Investment Company Act) and (2) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management

Agreement may be terminated as a whole at any time by the Trust, without the payment of any penalty, upon the vote of a majority of the Trustees or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days’ written notice by either party to the other which can be waived by the non-terminating party. The Investment Management Agreement will terminate automatically in the event of its “assignment” (as such term is defined in the Investment Company Act and the rules thereunder).

The table below sets forth information about the total management fees paid by the Trust to the Advisor, and the amounts waived by the Advisor, for the periods indicated:

Fiscal Year Ended	Paid to the Advisor	Waived by the Advisor
December 31, 2025	$20,463,423	$117,897
December 31, 2024	$23,078,350	$229,780
December 31, 2023	$22,968,449	$268,349

Sub-Investment Advisory Agreements

BIL and BSL, each a wholly owned subsidiary of BlackRock, perform certain of the day-to-day investment management of the Trust pursuant to separate sub-investment advisory agreements.

The Advisor, and not the Trust, pays BIL and BSL, for services they provide for that portion of the Trust for which BIL and BSL, as applicable, acts as sub-adviser, a monthly fee that is equal to a percentage of the investment advisory fees paid by the Trust to the Advisor.

Each sub-investment advisory agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Trust will indemnify the applicable Sub-Advisor, its directors, officers, employees, agents, associates and control persons for liabilities incurred by them in connection with their services to the Trust, subject to certain limitations.

Although each Sub-Advisor intends to devote such time and effort to the business of the Trust as is reasonably necessary to perform its duties to the Trust, the services of each Sub-Advisor are not exclusive and each Sub-Advisor provides similar services to other investment companies and other clients and may engage in other activities.

Each sub-investment advisory agreement will continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Trust (as defined in the Investment Company Act) and (2) by the vote of a majority of the trustees who are not parties to such agreement or interested persons (as such term is defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Each sub-investment advisory agreement may be terminated as a whole at any time by the Trust without the payment of any penalty, upon the vote of a majority of the Board or a majority of the outstanding voting securities of the Trust or by the Advisor or the respective Sub-Advisor, on 60 days’ written notice by either party to the other. The sub-investment advisory agreements will also terminate automatically in the event of their assignment (as such term is defined in the Investment Company Act and the rules thereunder).

A discussion regarding the basis for the approval of the Investment Management Agreement and the sub-advisory agreements by the Board is available in the Trust’s semi-annual report to shareholders for the period ended June 30, 2025.

Accounting Services Provider

State Street Bank and Trust Company provides certain administration and accounting services to the Trust pursuant to an Administration and Fund Accounting Services Agreement. The following table sets forth the amounts paid by the Trust to State Street Bank and Trust Company during the Trust’s previous three fiscal years:

Fiscal Year Ended	Administrative Services Fees Paid
December 31, 2025	$209,803
December 31, 2024	$221,208
December 31, 2023	$214,120

Biographical Information Pertaining to the Trustees

The Board consists of nine individuals (each, a “Trustee”), seven of whom are Independent Trustees. The registered investment companies advised by the Advisor or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds and open-end non-index fixed-income funds (the “BlackRock Fixed-Income Complex”), one complex of open-end equity, multi-asset, index and money market funds (the “BlackRock Multi-Asset Complex”) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Trust is included in the BlackRock Fund Complex referred to as the BlackRock Fixed-Income Complex. The Trustees also oversee as board members the operations of the other open-end and closed-end registered investment companies included in the BlackRock Fixed-Income Complex.

Please refer to the below table which identifies the Board Members and sets forth certain biographical information about the Board Members for the Trust.

Name and Year of Birth(1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen(4)	Other Public Company or Investment Company Directorships Held During Past Five Years(5)
Independent Board Members(2)

R. Glenn Hubbard 1958	Chair of the Board and Board Member (Since 2007)	Dean, Columbia Business School from 2004 to 2019; Faculty member, Columbia Business School since 1988.	50 RICs consisting of 83 Portfolios	ADP (data and information services) from 2004 to 2020; Metropolitan Life Insurance Company (insurance); TotalEnergies SE (multi-energy)

Name and Year of Birth(1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen(4)	Other Public Company or Investment Company Directorships Held During Past Five Years(5)

W. Carl Kester 1951	Vice Chair of the Board and Board Member (Since 2007)	Baker Foundation Professor and George Fisher Baker Jr. Professor of Business Administration, Emeritus, Harvard Business School since 2022; George Fisher Baker Jr. Professor of Business Administration, Harvard Business School from 2008 to 2022; Deputy Dean for Academic Affairs from 2006 to 2010; Chairman of the Finance Unit, from 2005 to 2006; Senior Associate Dean and Chairman of the MBA Program from 1999 to 2005; Member of the faculty of Harvard Business School since 1981.	52 RICs consisting of 85 Portfolios	None

Cynthia L. Egan 1955	Board Member (Since 2016)	Advisor, U.S. Department of the Treasury from 2014 to 2015; President, Retirement Plan Services, for T. Rowe Price Group, Inc. from 2007 to 2012; executive positions within Fidelity Investments from 1989 to 2007.	52 RICs consisting of 85 Portfolios	Unum (insurance); The Hanover Insurance Group (Board Chair); Huntsman Corporation (Lead Independent Director and non-Executive Vice Chair of the Board) (chemical products)

Lorenzo A. Flores 1964	Board Member (Since 2021)	Chief Financial Officer, Lattice Semiconductor Corporation (LSCC) since 2025; Chief Financial Officer, Intel Foundry from 2024 to 2025; Vice Chairman, Kioxia, Inc. from 2019 to 2024; Chief Financial Officer, Xilinx, Inc. from 2016 to 2019; Corporate Controller, Xilinx, Inc. from 2008 to 2016.	50 RICs consisting of 83 Portfolios	None

Name and Year of Birth(1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen(4)	Other Public Company or Investment Company Directorships Held During Past Five Years(5)

Stayce D. Harris 1959	Board Member (Since 2021)	Lieutenant General, Inspector General of the United States Air Force from 2017 to 2019; Lieutenant General, Assistant Vice Chief of Staff and Director, Air Staff, United States Air Force from 2016 to 2017; Major General, Commander, 22nd Air Force, AFRC, Dobbins Air Reserve Base, Georgia from 2014 to 2016; Pilot, United Airlines from 1990 to 2020.	50 RICs consisting of 83 Portfolios	KULR Technology Group, Inc. in 2021; The Boeing Company (airplane manufacturer)

J. Phillip Holloman 1955	Board Member (Since 2021)	Board Chairman of Vestis Corporation since 2023; Interim Executive Chairman, President and Chief Executive Officer of Vestis Corporation since 2025; President and Chief Operating Officer, Cintas Corporation from 2008 to 2018.	50 RICs consisting of 83 Portfolios	Vestis Corporation (uniforms and facilities services)

Arthur P. Steinmetz 1958	Board Member (Since 2023)	Trustee of Denison University since 2020; Consultant, Posit PBC (enterprise data science) since 2020; Director, ScotiaBank (U.S.) from 2020 to 2023; Chairman, Chief Executive Officer and President of OppenheimerFunds, Inc. from 2015, 2014 and 2013, respectively to 2019); Trustee, President and Principal Executive Officer of 104 OppenheimerFunds funds from 2014 to 2019. Portfolio manager of various OppenheimerFunds fixed income mutual funds from 1986 to 2014.	52 RICs consisting of 85 Portfolios	None

Name and Year of Birth(1)	Position(s) Held (Length of Service) (3)	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen(4)	Other Public Company or Investment Company Directorships Held During Past Five Years(5)
Interested Board Members(5)

Robert Fairbairn 1965	Board Member (Since 2018)	Vice Chairman of BlackRock, Inc. since 2019; Member of BlackRock’s Global Operating Committee; Co-Chair of BlackRock’s Human Capital Committee; Senior Managing Director of BlackRock, Inc. from 2010 to 2019; oversaw BlackRock’s Strategic Partner Program and Strategic Product Management Group from 2012 to 2019; Member of the Board of Managers of BlackRock Investments, LLC from 2011 to 2018; Global Head of BlackRock’s Retail and iShares® businesses from 2012 to 2016.	76 RICs consisting of 253 Portfolios	None

John M. Perlowski 1964	Board Member (Since 2015), President and Chief Executive Officer (Since 2011)	Managing Director of BlackRock, Inc. since 2009; Head of BlackRock Global Accounting and Product Services since 2009; Advisory Director of Family Resource Network (charitable foundation) since 2009; Member of BlackRock’s Global Executive Committee since 2025.	78 RICs consisting of 255 Portfolios	None

(1)	The address of each Board Member is c/o BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.
(2)

Each Independent Trustee holds office until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal, or until December 31 of the year in which he or she turns 75. Board Members who are “interested persons,” as defined in the 1940 Act, serve until their successor is elected and qualifies or until their earlier death, resignation, retirement or removal as provided by the Trust’s bylaws or statute, or until December 31 of the year in which they turn 72. The Board may determine to extend the terms of Independent Trustees on a case-by-case basis, as appropriate.

(3)

Date shown is the earliest date a person has served for the Trust. Following the combination of Merrill Lynch Investment Managers, L.P. (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. Certain Independent Trustees first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: R. Glenn Hubbard, 2004 and W. Carl Kester, 1995. Certain other Independent Trustees became members of the boards of the closed-end funds in the BlackRock Fixed-Income Complex as follows: Cynthia L. Egan, 2016.

(4)	Dr. Kester, Ms. Egan, Mr. Steinmetz and Mr. Perlowski are also trustees of the BlackRock Credit Strategies Fund and BlackRock Private Investments Fund.
(5)

Mr. Fairbairn and Mr. Perlowski are both “interested persons,” as defined in the 1940 Act, of the Trust based on their positions with BlackRock, Inc. and its affiliates. Mr. Fairbairn and Mr. Perlowski are also board members of the BlackRock Multi-Asset Complex.

Experience, Qualifications and Skills of the Board Members

The Independent Trustees have adopted a statement of policy that describes the experiences, qualifications, skills and attributes that are necessary and desirable for potential Independent Trustee candidates (the “Statement of Policy”). The Board believes that each Independent Trustee satisfied, at the time he or she was initially elected or appointed a Board Member, and continues to satisfy, the standards contemplated by the Statement of Policy as well as the standards set forth in the Trust’s Bylaws. Furthermore, in determining that a particular Board Member was and continues to be qualified to serve as a Board Member, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Board Members have balanced and diverse experiences, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Trust and protecting the interests of shareholders. Among the attributes common to all Board Members is their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Advisor, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Board Members. Each Board Member’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Trust or the other funds in the BlackRock Fund Complexes (and any predecessor funds), other investment funds, public companies, or not-for-profit entities or other organizations; ongoing commitment and participation in Board and Committee meetings, as well as his or her leadership of standing and other committees of other BlackRock-advised funds throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of Board Members that support the conclusion that he or she should serve on the Board.

Board Members	Experience, Qualifications and Skills
Independent Board Members

R. Glenn Hubbard

R. Glenn Hubbard has served in numerous roles in the field of economics, including as the Chairman of the U.S. Council of Economic Advisers of the President of the United States. Dr. Hubbard has served as the Dean of Columbia Business School, as a member of the Columbia Faculty and as a Visiting Professor at the John F. Kennedy School of Government at Harvard University, the Harvard Business School and the University of Chicago. Dr. Hubbard’s experience as an adviser to the President of the United States adds a dimension of balance to the Trust’s governance and provides perspective on economic issues. Dr. Hubbard’s service on the boards of ADP and Metropolitan Life Insurance Company provides the Board with the benefit of his experience with the management practices of other financial companies. Dr. Hubbard’s long-standing service on the boards of directors/trustees of the closed-end funds in the BlackRock Fixed-Income Complex also provides him with a specific understanding of the Trust, its operations, and the business and regulatory issues facing the Trust. Dr. Hubbard’s independence from the Trust and the Advisor enhances his service as Chair of the Board, Chair of the Executive Committee and a member of the Governance Committee, the Compliance Committee and the Performance Oversight Committee

Board Members	Experience, Qualifications and Skills

W. Carl Kester

The Board benefits from W. Carl Kester’s experiences as a professor and author in finance, and his experience as the George Fisher Baker Jr. Professor of Business Administration at Harvard Business School and as Deputy Dean of Academic Affairs at Harvard Business School from 2006 through 2010 adds to the Board a wealth of expertise in corporate finance and corporate governance. Dr. Kester has authored and edited numerous books and research papers on both subject matters, including co-editing a leading volume of finance case studies used worldwide. Dr. Kester’s long-standing service on the boards of directors/trustees of the closed-end funds in the BlackRock Fixed-Income Complex also provides him with a specific understanding of the Trust, its operations, and the business and regulatory issues facing the Trust. Dr. Kester’s independence from the Trust and the Advisor enhances his service as a Vice Chair of the Board, Chair of the Governance Committee and a member of the Executive Committee, the Discount Committee, the Compliance Committee, the Performance Oversight Committee and the Securities Lending Committee.

Cynthia L. Egan

Cynthia L. Egan brings to the Board a broad and diverse knowledge of investment companies and the retirement industry as a result of her many years of experience as President, Retirement Plan Services, for T. Rowe Price Group, Inc. and her various senior operating officer positions at Fidelity Investments, including her service as Executive Vice President of FMR Co., President of Fidelity Institutional Services Company and President of the Fidelity Charitable Gift Fund. Ms. Egan has also served as an advisor to the U.S. Department of Treasury as an expert in domestic retirement security. Ms. Egan began her professional career at the Board of Governors of the Federal Reserve and the Federal Reserve Bank of New York. Ms. Egan is also a director of UNUM Corporation, a publicly traded insurance company providing personal risk reinsurance, and a director and Chair of the Board of The Hanover Group, a public property casualty insurance company. Ms. Egan is also the lead independent director and non-executive Vice Chair of the Board of Huntsman Corporation, a publicly traded manufacturer and marketer of chemical products. Ms. Egan’s independence from the Trust and the Advisor enhances her service as Chair of the Compliance Committee, Chair of the Securities Lending Committee and a member of the Discount Committee, the Governance Committee and the Performance Oversight Committee.

Lorenzo A. Flores

The Board benefits from Lorenzo A. Flores’s many years of business, leadership and financial experience in his roles at various public and private companies. In particular, Mr. Flores’s service as Chief Financial Officer of Lattice Semiconductor Corporation, a semiconductor company that designs, develops, and markets programmable logic products and related software, Chief Financial Officer of Intel Foundry, a semiconductor manufacturing unit of Intel Corporation, Chief Financial Officer and Corporate Controller of Xilinx, Inc., a technology and semiconductor company that supplies programmable logic devices, and Vice Chairman of Kioxia, Inc., a manufacturer and supplier of flash memory and solid state drives, and his long experience in the technology industry allow him to provide insight to into financial, business and technology trends. Mr. Flores’s knowledge of financial and accounting matters qualifies him to serve as Chair of the Audit Committee. Mr. Flores’s independence from the Trust and the Advisor enhances his service as a member of the Performance Oversight Committee.

Board Members	Experience, Qualifications and Skills

Stayce D. Harris

The Board benefits from Stayce D. Harris’s leadership and governance experience gained during her extensive military career, including as a three-star Lieutenant General of the United States Air Force. In her most recent role, Ms. Harris reported to the Secretary and Chief of Staff of the Air Force on matters concerning Air Force effectiveness, efficiency and the military discipline of active duty, Air Force Reserve and Air National Guard forces. Ms. Harris’s experience on governance matters includes oversight of inspection policy and the inspection and evaluation system for all Air Force nuclear and conventional forces; oversight of Air Force counterintelligence operations and service on the Air Force Intelligence Oversight Panel; investigation of fraud, waste and abuse; and oversight of criminal investigations and complaints resolution programs. Ms. Harris is also a director of The Boeing Company. Ms. Harris’s independence from the Trust and the Advisor enhances her service as a member of the Compliance Committee and the Performance Oversight Committee.

J. Phillip Holloman

The Board benefits from J. Phillip Holloman’s many years of business and leadership experience as an executive, director and advisory board member of various public and private companies. In particular, Mr. Holloman’s service as Board Chairman of Vestis Corporation and President and Chief Operating Officer of Cintas Corporation allows him to provide insight into business trends and conditions. Mr. Holloman’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee. Mr. Holloman’s independence from the Trust and the Advisor enhances his service as a member of the Governance Committee and the Performance Oversight Committee.

Arthur P. Steinmetz

The Board benefits from Arthur P. Steinmetz’s many years of business and leadership experience as an executive, chairman and director of various companies in the financial industry. Mr. Steinmetz’s service as Chairman, Chief Executive Officer and President of the OppenheimerFunds, Inc. and as Trustee, President and Principal Executive Officer of certain OppenheimerFunds funds provides insight into the asset management industry. He has also served as a Director of ScotiaBank (U.S.). Mr. Steinmetz’s knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee. Mr. Steinmetz’s independence from the Trust and the Advisor enhances his service as Chair of the Performance Oversight Committee and a member of the Discount Committee.

Interested Board Members

Robert Fairbairn

Robert Fairbairn has more than 25 years of experience with BlackRock, Inc. and over 30 years of experience in finance and asset management. In particular, Mr. Fairbairn’s positions as Vice Chairman of BlackRock, Inc., Member of BlackRock’s Global Operating Committee and Co-Chair of BlackRock’s Human Capital Committee provide the Board with a wealth of practical business knowledge and leadership. In addition, Mr. Fairbairn has global investment management and oversight experience through his former positions as Member of BlackRock’s Global Executive Committee, Global Head of BlackRock’s Retail and iShares® businesses, Head of BlackRock’s Global Client Group, Chairman of BlackRock’s international businesses and his previous oversight over BlackRock’s Strategic Partner Program and Strategic Product Management Group. Mr. Fairbairn also serves as a board member for the funds in the BlackRock Multi-Asset Complex.

Board Members	Experience, Qualifications and Skills

John M. Perlowski

John M. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Accounting and Product Services since 2009, and as President and Chief Executive Officer of the Trust provides him with a strong understanding of the Trust, its operations, and the business and regulatory issues facing the Trust. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, and his former service as Treasurer and Senior Vice President of the Goldman Sachs Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides the Board with the benefit of his experience with the management practices of other financial companies. Mr. Perlowski also serves as a board member for the funds in the BlackRock Multi-Asset Complex. Mr. Perlowski is a member of BlackRock’s Global Executive Committee. Mr. Perlowski’s experience with BlackRock enhances his service as a member of the Executive Committee.

Board Leadership Structure and Oversight

Please refer to the sections of the Trust’s June 2, 2026 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Proposal 1—Board Leadership Structure and Oversight” and “Appendix E—Committees of the Board” which is incorporated by reference herein, for a discussion of the Board’s leadership structure and oversight.

Trustee Share Ownership

Please refer to the section of the Trust’s June 2, 2026 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix C—Equity Securities Owned by Board Members and Board Nominees”, which is incorporated by reference herein, for information relating to share ownership in the Trust by each Trustee.

Compensation of Trustees

Please refer to the section of the Trust’s June 2, 2026 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix B—Compensation of the Board Members”, which is incorporated by reference herein, for information pertaining to the compensation received by each Trustee for their services as a Board Member of the BlackRock-advised funds.

Independent Trustee Ownership of Securities

As of December 31, 2025, none of the Independent Trustees of the Trust or their immediate family members owned beneficially or of record any securities of BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with BlackRock nor did any Independent Trustees of the Trust or their immediate family members have any material interest in any transaction, or series of similar transactions, during the most recently completed two calendar years involving the Trust, BlackRock or any affiliate of any BlackRock person controlling, controlled by or under common control with the Trust or BlackRock.

As of the date of this SAI, the officers and Trustees of the Trust, as a group, beneficially owned less than 1% of the outstanding common shares of the Trust.

Information Pertaining to the Officers

Please refer to the section of the Trust’s June 2, 2026 definitive proxy statement on Schedule 14A for the annual meeting of the Trust’s shareholders entitled: “Appendix F—Information Pertaining to the Executive Officers of the Funds,” which is incorporated by reference herein, for certain biographical and other information relating to the officers of the Trust who are not Trustees.

Indemnification of Trustees and Officers

The governing documents of the Trust generally provide that, to the extent permitted by applicable law, the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices. Indemnification provisions contained in the Trust’s governing documents are subject to any limitations imposed by applicable law.

Closed-end funds in the BlackRock Fixed-Income Complex, including the Trust, have also entered into a separate indemnification agreement with the board members of each board of such funds (the “Indemnification Agreement”). The Indemnification Agreement (i) extends the indemnification provisions contained in a fund’s governing documents to board members who leave that fund’s board and serve on an advisory board of a different fund in the BlackRock Fixed-Income Complex; (ii) sets in place the terms of the indemnification provisions of a fund’s governing documents once a board member retires from a board; and (iii) in the case of board members who left the board of a fund in connection with or prior to the board consolidation that occurred in 2007 as a result of the merger of BlackRock and Merrill Lynch & Co., Inc.’s investment management business, clarifies that such fund continues to indemnify the director for claims arising out of his or her past service to that fund.

Portfolio Management

Portfolio Manager Assets Under Management

The following table sets forth information about funds and accounts other than the Trust for which the portfolio managers are primarily responsible for the day-to-day portfolio management as of December 31, 2025:

	Number of Other Accounts Managed and Assets by Account Type			Number of Other Accounts and Assets for Which Advisory Fee is Performance-Based
Name of Portfolio Manager	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Other Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Rick Rieder	22	27	41	0	4	1
	$120.6 Billion	$50.35 Billion	$5.28 Billion	$0	$27.92 Million	$104.9 Million
Russ Koesterich, CFA, JD	9	9	33	0	0	0
	$30.98 Billion	$23.03 Billion	$140.8 Million	$0	$0	$0
Sarah Thompson, CFA	2	4	0	0	0	0
	$3.92 Billion	$2.44 Billion	$0	$0	$0	$0
Randy Berkowitz, CFA	3	4	0	0	0	0
	$5.34 Billion	$2.44 Billion	$0	$0	$0	$0

Portfolio Manager Compensation Overview

The discussion below describes the portfolio managers’ compensation as of December 31, 2025.

BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock.

Base Compensation. Generally, portfolio managers receive base compensation based on their position with the firm.

Discretionary Incentive Compensation. Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s performance and contribution to the overall performance of these portfolios and BlackRock. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Funds or other accounts managed by the portfolio managers are measured. Among other things, BlackRock’s Chief Investment Officers make a subjective determination with respect to each portfolio manager’s compensation based on the performance of the Funds and other accounts managed by each portfolio manager relative to the various benchmarks. Performance of fixed income funds is measured on a pre-tax and/or after-tax basis over various time periods including 1- and 5-year periods, as applicable, is generally assessed over trailing 1-, 3- and 5-year periods relative to benchmarks plus an alpha target as well as against peer groups. With respect to these portfolio managers in relation to these portfolios, the benchmarks for the Trust and other accounts are:

Portfolio Manager	Benchmarks
Rick Rieder	S&P 500 Index, FTSE World ex-US Index, ICE BofA Current 5-Year Treasury Index, FTSE Non-US Dollar World Government Bond Index, MSCI World Net TR Index and MSCI ACWI Minimum Volatility (USD) Index (USD).
Russ Koesterich, CFA, JD	S&P 500 Index, FTSE World ex-US Index, ICE BofA Current 5-Year Treasury Index, FTSE Non-US Dollar World Government Bond Index, MSCI World Net TR Index and MSCI ACWI Minimum Volatility (USD) Index (USD).
Randy Berkowitz, CFA	MSCI ACWI Minimum Volatility (USD) Index (USD) and MSCI World Net TR Index.
Sarah Thompson, CFA	MSCI World Net TR Index.

Distribution of Discretionary Incentive Compensation. Discretionary incentive compensation is distributed to portfolio managers in a combination of cash, deferred BlackRock, Inc. stock awards, and/or deferred cash awards that notionally track the return of certain BlackRock investment products.

Portfolio managers receive their annual discretionary incentive compensation in the form of cash. Portfolio managers whose total compensation is above a specified threshold also receive deferred BlackRock, Inc. stock awards annually as part of their discretionary incentive compensation. Paying a portion of discretionary incentive compensation in the form of deferred BlackRock, Inc. stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods. In some cases, additional deferred BlackRock, Inc. stock may be granted to certain key employees as part of a long-term incentive award to aid in retention, align interests with long-term shareholders and motivate performance. Deferred BlackRock, Inc. stock awards are generally granted in the form of BlackRock, Inc. restricted stock units that vest pursuant to the terms of the applicable plan and, once vested, settle in BlackRock, Inc. common stock. The portfolio managers of this Trust have deferred BlackRock, Inc. stock awards.

For certain portfolio managers, a portion of the discretionary incentive compensation is also distributed in the form of deferred cash awards that notionally track the returns of select BlackRock investment products they manage, which provides direct alignment of portfolio manager discretionary incentive compensation with investment product results. Deferred cash awards vest ratably over a number of years and, once vested, settle in the form of cash. Only portfolio managers who manage specified products and whose total compensation is above a specified threshold are eligible to participate in the deferred cash award program.

Other Compensation Benefits. In addition to base salary and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans—BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock, Inc. employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 8% of eligible pay contributed to the plan capped at $5,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation up to the Internal Revenue Service limit ($360,000 for 2026). The RSP offers a range of investment options, including registered investment companies and collective investment funds managed by the firm. BlackRock, Inc. contributions follow the investment direction set by participants for their own contributions or, absent participant investment direction, are invested into a target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock, Inc. common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 common shares of beneficial interest or a dollar value of $25,000 based on its fair market value on the purchase date. All of the eligible portfolio managers are eligible to participate in these plans.

Securities Ownership of Portfolio Managers

As of December 31, 2025, the dollar range of securities beneficially owned by each portfolio manager in the Trust is shown below:

Portfolio Manager	Dollar Range of Equity Securities of the Trust Beneficially Owned
Rick Rieder	Over $1,000,000
Russ Koesterich, CFA, JD	$500,001 - $1,000,000
Sarah Thompson, CFA	$10,001 - $50,000
Randy Berkowitz, CFA	$100,001 - $500,000

Potential Material Conflicts of Interest

BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Trust, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Trust.

In addition, BlackRock, Inc., its affiliates and significant shareholders and any officer, director, shareholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Trust. BlackRock, Inc., or any of its affiliates or significant shareholders, or any officer, director, shareholder, employee or any member of their families may take different actions than those recommended to the Trust by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock, Inc.’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock, Inc. or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. It should also be noted that Messrs. Rieder and Koesterich may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Messrs. Rieder and Koesterich may therefore be entitled to receive a portion of any incentive fees earned on such accounts. As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment. To this end, BlackRock, Inc. has adopted policies that are intended to ensure reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base, as appropriate.

Proxy Voting Policies

The Board of the Trust has delegated the voting of proxies for the Trust’s securities to the Advisor pursuant to the Closed-End Fund Proxy Voting Policy. The Advisor has adopted the BlackRock Active Investment Stewardship—Global Engagement and Voting Guidelines (the “BAIS Guidelines”) with respect to certain funds, including the Trust.

Copies of the Closed-End Fund Proxy Voting Policy and the BAIS Guidelines are attached as Appendix B to this SAI.

Information on how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling (800) 882-0052, (ii) at www.blackrock.com and (iii) on the SEC’s website at http://www.sec.gov.

Codes of Ethics

The Trust and the Advisor have adopted codes of ethics pursuant to Rule 17j-1 under the Investment Company Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Trust. These codes may be obtained by calling the SEC at (202) 551-8090. These codes of ethics are available on the EDGAR Database on the SEC’s website (http://www.sec.gov), and copies of these codes may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

Other Information

BlackRock, Inc. is independent in ownership and governance, with no single majority shareholder and a majority of independent directors.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to policies established by the Board, the Advisors are primarily responsible for the execution of the Trust’s portfolio transactions and the allocation of brokerage. The Advisors do not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Trust, taking into account certain factors set out below. While the Advisors generally seek reasonable trade execution costs, the Trust does not necessarily pay the lowest spread or commission available, and payment of the lowest commission or spread is not necessarily consistent with obtaining the best price and execution in particular transactions. Subject to applicable legal requirements, the Advisors may select a broker based partly upon brokerage or research services provided to the Advisors and their clients, including the Trust. In return for such services, the Advisors may cause the Trust to pay a higher commission than other brokers would charge if the Advisors determine in good faith that the commission is reasonable in relation to the services provided.

In selecting brokers or dealers to execute portfolio transactions, the Advisors seek to obtain the best price and most favorable execution for the Trust, taking into account a variety of factors including: (i) the size, nature and character of the security or instrument being traded and the markets in which it is purchased or sold; (ii) the desired timing of the transaction; (iii) the Advisor’s knowledge of the expected commission rates and spreads currently available; (iv) the activity existing and expected in the market for the particular security or instrument, including any anticipated execution difficulties; (v) the full range of brokerage services provided; (vi) the broker’s or dealer’s capital; (vii) the quality of research and research services provided; (viii) the reasonableness of the commission, dealer spread or its equivalent for the specific transaction; and (ix) the Advisor’s knowledge of any actual or apparent operational problems of a broker or dealer.

Section 28(e) of the Exchange Act (“Section 28(e)”) permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include: (1) furnishing advice as to the value of securities, including pricing and appraisal advice, credit analysis, risk measurement analysis, performance and other analysis, as well as the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Advisors believe that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

The Advisors, unless prohibited by applicable law, may participate in client commission arrangements under which the Advisors may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to the Advisors. The Advisors believe that research services obtained through soft dollar or commission sharing arrangements enhance its investment decision-making capabilities, thereby increasing the prospects for higher investment returns. The Advisors will engage only in soft dollar or commission sharing transactions that comply with the requirements of Section 28(e).

The Trust may be subject to additional regulations, including MiFID II. Under MiFID II, European Union (“EU”) investment managers, including BIL, pay for any research out of their own resources and not through soft dollars or commission sharing arrangements. The Advisors regularly evaluate the soft dollar products and services utilized, as well as the overall soft dollar and commission sharing arrangements to ensure that trades are executed by firms that are regarded as best able to execute trades for client accounts, while at the same time providing access to the research and other services the Advisors view as impactful to its trading results.

The Advisors, unless prohibited by applicable law, may utilize soft dollars and related services, including research (whether prepared by the broker-dealer or prepared by a third-party and provided to the Advisors by the broker-dealer) and execution or brokerage services within applicable rules and the Advisors’ policies to the extent that such permitted services do not compromise the Advisors’ ability to seek to obtain best execution. In this regard, the portfolio management investment and/or trading teams may consider a variety of factors, including the degree to which the broker-dealer: (a) provides access to company management; (b) provides access to their analysts; (c) provides meaningful/insightful research notes on companies or other potential investments; (d) facilitates calls on which meaningful or insightful ideas about companies or potential investments are discussed; (e) facilitates conferences at which meaningful or insightful ideas about companies or potential investments are discussed; or (f) provides research tools such as market data, financial analysis, and other third-party related research and brokerage tools that aid in the investment process.

Research-oriented services for which the Advisors, unless prohibited by applicable law, might pay with Trust commissions may be in written form or through direct contact with individuals and may include information as to particular companies or industries and securities or groups of securities, as well as market, economic, or institutional advice and statistical information, political developments and technical market information that assists in the valuation of investments. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the Trust or account that paid commissions to the broker providing such services. In some cases, research information received from brokers by investment company management personnel, or personnel principally responsible for the Advisor’s individually managed portfolios, is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Advisors are not reduced as a result of the Advisors’ receipt of research services. In some cases, the Advisors may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs the Advisors make a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while each Advisor will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Advisors face a potential conflict of interest, but the Advisors believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

Under MiFID II, investment managers in the EU, including BIL, are not able to use soft dollars to pay for research from brokers. Investment managers in the EU are required to either pay for research out of their own profit and loss or agree with clients to have research costs paid by clients through research payment accounts that are directly funded or funded by a specific client research charge collected alongside execution commissions, provided that the payments for research are unbundled from the payments for execution. BIL will pay for any research out of its own resources and not through soft dollars or commission sharing arrangements.

Payments of commissions to brokers who are affiliated persons of the Trust will be made in accordance with Rule 17e-1 under the Investment Company Act.

From time to time, the Trust may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Advisors with research services. The Financial Industry Regulatory Authority, Inc. has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Advisors do not consider sales of shares of the investment companies they advise as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of the investment companies advised by the Advisors neither qualifies nor disqualifies such broker or dealer to execute transactions for those investment companies.

The Trust anticipates that its brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by the Trust in the form of depositary receipts, or other securities convertible into foreign equity securities. Depositary receipts may be listed on stock exchanges, or traded in OTC markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates.

The Trust may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Trust will not deal with affiliated persons in connection with such transactions. However, an affiliated person of the Trust may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

OTC issues, including most fixed-income securities such as corporate debt and U.S. Government securities, are normally traded on a “net” basis without a stated commission, through dealers acting for their own account and not as brokers. The Trust will primarily engage in transactions with these dealers or deal directly with the issuer unless a better price or execution could be obtained by using a broker. Prices paid to a dealer with respect to both foreign and domestic securities will generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell the specific security at the time, and includes the dealer’s normal profit.

Purchases of money market instruments by the Trust are made from dealers, underwriters and issuers. The Trust does not currently expect to incur any brokerage commission expense on such transactions because money market instruments are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission. The price of the security, however, usually includes a profit to the dealer.

Securities purchased in underwritten offerings include a fixed amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. When offered securities are purchased or sold directly from or to an issuer, no commissions or discounts are paid except where required by local markets.

The Advisors may seek to obtain an undertaking from issuers of commercial paper or dealers selling commercial paper to consider the repurchase of such securities from the Trust prior to maturity at their original cost plus interest (sometimes adjusted to reflect the actual maturity of the securities), if it believes that the Trust’s anticipated need for liquidity makes such action desirable. Any such repurchase prior to maturity reduces the possibility that the Trust would incur a capital loss in liquidating commercial paper, especially if interest rates have risen since acquisition of such commercial paper.

Investment decisions for the Trust and for other investment accounts managed by the Advisors are made independently of each other in light of differing conditions. The Advisors allocate investments among client accounts in a fair and equitable manner over time. A variety of factors will be considered in making such allocations. These factors include: (i) investment objectives or strategies for particular accounts, including sector, industry, country or region and capitalization weightings, (ii) tax considerations of an account, (iii) risk or investment concentration parameters for an account, (iv) supply or demand for a security at a given price level, (v) size of available investment, (vi) cash availability and liquidity requirements for accounts, (vii) regulatory restrictions, (viii) minimum investment size of an account, (ix) relative size of account, and (x) such other factors as may be approved by the Advisors’ general counsel. Moreover, investments may not be allocated to one client account over another based on any of the following considerations: (i) to favor one client account at the expense of another, (ii) to generate higher fees paid by one client account over another or to produce greater performance compensation to the Advisors, (iii) to develop or enhance a relationship with a client or prospective client, (iv) to compensate a client for past services or benefits rendered to the Advisors or to induce future services or benefits to be rendered to the Advisors, or (v) to manage or equalize investment performance among different client accounts.

Equity securities will generally be allocated among client accounts within the same investment mandate on a pro rata basis. All allocations of equity securities will be subject, where relevant, to share minimums established for accounts and compliance constraints.

Initial public offerings of securities may be over-subscribed and subsequently trade at a premium in the secondary market. In these situations, the supply of securities available for client accounts is often less than the amount of securities the accounts would otherwise take. In order to allocate these investments fairly and equitably among client accounts over time, each portfolio manager or a member of his or her respective investment team will indicate to the Advisors’ trading desk their level of interest in a particular offering with respect to eligible client accounts for which that team is responsible. Initial public offerings of U.S. equity securities will be identified as eligible for particular client accounts that are managed by portfolio teams who have indicated interest in the offering based on market capitalization of the issuer of the security and the investment mandate of the client account and in the case of international equity securities, the country where the offering is taking place and the investment mandate of the client account. Generally, shares received during the initial public offering will be allocated among participating client accounts within each investment mandate on a pro rata basis. In situations where supply is too limited to be allocated among all accounts for which the investment is eligible, portfolio managers may rotate such investment opportunities among one or more accounts so long as the rotation system provides for fair access for all client accounts over time. Other allocation methodologies that are considered by the Advisors to be fair and equitable to clients may be used as well.

Because different accounts may have differing investment objectives and policies, the Advisors may buy and sell the same securities at the same time for different clients based on the particular investment objective, guidelines and strategies of those accounts. For example, the Advisors may decide that it may be entirely appropriate for a growth fund to sell a security at the same time a value fund is buying that security. To the extent that transactions on behalf of more than one client of the Advisors or their affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. For example, sales of a security by the Advisors on behalf of one or more of its clients may decrease the market price of such security, adversely impacting other of the Advisor’s clients that still hold the security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Advisors or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all.

In certain instances, the Advisors may find it efficient for purposes of seeking to obtain best execution, to aggregate certain contemporaneous purchases or sale orders of its advisory accounts. In general, all contemporaneous trades for client accounts under management by the same portfolio manager or investment team will be aggregated in a single order if the trader believes the aggregated trade would provide each client with an opportunity to achieve a more favorable execution at a potentially lower execution cost. The costs associated with an aggregated order will be shared pro rata among the clients in the aggregated order. Generally, if an order for a particular portfolio manager or management team is filled at several different prices through multiple trades, all accounts participating in the order will receive the average price except in the case of certain international markets where average pricing is not permitted. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the Trust is concerned, in other cases it could be beneficial to the Trust. Transactions effected by the Advisors on behalf of more than one of its clients during the same period may increase the demand for securities being purchased or the supply of securities being sold, causing an adverse effect on price. The trader will give the aggregated order to the broker-dealer that the trader has identified as being able to provide the best execution of the order. Orders for purchase or sale of securities will be placed within a reasonable amount of time of the order receipt and aggregated orders will be kept aggregated only long enough to execute the order.

The Trust will not purchase securities during the existence of any underwriting or selling group relating to such securities of which the Advisors or any affiliated person (as defined in the Investment Company Act) thereof is a member except pursuant to procedures adopted by the Board in accordance with Rule 10f-3 under the Investment Company Act. In no instance will portfolio securities be purchased from or sold to the Advisors or any affiliated person of the foregoing entities except as permitted by SEC exemptive order or by applicable law.

The Trust’s purchase and sale orders for securities may be combined with those of other investment companies, clients or accounts that the Advisors manage or advise. If purchases or sales of portfolio securities of the Trust and one or more other accounts managed or advised by the Advisors are considered at or about the same time, transactions in such securities are allocated among the Trust and the other accounts in a manner deemed equitable to all by the Advisors. In some cases, this procedure could have a detrimental effect on the price or volume of the security as far as the Trust is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower transaction costs will be beneficial to the Trust. The Advisors may deal, trade and invest for its own account in the types of securities in which the Trust may invest. The Advisors may, from time to time, effect trades on behalf of and for the account of the Trust with brokers or dealers that are affiliated with BFA, in conformity with the Investment Company Act and Commission rules and regulations. Under these provisions, any commissions paid to affiliated brokers or dealers must be reasonable and fair compared to the commissions charged by other brokers or dealers in comparable transactions. The Trust will not deal with affiliates in principal transactions unless permitted by applicable Commission rules or regulations, or by Commission exemptive order.

While the Trust generally does not expect to engage in trading for short-term gains, it will effect portfolio transactions without regard to any holding period if, in the Advisor’s judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The portfolio turnover rate is calculated by dividing the lesser of the Trust’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government Securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high rate of portfolio turnover results in certain tax consequences, such as increased capital gain dividends and/or ordinary income dividends, and in correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Trust.

Information about the brokerage commissions paid by the Trust, including commissions paid to affiliates, for the last three fiscal years, is set forth in the following table:

Fiscal Year Ended	Aggregate Brokerage Commissions Paid	Commissions Paid to Affiliates
December 31, 2025	$1,027,005	$0
December 31, 2024	$1,379,015	$0
December 31, 2023	$1,197,662	$0

For the fiscal year ended December 31, 2025, the brokerage commissions paid to affiliates by the Trust represented 0% of the aggregate brokerage commissions paid and involved 0% of the dollar amount of transactions involving payment of commissions during the year.

The following table shows the dollar amount of brokerage commissions paid to brokers for providing third-party research services and the approximate dollar amount of the transactions involved for the fiscal year ended December 31, 2025. The provision of third-party research services was not necessarily a factor in the placement of all brokerage business with such brokers.

Amount of Commissions Paid to Brokers for Providing Research Services	Amount of Brokerage Transactions Involved
$128,775.81	$502,588,038

As of December 31, 2025, the value of the Trust’s holdings in securities of its “regular brokers or dealers” (as defined in Rule 10b-1 under the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended December 31, 2025, is as follows:

Regular Broker or Dealer	Debt (D) /Equity (E)	Aggregate Holdings (000’s)
JP Morgan Chase+Co	E	$18,545.05
Bank of America Corp	E	$17,424.99
Citigroup Inc	E	$12,808.36
Wells Fargo+Co	E	$12,141.54
Morgan Stanley	E	$1,223.89
Goldman Sachs Group Inc	E	$1,140.94
JP Morgan Chase+Co	D	$7,172.21
Citigroup Inc	D	$4,607.74
Wells Fargo+Co	D	$754.07
Deutsche Bank	D	$487.84

POTENTIAL CONFLICTS OF INTEREST

Certain activities of BlackRock, Inc., BlackRock Advisors, LLC, BlackRock Fund Advisors and the other subsidiaries of BlackRock, Inc. (collectively referred to in this section as “BlackRock”) and their respective directors, officers or employees, with respect to the Trust and/or other accounts managed by BlackRock, may give rise to actual or perceived conflicts of interest such as those described below.

BlackRock is one of the world’s largest asset management firms. BlackRock, its subsidiaries and their respective directors, officers and employees, including the business units or entities and personnel who may be involved in the investment activities and business operations of the Trust, are engaged worldwide in businesses, including managing equities, fixed income securities, cash and alternative investments, and other financial services, and have interests other than that of managing the Trust. These are considerations of which investors in the Trust should be aware, and which may cause conflicts of interest that could disadvantage the Trust and its shareholders. These businesses and interests include potential multiple advisory, transactional, financial and other relationships with, or interests in companies and interests in securities or other instruments that may be purchased or sold by the Trust.

BlackRock may have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives identical or similar to those of the Trust and/or that engage in transactions in the same types of securities, currencies and instruments as the Trust. Such other funds or accounts may offer exposure to strategies that are identical or substantially similar to those of the Trust but with different fees and expenses, governance and structures, and/or services provided by BlackRock. BlackRock is also a major participant in the global currency, equities, swap and fixed income markets, in each case, for the accounts of clients and, in some cases, on a proprietary basis. As such, BlackRock is or may be actively engaged in transactions in the same securities, currencies, and instruments in which the Trust invests.

Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Trust invests, which could have an adverse impact on the Trust’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the Trust’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Trust.

In addition, the portfolio holdings of certain BlackRock-advised investment vehicles managed in an identical or substantially similar manner as certain funds are made publicly available on a more timely basis than the applicable fund. In some cases, such portfolio holdings are made publicly available on a daily basis. While not expected, it is possible that a recipient of portfolio holdings information for such an investment vehicle could cause harm to the fund that is managed in an identical or substantially similar manner, including by trading ahead of or against such fund based on the information received.

When BlackRock seeks to purchase or sell the same assets for client accounts, including the Trust, the assets actually purchased or sold may be allocated among the accounts on a basis determined in its good faith discretion to be equitable. In some cases, this system may adversely affect the size or price of the assets purchased or sold for the Trust. In addition, transactions in investments by one or more other accounts managed by BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust, particularly, but not limited to, with respect to small capitalization, emerging market or less liquid strategies. This may occur with respect to BlackRock-advised accounts when investment decisions regarding the Trust are based on research or other information that is also used to support decisions for other accounts. When BlackRock implements a portfolio decision or strategy on behalf of another account ahead of, or contemporaneously with, similar decisions or strategies for the Trust, market impact, liquidity constraints, or other factors could result in the Trust receiving less favorable trading results and the costs of implementing such decisions or strategies could be increased or the Trust could otherwise be disadvantaged. BlackRock may, in certain cases, elect to implement internal policies and procedures designed to limit such consequences, which may cause the Trust to be unable to engage in certain activities, including purchasing or disposing of securities, when it might otherwise be desirable for it to do so. Conflicts may also arise because portfolio decisions regarding the Trust may benefit other accounts managed by BlackRock. For example, the sale of a long position or establishment of a short position by the Trust may impair the price of the same security sold short by (and therefore benefit) BlackRock or its other accounts or funds, and the purchase of a security or covering of a short position in a security by the Trust may increase the price of the same security held by (and therefore benefit) BlackRock or its other accounts or funds.

BlackRock, on behalf of other client accounts, on the one hand, and the Trust, on the other hand, may invest in or extend credit to different parts of the capital structure of a single issuer. BlackRock may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of other clients with respect to an issuer in which the Trust has invested, and such actions (or refraining from action) may have a material adverse effect on the Trust. In situations in which clients of BlackRock (including the Trust) hold positions in multiple parts of the capital structure of an issuer, BlackRock may not pursue certain actions or remedies that may be available to the Trust, as a result of legal and regulatory requirements or otherwise. BlackRock addresses these and other potential conflicts of interest based on the facts and circumstances of particular situations. For example, BlackRock may determine to rely on information barriers between different business units or portfolio management teams. BlackRock may also determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Trust.

In addition, to the extent permitted by applicable law, the Trust may invest its assets in other funds advised by BlackRock, including funds that are managed by one or more of the same portfolio managers, which could result in conflicts of interest relating to asset allocation, timing of Trust purchases and redemptions, and increased remuneration and profitability for BlackRock and/or its personnel, including portfolio managers.

Third parties, including service providers to BlackRock or the Trust, may sponsor events (including, but not limited to, marketing and promotional activities and presentations, educational training programs and conferences) for registered representatives, other professionals and individual investors. There is a potential conflict of interest as such sponsorships may defray the costs of such activities to BlackRock, and may provide an incentive to BlackRock to retain such third parties to provide services to the Trust.

In certain circumstances, BlackRock, on behalf of the Trust, may seek to buy from or sell securities to another fund or account advised by BlackRock. BlackRock may (but is not required to) effect purchases and sales between BlackRock clients (“cross trades”), including the Trust, if BlackRock believes such transactions are appropriate based on each party’s investment objectives and guidelines, subject to applicable law and regulation. There may be potential conflicts of interest or regulatory issues relating to these transactions which could limit BlackRock’s decision to engage in these transactions for the Trust. BlackRock may have a potentially conflicting division of loyalties and responsibilities to the parties in such transactions.

BlackRock and its clients may pursue or enforce rights with respect to an issuer in which the Trust has invested, and those activities may have an adverse effect on the Trust. As a result, prices, availability, liquidity and terms of the Trust’s investments may be negatively impacted by the activities of BlackRock or its clients, and transactions for the Trust may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The results of the Trust’s investment activities may differ significantly from the results achieved by BlackRock for its proprietary accounts or other accounts (including investment companies or collective investment vehicles) that it manages or advises. It is possible that one or more accounts managed or advised by BlackRock and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Trust. Moreover, it is possible that the Trust will sustain losses during periods in which one or more proprietary or other accounts managed or advised by BlackRock achieve significant profits. The opposite result is also possible.

From time to time, the Trust may be restricted from purchasing or selling securities, or from engaging in other investment activities because of regulatory, legal or contractual requirements applicable to BlackRock or other accounts managed or advised by BlackRock, and/or the internal policies of BlackRock designed to comply with such requirements. As a result, there may be periods, for example, when BlackRock will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which BlackRock is performing services or when position limits have been reached. For example, the investment activities of BlackRock for its proprietary accounts and accounts under its management may limit the investment opportunities for the Trust in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

In connection with its management of the Trust, BlackRock may have access to certain fundamental analysis and proprietary technical models developed by BlackRock. BlackRock will not be under any obligation, however, to effect transactions on behalf of the Trust in accordance with such analysis and models. In addition, BlackRock will not have any obligation to make available any information regarding its proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Trust and it is not anticipated that BlackRock will have access to such information for the purpose of managing the Trust. The proprietary activities or portfolio strategies of BlackRock, or the activities or strategies used for accounts managed by BlackRock or other client accounts could conflict with the transactions and strategies employed by BlackRock in managing the Trust.

The Trust may be included in investment models developed by BlackRock for use by clients and financial advisors. To the extent clients invest in these investment models and increase the assets under management of the Trust, the investment management fee amounts paid by the Trust to BlackRock may also increase. The net asset value and liquidity of the Trust may be impacted by purchases and sales of the Trust by model-driven investment portfolios, as well as by BlackRock itself and by its advisory clients.

In addition, certain principals and certain employees of the Trust’s investment adviser are also principals or employees of other business units or entities within BlackRock. As a result, these principals and employees may have obligations to such other business units or entities or their clients and such obligations to other business units or entities or their clients may be a consideration of which investors in the Trust should be aware.

BlackRock may enter into transactions and invest in securities, instruments and currencies on behalf of the Trust in which clients of BlackRock, or, to the extent permitted by the Commission and applicable law, BlackRock, serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Trust, and such party may have no incentive to assure that the Trust obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Trust may enhance the profitability of BlackRock.

BlackRock may also create, write or issue derivatives for clients, the underlying securities, currencies or instruments of which may be those in which the Trust invests or which may be based on the performance of the Trust. Additionally, an affiliate of BlackRock will create, write or issue options, which may be based on the performance of certain BlackRock-advised funds. BlackRock has entered into an arrangement with Markit Indices Limited, the index provider for underlying fixed-income indexes used by certain iShares ETFs, related to derivative fixed-income products that are based on such iShares ETFs. Trading activity in these derivative products could also potentially lead to greater liquidity for such products, increased purchase activity with respect to these iShares ETFs and increased assets under management for BlackRock.

The Trust may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by BlackRock and may also enter into transactions with other clients of BlackRock where such other clients have interests adverse to those of the Trust. At times, these activities may cause business units or entities within BlackRock to give advice to clients that may cause these clients to take actions adverse to the interests of the Trust. To the extent such transactions are permitted, the Trust will deal with BlackRock on an arms-length basis.

To the extent authorized by applicable law, BlackRock may act as broker, dealer, agent, lender or adviser or in other commercial capacities for the Trust. It is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by BlackRock will be in its view commercially reasonable, although BlackRock, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to BlackRock and such sales personnel, which may have an adverse effect on the Trust. Index based funds may use an index provider that is affiliated with another service provider of the Trust or BlackRock that acts as a broker, dealer, agent, lender or in other commercial capacities for the Trust or BlackRock.

Subject to applicable law, BlackRock (and its personnel and other distributors) will be entitled to retain fees and other amounts that they receive in connection with their service to the Trust as broker, dealer, agent, lender, adviser or in other commercial capacities. No accounting to the Trust or its shareholders will be required, and no fees or other compensation payable by the Trust or its shareholders will be reduced by reason of receipt by BlackRock of any such fees or other amounts.

When BlackRock acts as broker, dealer, agent, adviser or in other commercial capacities in relation to the Trust, BlackRock may take commercial steps in its own interests, which may have an adverse effect on the Trust.

The Trust will be required to establish business relationships with its counterparties based on the Trust’s own credit standing. BlackRock will not have any obligation to allow its credit to be used in connection with the Trust’s establishment of its business relationships, nor is it expected that the Trust’s counterparties will rely on the credit of BlackRock in evaluating the Trust’s creditworthiness.

BlackRock Investment Management, LLC (“BIM”) or BlackRock Institutional Trust Company, N.A. (“BTC”), as applicable, each an affiliate of BlackRock, pursuant to SEC exemptive relief, acts as securities lending agent to, and receives a share of securities lending revenues from, the Trust. BlackRock will also receive compensation for managing the reinvestment of the cash collateral from securities lending. There are potential conflicts of interests in managing a securities lending program, including but not limited to: (i) BlackRock as securities lending agent may have an incentive to, among other things, increase or decrease the amount of securities on loan or to lend particular securities in order to generate additional risk-adjusted revenue for BlackRock and its affiliates; and (ii) BlackRock as securities lending agent may have an incentive to allocate loans to clients that would provide more revenue to BlackRock. As described further below, BlackRock seeks to mitigate this conflict by providing its securities lending clients with equal lending opportunities over time in order to approximate pro rata allocation.

As part of its securities lending program, BlackRock indemnifies the Trust and certain other clients and/or funds against a shortfall in collateral in the event of borrower default. On a regular basis, BlackRock calculates the potential dollar exposure of collateral shortfall resulting from a borrower default (“shortfall risk”) in the securities lending program. BlackRock establishes program-wide borrower limits (“credit limits”) to actively manage borrower-specific credit exposure. BlackRock oversees the risk model that calculates projected collateral shortfall values using loan-level factors such as loan and collateral type and market value as well as specific borrower credit characteristics. When necessary, BlackRock may adjust securities lending program attributes by restricting eligible collateral or reducing borrower credit limits. As a result, the management of program-wide exposure as well as BlackRock-specific indemnification exposure may affect the amount of securities lending activity BlackRock may conduct at any given point in time by reducing the volume of lending opportunities for certain loans (including by asset type, collateral type and/or revenue profile).

BlackRock may decline to make a securities loan on behalf of the Trust, discontinue lending on behalf of the Trust or terminate a securities loan on behalf of the Trust for any reason, including but not limited to regulatory requirements and/or market rules, liquidity considerations, or credit considerations, which may impact the Trust by reducing or eliminating the volume of lending opportunities for certain types of loans, loans in particular markets, loans of particular securities or types of securities, or for loans overall. In addition, some borrowers may prefer certain BlackRock lenders that provide additional protections against lender default that are favored by their prudential regulation.

BlackRock uses a predetermined systematic process in order to approximate pro rata allocation over time. In order to allocate a loan to a portfolio: (i) BlackRock as a whole must have sufficient lending capacity pursuant to the various program limits (i.e. indemnification exposure limit and borrower credit limits); (ii) the lending portfolio must hold the asset at the time a loan opportunity arrives; and (iii) the lending portfolio must also have enough inventory, either on its own or when aggregated with other portfolios into one single market delivery, to satisfy the loan request. In doing so, BlackRock seeks to provide equal lending opportunities for all portfolios, independent of whether BlackRock indemnifies the portfolio. Equal opportunities for lending portfolios does not guarantee equal outcomes. Specifically, short and long-term outcomes for individual clients may vary due to asset mix, asset/liability spreads on different securities, and the overall limits imposed by the firm.

Purchases and sales of securities and other assets for the Trust may be aggregated with orders for other BlackRock client accounts, including with accounts that pay different transaction costs solely due to the fact that they have different research payment arrangements. BlackRock, however, is not required to aggregate orders if portfolio management decisions for different accounts are made separately, or if they determine that aggregating is not practicable or required, or in cases involving client direction.

Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, and the Trust will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Trust. In addition, under certain circumstances, the Trust will not be charged the same commission or commission equivalent rates in connection with an aggregated order.

As discussed in the section above entitled “Portfolio Transactions and Brokerage,” BlackRock, unless prohibited by applicable law, may cause the Trust or account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. Under MiFID II, EU investment managers, including BIL, pay for research from brokers and dealers directly out of their own resources, rather than through client commissions.

Subject to applicable law, BlackRock may select brokers that furnish BlackRock, the Trust, other BlackRock client accounts or personnel, directly or through correspondent relationships, with research or other appropriate services which provide, in BlackRock’s view, appropriate assistance to BlackRock in the investment decision-making process (including with respect to futures, fixed-price offerings and OTC transactions). Such research or other services may include, to the extent permitted by law, research reports on companies, industries and securities; economic and financial data; financial publications; proxy analysis; trade industry seminars; computer data bases; research-oriented software and other services and products.

Research or other services obtained in this manner may be used in servicing any or all of the Trust and other BlackRock client accounts, including in connection with BlackRock client accounts other than those that pay commissions to the broker relating to the research or other service arrangements. Such products and services may disproportionately benefit other BlackRock client accounts relative to the Trust based on the amount of brokerage commissions paid by the Trust and such other BlackRock client accounts. For example, research or other services that are paid for through one client’s commissions may not be used in managing that client’s account. In addition, other BlackRock client accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Trust and to such other BlackRock client accounts. To the extent that BlackRock uses soft dollars, it will not have to pay for those products and services itself.

BlackRock, unless prohibited by applicable law, may endeavor to execute trades through brokers who, pursuant to such arrangements, provide research or other services in order to ensure the continued receipt of research or other services BlackRock believes are useful in its investment decision-making process. BlackRock may from time to time choose not to engage in the above described arrangements to varying degrees. BlackRock, unless prohibited by applicable law, may also enter into commission sharing arrangements under which BlackRock may execute transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions or commission credits to another firm that provides research to BlackRock. To the extent that BlackRock engages in commission sharing arrangements, many of the same conflicts related to traditional soft dollars may exist.

BlackRock may utilize certain electronic crossing networks (“ECNs”) (including, without limitation, ECNs in which BlackRock has an investment or other interest, to the extent permitted by applicable law) in executing client securities transactions for certain types of securities. These ECNs may charge fees for their services, including access fees and transaction fees. The transaction fees, which are similar to commissions or markups/markdowns, will generally be charged to clients and, like commissions and markups/markdowns, would generally be included in the cost of the securities purchased. Access fees may be paid by BlackRock even though incurred in connection with executing transactions on behalf of clients, including the Trust. In certain circumstances, ECNs may offer volume discounts that will reduce the access fees typically paid by BlackRock. BlackRock will only utilize ECNs consistent with its obligation to seek to obtain best execution in client transactions.

BlackRock owns a minority interest in, and is a member of, Members Exchange (“MEMX”), a newly created U.S. stock exchange. Transactions for the Trust may be executed on MEMX if third party brokers select MEMX as the appropriate venue for execution of orders placed by BlackRock traders on behalf of client portfolios.

BlackRock has adopted policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions that it makes on behalf of advisory clients, including the Trust, and to help ensure that such decisions are made in accordance with BlackRock’s fiduciary obligations to its clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of BlackRock may have the effect of favoring the interests of other clients or businesses of other divisions or units of BlackRock, provided that BlackRock believes such voting decisions to be in accordance with its fiduciary obligations. For a more detailed discussion of these policies and procedures, see “Proxy Voting Policies and Procedures.”

It is also possible that, from time to time, BlackRock and/or its advisory clients (including other funds and separately managed accounts) may, subject to compliance with applicable law, purchase and hold shares of the Trust. Increasing the Trust’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Trust’s expense ratio. BlackRock reserves the right, subject to compliance with applicable law, to redeem at any time some or all of the shares of the Trust acquired for its own accounts. A large redemption of shares of the Trust by BlackRock could significantly reduce the asset size of the Trust, which might have an adverse effect on the Trust’s investment flexibility, portfolio diversification and expense ratio. BlackRock seeks to consider the effect of redemptions on the Trust and other shareholders in deciding whether to redeem its shares but is not obligated to do so and may elect not to do so.

It is possible that the Trust may invest in securities of, or engage in transactions with, companies in which BlackRock has significant debt or equity investments or other interests. The Trust may also invest in issuances (such as structured notes) by entities for which BlackRock provides and is compensated for cash management services relating to the proceeds from the sale of such issuances. In making investment decisions for the Trust, BlackRock is not permitted to obtain or use material non-public information acquired by any unit of BlackRock, in the course of these activities. In addition, from time to time, the activities of BlackRock may limit the Trust’s flexibility in purchases and sales of securities. As indicated below, BlackRock may engage in transactions with companies in which BlackRock-advised funds or other clients of BlackRock have an investment.

BlackRock and its personnel and other financial service providers may have interests in promoting sales of the Trust. With respect to BlackRock and its personnel, the remuneration and profitability relating to services to and sales of the Trust or other products may be greater than remuneration and profitability relating to services to and sales of certain funds or other products that might be provided or offered. BlackRock and its sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Trust or its shareholders. BlackRock and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees and commissions may also be higher than for other products or services, and the remuneration and profitability to BlackRock and such personnel resulting from transactions on behalf of or management of the Trust may be greater than the remuneration and profitability resulting from other funds or products.

BlackRock may provide valuation assistance to certain clients with respect to certain securities or other investments and the valuation recommendations made for such clients’ accounts may differ from the valuations for the same securities or investments assigned by the Trust’s pricing vendors, especially if such valuations are based on broker-dealer quotes or other data sources unavailable to the Trust’s pricing vendors. While BlackRock will generally communicate its valuation information or determinations to the Trust’s pricing vendors and/or fund accountants, there may be instances where the Trust’s pricing vendors or fund accountants assign a different valuation to a security or other investment than the valuation for such security or investment determined or recommended by BlackRock.

As disclosed in more detail in “Net Asset Value” in the Prospectus, when market quotations are not readily available or are believed by BlackRock to be unreliable, the Trust’s investments are valued at fair value by BlackRock. BlackRock has been designated as the Trust’s valuation designee pursuant to Rule 2a-5 under the Investment Company Act and acts through BlackRock’s Rule 2a-5 Committee (the “2a-5 Committee”), with assistance from other BlackRock pricing committees and in accordance with BlackRock’s policies and procedures (the “Valuation Procedures”). When determining a “fair value price,” the 2a-5 Committee seeks to determine the price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Trust might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. While fair value determinations will be based upon all available factors that BlackRock deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models, fair value represents only a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining the Trust’s NAV. As a result, the Trust’s sale or redemption of its shares at NAV, at a time when a holding or holdings are valued by the 2a-5 Committee at fair value, may have the effect of diluting or increasing the economic interest of existing shareholders and may affect the amount of revenue received by BlackRock with respect to services for which it receives an asset-based fee.

To the extent permitted by applicable law, the Trust may invest all or some of its short term cash investments in any money market fund or similarly-managed private fund advised or managed by BlackRock. In connection with any such investments, the Trust, to the extent permitted by the Investment Company Act, may pay its share of expenses of a money market fund or other similarly-managed private fund in which it invests, which may result in the Trust bearing some additional expenses.

BlackRock and its directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have conflicts of interest with respect to investments made on behalf of the Trust. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of BlackRock that are the same, different from or made at different times than positions taken for the Trust. To lessen the possibility that the Trust will be adversely affected by this personal trading, the Trust, BRIL and BlackRock each have adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Trust’s portfolio transactions. Each Code of Ethics is also available on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov.

BlackRock will not purchase securities or other property from, or sell securities or other property to, the Trust, except that the Trust may in accordance with rules or guidance adopted under the Investment Company Act engage in transactions with another fund or accounts that are affiliated with the Trust as a result of common officers, directors, or investment advisers or pursuant to exemptive orders granted to the Trust and/or BlackRock by the Commission. These transactions would be effected in circumstances in which BlackRock determined that it would be appropriate for the Trust to purchase and another client of BlackRock to sell, or the Trust to sell and another client of BlackRock to purchase, the same security or instrument on the same day. From time to time, the activities of the Trust may be restricted because of regulatory requirements applicable to BlackRock and/or BlackRock’s internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by BlackRock would not be subject to some of those considerations. There may be periods when BlackRock may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice in certain securities or instruments issued by or related to companies for which BlackRock is performing advisory or other services or has proprietary positions. For example, when BlackRock is engaged to provide advisory or risk management services for a company, BlackRock may be prohibited from or limited in purchasing or selling securities of that company on behalf of the Trust, particularly where such services result in BlackRock obtaining material non-public information about the company (e.g., in connection with participation in a creditors’ committee). Moreover, applicable provisions of the Investment Company Act or other regulatory considerations may restrict the Trust or BlackRock from effecting certain portfolio transactions or taking other actions in respect of an investment on behalf of the Trust, including where BlackRock and/or clients advised by BlackRock already have an interest in such issuer or the investment. Similar situations could arise if personnel of BlackRock serve as directors of companies the securities of which the Trust wishes to purchase or sell. However, if permitted by applicable law, and where consistent with BlackRock’s policies and procedures (including the necessary implementation of appropriate information barriers), the Trust may purchase securities or instruments that are issued by such companies, are the subject of an advisory or risk management assignment by BlackRock, or where personnel of BlackRock are directors or officers of the issuer.

BlackRock has adopted and implemented policies and procedures that are designed to address potential conflicts that arise in connection with the advisory services BlackRock provides to the Trust and other clients. Certain BlackRock advisory personnel may take views, and make decisions or recommendations, that are different than or opposite those of other BlackRock advisory personnel. Certain portfolio management teams within BlackRock may make decisions or take (or refrain from taking) actions with respect to clients they advise in a manner different than or adverse to the decisions made or the actions taken (or not taken) by the Trust’s portfolio management teams. The various portfolio management teams may not share information with each other, including as a result of certain information barriers and other policies, and will not have any obligation or other duty to do so.

BlackRock has established certain information barriers and other policies to address the sharing of information between different businesses within BlackRock, including, with respect to personnel responsible with managing portfolios and voting proxies with respect to certain index equity portfolios versus those responsible for managing portfolios and voting proxies with respect to all other portfolios. As a result of information barriers, certain units of BlackRock generally will not have access, or will have limited access, to certain information and personnel, including senior personnel, in other units of BlackRock, and generally will not manage the Trust with the benefit of information possessed by such other units. Therefore, BlackRock may not be able to review potential investments for the Trust with the benefit of information held by certain areas of BlackRock.

BlackRock may determine to move certain personnel, businesses, or business units from one side of an information barrier to the other side of the information barrier. In connection therewith, BlackRock personnel, businesses, and business units that were moved will no longer have access to the information and personnel from the side of the information barrier from which they were moved. Information obtained in connection with such changes to information barriers may limit or restrict the ability of BlackRock to engage in or otherwise effect transactions on behalf of the Trust (including purchasing or selling securities that BlackRock may otherwise have purchased or sold for a client in the absence of a change to an information barrier). Information barriers may not have their intended impact due to, for example, changes in applicable law or inadvertent crossings of the barriers, and actions by personnel on one side of a barrier may impact the potential actions of personnel on the other side of a barrier.

Although the information barriers are intended to allow for independent portfolio management decision-making and proxy voting among certain BlackRock businesses, the investment activities of BlackRock for BlackRock clients, as well as BlackRock’s proprietary accounts, may nonetheless limit the investment strategies and rights of other clients (including the Trust). As BlackRock’s assets under management increases, BlackRock clients may face greater negative impacts due to ownership restrictions and limitations imposed by laws, regulations, rules, regulators, or issuers. For example, in certain circumstances where a BlackRock client invests in securities issued by companies that operate in certain industries (e.g., banking, insurance, and utilities) or in certain emerging or international markets, or are subject to regulatory or corporate ownership restrictions (e.g., with mechanisms such as poison pills in place to prevent takeovers), or where a BlackRock client invests in certain futures and derivatives, there may be limits on the aggregate amount invested by BlackRock for its clients and BlackRock’s proprietary accounts that may not be exceeded without the grant of a license or other regulatory or corporate approval, order, consent, relief, waiver or non-disapproval or, if exceeded, may cause BlackRock or its clients to be subject to enforcement actions, disgorgement of share ownership or profits, regulatory restrictions, complex compliance reporting, increased compliance costs or suffer disadvantages or business restrictions. In light of certain restrictions, BlackRock may also seek to make indirect investments (e.g., using derivatives) on behalf of its clients to receive exposure to certain securities in excess of the applicable ownership restrictions and limitations when legally permitted that will expose such clients to additional costs and additional risks, including any risks associated with investing in derivatives. There may be limited availability of derivatives that provide indirect exposure to an impacted security. BlackRock clients can be subject to more than one ownership limitation depending on each client’s holdings, and each ownership limitation can impact multiple securities held by the client. Certain clients or shareholders may have their own overlapping obligations to monitor their compliance with ownership limitations across their investments.

If certain aggregate ownership thresholds are reached either through the actions of BlackRock or a BlackRock client or as a result of corporate actions by the issuer, the ability of BlackRock on behalf of clients to purchase or dispose of investments, or exercise rights (including voting) or undertake business transactions, may be restricted by law, regulation, rule, or organizational documents or otherwise impaired. For example, to meet the requirements of an ownership limitation or restriction, a client may be unable to purchase or directly hold a security the client would otherwise purchase or hold. The limitation or restriction may be based on the holdings of other BlackRock clients instead of the specific client being restricted. For index funds, this means a fund may not be able to track its index as closely as it would if it was not subject to an ownership limitation or restriction because the fund cannot acquire the amount of the impacted security included in its index. BlackRock on behalf of its clients may limit purchases, sell existing investments, utilize information barriers, or otherwise restrict, forgo or limit the exercise of rights (including transferring, outsourcing or limiting voting rights or forgoing the right to receive dividends) when BlackRock, in its sole discretion, deems it appropriate in light of potential regulatory or other restrictions on ownership or other consequences resulting from reaching investment thresholds. These types of restrictions could negatively impact a client’s performance or ability to meet its investment objective.

When BlackRock or a BlackRock client is subject to an ownership limitation, BlackRock may in its discretion seek permission from the applicable issuers or regulators to exceed the limitation. However, there is no guarantee that permission will be granted, or that, once granted, it will not be modified or revoked at a later date with minimal or no notice. The issuer and/or regulator may also require that BlackRock on behalf of itself and its clients take or refrain from taking certain actions in connection with the approval, order, consent, relief or non-disapproval, which BlackRock may accept if it believes the benefits outweigh the costs and may limit BlackRock from taking actions that it otherwise would take. In those circumstances where ownership thresholds or limitations must be observed, BlackRock seeks to allocate limited investment opportunities equitably among clients, taking into consideration benchmark weight and investment strategy. BlackRock may adopt certain controls designed to prevent the occurrence of a breach of any applicable ownership thresholds or limits, including, for example, when ownership in certain securities nears an applicable threshold, BlackRock may limit additional purchases in such securities or, with respect to ETFs, remove such securities from the list of Deposit Securities to be delivered to the Trust in connection with purchases of Creation Units of such Trust. If client holdings of an issuer exceed an applicable threshold and BlackRock is unable to obtain relief to enable the continued holding of such investments, it may be necessary to reduce these positions to meet the applicable limitations and BlackRock or such client may be subject to regulatory actions. In these cases, the investments will be sold in a manner that BlackRock deems fair and equitable over time.

Ownership limitations are highly complex. It is possible that, despite BlackRock’s intent to either comply with or be granted permission to exceed ownership limitations, it may inadvertently breach a limit or violate the corporate or regulatory approval, order, consent, relief or non-disapproval that was obtained.

In addition to the foregoing, other ownership thresholds may trigger reporting requirements to governmental and regulatory authorities, and such reports may entail the disclosure of the identity of a client or BlackRock’s intended strategy with respect to such security or asset.

BlackRock may maintain securities indices. To the extent permitted by applicable laws, the Trust may seek to license and use such indices as part of their investment strategy. Index based funds that seek to track the performance of securities indices also may use the name of the index or index provider in the fund name. Index providers, including BlackRock (to the extent permitted by applicable law), may be paid licensing fees for use of their index or index name. In instances where BlackRock charges a unitary management fee, BlackRock may have a financial incentive to use a BlackRock index that is less costly to BlackRock than a third party index. BlackRock may benefit from the Trust using BlackRock indices by creating increasing acceptance in the marketplace for such indices. BlackRock is not obligated to license its indices to the Trust and the Trust is under no obligation to use BlackRock indices. Any fund that enters into a license for a BlackRock index cannot be assured that the terms of any index licensing agreement with BlackRock will be as favorable as those terms offered to other licensees.

BlackRock may enter into contractual arrangements with third-party service providers to the Trust (e.g., custodians, administrators and index providers) pursuant to which BlackRock receives fee discounts or concessions in recognition of BlackRock’s overall relationship with such service providers. BlackRock may also enter into contractual arrangements with such service providers pursuant to which BlackRock incurs additional costs if the service provider’s services are terminated with respect to the Trust. To the extent that BlackRock is responsible for paying service providers out of its fees that it receives from the Trust, the benefits of lower fees, including any fee discounts or concessions, or any additional savings, may accrue, in whole or in part, to BlackRock, which could result in conflicts of interest relating to the use or termination of service providers to the Trust. In addition, conflicts of interest may arise with respect to contractual arrangements with third-party service providers to the Trust, or the selection of such providers, particularly in circumstances where BlackRock is negotiating on behalf of both funds that have a unitary management fee and those that do not or different service providers have different fee structures.

Conflicts of interest may arise as a result of simultaneous investment management of multiple client accounts by the BlackRock’s investment professionals. For example, differences in the advisory fee structure may create the appearance of actual or potential conflicts of interest because such differences could create pecuniary incentives for BlackRock to favor one client account over another.

BlackRock owns or has an ownership interest in certain trading, portfolio management, operations and/or information systems used by Trust service providers. These systems are, or will be, used by a Trust service provider in connection with the provision of services to accounts managed by BlackRock and funds managed and sponsored by BlackRock, including the Trust, that engage the service provider (typically the custodian). The Trust’s service provider remunerates BlackRock for the use of the systems. A Trust service provider’s payments to BlackRock for the use of these systems may enhance the profitability of BlackRock.

BlackRock’s receipt of fees from a service provider in connection with the use of systems provided by BlackRock may create an incentive for BlackRock to recommend that the Trust enter into or renew an arrangement with the service provider.

In recognition of a BlackRock client’s overall relationship with BlackRock, BlackRock may offer special pricing arrangements for certain services provided by BlackRock. Any such special pricing arrangements will not affect Trust fees and expenses applicable to such client’s investment in the Trust.

Present and future activities of BlackRock and its directors, officers and employees, in addition to those described in this section, may give rise to additional conflicts of interest.

DESCRIPTION OF SHARES

Common Shares

The Trust intends to hold annual meetings of shareholders so long as the common shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Preferred Shares

The Trust currently does not intend to issue preferred shares. Although the terms of any preferred shares that the Trust might issue in the future, including dividend rate, liquidation preference and redemption provisions, will be determined by the Board, subject to applicable law and the Agreement and Declaration of Trust, it is likely that any such preferred shares issued would be structured to carry a relatively short-term dividend rate reflecting interest rates on short-term debt securities, by providing for the periodic redetermination of the dividend rate at relatively short intervals through a fixed spread or remarketing procedure, subject to a maximum rate which would increase over time in the event of an extended period of unsuccessful remarketing. The Trust also believes that it is likely that the liquidation preference, voting rights and redemption provisions of any such preferred shares would be similar to those stated below.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of any outstanding preferred shares will be entitled to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus an amount equal to accumulated but unpaid dividends, whether or not earned or declared) before any distribution of assets is made to holders of common shares of beneficial interest. After payment of the full amount of the liquidating distribution to which they are entitled, it is expected that preferred shareholders will not be entitled to any further participation in any distribution of assets by the Trust. A consolidation or merger of the Trust with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Trust will not be deemed to be a liquidation, dissolution or winding up of the Trust.

Voting Rights. Except as otherwise indicated in this Prospectus and except as otherwise required by applicable law, holders of any outstanding preferred shares will have equal voting rights with holders of common shares of beneficial interest (one vote per share) and will vote together with holders of common shares as a single class. In connection with the election of the Trust’s Trustees, holders of any outstanding preferred shares, voting as a separate class, will be entitled to elect two of the Trust’s Trustees, and the remaining Trustees will be elected by all holders of capital shares, voting as a single class. So long as any preferred shares are outstanding, it is expected that the Trust will have not less than five Trustees. If at any time dividends on any outstanding preferred shares shall be unpaid in an amount equal to two full years’ dividends thereon, the holders of all outstanding preferred shares, voting as a separate class, will be entitled to elect a majority of the Trust’s Trustees until all dividends in default have been paid or declared and set apart for payment. It is expected that the affirmative vote of the holders of a majority of the outstanding preferred shares, voting as a separate class, will be required to (i) authorize, create or issue any class or series of shares ranking prior to any series of preferred shares with respect to payment of dividends or the distribution of assets on liquidation or (ii) amend, alter or repeal the provisions of the Agreement and Declaration of Trust, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Agreement and Declaration of Trust of holders of preferred shares.

Redemption Provisions. It is anticipated that any outstanding preferred shares will generally be redeemable at the option of the Trust at a price equal to their liquidation preference plus accumulated but unpaid dividends to the date of redemption plus, under certain circumstances, a redemption premium. Preferred shares will also be subject to mandatory redemption at a price equal to their liquidation preference plus accumulated but unpaid dividends to the date of redemption upon the occurrence of certain specified events, such as the failure of the Trust to maintain asset coverage requirements for the preferred shares specified by the Investment Company Act and rating services that issue ratings on the preferred shares.

Liquidity Feature. Preferred shares may include a liquidity feature that allows holders of preferred shares to have their shares purchased by a liquidity provider in the event that sell orders have not been matched with purchase orders and successfully settled in a remarketing. The Trust would pay a fee to the provider of this liquidity feature, which would be borne by common shareholders of the Trust. The terms of such liquidity feature may require the Trust to redeem preferred shares still owned by the liquidity provider following a certain period of continuous, unsuccessful remarketing, which may adversely impact the Trust.

The discussion above describes the possible offering of preferred shares by the Trust. If the Board determines to proceed with such an offering, the terms of the preferred shares may be the same as, or different from, the terms described above, subject to applicable law and the Agreement and Declaration of Trust. The Board, without the approval of the holders of common shares, may authorize an offering of preferred shares or may determine not to authorize such an offering, and may fix the terms of the preferred shares to be offered.

Other Shares

The Board (subject to applicable law and the Agreement and Declaration of Trust) may authorize an offering, without the approval of the holders of common shares and, depending on their terms, any preferred shares outstanding at that time, of other classes of shares, or other classes or series of shares, as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit. The Trust currently does not expect to issue any other classes of shares, or series of shares, except for the common shares.

REPURCHASE OF COMMON SHARES

The Trust is a closed-end management investment company and as such its shareholders will not have the right to cause the Trust to redeem their shares. Instead, the Trust’s common shares will trade in the open market at a price that will be a function of several factors, including dividend levels (which are in turn affected by expenses), NAV, call protection for portfolio securities, dividend stability, liquidity, relative demand for and supply of the common shares in the market, general market and economic conditions and other factors. Because shares of a closed-end investment company may frequently trade at prices lower than NAV, the Board may consider action that might be taken to reduce or eliminate any material discount from NAV in respect of common shares, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Trust to an open-end investment company. The Board may decide not to take any of these actions. In addition, there can be no assurance that share repurchases or tender offers, if undertaken, will reduce market discount.

Notwithstanding the foregoing, at any time when the Trust has preferred shares outstanding, the Trust may not purchase, redeem or otherwise acquire any of its common shares unless (1) all accrued preferred share dividends have been paid and (2) at the time of such purchase, redemption or acquisition, the NAV of the Trust’s portfolio (determined after deducting the acquisition price of the common shares) is at least 200% of the liquidation value of any outstanding preferred shares (expected to equal the original purchase price per share plus any accrued and unpaid dividends thereon). Any service fees incurred in connection with any tender offer made by the Trust will be borne by the Trust and will not reduce the stated consideration to be paid to tendering shareholders.

Subject to its investment restrictions, the Trust may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Trust in anticipation of share repurchases or tender offers will reduce the Trust’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act, the Investment Company Act and the rules and regulations thereunder.

Although the decision to take action in response to a discount from NAV will be made by the Board at the time it considers such issue, it is the Board’s present policy, which may be changed by the Board, not to authorize repurchases of common shares or a tender offer for such shares if: (i) such transactions, if consummated, would (a) result in the delisting of the common shares from the NYSE, or (b) impair the Trust’s status as a RIC under the Code, (which would make the Trust a taxable entity, causing the Trust’s income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Trust) or as a registered closed-end investment company under the Investment Company Act; (ii) the Trust would not be able to liquidate portfolio securities in an orderly manner and consistent with the Trust’s investment objectives and policies in order to repurchase shares; or (iii) there is, in the Board’s judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Trust, (b) general suspension of or limitation on prices for trading securities on the NYSE, (c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by United States or New York banks, (d) material limitation affecting the Trust or the issuers of its portfolio securities by federal or state authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (f) other event or condition which would have a material adverse effect (including any adverse tax effect) on the Trust or its shareholders if shares were repurchased. The Board may in the future modify these conditions in light of experience.

The repurchase by the Trust of its shares at prices below NAV will result in an increase in the NAV of those shares that remain outstanding. However, there can be no assurance that share repurchases or tender offers at or below NAV will result in the Trust’s common shares trading at a price equal to their NAV. Nevertheless, the fact that the Trust’s common shares may be the subject of repurchases or tender offers from time to time, or that the

Trust may be converted to an open-end investment company, may reduce any spread between market price and NAV that might otherwise exist.

In addition, a purchase by the Trust of its common shares will decrease the Trust’s net assets which would likely have the effect of increasing the Trust’s expense ratio. Any purchase by the Trust of its common shares at a time when preferred shares are outstanding will increase the leverage applicable to the outstanding common shares then remaining.

Before deciding whether to take any action if the common shares trade below NAV, the Board would likely consider all relevant factors, including the extent and duration of the discount, the liquidity of the Trust’s portfolio, the impact of any action that might be taken on the Trust or its shareholders and market considerations. Based on these considerations, even if the Trust’s common shares should trade at a discount, the Board may determine that, in the interest of the Trust and its shareholders, no action should be taken.

TAX MATTERS

The following is a description of certain U.S. federal income tax consequences to a shareholder of acquiring, holding and disposing of common shares of the Trust. Except as otherwise noted, this discussion assumes you are a taxable U.S. holder (as defined below). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service, possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal income tax concerns affecting the Trust and its shareholders, and the discussions set forth here do not constitute tax advice. This discussion assumes that investors hold common shares of the Trust as capital assets for U.S. federal income tax purposes(generally, assets held for investment). The Trust has not sought and will not seek any ruling from the Internal Revenue Service regarding any matters discussed herein. No assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of non-U.S., state or local tax. Prospective investors must consult their own tax advisers as to the U.S. federal income tax consequences (including the alternative minimum tax consequences) of acquiring, holding and disposing of the Trust’s common shares, as well as the effects of state, local and non-U.S. tax laws.

In addition, no attempt is made to address tax considerations applicable to an investor with a special tax status, such as a financial institution, REIT, insurance company, regulated investment company, individual retirement account, other tax-exempt organization, dealer in securities or currencies, person holding shares of the Trust as part of a hedging, integrated, conversion or straddle transaction, trader in securities that has elected the mark-to-market method of accounting for its securities, U.S. holder (as defined below) whose functional currency is not the U.S. dollar, investor with “applicable financial statements” within the meaning of Section 451(b) of the Code, or non-U.S. investor. Furthermore, this discussion does not reflect possible application of the alternative minimum tax.

A U.S. holder is a beneficial owner that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States (including certain former citizens and former long-term residents);

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes, whose status as a U.S. person is not overridden by an applicable tax treaty.

Taxation of the Trust

The Trust intends to elect to be treated and to qualify to be taxed as a RIC under Subchapter M of the Code. In order to qualify as a RIC, the Trust must, among other things, satisfy certain requirements relating to the sources of its income, diversification of its assets, and distribution of its income to its shareholders. First, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies, or net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code) (the “90% gross income test”). Second, the Trust must diversify its holdings so that, at the close of each quarter of its taxable year, (i) at least 50% of the value of its total assets consists of cash, cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the Trust’s total assets and to not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the market value of the total assets is invested in the securities (other than U.S. Government securities and securities of other RICs) of any one issuer, any two or more issuers controlled by the Trust and engaged in the same, similar or related trades or businesses, or any one or more “qualified publicly traded partnerships.”

As long as the Trust qualifies as a RIC, the Trust will generally not be subject to corporate-level U.S. federal income tax on income and gains that it distributes each taxable year to its shareholders, provided that in such taxable year it distributes at least 90% of the sum of (i) its net tax-exempt interest income, if any, and (ii) its “investment company taxable income” (which includes, among other items, dividends, taxable interest, taxable original issue discount and market discount income, income from securities lending, net short-term capital gain in excess of net long-term capital loss, and any other taxable income other than “net capital gain” (as defined below) and is reduced by deductible expenses) determined without regard to the deduction for dividends paid. The Trust may retain for investment its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). However, if the Trust retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained.

The Code imposes a 4% nondeductible excise tax on the Trust to the extent the Trust does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Trust’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Trust will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Trust intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Trust’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Trust will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If in any taxable year the Trust should fail to qualify under Subchapter M of the Code for tax treatment as a RIC, the Trust would incur a regular corporate U.S. federal income tax upon all of its taxable income for that year, and all distributions to its shareholders (including distributions of net capital gain) would be taxable to shareholders as ordinary dividend income for U.S. federal income tax purposes to the extent of the Trust’s earnings and profits. Provided that certain holding period and other requirements were met, such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, to qualify again to be taxed as a RIC in a subsequent year, the Trust would be required to distribute to shareholders its earnings and profits attributable to non-RIC years. In addition, if the Trust failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, the Trust would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if the Trust had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

The remainder of this discussion assumes that the Trust qualifies for taxation as a RIC.

The Trust’s Investments

The Trust has formed a wholly-owned Delaware subsidiary (the “Blocker Subsidiary”) to hold interests in certain of its portfolio companies to permit the Trust to continue to meet the qualifications for taxation as a RIC. The Blocker Subsidiary will qualify for the exclusion from the definition of the term investment company pursuant to Section 3(c)(7) of the Investment Company Act or will otherwise not be required to register as an investment company under the Investment Company Act. Entities such as the Blocker Subsidiary are typically organized as corporations or as limited liability companies or partnerships that elect to be taxed as corporations for U.S. federal income tax purposes and hold certain investments in pass-through tax entities (such as partnership interests or limited liability company interests) the gross revenue from which would be “bad income” for purposes of RIC qualification. The Trust may not invest more than 25% of its total assets in the shares of the Blocker Subsidiary. The Blocker Subsidiary will be subject to federal corporation income tax. The Blocker Subsidiary’s distributions of its after-tax earnings to the Trust will be “good income” for RIC qualification purposes, and will be treated as qualified dividend income (for non-corporate shareholders) and as eligible for the dividends received deduction (for corporate shareholders), or as returns of capital.

Certain of the Trust’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Trust to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to common shareholders. The Trust intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Trust as a RIC. Additionally, the Trust may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

The Trust may invest a portion of its net assets in below investment grade securities, commonly known as “junk” securities. Investments in these types of securities may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about issues such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether modifications or exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues could affect the Trust’s ability to distribute sufficient income to preserve its status as a RIC or to avoid the imposition of U.S. federal income or excise tax.

Certain debt securities acquired by the Trust may be treated as debt securities that were originally issued at a discount. Generally, the amount of the original issue discount is treated as interest income and is included in taxable income (and required to be distributed by the Trust in order to qualify as a RIC and avoid U.S. federal income tax or the 4% excise tax on undistributed income) over the term of the security, even though payment of that amount is not received until a later time, usually when the debt security matures.

If the Trust purchases a debt security on a secondary market at a price lower than its adjusted issue price, the excess of the adjusted issue price over the purchase price is “market discount.” Unless the Trust makes an election to accrue market discount on a current basis, generally, any gain realized on the disposition of, and any partial payment of principal on, a debt security having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on the debt security. Market discount generally accrues in equal daily installments. If the Trust ultimately collects less on the debt instrument than its purchase price plus the market discount previously included in income, the Trust may not be able to benefit from any offsetting loss deductions.

The Trust may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the Internal Revenue Service. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Trust, it could affect the timing or character of income recognized by the Trust, potentially requiring the Trust to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Gain or loss on the sale of securities by the Trust will generally be long-term capital gain or loss if the securities have been held by the Trust for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Because the Trust may invest in foreign securities, its income from such securities may be subject to non-U.S. taxes.

Foreign currency gain or loss on foreign currency exchange contracts, non-U.S. dollar-denominated securities contracts, and non-U.S. dollar-denominated futures contracts, options and forward contracts that are not section 1256 contracts (as defined below) generally will be treated as ordinary income and loss.

Income from options on individual securities written by the Trust will generally not be recognized by the Trust for tax purposes until an option is exercised, lapses or is subject to a “closing transaction” (as defined by applicable regulations) pursuant to which the Trust’s obligations with respect to the option are otherwise terminated. If the option lapses without exercise, the premiums received by the Trust from the writing of such options will generally be characterized as short-term capital gain. If the Trust enters into a closing transaction, the difference between the premiums received and the amount paid by the Trust to close out its position will generally be treated as short-term capital gain or loss. If an option written by the Trust is exercised, thereby requiring the Trust to sell the underlying security, the premium will increase the amount realized upon the sale of the security, and the character of any gain on such sale of the underlying security as short-term or long-term capital gain will depend on the holding period of the Trust in the underlying security. Because the Trust will not have control over the exercise of the options it writes, such exercises or other required sales of the underlying securities may cause the Trust to realize gains or losses at inopportune times.

Options on indices of securities and sectors of securities that qualify as “section 1256 contracts” will generally be “marked-to-market” for U.S. federal income tax purposes. As a result, the Trust will generally recognize gain or loss on the last day of each taxable year equal to the difference between the value of the option on that date and the adjusted basis of the option. The adjusted basis of the option will consequently be increased by such gain or decreased by such loss. Any gain or loss with respect to options on indices and sectors that qualify as “section 1256 contracts” will be treated as short-term capital gain or loss to the extent of 40% of such gain or loss and long-term capital gain or loss to the extent of 60% of such gain or loss. Because the mark-to-market rules may cause the Trust to recognize gain in advance of the receipt of cash, the Trust may be required to dispose of investments in order to meet its distribution requirements. “Mark-to-market” losses may be suspended or otherwise limited if such losses are part of a straddle or similar transaction.

Taxation of Common Shareholders

The Trust will either distribute or retain for reinvestment all or part of its net capital gain. If any such gain is retained, the Trust will be subject to a corporate income tax on such retained amount. In that event, the Trust expects to report the retained amount as undistributed capital gain in a notice to its common shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Trust against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its common shares by the amount of undistributed capital gains included in the shareholder’s income less the tax deemed paid by the shareholder under clause (ii).

Distributions paid to you by the Trust from its net capital gain, if any, that the Trust properly reports as capital gain dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your common shares. All other dividends paid to you by the Trust (including dividends from net short-term capital gains) from its current or accumulated earnings and profits, other than exempt-interest dividends (“ordinary income dividends”), are generally subject to tax as ordinary income. Provided that certain holding period and other requirements are met, ordinary income dividends (if properly reported by the Trust) may qualify (i) for the dividends received deduction in the case of corporate shareholders to the extent that the Trust’s income consists of dividend income from U.S. corporations, and (ii) in the case of individual shareholders, as “qualified dividend income” eligible to be taxed at long-term capital gains rates to the extent that the Trust receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain qualified foreign corporations (e.g., generally, foreign corporations incorporated in a possession of the United States or in certain countries with a qualifying comprehensive tax treaty with the United States, or whose stock with respect to which such dividend is paid is readily tradable on an established securities market in the United States). There can be no assurance as to what portion, if any, of the Trust’s distributions will constitute qualified dividend income or be eligible for the dividends received deduction.

Any distributions you receive that are in excess of the Trust’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in your common shares, and thereafter as capital gain from the sale of common shares. The amount of any Trust distribution that is treated as a return of capital will reduce your adjusted tax basis in your common shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your common shares.

Common shareholders may be entitled to offset their capital gain dividends with capital losses. The Code contains a number of statutory provisions affecting when capital losses may be offset against capital gain, and limiting the use of losses from certain investments and activities. Accordingly, common shareholders that have capital losses are urged to consult their tax advisers.

Dividends and other taxable distributions are taxable to you even though they are reinvested in additional common shares of the Trust. Dividends and other distributions paid by the Trust are generally treated under the Code as received by you at the time the dividend or distribution is made. If, however, the Trust pays you a dividend in January that was declared in the previous October, November or December to common shareholders of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Trust and received by you on December 31 of the year in which the dividend was declared. In addition, certain other distributions made after the close of the Trust’s taxable year may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% nondeductible excise tax) during such taxable year. In such case, you will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Interest on certain “private activity bonds” is an item of tax preference subject to the alternative minimum tax on individuals. The Trust may invest a portion of its assets in municipal bonds subject to this provision so that a portion of its exempt-interest dividends is an item of tax preference to the extent such dividends represent interest received from these private activity bonds. Accordingly, investment in the Trust could cause a holder of common shares to be subject to, or result in an increased liability under, the alternative minimum tax.

Exempt-interest dividends are included in determining what portion, if any, of a person’s Social Security and railroad retirement benefits will be includable in gross income subject to federal income tax.

The price of common shares purchased at any time may reflect the amount of a forthcoming distribution. Those purchasing common shares just prior to the record date for a distribution will receive a distribution which will be taxable to them even though it represents, economically, a return of invested capital.

The Trust will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Trust.

The sale or other disposition of common shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such common shares for more than one year at the time of sale. Any loss upon the sale or other disposition of common shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such common shares. Any loss you recognize on a sale or other disposition of common shares will be disallowed if you acquire other common shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the common shares. In such case, your tax basis in the common shares acquired will be adjusted to reflect the disallowed loss.

If the Trust conducts a tender offer for its shares, a repurchase by the Trust of a shareholder’s shares pursuant to such tender offer generally will be treated as a sale or exchange of the shares by a shareholder provided that either (i) the shareholder tenders, and the Trust repurchases, all of such shareholder’s shares, thereby reducing the shareholder’s percentage ownership of the Trust, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Trust following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Trust, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Trust (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Trust under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Trust to such shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Trust’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. Any Trust shares held by a shareholder after a tender offer will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Trust increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Trust as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Trust’s cash to repurchase shares may adversely affect the Trust’s ability to satisfy the distribution requirements for treatment as a regulated investment company described above. The Trust may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Trust would take any such income into account in determining whether such distribution requirements have been satisfied.

If the Trust liquidates, shareholders generally will realize capital gain or loss upon such liquidation in an amount equal to the difference between the amount of cash or other property received by the shareholder (including any property deemed received by reason of its being placed in a liquidating trust) and the shareholder’s adjusted tax basis in its shares. Any such gain or loss will be long-term if the shareholder is treated as having a holding period in Trust shares of greater than one year, and otherwise will be short-term.

The foregoing discussion does not address the tax treatment of shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer or upon liquidation of the Trust.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at a reduced maximum rate. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Trust and capital gains from the sale or other disposition of the Trust’s common shares.

A common shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of exempt-interest dividends or net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of common shares of the Trust. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Trust’s common shares.

Ordinary income dividends properly reported by the RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). Depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, or substitute Form). In the case of common shares held through an intermediary, the intermediary may have withheld tax even if the Trust reported the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Trust’s distributions would qualify for favorable treatment as qualified net interest income or qualified short-term capital gains if the provision is extended.

In addition withholding at a rate of 30% will apply to dividends paid in respect of common shares of the Trust held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which common shares of the Trust are held will affect the determination of whether such withholding is required. Similarly, dividends paid in respect of common shares of the Trust held by an investor that is a non-financial foreign entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial

United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. The Trust will not pay any additional amounts to common shareholders in respect of any amounts withheld. Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in the Trust’s common shares.

U.S. federal backup withholding tax may be required on dividends, distributions and sale proceeds payable to certain non-exempt common shareholders who fail to supply their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the Internal Revenue Service.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of common shares of the Trust also may be subject to state, local, and/or foreign taxes. Common shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Trust.

Under U.S. Treasury regulations, if a common shareholder recognizes a loss with respect to common shares of $2 million or more for an individual shareholder in a single taxable year (or $4 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years) or $10 million or more for a corporate shareholder in any single taxable year (or $20 million or more in any combination of taxable years in which the transaction is entered into and the five succeeding taxable years), the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Common shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

***

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Trust and its shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Trust transactions. Holders of common shares are advised to consult their own tax advisers for more detailed information concerning the U.S. federal income taxation of the Trust and the income tax consequences to its holders of common shares.

CUSTODIAN AND TRANSFER AGENT

The custodian of the assets of the Trust is State Street Bank and Trust Company, whose principal business address is One Congress Street, Boston, Massachusetts 02114. The custodian is responsible for, among other things, receipt of and disbursement of funds from the Trust’s accounts, establishment of segregated accounts as necessary, and transfer, exchange and delivery of Trust portfolio securities.

Computershare Trust Company, N.A., whose principal business address is 150 Royall Street, Canton, Massachusetts 02021, serves as the Trust’s transfer agent with respect to the common shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, whose principal business address is 115 Federal Street, Boston, Massachusetts 02110, is the independent registered public accounting firm of the Trust and is expected to render an opinion annually on the financial statements of the Trust.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A control person is a person who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company. As of June 5, 2026 the Trust did not know of any person or entity who “controlled” the Trust. As of June 5, 2026 to the knowledge of the Trust, no person(s) owned of record or beneficially 5% or more of the outstanding common shares of any class of the Trust.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this SAI the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this SAI from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this SAI, the Prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this SAI. Any statement in a document incorporated by reference into this SAI will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this SAI or (2) any other subsequently filed document that is incorporated by reference into this SAI modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Trust’s Prospectus, dated June 12, 2026, filed with this Prospectus;

•	our annual report on Form N-CSR for the fiscal year ended December 31, 2025 filed with the SEC on March 5, 2026;

•	the Trust’s definitive proxy statement on Schedule 14A, filed with the SEC on June 2, 2026; and

•

the description of the Trust’s common shares contained in our Registration Statement on Form 8-A (File No. 001-39542) filed with the SEC on September 21, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling:

Client Services Desk

(800) 882-0052

The Trust makes available the Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.blackrock.com. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS

The audited financial statements and financial highlights included in the annual report to the Trust’s shareholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), together with the report of Deloitte & Touche LLP on the financial statements and financial highlights included in the Trust’s 2025 Annual Report are incorporated herein by reference.

APPENDIX A

Ratings of Investments

A rating is generally assigned to a fixed-income security at the time of issuance by a credit rating agency designated as a nationally recognized statistical rating organization (“NRSRO”) by the SEC. While NRSROs may from time to time revise such ratings, they undertake no obligation to do so, and the ratings given to securities at issuance do not necessarily represent ratings which would be given to these securities on a particular subsequent date.

NRSROs may rate specific investments (e.g., bonds), issuers (e.g., corporations, governments and financial institutions) and/or programs (e.g., commercial paper programs). However, certain types of investments may not be rated by NRSROs, such as certain government/sovereign obligations, US agency securities, commercial paper, time deposits at financial institutions, and derivative instruments such as credit default swaps. For these types of investments, as well as US Treasury securities (some of which are not rated), where a NRSRO has not rated the specific investment but has rated the investment’s issuer, program, financial institution or underlying reference asset, BlackRock Advisors, LLC, BlackRock Fund Advisors or their respective affiliates (“BlackRock”) may consider the investment to have the same NRSRO rating as its issuer, program, financial institution or underlying reference asset, as applicable. In the case of municipal securities, where one NRSRO provides multiple ratings for the same security (e.g., “underlying,” “insured” and/or “enhanced” ratings), BlackRock may consider the security to have the highest of the multiple ratings.

New issue securities (regardless of type) may not be rated by a NRSRO at the time of their initial offering. Preliminary prospectuses or term sheets for new issue securities may include an expected rating for the security (as determined by the underwriter and/or issuer) or a NRSRO rating for the issuer of the security. If applicable, when deciding whether to purchase a new issue security that has not yet been rated by a NRSRO, BlackRock may attribute an expected rating to the security based on: (i) the expected rating of the security set forth in the preliminary prospectus or term sheet for the security; (ii) the NRSRO’s rating for the issuer of the security set forth in the preliminary prospectus or term sheet for the security; or (iii) with respect to asset-backed securities, the rating of a prior issuance having a similar structure or the same sponsor.

Where the investment objective of a fund is to track the performance of an index that includes credit ratings eligibility criteria as part of its index methodology, the fund may purchase any security within the index, such security having been determined by the index provider as meeting its credit ratings eligibility criteria. The credit ratings practices of an index provider may differ from BlackRock’s practices, as described above. Further, the fund may invest, directly or indirectly, in securities that are not rated by a rating agency or securities with a credit rating that differs from the credit rating specified in its index methodology in various circumstances, including where a security is downgraded but not yet removed from an index, following the removal of a security from an index prior to its sale by the fund or as a result of a corporate action or restructuring affecting an issuer of a security held by the fund.

Fixed-income securities which are unrated may expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. Evaluation of these securities is dependent on BlackRock’s judgment, analysis and experience in the evaluation of such securities.

Investors should note that the assignment of a rating to a security by an NRSRO may not reflect the effect of recent developments on the issuer’s ability to make interest and principal payments or on the likelihood of default.

Securities deemed to be high yield are rated below Baa3 by Moody’s and below BBB- by S&P Global Ratings and Fitch.

The descriptions below relate to general long-term and short-term obligations of an issuer.

A Description of Moody’s Investors Service, Inc.’s (“Moody’s”) Global Rating Scales

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody’s defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.

Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Description of Moody’s Global Long-Term Rating Scale

Aaa	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B	Obligations rated B are considered speculative and are subject to high credit risk.

Caa	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.

By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Description of Moody’s Global Short-Term Rating Scale

P-1	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

P-2	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Description of Moody’s U.S. Municipal Short-Term Debt and Demand Obligation Ratings

Description of Moody’s Short-Term Obligation Ratings

Moody’s uses the global short-term Prime rating scale for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.

Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG Scale

MIG 1	This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Description of Moody’s Demand Obligation Ratings

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.

VMIG Scale

VMIG 1	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG	This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

Description of S&P Global Ratings (“S&P”), a Division of S&P Global Inc., Issue Credit Ratings

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market, typically with an original maturity of no more than 365 days. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. S&P would typically assign a long-term issue credit rating to an obligation with an original maturity of greater than 365 days. However, the ratings S&P assigns to certain instruments may diverge from these guidelines based on market practices. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;

•	The nature and provisions of the financial obligation, and the promise S&P imputes; and

•

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

Long-Term Issue Credit Ratings*

AAA	An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A	An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB	An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C	Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB	An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B	An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC	An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC

An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C	An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D	An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

* Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issue Credit Ratings

A-1	A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2	A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3	A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B	A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C	A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D	A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Description of S&P’s Municipal Short-Term Note Ratings

An S&P U.S. municipal note rating reflects S&P’s opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P’s municipal short-term note rating symbols are as follows:

SP-1	Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2	Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3	Speculative capacity to pay principal and interest.

D	‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Description of Fitch Ratings’ (“Fitch’s”) Credit Ratings Scales

Fitch Ratings publishes opinions on a variety of scales. The most common of these are credit ratings, but the agency also publishes ratings, scores and other relative opinions relating to financial or operational strength. For example, Fitch also provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.

Fitch’s credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency’s credit ratings cover the global spectrum of corporate, sovereign financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

The terms “investment grade” and “speculative grade” have established themselves over time as shorthand to describe the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade). The terms investment grade and speculative grade are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories either signal a higher level of credit risk or that a default has already occurred.

For the convenience of investors, Fitch may also include issues relating to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as ‘NR’.

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch’s Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of historical default rates.

Fitch’s credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment.

Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument’s documentation. In limited cases, Fitch may include additional considerations (i.e. rate to a higher or lower standard than that implied in the obligation’s documentation).

The primary credit rating scales can be used to provide a rating of privately issued obligations or certain note issuance programs or for private ratings. In this case the rating is not published, but only provided to the issuer or its agents in the form of a rating letter.

The primary credit rating scales may also be used to provide ratings for a more narrow scope, including interest strips and return of principal or in other forms of opinions such as credit opinions or rating assessment services. Credit opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit opinions will be indicated using a lower case letter symbol combined with either an ‘*’ (e.g. ‘bbb+*’) or (cat) suffix to denote the opinion status. Credit opinions will be point-in-time typically but may be monitored if the analytical group believes information will be sufficiently available. Rating assessment services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. While credit opinions and rating assessment services are point-in-time and are not monitored, they may have a directional watch or outlook assigned, which can signify the trajectory of the credit profile.

Description of Fitch’s Long-Term Corporate Finance Obligations Rating Scales

Ratings of individual securities or financial obligations of a corporate issuer address relative vulnerability to default on an ordinal scale. In addition, for financial obligations in corporate finance, a measure of recovery given default on that liability is also included in the rating assessment. This notably applies to covered bonds ratings, which incorporate both an indication of the probability of default and of the recovery given a default of this debt instrument. On the contrary, Ratings of debtor-in-possession (“DIP”) obligations incorporate the expectation of full repayment.

The relationship between the issuer scale and obligation scale assumes a generic historical average recovery. Individual obligations can be assigned ratings higher, lower, or the same as that entity’s issuer rating or issuer default rating (“IDR”), based on their relative ranking, relative vulnerability to default or based on explicit Recovery Ratings.

As a result, individual obligations of entities, such as corporations, are assigned ratings higher, lower, or the same as that entity’s issuer rating or IDR, except DIP obligation ratings that are not based off an IDR. At the lower end of the ratings scale, Fitch publishes explicit Recovery Ratings in many cases to complement issuer and obligation ratings.

Fitch long-term obligations rating scales are as follows:

AAA	Highest Credit Quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA	Very High Credit Quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A	High Credit Quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB	Good Credit Quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB	Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B	Highly Speculative. ‘B’ ratings indicate that material credit risk is present.

CCC	Substantial Credit Risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC	Very High Levels of Credit Risk. ‘CC’ ratings indicate very high levels of credit risk.

C	Exceptionally High Levels of Credit Risk. ‘C’ indicates exceptionally high levels of credit risk.

Within rating categories, Fitch may use modifiers. The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories.

For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA–’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category. For the short-term rating category of ‘F1’, a ‘+’ may be appended.

Description of Fitch’s Short-Term Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

Fitch short-term ratings are as follows:

F1	Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2	Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.

F3	Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B	Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C	High Short-Term Default Risk. Default is a real possibility.

RD	Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D	Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

APPENDIX B

 Closed-End Fund Proxy Voting Policy

 Procedures Governing Delegation of Proxy Voting to Fund Adviser

Effective Date: January 1, 2025

Applies to the following types of Funds registered under the 1940 Act:

☐	Index Equity Mutual Funds and Exchange-Traded Funds

☐	Open-End Active and Fixed Income Index Mutual Funds and Exchange-Traded Funds

☐	Money Market Funds

☐	Closed-End Funds

☐	Other

Objective and Scope

Set forth below is the Closed-End Fund Proxy Voting Policy.

Policy / Document Requirements and Statements

The Boards of Trustees/Directors (the “Directors”) of the closed-end funds advised by BlackRock Advisors, LLC (“BlackRock”), (the “Funds”) have the responsibility for the oversight of voting proxies relating to portfolio securities of the Funds, and have determined that it is in the best interests of the Funds and their shareholders to delegate the responsibility to vote proxies to BlackRock as part of BlackRock’s authority to manage, acquire and dispose of account assets, all as contemplated by the Funds’ respective investment management agreements.

BlackRock has adopted the BlackRock Active Investment Stewardship Global Engagement and Voting Guidelines (as from time to time amended, the “Guidelines”) governing proxy voting by accounts managed by BlackRock.

BlackRock will cast votes on behalf of each of the Funds covered by this policy on specific proxy issues in respect of securities held by each such Fund (or may refrain from voting) in accordance with the Guidelines; provided, however, that in the case of underlying closed-end funds (including business development companies and other similarly-situated asset pools) held by the Funds that have, or are proposing to adopt, a classified board structure, BlackRock will typically (a) vote in favor of proposals to adopt classification and against proposals to eliminate classification, and (b) not vote against directors as a result of their adoption of a classified board structure.

Conflicts Management

BlackRock Active Investment Stewardship (“BAIS”) maintains policies and procedures that seek to prevent undue influence on BlackRock’s proxy voting activity and to mitigate material conflicts of interest in the exercise of proxy voting responsibilities. Potential material conflicts, and the resultant potential for undue influence, might be due to a relationship between the investee company (or any shareholder proponent or dissident shareholder) and BlackRock, BlackRock’s affiliates or employees, or a Fund or a Fund’s affiliates. BlackRock has taken certain steps to mitigate potential conflicts, which are outlined in detail in the Guidelines. In mitigating conflicts, BAIS will adhere to the Guidelines.

In certain instances, BAIS will engage an independent third-party voting service provider to make proxy voting recommendations as a further safeguard to avoid potential conflicts of interest, to satisfy regulatory compliance requirements, or as may be otherwise required by applicable law.

With respect to the relationship between securities lending and proxy voting, shares on loan cannot be voted and BlackRock may determine to recall them for voting, as guided by BlackRock’s fiduciary responsibility to act in clients’ financial interests. The Guidelines set forth BlackRock’s approach to recalling securities on loan in connection with proxy voting.

Reports to the Board

BlackRock will report on an annual basis to the Directors on (1) a summary of the proxy voting process as applicable to the Funds covered by this Policy in the preceding year together with a representation that all votes were in accordance with the Guidelines (as modified pursuant to the immediately preceding paragraph), and (2) any material changes to the Guidelines, including material changes to conflicts management practices, that have not previously been reported.

BlackRock Active Investment Stewardship

Global Engagement and Voting Guidelines

Effective as of January 2026

Overview

This document provides high level guidance on how BlackRock Active Investment Stewardship (BAIS) views corporate governance matters that are commonly put to a shareholder vote, or on which investors engage with issuers.2 BAIS works in partnership with BlackRock’s investment teams, excluding index equity3, providing expertise on investment stewardship and engaging with companies alongside and on behalf of those teams when appropriate. The team is responsible for establishing voting guidelines for the active equity platform, providing vote recommendations and operationalizing voting decisions. The guidance informs the voting recommendations BAIS makes to BlackRock’s active portfolio managers. It applies to active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies. It also may apply to holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements. The guidelines are not prescriptive as active portfolio managers have discretion as to how they integrate these guidelines within their investment processes in light of their clients’ or funds’ investment objectives. There are separate, independently developed principles and voting policies that are applied to BlackRock’s index equity investments by a distinct and independent function, BlackRock Investment Stewardship.

[2]

This document includes BAIS’ benchmark policy, which covers nearly all active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies. The benchmark policy also may apply to holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements. This document also includes BAIS’ decarbonization policy, which covers holdings in BlackRock active funds that have climate and decarbonization objectives in addition to financial objectives.

[3]

BlackRock segmented active and index equity investment functions, including stewardship, in January 2025 as part of a strategic initiative to unlock the full breadth of the firm’s active and private markets capabilities for clients. As a result, there are two stewardship teams, which operate independently of one another and have separate voting policies.

Introduction to BlackRock

BlackRock’s mission is to help more people invest better. The money BlackRock manages is not its own — it belongs to BlackRock’s clients, many of whom make their own asset allocation and portfolio construction decisions. As a fiduciary, BlackRock invests on clients’ behalf to help them meet their investment objectives. The firm does this by understanding clients’ long-term investment objectives and offering choice on how and where they wish to invest their money. BlackRock then helps clients seek the best risk-adjusted returns based on those choices, underpinning this work with research, data and analytics.

At BlackRock, investment stewardship is core to our role as an asset manager and a fiduciary to our clients. As stewards of our clients’ assets, we engage with companies to discuss the corporate governance and business practices that, in our experience, support companies in delivering durable, risk-adjusted financial returns over time. We are committed to building strong relationships through constructive, ongoing dialogue with the boards and executive management of the companies in which our clients are invested.

About BlackRock Active Investment Stewardship

BlackRock Active Investment Stewardship (BAIS) is a specialist team within the Portfolio Management Group and manages BlackRock’s stewardship engagement and voting on behalf of clients invested in active strategies globally. BAIS is also responsible for engagement with issuers in index fixed income strategies, where appropriate. Our activities are informed by these Global Engagement and Voting Guidelines (the “Guidelines”) and insights from active investment analysts and portfolio managers, with whom we work closely in engaging companies and voting at shareholder meetings.

Engagement with public companies is the foundation of our approach to stewardship within fundamental active investing.4 Through direct dialogue with company leadership, we seek to understand their businesses and how they manage risks and opportunities to deliver durable, risk-adjusted financial returns. Portfolio managers and stewardship specialists may engage jointly or independently on material corporate governance matters. Our discussions focus on topics relevant to a company’s success over time, including governance and leadership, corporate strategy, capital structure and financial performance, operations and material sustainability-related risks, as well as macro-economic, geopolitical and sector dynamics. We aim to be constructive investors and are generally supportive of management teams that have a track record of financial value creation. We aim to build and maintain strong relationships with company leadership based on open dialogue and mutual respect.

Different active equity strategies may implement these voting guidelines differently, as a result of the latitude each portfolio manager has to make independent voting decisions on their holdings. For example, BAIS will generally vote the holdings in Systematic Active Equity portfolios in accordance with these guidelines. We provide voting recommendations to fundamental equity portfolio managers, who may determine to vote differently based on each portfolio’s investment objectives and strategy.

[4]

On February 11, 2025, the U.S. Securities and Exchange Commission (SEC) staff issued updated guidance for shareholders to maintain their eligibility to report their beneficial ownership under Schedule 13G of the Exchange Act. We comply fully with these requirements and do not engage with portfolio companies for the purpose, or with the effect, of changing or influencing control of the company.

These guidelines discuss BAIS’ views on corporate governance topics on which we may engage with management teams and board directors5 and on matters that routinely come to a shareholder vote. We recognize that accepted corporate governance norms can differ across markets, and believe these guidelines represent globally applicable elements of governance that support a company’s ability to manage material risks and opportunities and deliver financial returns to investors. Generally, we believe companies should observe accepted corporate governance norms within their local markets or, particularly in markets without well-established norms, aspire to widely recognized international best practices. As one of many minority shareholders, BlackRock cannot – and does not try to – direct a company’s strategy or its implementation. We look to companies to provide disclosures that explain how their approach to corporate governance best aligns with the financial interests of their investors.

Our approach to stewardship within active equities

Voting at a company’s shareholder meeting is a right of share ownership and a core principle of corporate governance. The voting rights attached to clients’ holdings are an important mechanism for investors to express support for, or concern about, a company’s performance. As a fiduciary, BlackRock is legally required to make proxy voting determinations, on behalf of clients who have delegated voting authority to us, in a manner consistent with BlackRock’s contractual arrangements with clients and funds.

In general, we tend to support the recommendations of the board of directors and management. As indicated below, we may vote against management recommendations when we have concerns about how companies are serving the financial interests of our clients as their shareholders. BAIS takes a globally consistent approach to voting but considers the different corporate governance regulations and norms across markets. Votes are determined on a case-by-case basis, in the context of a company’s situation and the investment mandate we have from clients. Please see page 19 for more information about how we fulfill and oversee our investment stewardship responsibilities for BlackRock’s non-index equity strategies.6

Our approach to stewardship within fixed income

Although fixed income investors do not have the right to vote at shareholder meetings, issuer engagement is a component of fixed income investment strategies at BlackRock, particularly for those with sustainability objectives in addition to financial objectives. Most corporate governance-related fixed income engagements are undertaken in conjunction with the active investment stewardship team, and often active equity investors. In addition to the topics listed below, engagement with fixed income investment teams may help inform an issuer’s approach to structuring specialist issuances and the standard terms and information in bond documentation.

[5]	References to the board, board directors or non-executive directors should be understood to include supervisory boards and their members, where relevant.
[6]

Non-index equity strategies include active equity holdings in BlackRock’s fundamental equity, systematic equity and multi-asset solutions strategies, as well as holdings in BlackRock’s index and active fixed income strategies, to the extent those strategies hold voting securities or conduct issuer engagements.

Boards of Directors

Roles and responsibilities

There is widespread consensus that the foundation of good corporate governance is an effective board of directors that is able to advise and supervise management in an independent and objective manner.7

We look to the board of directors (hereafter the “board”) to have an oversight role in the establishment and realization of a company’s strategy, purpose and culture. These constructs are interdependent and, when aligned, can better position a company to be resilient in the face of a changing business environment, help reduce the risks of corporate or employee misconduct, and attract and retain the caliber of workers necessary to deliver financial performance over time.

In overseeing the management of the company, the board ensures the necessary resources, policies and procedures are in place to help management meet its strategic objectives within an agreed risk tolerance.

One of the most important responsibilities of the board is to appoint, and remove as necessary, the chief executive officer (“CEO”). In addition, the board plays a meaningful role in monitoring the performance of the CEO and other key executives, determining executive compensation, ensuring a rigorous audit, overseeing strategy execution and risk management and engaging with shareholders, and other stakeholders, as necessary.

Composition and effectiveness

Appointment process

A formal and transparent process for identifying and appointing director candidates is critical to ensuring the board is composed of directors with the appropriate mix of skills and experience. Generally, the board or a sub-committee determines the general criteria given the company’s circumstances (e.g., sector, maturity, geographic footprint) and any additional criteria for a specific role being filled (e.g., financial expertise, industry track record). To inform the process, we encourage companies to review the skills and experience of incumbent directors to identify any gaps and whether the skills and experience of a director candidate would be additive. We welcome disclosures that explain how the board considered different skills and experience to ensure that the directors collectively can be effective in fulfilling their responsibilities. We assess a company’s board composition against that of its peer group and local market requirements.

Shareholders periodically vote to elect directors to serve on the board. We do not prescribe any particular board composition in our engagements or voting but seek to understand how well placed a board is to act in investors’ interests. We may vote against the election of the most senior independent director, or the chair of the relevant committee, where a company has not demonstrated it has an appointment process that results in a high functioning board with the appropriate complement of skills and experience amongst the directors to support strong financial performance over time. We may vote against newly nominated directors who do not seem to have the appropriate skills or experience to contribute to the board’s effectiveness.

[7]	See the Corporate Governance Codes of Germany, Japan, and the UK, as well as the corporate governance principles of the US Business Roundtable as examples.

Independence

Director independence from management, significant shareholders or other stakeholders (e.g., government or employees) is of paramount importance to the protection of the interests of minority shareholders such as BlackRock’s clients. We consider it good practice for at least half the directors to be independent and free from conflicts of interest or undue influence.8 This also helps to ensure that board committees are composed of a sufficient number of independent directors. Companies domiciled in markets with a higher threshold for board independence should meet those local requirements.

We may vote against the election of non-independent directors if the board does not have a sufficient balance of independence. We may also vote against the election of the chair of the committee responsible for board composition if this is a perennial issue.

Independent board leadership

Practices across markets differ, as do board structures, but we observe two main approaches to independent board leadership. One is a non-executive, independent chair of the board who is responsible for leading the board in the effective exercise of its duties. The other is a lead or senior independent director, who is responsible for coordinating with the other non-executive directors and working closely with the executive chair on the board agenda and other board procedures. In this case, the executive chair and the lead independent director work together to ensure the board is effectively fulfilling its responsibilities. In our view, the independent leader of the board, and/or the chair of a relevant committee, should be available to investors to discuss governance matters such as CEO succession, executive pay, and board performance. We look to boards to explain their board leadership model and how it serves the interests of shareholders.

We may vote against the election of the chair of the committee responsible for board composition if there is not an identified independent leader of the board with clear responsibilities for board performance. We may vote against the most senior independent director if the board has a policy of not engaging with shareholders.

Tenure and succession

In our view, it is good practice for boards to establish the length of time a director would normally be expected to serve, in line with market norms where those exist. We find it helpful when companies disclose their approach to director tenure particularly around the contributions of directors who have served for longer periods than typically provided for under local practice. In our experience, long-serving directors could become less independent given their long-term relationship with management and involvement in past board decisions.

Succession planning for board roles helps achieve the appropriate cadence of turnover that balances renewal through the regular introduction of directors with fresh perspectives and expertise with continuity through the retention of directors with long-term knowledge of the board and company.

[8]

Common impediments to independence may include but are not limited to: current or recent employment at the company or a subsidiary; being, or representing, a shareholder with a substantial shareholding in the company; interlocking directorships; lengthy tenure, and having any other interest, business, or other relationship which could, or could reasonably be perceived to, materially interfere with a director’s ability to act in the best interests of the company and shareholders.

In markets where there is not specific director tenure guidance from regulation or corporate governance best practices, we may vote against the election of the chair of the committee responsible for board composition if a company does not clearly disclose its approach to director tenure and board renewal. We may vote against the election of directors who have served for more years than is typical in markets with specific guidance, where the case for their continued service is not evident.

Capacity

To be effective and engaged, directors need to have the time and energy to commit to the role. In our view, an effective board will assess the ability of its members to maintain an appropriate focus on board matters and the company taking into consideration competing responsibilities. We recognize that board leadership roles vary across markets in responsibilities and required time commitment but note that they are generally more intensive than a standard directorship. We will take local norms and practices into consideration when making our voting determinations across markets.

We may vote against the election of directors who do not seem to have sufficient capacity to effectively fulfil their duties to the board and company.

Director elections

Regular election of directors, ideally annually, supports director accountability to shareholders. A classified board structure9 may be justified by a company when it needs consistency and stability during a time of transition, or on the basis of its business model (e.g., a non-operating company such as closed-end funds).

Shareholders should have the opportunity to evaluate nominated directors individually rather than in bundled slates. We look to companies to provide sufficient information on each director standing for election so that shareholders can assess their capabilities and suitability. We will generally not support the election of directors whose names and biographical details have not been disclosed sufficiently in advance of the shareholder meeting.

Each director’s appointment should be dependent on receiving a simple majority of the votes cast at the shareholder meeting. Where a company’s practices differ, we look to the board to provide a detailed explanation as to how its approach best serves investors’ interests.

We may vote for shareholder or management proposals seeking to establish annual election of directors and/or a simple majority vote standard for director elections. We may vote against all the directors standing for election as part of a single slate if we have concerns about the profile or performance of an individual director.

Committees

Many boards establish committees to focus on specific responsibilities of the board such as audit and risk, governance and human capital, and executive compensation, amongst other matters. We do not prescribe to companies what committees they should establish, but we seek to understand the board’s rationale for the committee structure it determines is appropriate. We note that, in some markets, regulation requires such committees. The responsibilities of each committee should be clear, and the board should ensure that all critical matters are assigned either to the full board or to one of the committees. It is helpful to investor

[9]	A classified board divides the directors into classes with different overlapping terms. As a result, only one class of directors stands for election in any one year.

understanding when the board discloses the structure, membership, proportion of independent directors, and responsibilities of each committee. The responsibilities we typically see assigned to the three most common committees include:

●

Audit and risk – oversight responsibilities for the integrity of financial reporting, risk management and compliance with legal and regulatory requirements; may also play an oversight role in relation to the internal audit function and whistleblowing mechanisms.

●

Nominating, governance and human capital – oversight responsibilities for corporate governance principles and practices of the company, including the periodic review of board performance; responsibility for succession planning for CEO and key board roles, as well as the director appointment process; may also have oversight responsibilities for human capital management strategies, including corporate culture and purpose.

●

Executive compensation – determines the compensation policies and programs for the CEO and other executive officers, approves annual awards and payments under the policies; may also have oversight responsibilities for firm-wide compensation policies.

We may vote against the election of the chair of the committee or other directors serving as committee members to convey concerns about how a committee has undertaken its responsibilities. We may vote against the election of the most senior non-executive director if there is not a clearly disclosed approach to board committees.

Board and director evaluation

We consider it best practice for companies to conduct an annual review of the performance of the board, the committees, the chair and individual directors. Periodically, this review could be undertaken by an independent third party able to bring objective perspectives to the board on governance and performance. We encourage companies to disclose their approach to and the objectives of evaluations, including any changes made to the board’s approach as a result.

Access to independent advice

To support the directors in effectively fulfilling their duties to the company and shareholders, they should have access to independent advice. In certain circumstances, it may be helpful to boards to retain independent third parties to advise on critical matters. These might include new industry developments such as emergent and disruptive technology, operating events with material consequences for the company’s reputation and/or performance, or significant transactions. Board committees may similarly retain third parties to advise them on specialist matters such as audit, compensation and succession planning.

Executive compensation

Boards play an important role in establishing compensation arrangements that enable the company to recruit, retain and reward the caliber of executive management necessary to lead and operate the company to deliver superior financial returns over time. We focus on alignment between variable pay and a company’s financial performance.

Generally, executive compensation arrangements have four components: base salary, annual bonus that rewards performance against short-term metrics, incentives - most often share-based- that reward performance against long-term metrics, and pensions and benefits. In our observation, base salary, pensions and benefits are largely set relative to market norms and benchmarks. The annual bonus and share-based incentive, or variable pay plans, tend to be tailored to the company, its sector and long-term strategy, as well as the individuals the board is seeking to recruit and motivate.

Recognizing the unique circumstances of each company, we determine whether to support a company’s approach to executive compensation on a case-by-case basis. We rely on companies providing sufficient quantitative and qualitative information in their disclosures to enable shareholders to understand the compensation arrangements and assess the alignment with investors’ interests. Features we look for in compensation arrangements include:

●	Fixed pay components, including base salary, benefits and prerequisites that are appropriate in the context of the company’s size, sector and market.

●	Variable pay subject to performance metrics that are closely linked to the company’s short- and long-term strategic objectives.

●	Long-term incentives that motivate sustained performance across a multi-year period.

●

A balance between fixed and variable pay, short- and long-term incentives, and specific instruments (cash and equity awards) that promotes pay program durability and seldom necessitates one-off, discretionary payments.

●	Pay outcomes that are consistent with the returns to investors over the relevant time period.

●	Board discretion, if allowed within the variable pay arrangements, to be used sparingly, responsibly and transparently.

●

A requirement, that participants in long-term share-based incentive plans build a meaningful shareholding in the company within a defined time period, as determined by the board or relevant board committee.

●	Change of control provisions that appropriately balance the interests of executives and shareholders.

●

Clawback or malus provisions that allow the company to recoup or hold back variable compensation from individuals whose awards were based on fraudulent activities, misstated financial reports, or executive misconduct.

●	Severance arrangements that protect the company’s interests but do not cost more than is contractual.

We may vote against proposals to introduce new share-based incentives, approve existing policies or plans, or approve the compensation report where we do not see alignment between executive compensation arrangements and our clients’ financial interests. When there is not an alternative, or where there have been multi-year issues with compensation misaligned with performance, we may vote against the election of the chair of the responsible committee, or the most senior independent director.

Non-executive director compensation

Companies generally pay non-executive directors an annual retainer or fee in cash, shares or a combination of the two. Some companies also pay additional fees for service on board committees or in board leadership roles. We do not support non-executive directors participating in performance-based incentive plans as doing so may create a conflict of interest and undermine their independence from management, whom they oversee.

Capital structure

Boards are responsible for ensuring senior executive leadership has established a capital strategy that achieves appropriate capital allocation in support of long-term financial resilience.

Where company practices diverge from those set out below, we look for companies to disclose why they view these practices to be aligned with shareholders’ interests. We may vote against management proposals seeking capital-related authorities, or the election of the most senior independent director, if we have concerns about a company’s approach. We may also support a shareholder proposal seeking conversion of shares with differentiated voting rights to a one-share, one-vote standard.

Share issuance

We assess requests for share issuance for particular transactions on a case-by-case basis. We will generally support authorities to issue shares when subject to pre-emptive rights, and up to 20% absent pre-emptive rights. We consider it good practice for companies to seek regular approval of these authorities to allow shareholders to take into consideration how prior authorities were used, as well as the current circumstances of the company and the market environment.

Share buybacks

We assess share buyback proposals in the context of the company’s disclosed capital management strategy and management’s determination of the appropriate balance between investment that supports the long-term growth of the company and returning cash to investors. We also take into consideration the effect of a buyback program on the company’s balance sheet and executive compensation arrangements and the price at which shares are repurchased relative to market price. We consider it good practice for companies to seek regular approval of these authorities to allow shareholders to take into consideration how prior authorities were used, as well as the current circumstances of the company and the market environment.

Dividends

We generally defer to management and the board on dividend policy but may engage to seek further clarification where a proposed dividend appears out of line with the company’s financial position.

Differentiated voting rights

We prefer companies to adopt a one-share, one-vote structure for share classes with the same economic exposure. Certain companies, particularly those new to public markets, could make the case to adopt a differentiated voting rights structure, or dual class stock. In those situations, we encourage companies to evaluate and seek approval for their capital structure on a periodic basis.

Transactions and special situations

We monitor developments in transactions and special situations closely and undertake our own detailed analyses of proposals.

Mergers and acquisitions

We evaluate proposed mergers or acquisitions by assessing the financial outcome for our clients as minority shareholders. Management should provide an assessment of the proposed transaction’s strategic and financial rationale, along with its execution and operational risks. We review each transaction independently based on these factors and the degree to which the transaction enhances shareholder value. The board might consider establishing an ad hoc transaction committee to undertake an independent assessment of a significant merger or acquisition, in advance of making its recommendation to shareholders.

We will vote against transactions that, in our assessment, do not advance our clients’ financial interests.

Anti-takeover defenses

In principle, we do not support companies using anti-takeover defenses, also known as poison pills or shareholder rights plans, as they can entrench management and boards which have not delivered long-term shareholder value. By exception, a poison pill may be supported if its purpose is to delay a takeover that is considered sub-optimal and enable management to seek an improved offer. Similarly, management could make the case to use a poison pill to block a shareholder activism campaign that may be counter to the interests of other investors. Defense mechanisms introduced in these circumstances should be limited in term and threshold, and also be closely monitored by the independent members of the board. We consider it good practice for companies to put to a shareholder vote any mechanisms expected to be in place for more than 12 months.

Shareholder activism

When companies are the focus of an activism campaign, we may communicate with the activist to understand their analysis and objectives, once they have publicly disclosed their campaign. We may also engage with company management and possibly board members, especially those the activist may be seeking to replace. In our assessment, we evaluate various factors, including the concerns raised by the activist and the case for change; the quality of both the activist’s and management’s plans; and the qualifications of each party’s candidates. We evaluate each contested situation by assessing the potential financial outcome for our clients as minority shareholders.

We may support board candidates nominated by a shareholder activist if BAIS, in its independent judgment, or the relevant portfolio manager has determined that there is a case for change to enhance shareholder value, or if the incumbent board members do not demonstrate the relevant skills and expertise or have a poor track record of protecting shareholders’ interests.

Significant shareholders and related party transactions

Boards of companies with affiliated shareholders or directors should give equitable consideration to the interests of all shareholders when evaluating related party transactions.

We consider it good practice for transactions with related parties, such as significant shareholders or companies affiliated with the public company, to be disclosed in detail and conducted on terms similar to what would objectively have been agreed with a non-related party. In our view, such transactions should be reviewed and approved by the independent members of the board, and if voted on, only disinterested shareholders should vote.

Corporate reporting, risk management and audit

Investors depend on corporate reporting, both regulatory and voluntary, to understand a company’s strategy, its implementation and financial performance, as well as to assess the quality of management and operations and potential for the company to create shareholder value over time. We consider it good practice for the board to oversee corporate reporting and the policies and procedures underpinning the internal audit function and external audit.

A company’s financial reporting should provide decision-useful information for investors, and other stakeholders, on its financial performance and position. It should provide an accurate and balanced assessment of the risks and opportunities the company faces in realizing its long-term strategy. Accordingly, the assumptions made by management and reviewed by the auditor in preparing the financial statements should be reasonable and justified. Financial statements should be prepared in accordance with globally developed reporting standards and any divergence from generally accepted accounting principles should be explained in detail and justified. Accounting restatements should be explained in detail and any remedial actions, and the implications of these, disclosed.

In this context, audit committees play a vital role in a company’s financial reporting system by providing independent oversight of the accounts, material financial and, where appropriate to the jurisdiction, non-financial information, internal control frameworks and Enterprise Risk Management systems. In our view, effective audit committee oversight strengthens the quality and reliability of a company’s financial statements and provides an important level of reassurance to shareholders. Audit committees should have a procedure in place for assessing the independence of the auditor and the quality of the external audit process annually.

Similarly, we encourage companies to disclose material sustainability-related factors that are integral to how a company manages risks or generates revenue. BAIS finds it helpful to our understanding when companies provide robust, standardized disclosures on their material sustainability-related risks and opportunities. The International Sustainability Standards Board (ISSB) is one entity working to meet these objectives through its reporting standards, which may be helpful to companies in preparing such reports.10 However, we do not mandate any specific disclosure framework, and note that companies in certain jurisdictions are subject to mandatory reporting requirements under standards specified by policy makers.11

Companies should establish robust risk management and internal control processes appropriate to the company’s business, risk tolerance, and regulatory environment. A credible whistleblowing system for employees, and potentially other stakeholders, can be a useful mechanism for ensuring that senior management and the board are aware of potential misconduct or breaches in risk management and internal control processes.

A comprehensive audit conducted by an independent audit firm contributes to investor confidence in the quality of corporate reporting. It is helpful when the audit report gives some insight into the scope and focus of the audit, as well as any critical audit matters identified and how these were resolved. A comprehensive

[10]

The ISSB is an independent standard-setting body within the International Financial Reporting Standards (IFRS) Foundation. Please refer to the IFRS website to learn more about the framework and standards S1 “General Requirements for Disclosure of Sustainability-related Financial Information” and S2 “Climate-related Disclosures.”

[11]

See, for examples, https://www.ifrs.org/news-and-events/news/2025/06/ifrs-foundation-publishes-jurisdictional-profiles-issb-standards/ and https://finance.ec.europa.eu/capital-markets-union-and-financial-markets/company-reporting-and-auditing/
company-reporting/corporate-sustainability-reporting_en

and effective audit is time and resource intensive, and the audit fee should be commensurate. Fees paid to the audit firm for non-audit consulting should not exceed the audit fee to a degree that may prompt concerns about the independence of the audit. The audit committee should explain its position on auditor tenure and how it confirmed that the auditor remained independent.

We may vote against the election of the responsible directors if corporate reporting is insufficient or there are material misstatements in financial reports. In markets where relevant, we may vote against a proposal to approve the financial statements or the discharge of the board when we are concerned about the quality of corporate reporting or the audit. We may vote against proposals to appoint the auditor, ratify the audit report, or approve the audit fee if we are concerned about the auditor’s independence, the quality of the audit, or there are material misstatements in financial reports and the board has not established reasonable remediation plans.

Shareholder rights and protections

General shareholder meetings

Companies normally have an annual general meeting of shareholders at which routine and non-routine items of business are discussed and voted on by shareholders in attendance or submitting proxy votes. Companies should disclose materials relevant to the shareholder meeting sufficiently in advance so that shareholders can take them into consideration in their voting decisions. Many companies offer shareholders the option of participating in the meeting virtually which, whilst welcome, should not limit the rights of shareholders to participate as they would during an in-person meeting.

We may vote against directors when materials related to the business of the shareholder meeting are not provided in a timely manner or do not provide sufficient information for us to make an informed voting decision. We may vote against directors if the format of the shareholder meeting does not accommodate reasonable shareholder participation.

Bylaw amendments

We review bylaw amendments proposed by management on a case-by-case basis and will generally support those that are aligned with the interests of minority shareholders. Any material changes to the bylaws should be explained in detail and put to a shareholder vote.

We may vote against bylaw amendments that reduce shareholder rights and protections or introduce additional burdens. We may vote against directors if material changes are made to the bylaws without shareholder approval.

If not provided for in the relevant corporate law, company bylaws should allow shareholders, individually or as a group, with a meaningful shareholding, the right to call a special meeting of shareholders. The shareholding required to exercise this right should balance its utility with the cost to the company of holding special meetings.

If not provided for in the relevant corporate law, company bylaws should allow shareholders, individually or as a group, with a meaningful shareholding, the right to nominate directors to the company’s board. The threshold for this right should be set so that shareholders can exercise it without being unduly disruptive to the board’s own nomination process.

Whilst we would not use either of these rights ourselves, we see them as important accountability mechanisms. We may vote for a shareholder proposal seeking the addition of either of these provisions to a company’s bylaws.

Change of domicile

We generally defer to management on proposals to change a company’s domicile as long as the rationale for doing so is consistent with the company’s long-term strategy and business model and the related costs are immaterial.

We may vote against directors or a proposal to change a company’s domicile where it does not seem aligned with our clients’ financial interests.

Changes to a company’s purpose or the nature of its business

Plans to materially change the nature of a company’s business or its purpose should be disclosed and explained in the context of long-term strategy and business dynamics. Such changes may significantly alter an investor’s views on the suitability of a company for their investment strategy or portfolio.

Where relevant, we may vote against proposals to change a company’s purpose or the nature of its business if the board has not provided a credible argument for change.

Shareholder proposals

Shareholders in many markets, who meet certain eligibility criteria, have the right to submit proposals to the general shareholder meeting asking a company to take a particular course of action subject to the proposal being supported by a majority of votes cast at the meeting. The topics raised can address a range of matters that may be relevant to a company’s business.

We vote on these proposals on a case-by-case basis. We assess the relevance of the topic raised to a company’s business and its current approach, whether the actions sought are consistent with shareholders’ interests, and what impact the proposal being acted upon might have on financial performance.

Our general approach where we have concerns about a company’s governance, disclosures or performance is to engage to understand the apparent difference in perspective. If we are concerned a company is not acting in shareholders’ financial interests, we may vote against the election of directors. We may support a relevant shareholder proposal if doing so is aligned with our clients’ financial interests. We generally do not support shareholder proposals that are legally binding on the company, seek to alter a company’s strategy or direct its operations, or are unrelated to how a company manages risk or generates financial returns.

BlackRock is subject to rules, regulations, agency guidance and contractual agreements that place restrictions and limitations on how we can interact with the companies in which we invest on behalf of our clients, including our ability to submit shareholder proposals. We do not submit shareholder proposals but can vote, on behalf of clients who authorize us to do so, on proposals put forth by others.

Corporate political activities

A corporation’s ability to engage in the policy process is subject to rules and regulations set by the jurisdictions in which they engage. When a corporation reports material financial risk related to policy and or regulatory changes, BAIS may seek to understand how it is addressing the material risk identified. We seek to understand how companies engage in corporate political activities and ensure that their participation is consistent with their public statements on policy matters material to the company’s long-term strategy. The board should be aware of the approach taken by management on corporate political activities as there can be reputational risks arising from inconsistencies between a company’s policy engagement and stated policy positions. Companies should, as a minimum, meet all regulatory disclosure requirements on political activities. We may engage a company where we would like to better understand its approach to policy engagement, where relevant.

To mitigate the risk of inconsistencies, companies may wish to assess the alignment between their policy priorities and the policy positions of the trade associations of which they are active members and any engagements undertaken by trade associations on behalf of members.

We may support a relevant shareholder proposal, or vote against directors, where a company’s disclosures are insufficient to address the material risk it has identified.

Material sustainability-related risks and opportunities

We seek to understand how companies manage the material risks and opportunities inherent in their business operations. In our experience, sustainability-related factors12 that are relevant to a company’s business or material to its financial performance, are generally operational considerations embedded into day-to-day management systems. Certain sustainability issues may also inform long-term strategic planning, for example, investing in product innovation in anticipation of changing consumer demand or adapting supply chains in response to changing regulatory requirements.

We recognize that the specific sustainability-related factors that may be financially material or business relevant will vary by company business model, sector, key markets, and time horizon, amongst other considerations. From company disclosures and our engagement, we aim to understand how management is identifying, assessing and integrating material sustainability-related risks and opportunities into their business decision-making and practices. Doing so helps us undertake a more holistic assessment of a company’s potential financial performance and the likely risk-adjusted returns of an investment.

We may vote against directors or support a relevant shareholder proposal if we have concerns about how a company is managing or disclosing its approach to material sustainability-related risks that may impact financial returns.

[12]

By material sustainability-related risks and opportunities, we mean the drivers of risk and financial value creation in a company’s business model that have an environmental or social dependency or impact. Examples of environmental issues include, but are not limited to, water use, land use, waste management, and climate risk. Examples of social issues include, but are not limited to, human capital management, impacts on the communities in which a company operates, customer loyalty, and relationships with regulators. It is our view that well-managed companies will effectively evaluate and manage material sustainability-related risks and opportunities relevant to their businesses. Governance is the core means by which boards can oversee the creation of durable financial value over time. Appropriate risk oversight of business-relevant and material sustainability-related considerations is a component of a sound governance framework.

Key stakeholders

In our view, companies should understand and take into consideration the interests of the various parties on whom they depend for their success over time. It is for each company to determine their key stakeholders based on what is material to their business and long-term financial performance. For many companies, key stakeholders include employees, business partners (such as suppliers and distributors), clients and consumers, regulators, and the communities in which they operate. Companies that appropriately balance the interests of investors and other stakeholders are, in our experience, more likely to be financially resilient over time.

Climate and decarbonization investment objectives

Certain active BlackRock funds have climate and decarbonization objectives in addition to financial objectives. Consistent with the objectives of those investment strategies, our stewardship activity in relation to the holdings in those funds differs in some respects from BAIS’ benchmark guidelines, which are described above. Specifically, for those funds’ holdings, we look to investee companies to demonstrate that they are aligned with a decarbonization pathway that means their business model would be viable in a low-carbon economy, i.e., one in which global temperature rise is limited to 1.5°C above pre-industrial levels. In addition, clients in separately managed accounts may instruct BlackRock to apply these guidelines to their holdings. Both in the case of funds and separately managed accounts, these guidelines are only implemented upon explicit selection and approval by the applicable fund board or client.

These decarbonization stewardship guidelines focus on companies which produce goods and services that contribute to real world decarbonization or have a carbon intensive business model and face outsized impacts from the low carbon transition, based on reported and estimated scopes 1, 2, and 3 greenhouse gas emissions. These companies should provide disclosures that set out their governance, strategy, risk management processes and metrics and targets relevant to decarbonization. It is helpful to investors’ understanding when these disclosures include an explanation of the decarbonization scenarios a company is using in its near- and long-term planning, as well as its scope 1, scope 2 and material scope 3 greenhouse gas (GHG) emissions and reduction targets for scope 1 and 2 emissions.

Under these climate- and decarbonization-specific guidelines, BAIS may recommend a vote against directors or support for a relevant shareholder proposal if a company does not appear to be adequately acting to address or disclosing material climate-related risks, consistent with the parameters set out in these climate- and decarbonization-specific guidelines. We may recommend supporting shareholder proposals seeking information relevant to a company’s stated low-carbon transition strategy or targets that the company does not currently provide and that would be helpful to investment decision-making. We would not recommend support for shareholder proposals that seek to constrain board or management decision-making or direct specific business or strategic decisions. As under the BAIS benchmark approach, the active portfolio managers are ultimately responsible for voting consistent with their investment mandate and fund objectives. For the funds and accounts in scope, voting on matters not related to climate risk and the energy transition is undertaken in line with BAIS’ benchmark guidelines.

Appendix 1: How we fulfil and oversee our investment stewardship responsibilities for non-index equity investment strategies

Oversight

The Global Head of BAIS has primary oversight of and responsibility for the team’s activities, including voting in accordance with the BlackRock Active Investment Stewardship Global Engagement and Voting Guidelines (the “Guidelines”), which require the application of professional judgment and consideration of each company’s unique circumstances, as well as input from active investors. BAIS is independent from BlackRock Investment Stewardship in our engagement and voting activities, reporting lines, and oversight.

The Stewardship Leaders Group, comprised of senior active investors and other relevant stakeholders in BlackRock’s legal, public policy, sustainability and communications teams, helps shape the firm’s approach to investment stewardship on non-index equity investment strategies. The Group may advise on and review amendments to BAIS’ policies and practices. It does not determine voting decisions, which are the responsibility of BAIS and the relevant active equity investors.

BAIS carries out engagement with companies in collaboration with active investment colleagues, executes proxy votes, and conducts vote operations (including maintaining records of votes cast) in a manner consistent with the Guidelines. BAIS also conducts research on corporate governance issues and participates in industry discussions to contribute to and keep abreast of important developments in the corporate governance field. BAIS may use third parties for certain of the foregoing activities and performs oversight of those third parties (see “Use and oversight of third-party vote services providers” below).

Voting guidelines and vote execution

BlackRock votes on proxy issues when our clients authorize us to do so. We carefully consider the voting items submitted to funds and other fiduciary account(s) (Fund or Funds) for which we have voting authority. BlackRock votes (or refrains from voting) for each Fund for which we have voting authority based on our evaluation of the alignment of the voting items with the long-term economic interests of our clients, in the exercise of our independent business judgment, and without regard to the relationship of the issuer (or any shareholder proponent or dissident shareholder) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates, or BlackRock employees (see “Conflicts management policies and procedures,” below).

When exercising voting rights, BAIS will normally vote on specific proxy issues in accordance with the Guidelines, although portfolio managers have the right to vote differently on their holdings if they determine doing so is more aligned with the investment objective and financial interests of clients invested in the funds they manage.

The Guidelines are not intended to be exhaustive. BAIS applies the Guidelines on a case-by-case basis, in the context of the individual circumstances of each company and the specific issue under review. As such, the Guidelines do not indicate how BAIS will vote in every instance. Rather, they reflect our view about corporate governance issues generally, and provide insight into how we typically approach issues that are commonly put to a shareholder vote. The Guidelines are reviewed annually and updated as necessary to reflect changes in market practices, developments in corporate governance and feedback from companies and clients. In this way, BAIS aims to maintain policies that explain our approach to governance practices most aligned with clients’ long-term financial interests.

In certain markets, proxy voting involves logistical issues which can affect BAIS’ ability to vote such proxies, as well as the desirability of voting such proxies. These issues include, but are not limited to: i) untimely notice of shareholder meetings; ii) restrictions on a foreigner’s ability to exercise votes; iii) requirements to vote proxies in person; iv) “share-blocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings from the point at which votes are submitted until after the after the shareholder meeting has occurred); v) potential difficulties in translating the proxy; vi) regulatory constraints; and vii) requirements to provide local agents with powers of attorney to facilitate voting instructions. We are not supportive of impediments to the exercise of voting rights such as share-blocking or overly burdensome administrative requirements.

BlackRock votes proxies in these situations on a “best-efforts” basis. In addition, BAIS may determine that it is generally in the interests of BlackRock’s clients not to vote proxies (or not to vote our full allocation) if the costs (including but not limited to opportunity costs associated with share-blocking constraints) associated with exercising a vote are expected to outweigh the benefit the client would derive by voting on the proposal.

Voting Choice

BlackRock offers Voting Choice, a program that provides eligible clients with more opportunities to participate in the proxy voting process where legally and operationally viable.

Voting Choice is currently available for eligible clients invested in certain institutional pooled funds in the U.S., UK, and Canada that use systematic active equity (SAE) and multi-asset strategies. In addition, institutional clients in separately managed accounts (SMAs) are eligible for BlackRock Voting Choice regardless of their investment strategies.13

As a result, the shares attributed to BlackRock in company share registers may be voted differently depending on whether our clients have authorized BAIS to vote on their behalf, have authorized BlackRock to vote in accordance with a third-party policy, or have elected to vote shares in accordance with their own policy. Our clients have greater control over proxy voting because of Voting Choice.14

Use and oversight of third-party vote services providers

Third-party vote services providers – or proxy research firms - provide research and recommendations on proxy votes, as well as voting infrastructure. BlackRock contracts primarily with the vote services provider ISS and leverages its online platform to supply research and support voting, record keeping, and reporting processes. We also use Glass Lewis’ research and analysis as an input into our voting process. It is important to note that, although proxy research firms provide important data and analysis, BAIS does not rely solely on their information or follow their voting recommendations. A company’s disclosures, our engagements and voting, investment colleagues’ insights and our Guidelines are important inputs into our voting decisions on behalf of clients.

Given the large universe of actively held companies, BAIS employs the proxy services provider to streamline the voting process by making voting recommendations based on BAIS’ Guidelines when the items on a shareholder meeting agenda are routine. Agenda items that are not routine are referred back to

[13]

With Voting Choice, SMAs have the ability to select from a set of voting policies from third-party proxy advisers the policy that best aligns with their views and preferences. BlackRock can then use its proxy voting infrastructure to cast votes based on the client’s selected voting policy.

[14]	BlackRock does not disclose client information, including a client’s selection of proxy policy, without client consent.

BAIS to assess, escalate as necessary to the relevant portfolio managers and vote. BAIS reviews and can override the recommendations of the vote services provider at any time prior to the vote deadline. Both BAIS and the vote services provider actively monitor securities filings, research reports, company announcements, and direct communications from companies to ensure awareness of supplemental disclosures and proxy materials that may require a modification of votes.

BAIS closely monitors the third-party vote services providers we contract with to ensure that they are meeting our service level expectations and have effective policies and procedures in place to manage potential conflicts of interest. Our oversight of service providers includes regular meetings with client service teams, systematic monitoring of vendor operations, as well as annual due diligence meetings in accordance with BlackRock’s firmwide policies.

Conflicts management policies and procedures

BlackRock maintains policies and procedures that seek to prevent undue influence on BAIS’ proxy voting activity. Such influence might stem from any relationship between the investee company (or any shareholder proponent or dissident shareholder) and BlackRock, BlackRock’s affiliates, a Fund or a Fund’s affiliates, or BlackRock employees. The following are examples of sources of perceived or potential conflicts of interest:

●	BlackRock clients who may be issuers of securities or proponents of shareholder resolutions

●	BlackRock business partners or third parties who may be issuers of securities or proponents of shareholder resolutions

●	BlackRock employees who may sit on the boards of public companies held in Funds managed by BlackRock

●	Significant BlackRock, Inc. investors who may be issuers of securities held in Funds managed by BlackRock

●	Securities of BlackRock, Inc. or BlackRock investment funds held in Funds managed by BlackRock

●	BlackRock, Inc. board members who serve as senior executives or directors of public companies held in Funds managed by BlackRock

BlackRock has taken certain steps to mitigate perceived or potential conflicts including, but not limited to, the following:

●	Adopted these Guidelines which are designed to advance our clients’ long-term financial interests in the companies in which BlackRock invests on their behalf

●

Established a reporting structure that separates BAIS from employees with sales, vendor management, or business partnership roles. In addition, BlackRock seeks to ensure that all engagements with corporate issuers, dissident shareholders or shareholder proponents are managed consistently and without regard to BlackRock’s relationship with such parties. Clients or business partners are not given preferential treatment or differentiated access. BAIS prioritizes engagements based on factors including, but not limited to, our need for additional information to make a more informed voting decision or to better understand a company’s perspectives on financially material risks and opportunities. Within the normal course of business, BAIS may engage directly with BlackRock clients, business partners and/or third parties, and/or with employees with sales, vendor management, or business partnership roles, in discussions regarding our approach to stewardship, general corporate governance matters, client reporting needs, and/or to otherwise ensure that proxy-related client service levels are met

●

Determined to engage, in certain instances, an independent third-party voting service provider to make proxy voting recommendations as a further safeguard to avoid perceived or potential conflicts of interest, to satisfy regulatory requirements, or as may be otherwise required by applicable law. In such circumstances, the independent third-party voting service provider provides BlackRock with recommendations, in accordance with the Guidelines, as to how to vote such proxies. BlackRock uses an independent third-party voting service provider to make proxy voting recommendations for shares of BlackRock, Inc. and companies affiliated with BlackRock, Inc. BlackRock may also use an independent third-party voting service provider to make proxy voting recommendations for certain perceived or potential conflicts of interest, including:

o	public companies that include BlackRock employees on their boards of directors

o	public companies of which a BlackRock, Inc. board member serves as a senior executive or a member of the board of directors

o	public companies that are the subject of certain transactions involving BlackRock Funds

o	public companies that are joint venture partners with BlackRock, and

o	public companies when legal or regulatory requirements compel BlackRock to use an independent third-party voting service provider

In selecting an independent third-party voting service provider, we assess several characteristics, including but not limited to: independence, an ability to analyze proxy issues and make recommendations in the economic interest of our clients in accordance with the Guidelines, reputation for reliability and integrity, and operational capacity to accurately deliver the assigned recommendations in a timely manner. We may engage more than one independent third-party voting service provider, in part to mitigate potential or perceived conflicts of interest at a single voting service provider.

Securities lending

If authorized, BlackRock acts as a securities lending agent on behalf of its clients. Securities lending is a well-regulated practice that contributes to capital market efficiency. It also enables funds to generate additional returns which in turn may allow fund providers to offset fund expenses.

With regard to the relationship between securities lending and proxy voting, BlackRock cannot vote shares on loan and may determine to recall them to allow for voting. This decision is guided by our fiduciary duty as an asset manager to our clients in helping them achieve their investment goals. While this has occurred in a limited number of cases, the decision to recall securities on loan as part of BlackRock’s securities lending program in order to vote is based on an evaluation of various factors that include, but are not limited to, assessing potential securities lending revenue alongside the potential long-term financial value to clients of voting those securities (based on the information available at the time of recall consideration). BAIS works with active portfolio managers, as well as colleagues in the Securities Lending team, to evaluate the costs and benefits to clients of recalling shares on loan.

In almost all instances, BlackRock anticipates that the potential long-term financial value to clients of voting shares would not warrant recalling securities on loan. However, in certain instances, BlackRock may determine, in our independent business judgment as a fiduciary, that the value of voting outweighs the securities lending revenue loss to clients and would therefore recall shares to be voted in those instances.

Periodically, BlackRock reviews our process for determining whether to recall securities on loan in order to vote and may modify it as necessary.

Reporting and vote transparency

BAIS is committed to transparency in the stewardship work we do on behalf of clients. We inform clients about our engagement and voting policies and activities through direct communication and disclosure on our website.

Want to know more?

blackrock.com/stewardship | ContactActiveStewardship@blackrock.com

The document is provided for information purposes only and is subject to change. Reliance upon this information is at the sole discretion of the reader.

Prepared by BlackRock, Inc.

©2025 BlackRock, Inc. All rights reserved. BLACKROCK is a trademark of BlackRock, Inc., or its subsidiaries in the United States and elsewhere. All other trademarks are those of their respective owners.